Exhibit 99.10

EXECUTION VERSION

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

as Depositor,

KEYBANK NATIONAL ASSOCIATION,

as Servicer and Special Servicer,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Certificate Administrator and as Trustee

TRUST AND SERVICING AGREEMENT

Dated as of June 6, 2025

BX Trust 2025-LIFE
Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

TABLE OF CONTENTS

Page

1.	DEFINITIONS	6
1.1.	Definitions	6
1.2.	Interpretation	71
1.3.	Certain Calculations in Respect of the Trust Loan or Whole Loan	72
2.	DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES	74
2.1.	Creation and Declaration of Trust; Conveyance of the Trust Loan	74
2.2.	Acceptance by the Trustee and the Custodian	77
2.3.	Representations and Warranties of the Trustee	80
2.4.	Representations and Warranties of the Certificate Administrator	81
2.5.	Representations and Warranties of the Servicer and the Special Servicer	83
2.6.	[Reserved]	84
2.7.	Representations and Warranties of the Depositor	84
2.8.	[Reserved]	85
2.9.	Representations and Warranties Contained in the Trust Loan Purchase Agreement	85
2.10.	Execution and Delivery of Certificates; Issuance of Uncertificated Lower-Tier Interests	88
2.11.	Miscellaneous REMIC Provisions	88
3.	ADMINISTRATION AND SERVICING OF THE MORTGAGE Loan	89
3.1.	Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer	89
3.2.	Sub-Servicing Agreements	91
3.3.	Cash Collateral Accounts	93
3.4.	Collection Account, Companion Loan Distribution Account and Interest Reserve Account	93
3.5.	Distribution Account	100
3.6.	Foreclosed Property Account	101
3.7.	Appraisal Reductions	102
3.8.	Investment of Funds in the Collection Account and Any Foreclosed Property Account	106
3.9.	Payment of Taxes, Assessments, etc	107
3.10.	Appointment of Special Servicer	108
3.11.	Maintenance of Insurance and Errors and Omissions and Fidelity Coverage	114
3.12.	Procedures with Respect to Defaulted Whole Loan; Realization upon the Properties	116
3.13.	Custodian and Trustee to Cooperate; Release of Items in Mortgage File	119
3.14.	Title and Management of Foreclosed Property	120
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3.15.	Sale of Foreclosed Property	122
3.16.	Sale of the Whole Loan	124
3.17.	Servicing Compensation	128
3.18.	Reports to the Certificate Administrator; Account Statements	133
3.19.	Annual Statement as to Compliance	135
3.20.	Annual Independent Public Accountants’ Servicing Report	137
3.21.	Access to Certain Documentation Regarding the Whole Loan and Other Information.	137
3.22.	Inspections	138
3.23.	Advances	139
3.24.	Modifications of Whole Loan Documents.	143
3.25.	Conflicts of Interests; Mandatory Resignation of Servicer and Special Servicer.	146
3.26.	[Reserved]	146
3.27.	[Reserved]	146
3.28.	Rating Agency Confirmation	146
3.29.	Miscellaneous Provisions	148
3.30.	Additional Matters with Respect to the Whole Loan	149
3.31.	Companion Loan Intercreditor Matters	151
3.32.	Liquidation Proceeds Holdback Account	152
4.	DISTRIBUTIONS AND STATEMENTS TO CERTIFICATEHOLDERS and RR Interest Owner	155
4.1.	Distributions	155
4.2.	Withholding Tax	160
4.3.	Allocation and Distribution of Yield Maintenance Default Premiums	160
4.4.	Statements to Certificateholders and the RR Interest Owner.	160
4.5.	Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum	164
5.	THE CERTIFICATES	167
5.1.	The Certificates	167
5.2.	Form and Registration	169
5.3.	Registration of Transfer and Exchange of Certificates	171
5.4.	Mutilated, Destroyed, Lost or Stolen Certificates.	180
5.5.	Persons Deemed Owners	180
5.6.	Access to List of Certificateholders’ Names and Addresses; Special Notices	180
5.7.	Maintenance of Office or Agency	181
6.	THE DEPOSITOR, THE SERVICER and THE SPECIAL SERVICER	182
6.1.	Respective Liabilities of the Depositor, the Servicer and the Special Servicer	182
6.2.	Merger or Consolidation of the Servicer or the Special Servicer	182
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6.3.	Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others	182
6.4.	Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer	183
6.5.	Ethical Wall	185
6.6.	Indemnification by the Servicer, the Special Servicer and the Depositor	186
7.	SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE	187
7.1.	Servicer Termination Events; Special Servicer Termination Events	187
7.2.	Trustee to Act; Appointment of Successor	194
7.3.	[Reserved]	196
7.4.	Other Remedies of Trustee	196
7.5.	Waiver of Past Servicer Termination Events and Special Servicer Termination Events	197
7.6.	Trustee as Maker of Advances	197
8.	THE TRUSTEE AND THE CERTIFICATE aDMINISTRATOR	198
8.1.	Duties of the Trustee and the Certificate Administrator	198
8.2.	Certain Matters Affecting the Trustee and the Certificate Administrator	200
8.3.	Neither the Trustee nor the Certificate Administrator is Liable for Certificates, the RR Interest or the Whole Loan.	203
8.4.	Trustee and Certificate Administrator May Own Certificates	205
8.5.	Trustee’s and Certificate Administrator’s Fees and Expenses	205
8.6.	Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance	206
8.7.	Resignation and Removal of the Trustee or the Certificate Administrator	209
8.8.	Successor Trustee or Successor Certificate Administrator	212
8.9.	Merger or Consolidation of the Trustee or the Certificate Administrator	212
8.10.	Appointment of Co-Trustee or Separate Trustee	213
8.11.	Appointment of Authenticating Agent and Custodian	214
8.12.	Indemnification by the Trustee and the Certificate Administrator	215
8.13.	Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information	216
8.14.	Access to Certain Information	216
9.	Certain Matters Relating to the Directing Certificateholder	229
9.1.	Selection and Removal of the Directing Certificateholder	229
9.2.	Limitation on Liability of Directing Certificateholder; Acknowledgements of the Certificateholders	231
9.3.	Rights and Powers of the Directing Certificateholder	231
9.4.	Directing Certificateholder Contact with Servicer and Special Servicer	235
9.5.	The Risk Retention Consultation Parties	235
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10.	TERMINATION	237
10.1.	Termination	237
10.2.	Additional Termination Requirements	238
10.3.	Trusts Irrevocable	239
11.	MISCELLANEOUS PROVISIONS	239
11.1.	Amendment	239
11.2.	Recordation of Agreement; Counterparts	243
11.3.	Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction	244
11.4.	Notices	245
11.5.	Notices to each Rating Agency	251
11.6.	Severability of Provisions	252
11.7.	Limitation on Rights of Certificateholders and the RR Interest Owners	252
11.8.	Certificates Nonassessable and Fully Paid	253
11.9.	Reproduction of Documents	253
11.10.	No Partnership	254
11.11.	Actions of Certificateholders and the RR Interest Owners	254
11.12.	Successors and Assigns	254
11.13.	Acceptance by Authenticating Agent, Certificate Registrar	255
11.14.	Streit Act	255
11.15.	Assumption by Trust of Duties and Obligations of the Trust Loan Sellers Under the Whole Loan Documents	255
11.16.	Grant of a Security Interest	255
11.17.	Cooperation with the Trust Loan Sellers with Respect to Rights Under the Mortgage Loan Agreement	256
12.	REMIC ADMINISTRATION	256
12.1.	REMIC Administration	256
12.2.	Foreclosed Property	259
12.3.	Prohibited Transactions and Activities	261
12.4.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status	262
13.	EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE	263
13.1.	Intent of the Parties; Reasonableness	263
13.2.	Succession; Sub-Servicers; Subcontractors	263
13.3.	Other Securitization Trust’s Filing Obligations	265
13.4.	Form 10-D Disclosure	265
13.5.	Form 10-K Disclosure	266
13.6.	Form 8-K Disclosure	266
13.7.	Annual Compliance Statements	267
13.8.	Annual Reports on Assessment of Compliance with Servicing Criteria	268
13.9.	Annual Independent Public Accountants’ Servicing Report	269
13.10.	Significant Obligor	270
13.11.	Sarbanes-Oxley Backup Certification	271
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13.12.	Indemnification	272
13.13.	Amendments	273
13.14.	Termination of the Certificate Administrator	273
13.15.	Termination of Sub-Servicing Agreements	273
13.16.	Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan	273
14.	CURRENT REPORTS	275
14.1.	Current Reports	275
14.2.	No Submission to European Jurisdiction	277

EXHIBITS

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class B Certificates
Exhibit A-3	Form of Class C Certificates
Exhibit A-4	Form of Class D Certificates
Exhibit A-5	Form of Class RR Certificates
Exhibit A-6	Form of Class R Certificates
Exhibit B	Form of Request for Release
Exhibit C	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit D	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit E	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit F	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit H	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit J-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as Amended
Exhibit J-2	Form of Transferor Letter
Exhibit J-3	Form of ERISA Representation Letter
Exhibit J-4	Form of Transferee Certificate for Transfers of the Class RR Certificates
Exhibit J-5	Form of Transferor Certificate for Transfers of the Class RR Certificates
Exhibit J-6	Form of Request of Retaining Sponsor Consent for Release of the Class RR Certificates
Exhibit J-7	Form of Transferee Certificate for Transfers of RR Interest
Exhibit J-8	Form of Transferor Certificate for Transfers of RR Interest
Exhibit K-1	Form of Investor/Interest Owner Certification for Non-Borrower Affiliates and/or a Risk Retention Consultation Party
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Exhibit K-2	Form of Investor/Interest Owner Certification for Borrower Affiliates
Exhibit L	Applicable Servicing Criteria
Exhibit M	Form of NRSRO Certification
Exhibit N-1	[Reserved]
Exhibit N-2	[Reserved]
Exhibit O	Form of Online Market Data Provider Certificate
Exhibit P	Form of Investment Representation Letter
Exhibit Q	CREFC® Payment Information
Exhibit R	Additional Form 10-D Disclosure
Exhibit S	Additional Form 10-K Disclosure
Exhibit T	Form 8-K Disclosure Information
Exhibit U	Additional Disclosure Notification
Exhibit V	Initial Sub-Servicers
Exhibit W	Form of Annual Compliance Statement
Exhibit X	Form of Report on Assessment of Compliance with Servicing Criteria
Exhibit Y-1	Form of Certification to be Provided to Depositor by Servicer
Exhibit Y-2	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit Y-3	Form of Certification to be Provided to Depositor by Certificate Administrator
Exhibit Y-4	Form of Certification to be Provided to Depositor by Trustee
Exhibit Y-5	Form of Certification of a Risk Retention Consultation Party
Exhibit Z	Form of Notice of Mezzanine Equity Collateral Foreclosure
Exhibit AA	Form of Certificate Administrator Receipt of Class RR Certificates
Exhibit BB-1	Form of Current Report
Exhibit BB-2	Current Report Disclosure Information
Exhibit BB-3	Current Report Disclosure Notification

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THIS TRUST AND SERVICING AGREEMENT (“Agreement”) is dated as of June 6, 2025 among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

INTRODUCTORY STATEMENT

Terms not defined in this Introductory Statement shall have the meanings specified in Article 1 hereof.

Reference is made to that certain fixed rate loan (the “Whole Loan”) that was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Citi Real Estate Funding Inc. (“CREFI”), Goldman Sachs Bank USA (“GS Bank”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC” and, together with JPMCB, CREFI, GS Bank and DBNY in such capacity, the “Originators”) pursuant to that certain Loan Agreement, dated as of the Cut-off Date (the “Mortgage Loan Agreement”), among the borrower entities set forth therein (collectively, the “Borrowers”) and the Originators. As of the Closing Date, the aggregate outstanding principal balance of the Whole Loan is $1,325,000,000. The Whole Loan is evidenced by thirty (30) promissory notes (as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Notes”) divided into four (4) tranches (each, a “Note Tranche”) listed below.

Note Tranche(1)(2)	Note(2)	Trust Note / Companion Note	Trust Loan Seller / Companion Loan Holder	Original Principal Balance	Note Rate(3)
A	Note A1-S	Trust Note	JPMCB	$87,400,000	5.89283000%
	Note A2-S	Trust Note	CREFI	$87,400,000	5.89283000%
	Note A3-S	Trust Note	DBNY	$87,400,000	5.89283000%
	Note A4-S	Trust Note	GSMC	$87,400,000	5.89283000%
	Note A5-S	Trust Note	SGFC	$87,400,000	5.89283000%
	Note A1-C1	Non-Trust Note	JPMCB	$41,000,000	5.89283000%
	Note A1-C2	Non-Trust Note	JPMCB	$41,000,000	5.89283000%
	Note A2-C1	Non-Trust Note	CREFI	$41,000,000	5.89283000%
	Note A2-C2	Non-Trust Note	CREFI	$41,000,000	5.89283000%
	Note A3-C1	Non-Trust Note	DBNY	$41,000,000	5.89283000%
	Note A3-C2	Non-Trust Note	DBNY	$41,000,000	5.89283000%
	Note A4-C1	Non-Trust Note	GS Bank	$41,000,000	5.89283000%
	Note A4-C2	Non-Trust Note	GS Bank	$41,000,000	5.89283000%
	Note A5-C1	Non-Trust Note	SGFC	$41,000,000	5.89283000%
	Note A5-C2	Non-Trust Note	SGFC	$41,000,000	5.89283000%
B	Note B-1	Trust Note	JPMCB	$38,280,000	6.34313000%
	Note B-2	Trust Note	CREFI	$38,280,000	6.34313000%
	Note B-3	Trust Note	DBNY	$38,280,000	6.34313000%
	Note B-4	Trust Note	GSMC	$38,280,000	6.34313000%
	Note B-5	Trust Note	SGFC	$38,280,000	6.34313000%
C	Note C-1	Trust Note	JPMCB	$38,460,000	6.96993000%
	Note C-2	Trust Note	CREFI	$38,460,000	6.96993000%
	Note C-3	Trust Note	DBNY	$38,460,000	6.96993000%
	Note C-4	Trust Note	GSMC	$38,460,000	6.96993000%
	Note C-5	Trust Note	SGFC	$38,460,000	6.96993000%

D	Note D-1	Trust Note	JPMCB	$18,860,000	7.93133000%
	Note D-2	Trust Note	CREFI	$18,860,000	7.93133000%
	Note D-3	Trust Note	DBNY	$18,860,000	7.93133000%
	Note D-4	Trust Note	GSMC	$18,860,000	7.93133000%
	Note D-5	Trust Note	SGFC	$18,860,000	7.93133000%
Total/Wtd. Avg.				$1,325,000,000	6.259278528301890%

(1)	Each Note Tranche includes the Notes with the same alphabetical designation as such Note Tranche.
(2)	Each Note is pari passu in right of payment with the other Notes of the same Note Tranche and subordinate in right of payment to the Notes of any Note Tranche with an earlier alphabetical designation.
(3)	The assumed initial per annum Whole Loan Rate is approximately 6.259278528301890% or as otherwise determined on the Closing Date.

Each Note with an “A-” designation in the chart above is individually referred to herein as a “Senior Note” or an “A Note” and are collectively referred to as the “Senior Notes” or the “A Notes”.

Each Note with an “A-” designation and the designation “Trust Note” in the chart above is individually referred to herein as a “Senior Trust Note” and are collectively referred to as the “Senior Trust Notes.”

Each Note with an “B-” designation in the chart above is individually referred to herein as a “B Note” and are collectively referred to as the “B Notes”.

Each Note with an “C-” designation in the chart above is individually referred to herein as a “C Note” and are collectively referred to as the “C Notes”.

Each Note with an “D-” designation in the chart above is individually referred to herein as a “D Note” and are collectively referred to as the “D Notes” and the D Notes, together with the Senior Trust Notes, the B Notes and the C Notes are collectively referred to as the “Trust Notes.”

Each Note with the designation “Non-Trust Note” in the chart above is individually referred to herein as a “Non-Trust Note” and are collectively referred to as the “Non-Trust Notes.”

Each Note will have the “Note Rate” set forth in the table above.

The portion of the Whole Loan evidenced by the Trust Notes, referred to herein as the “Trust Loan,” has an aggregate principal balance as of the Cut-off Date of $915,000,000. The portion of the Whole Loan evidenced by Non-Trust Notes, collectively referred to as the “Companion Loan”, has an aggregate principal balance as of the Cut-off Date of $410,000,000. The Trust Notes and the Non-Trust Notes are collectively referred to herein as the “Notes” and, each, as a “Note.”

The Trust Loan was sold and assigned by JPMCB, CREFI, SGFC, DBNY and Goldman Sachs Mortgage Company (“GSMC” and, together with JPMCB, CREFI, SGFC and DBNY, in such capacity, the “Trust Loan Sellers”), who acquired its percentage interest in the Trust Loan from GS Bank, to the Depositor, pursuant to a trust loan purchase and sale agreement, dated as of June 6, 2025 (the “Trust Loan Purchase Agreement”), among the Depositor and the Trust Loan Sellers. The Companion Loan is not part of the Trust Fund. The relative rights of the respective lenders in respect of the Whole Loan are set forth in a co-lender agreement dated as of June 6, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Co-Lender Agreement”), among the holder of the Trust Notes and the holders of the Non-Trust Notes. From and after the Closing Date, the entire Whole Loan is to be serviced and administered in accordance with this Agreement.

The corresponding Trust Notes within each Note Tranche will correspond to the Class of Certificates with the same alphabetical designation.

As provided for herein, the Certificate Administrator shall elect or shall cause elections to be made to treat designated portions of the Trust Fund for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” and, each, a “Trust REMIC”). Each Class of Regular Certificates and the RR Interest will represent a single class of “regular interests” in the Upper-Tier REMIC, as further described herein. Each Class of Uncertificated Lower-Tier Interests will represent a single class of “regular interests” in the Lower-Tier REMIC as further described herein. The Class R Certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

In exchange for the Trust Loan and the Uncertificated Lower-Tier Interests, the Trust will issue to the Depositor the Class A, Class B, Class C, Class D and Class R Certificates (collectively, the “Non-RRI Certificates”) and the Class RR Certificates (together with the Non-RRI Certificates, the “Certificates”) and create an uncertificated RR Interest, which Certificates and the RR Interest together will evidence the entire ownership interest in the Trust. Each of the Class A, Class B, Class C and Class D Certificates shall represent undivided beneficial ownership interests in a portion of the principal and a portion of the interest payments on the Notes in each Note Tranche that has the same alphabetical designation. The Trust Fund consists principally of the Trust Loan, the Whole Loan Documents (exclusive of the rights of the Companion Loan Holders thereunder) and all payments under, and proceeds of, the Trust Loan from and after the Cut-off Date.

The Depositor intends to sell the Certificates (other than the Class RR Certificates) to the Initial Purchasers, and the Depositor intends to convey the Class RR Certificates to CREFI and DBNY, in each case, in an offering exempt from the registration requirements of the federal securities laws. The Depositor intends to convey the RR Interest to the RR Interest Owners.

The Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

UPPER-TIER REMIC

As further described in Section 2.11, the Class A, Class B, Class C, Class D and Class RR Certificates and the uncertificated RR Interest will evidence “regular interests” in the

Upper-Tier REMIC created hereunder. The Class UT-R Interest will constitute the sole Class of “residual interests” in the Upper-Tier REMIC created hereunder, and will be evidenced by the Class R Certificates.

The following table sets forth the class designation, the Pass-Through Rate or RR Interest Rate, as applicable, and the aggregate initial Certificate Balance (the “Original Certificate Balance”) or the initial principal balance of the RR Interest (the “Original RR Interest Balance”), as applicable, and the Notes (if any) relating to such Class of Certificates (the “Related Trust Notes”) for each Class of Regular Certificates, the RR Interest and the Class UT-R Interest, as applicable, comprising the interests in the Upper-Tier REMIC created hereunder:

Class or Interest Designation	Pass-Through Rate / RR Interest (per annum)	Original Certificate Balance or Original RR Interest Balance	Related Trust Notes(s)
Class A	5.88360%(1)	$415,150,000	Senior Trust Notes
Class B	6.33390%(1)	$181,830,000	B Notes
Class C	6.96070%(1)	$182,685,000	C Notes
Class D	7.92210%(1)	$89,585,000	D Notes
Class RR	(2)	$18,300,000	N/A
RR Interest	(2)	$27,450,000	N/A
Class UT-R	None(3)	None(3)	N/A

(1)	The Pass-Through Rate for each of the Sequential Pay Certificates shall be a per annum rate equal to the Net Trust Note Rate for the Related Trust Notes.
(2)	The RR Interest Rate for each of the Class RR Certificates and the RR Interest shall be an effective rate of interest equal to the weighted average of the Net Trust Note Rates.
(3)	The Class UT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Default Premiums. Any Aggregate Available Funds remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, the RR Interest and the Class LT-R Interest, will be distributed to the Holders of the Class R Certificates in respect of the Class UT-R Interest.

LOWER-TIER REMIC

As further described in Section 2.11, the Class LA, Class LB, Class LC, Class LD, Class LRR and LRR Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder. The Class LT-R Interest will constitute the sole Class of “residual interests” in the Lower-Tier REMIC created hereunder and will be evidenced by the Class R Certificates. The following table sets forth the class designation, the Pass-Through Rate or RR Interest Rate, as applicable, and the initial Lower-Tier Principal Amounts, Pass-Through Rates and RR Interest Rates, as applicable, for the Uncertificated Lower-Tier Interests and the Class LT-R Interest comprising the interests in the Lower-Tier REMIC created hereunder:

Class Designation	Pass-Through Rate/RR Interest Rate	Original Lower-Tier Principal Amount
Class LA	(1)	$415,150,000
Class LB	(1)	$181,830,000
Class LC	(1)	$182,685,000
Class LD	(1)	$89,585,000
Class LRR	(1)	$18,300,000
LRR	(1)	$27,450,000(2)
Class LT-R	None(3)	None(3)

(1)	For any Distribution Date, the Pass-Through Rate for each Class of Uncertificated Lower-Tier Interests (other than the Class LRR and LRR Uncertificated Interest) shall be the Net Trust Note Rate of the Related Trust Notes for such Distribution Date, or in the case of the Class LRR or LRR Uncertificated Interest, the RR Interest Rate, as described below.
(2)	The LRR Uncertificated Interest will have an initial principal balance equal to the RR Interest Balance.
(3)	The Class LT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Default Premium. Any Aggregate Available Funds constituting assets remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates in respect of the Class LT-R Interest (but only to the extent of the Aggregate Available Funds for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

The foregoing REMIC structure is intended to cause all of the cash from the Trust Notes to flow through to the Upper-Tier REMIC as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest. To the extent that the structure is believed to diverge from such intention, the parties identifying such ambiguity shall notify the other parties hereto and the parties involved will resolve such ambiguities to accomplish the intended result and will to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder or RR Interest Owner approval (but with guidance of counsel) to accomplish such intention, including, to the extent necessary, making any amendments in accordance with Section 11.1 of this Agreement.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders, the RR Interest Owners and the Trustee as Holder of the Uncertificated Lower-Tier Interests. The Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

W I T N E S S E T H T H A T:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                  DEFINITIONS

1.1.            Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings and such meanings shall be equally applicable to the singular and plural forms of such terms, as the context may require.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider that will initially be located within the Certificate Administrator’s Website (www.ctslink.com), under the ‘NRSRO’ tab on the page relating to this transaction. Such website shall provide means of navigation for the Depositor and each NRSRO (including each Rating Agency) to the portion of the Certificate Administrator’s Website available to Privileged Persons.

“A Notes”: As defined in the Introductory Statement to this Agreement.

“Acceptable Insurance Default”: Any default under the Whole Loan Documents arising by reason of (a) any failure on the part of the related Borrower to maintain with respect to the related Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (b) any failure on the part of the related Borrower to maintain with respect to the related Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Special Servicer may forbear taking any enforcement action and as to which default the Special Servicer has determined, in its reasonable judgment in accordance with Accepted Servicing Practices, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the applicable Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Each of the Servicer (at its own expense) and the Special Servicer (at the expense of the Trust, as a Trust Fund Expense) shall be entitled to rely on insurance consultants in making the determinations described in this definition.

“Accepted Servicing Practices”: As defined in Section 3.1.

“Acquisition Date”: The date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust Fund is deemed to have acquired one or more of the Properties.

“Additional Administrative Agent Decision”: As defined in the Mortgage Loan Agreement.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Activity”: Solely as used with respect to Section 8.14(f), any review, analysis, comfort, verification, manipulation, reorganization, restructuring, recompilation, recomposition, revision or modification of any information or data.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10 K Disclosure or Form 8 K Disclosure Information which is attached to this Agreement as Exhibit U.

“Additional Compensation”: Default Interest and late payment fees (after all payments pursuant to Section 3.4(c)(v) and 3.4(c)(vi)), Assumption Fees, Assumption Application Fees, substitution fees, release fees, Modification Fees, consent fees, defeasance fees, loan service transaction fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, other loan processing fees, review fees and similar fees and expenses to which the Servicer and the Special Servicer, as applicable, is entitled (to the extent permitted by (or not otherwise prohibited by) and specifically allocated to such amounts or actually paid by the Borrowers in accordance with the terms of the Whole Loan Documents or pursuant to this Agreement) and any income earned (net of losses (subject to Section 3.8(b))) on the investment of funds deposited in the Collection Account, any Foreclosed Property Account and any Reserve Account pursuant to Section 3.8 of this Agreement.

“Additional Form 10-D Disclosure” The information described in the Form 10-D items set forth under the “Item on Form 10-D” column on Exhibit R hereto.

“Additional Form 10 K Disclosure” The information described in the Form 10 K items set forth under the “Item on Form 10 K” column on Exhibit S hereto.

“Additional Data Request”: As defined in Section 8.14(f) of this Agreement.

“Additional Servicer”: Each Affiliate of the Servicer or the Special Servicer that Services the Whole Loan and each Person who is not an Affiliate of the Servicer, other than the Special Servicer or the Certificate Administrator, who Services the Whole Loan as of any date of determination.

“Administrative Advances”: As defined in Section 3.23(b).

“Administrative Agent”: As defined in the Mortgage Loan Agreement. At any time that the Lender’s approval is required under the Mortgage Loan Agreement for an Administrative Decision, the Administrative Agent shall be (i) for so long as the Whole Loan is not a Specially Serviced Whole Loan and the Administrative Decision does not constitute a Major Decision, the Servicer, (ii) for so long as the Whole Loan is not a Specially Serviced Whole Loan and the Administrative Decision constitutes a Major Decision, the Special Servicer, and (iii) for so long as the Whole Loan is a Specially Serviced Whole Loan, the Special Servicer.

“Administrative Agent Decisions”: As defined in the Mortgage Loan Agreement.

“Administrative Decision”: Collectively, any Administrative Agent Decision, Additional Administrative Agent Decision or Unanimous Decision.

“Administrative Fee Rate”: The sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (including the portion that is the Trustee Fee), the EU Reporting Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Advance”: Any Administrative Advance, Monthly Payment Advance or any Property Protection Advance.

“Advance Rate”: As defined in Section 3.23(d).

“Adverse REMIC Event”: As defined in Section 12.1(j).

“Affiliate”: With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and/or the Certificate Administrator may obtain and rely upon an Officer’s Certificate of the Servicer, the Special Servicer, the Trustee (in the case of the Certificate Administrator), the Certificate Administrator (in the case of the Trustee), a Borrower, a mezzanine borrower or the Depositor, as applicable, to determine whether any Person is an Affiliate of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, a Borrower, a mezzanine borrower or the Depositor.

“Aggregate Available Funds”: On each Distribution Date, an amount equal to (i) all amounts (other than Yield Maintenance Default Premiums) received in respect of the Whole Loan during the related Collection Period or advanced in respect of interest with respect to such Distribution Date (including, without limitation, the Whole Loan Purchase Price, the Repurchase Price, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received by the Trust), plus (ii) if such Distribution Date is the Distribution Date occurring in March of each year (or February, if such Distribution Date is the final Distribution Date), Withheld Amounts to be withdrawn from the Interest Reserve Account for such Distribution Date, minus (iii) an amount equal to the applicable Withheld Amount in the case of the February Distribution Date and any January Distribution Date occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), minus (iv) Trust Fund Expenses and portion of amounts received in respect of the Whole Loan that are required to be distributed to the Companion Loan Holders pursuant to the terms of the Co-Lender Agreement and any other Available Funds Reduction Amount for such Distribution Date.

“Aggregate Available Funds Reduction Amount”: As of each Distribution Date, all amounts withdrawn on the related Remittance Date or during the related Collection Period from the Collection Account pursuant to Section 3.4(c).

“Agreement”: This Trust and Servicing Agreement (including all exhibits hereto) and all amendments and supplements hereto.

“Allocated Whole Loan Amount”: With respect to each Property, the amount set forth on Schedule 1.1(a) of the Mortgage Loan Agreement (as may be reduced or reallocated from time to time pursuant to the terms and conditions of the Mortgage Loan Agreement); provided, that in connection with any repurchase of the Trust Loan pursuant to the Trust Loan Purchase Agreement and Section 2.9 hereof, the Allocated Whole Loan Amount shall be based on the original principal balance of the Trust Loan in the same proportion for such Property as set forth on Schedule 1.1(a) of the Mortgage Loan Agreement.

“Annual Budget”: As defined in the Mortgage Loan Agreement.

“Applicable Moody’s Permitted Investment Rating”: In the case of such investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Applicable Servicing Criteria”: With respect to the Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit L. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may refer to a portion of the Applicable Servicing Criteria applicable to the Servicer or the Special Servicer, as the case may be.

“Applicable Banking Law”: As defined in Section 8.2(d).

“Applicable Morningstar DBRS Investment Rating”: (A) In the case of such investments with maturities of 30 days or less, the short-term debt obligations or deposits of which are rated at least “R-1(middle)” or the long-term obligations or deposits of which are rated at least “A”, (B) in the case of such investments with maturities of 90 days or less but greater than 30 days, the short-term debt obligations or deposits of which are rated at least “R-1(middle)” or the long-term obligations or deposits of which are rated at least “AA(low)”, (C) in the case of such investments with maturities of 180 days or less, but greater than 90 days, the short-term debt obligations or deposits of which are rated at least “R-1(high)” or the long-term obligations or deposits of which are rated at least “AA”, and (D) in the case of such investments with maturities of 365 days or less but greater than 180 days, the short-term debt obligations or deposits of which are rated at least “R-1(high)” or the long-term obligations or deposits of which are rated at least “AAA”, in the case of each of clauses (A) through (D), if then rated by Morningstar DBRS and, if not so rated, an equivalent or higher rating by two other NRSROs.

“Appraisal”: With respect to each Property or Foreclosed Property, an appraisal of such Property or Foreclosed Property, conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute and certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; provided that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes. All Appraisals (and updates thereof) obtained pursuant to the terms of this Agreement shall include a valuation using the “income capitalization – discounted cash flow approach” and set forth the discount rate and terminal capitalization rate utilized by the Independent Appraiser. All calculations under this Agreement requiring that a “value” or “appraised value” be used with respect to a Property or Foreclosed Property (as applicable) shall use the most recently determined appraised value set forth in an Appraisal (or update thereof) unless a different valuation is specifically required (such as the appraised value of a Property as of the Cut-off Date). With respect to any Appraisal Reduction Amount calculated for purposes of determining an Appraisal Reduction Event, the appraised value (as determined by an updated Appraisal) of the Properties securing the Whole Loan shall be determined on an “as-is” basis, based upon the current physical condition, use and zoning of the Properties as of the date of the Appraisal.

“Appraisal Reduction Amount”: As of any date of determination, an amount equal to the excess of (i) the outstanding principal balance of the Whole Loan on such date plus the sum of (A) all accrued and unpaid interest on each Note at the applicable Note Rate, (B) all unreimbursed Administrative Advances, Property Protection Advances and interest on all Advances at the Advance Rate in respect of the Whole Loan or the Properties and interest on all Companion Loan Advances, (C) the amount of any Advances and interest on the Advances previously reimbursed from principal collections on the Whole Loan that have not otherwise been recovered from the Borrowers, (D) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid in respect of the Properties (which taxes, insurance premiums and other amounts have not been the subject of an Advance) and (E) to the extent not duplicative of amounts in clauses (B), (C) or (D), all unpaid Trust Fund Expenses then due under this Agreement over (ii) the sum of (A) 90% of the appraised value (as determined by an Appraisal) of the Properties securing the Whole Loan less the amount of any liens (exclusive of Permitted Encumbrances) on the related Properties senior to the lien of the related Whole Loan Documents, plus (B) any escrows or letter of credit held with respect to the Whole Loan, including for taxes, insurance premiums and ground rent, if any. The Trust Loan and the Companion Loan shall be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount in respect of the Whole Loan shall be allocated (i) first to the D Notes, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances, up to the full outstanding principal balance thereof, (ii) second, to the C Notes, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances, up to the full outstanding principal balance thereof, (iii) third, to the B Notes, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances, up to the full outstanding principal balance thereof, and (iv) fourth, to the A Notes, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances, up to the full outstanding principal balance thereof.

“Appraisal Reduction Event”: The earliest of (i) 60 days after an uncured payment delinquency (other than a delinquency in respect of the Balloon Payment) occurs in respect of the Whole Loan, (ii) 90 days after an uncured delinquency occurs in respect of the Balloon Payment for the Whole Loan unless a refinancing or sale is anticipated within 120 days after the Maturity Date of the Whole Loan (as evidenced by a written refinancing commitment or, other similar document or signed purchase and sale agreement in a manner consistent with CMBS market practice and that is satisfactory in form and substance to the Servicer from an acceptable lender or purchaser delivered on or prior to the due date of such Balloon Payment that provides that such refinancing or sale will occur within 120 days after the Maturity Date), in which case 120 days after such uncured delinquency, (iii) 60 days after a reduction in Monthly Payments or a material adverse economic change with respect to the terms of the Whole Loan has become effective, (iv) 60 days after an extension of the Maturity Date of the Whole Loan (except for an extension within the time periods described in clause (ii) above), (v) immediately after a receiver has been appointed in respect of any of the Properties securing the Whole Loan on behalf of the Trust or any other creditor, (vi) immediately after any Borrower declares, or becomes the subject of, bankruptcy, insolvency or similar proceedings, admits in writing the inability to pay its debts as they come due or makes an assignment for the benefit of creditors, or (vii) immediately after a Property securing the Whole Loan becomes a Foreclosed Property. If the Servicer is in receipt of any of the documents listed in clause (ii) above, then the Servicer will be required to promptly deliver a copy of such document to the Special Servicer and the Special Servicer shall forward such document to the Directing Certificateholder. The Special Servicer will be required to notify the Servicer and the Servicer will be required to notify the Special Servicer, as applicable, promptly upon knowledge of the occurrence of any of the foregoing events.

“Appraised-Out Class”: As defined in Section 3.7(e).

“Approved Guarantor”: As defined in the Mortgage Loan Agreement.

“Asset Status Report”: As defined in Section 3.10(i).

“Assignment of Management Agreement”: As defined in the Mortgage Loan Agreement.

“Assignment of Mortgage”: An assignment of the applicable Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Property is located to reflect of record the assignment of the Mortgage to the Trustee on behalf of the Trust Fund; provided, however, that the Trustee, the Certificate Administrator, the Servicer and the Special Servicer shall not be responsible for determining whether any such assignment is legally sufficient or in recordable form.

“Assigment of Parking Management Agreement”: As defined in the Mortgage Loan Agreement.

“Assumed Monthly Payment”: With respect to the Trust Loan for any Distribution Date (including any Distribution Date following a delinquency in the payment of the Balloon Payment or the foreclosure of the Trust Loan or acceptance by the Trust (on behalf of the Certificateholders, the RR Interest Owners and the Companion Loan Holders) of a deed-in-lieu of foreclosure or comparable conversion of the Trust Loan), shall be equal to the scheduled monthly payment of interest that would have been due in respect of the Trust Loan on its Scheduled Maturity Date (excluding the principal portion of the Balloon Payment and Default Interest) and each subsequent Payment Date (or Assumed Monthly Payment Date) if the Trust Loan had been required to continue to accrue interest in accordance with its terms (other than any principal portion of the Balloon Payment and Default Interest), in effect immediately prior to, and without regard to the occurrence of the Maturity Date or after the occurrence of a foreclosure of the Whole Loan or acceptance by the Trust (on behalf of the Certificateholders, the RR Interest Owners and the Companion Loan Holders) of a deed-in-lieu of foreclosure or comparable conversion of the Whole Loan, in respect of the Trust Loan on the last Payment Date (or Assumed Monthly Payment Date) prior to its foreclosure or acceptance of a deed-in-lieu, in each case as such terms may have been modified, and such Maturity Date may have been extended, in connection with a bankruptcy or similar proceeding involving the Borrowers or otherwise or a modification, waiver or amendment granted or agreed to by the Servicer or Special Servicer, as if the Whole Loan had not become due on the Maturity Date or such foreclosure or acceptance of a deed-in-lieu of foreclosure or comparable conversion of the Whole Loan had not occurred.

“Assumed Monthly Payment Date”: With respect to the Trust Loan for any calendar month following a delinquency in the payment of the Balloon Payment or the foreclosure of the Whole Loan or acceptance by the Trustee on behalf of the Trust Fund and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Whole Loan, the date that would have been the Payment Date in such calendar month if the Maturity Date or the foreclosure of the Whole Loan or acceptance by the Trustee on behalf of the Trust Fund and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Whole Loan had not occurred.

“Assumption Application Fees”: With respect to the Whole Loan, any and all assumption application fees actually paid by or on behalf of the Borrowers in accordance with the Whole Loan Documents, with respect to any application submitted to the Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in any Borrower.

“Assumption Fees”: Any and all assumption fees actually paid by or on behalf of the Borrowers in accordance with the Whole Loan Documents, with respect to any assumption or substitution agreement entered into by the Servicer or the Special Servicer or paid by or on behalf of a Borrower with respect to any transfer of an interest in any Borrower.

“Authenticating Agent”: As defined in Section 8.11(a).

“Available Funds Reduction Amount”: As of each Distribution Date, all amounts withdrawn on the related Remittance Date or during the related Collection Period from the Collection Account pursuant to Section 3.4(c).

“B Notes”: As defined in the Introductory Statement to this Agreement. The B Notes have an aggregate original principal amount of $191,400,000.

“Balloon Payment”: The amount of principal of the Whole Loan, the Trust Loan or the Companion Loan, as the case may be, together with all accrued and unpaid interest, due and payable on the Maturity Date or such other date on which the outstanding principal balance of the Whole Loan, the Trust Loan or the Companion Loan becomes due and payable, whether by declaration of acceleration, or otherwise.

“BBVA”: BBVA Securities Inc., a Delaware corporation, and its successors-in-interest.

“Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and the Servicer, as applicable, shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide an Investor/Interest Owner Certification.

“Borrower Affiliate”: Any of the Borrowers, the Borrower Sponsor Parties, any borrower of any related mezzanine loan (if applicable), any Restricted Holder, any Guarantor (or any replacement guarantor), the guarantors that provided a guaranty in connection with any related mezzanine loan (if applicable), the Manager, the general partner or managing member of any of the foregoing or any of their respective Control Affiliates or agents.

“Borrower Appraisal”: Any appraisal of a Property that the Borrowers delivered to the Servicer in connection with re-allocating the Allocated Whole Loan Amount in accordance with the terms of the Mortgage Loan Agreement.

“Borrower Sponsor Parties”: The “Sponsor” as defined in the Mortgage Loan Agreement.

“Borrowers”: As defined in the Introductory Statement.

“Business Day”: Any day other than a Saturday, Sunday or any other day on which (a) national banks in Kansas, New York, California, North Carolina, Pennsylvania or Ohio, (b) the place of business of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the financial institution that maintains the Collection Account or the Foreclosed Property Account for or on behalf of the Servicer or Special Servicer, or (c) the New York Stock Exchange or the Federal Reserve Bank of New York, in each case, are not open for business.

“C Notes”: As defined in the Introductory Statement to this Agreement. The C Notes have an aggregate original principal amount of $192,300,000.

“Cash Collateral Account”: The “Lockbox Account”, “Concentration Account” and “Cash Management Account”, each as defined in the Mortgage Loan Agreement, and any other account required to be established by the Borrowers under the Mortgage Loan Agreement that constitutes part of the Collateral.

“Cash Management Agreement”: As defined in the Mortgage Loan Agreement.

“CDO”: As defined in the definition of the term “Qualified RR Interest Owner”.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C. §§ 9601 et seq., as amended.

“Certificate”: Any Class A, Class B, Class C, Class D, Class RR and Class R Certificate. For the avoidance of doubt, the RR Interest is not a Certificate.

“Certificate Administrator”: Computershare Trust Company, National Association, or any successor Certificate Administrator appointed as herein provided. Computershare Trust Company, National Association will perform its obligations through its Corporate Trust Services division (including, as applicable, any agents or affiliates utilized thereby).

“Certificate Administrator Fee”: With respect to the Trust Loan and for any Distribution Date, an amount accrued during the related Whole Loan Interest Accrual Period at the Certificate Administrator Fee Rate on the outstanding principal balance of the Trust Loan as of the close of business on the Distribution Date in such Whole Loan Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the Notes is computed and shall be prorated for partial periods. A portion of the Certificate Administrator Fee, namely the Trustee Fee, shall be payable to the Trustee. For the avoidance of doubt, the Certificate Administrator Fee shall be deemed to be payable from the Lower-Tier REMIC.

“Certificate Administrator Fee Rate”: With respect to the Trust Loan, a rate equal to 0.00630% per annum, calculated on the same interest accrual basis as the Trust Loan. A portion of the Certificate Administrator Fee Rate shall constitute the Trustee fee rate and shall be payable to the Trustee if the Certificate Administrator and Trustee are not the same party.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to each outstanding Class of Sequential Pay Certificates or the Class RR Certificates at any date, an amount equal to the aggregate initial Certificate Balance of such Class as set forth in the Introductory Statement less the sum of (a) all amounts distributed to Certificateholders of such Class on all previous Distribution Dates and treated under this Agreement as allocable to principal and (b) the aggregate amount of Non-RR Interest Realized Losses and RR Interest Realized Losses, as applicable, allocated to such Class of Sequential Pay Certificates or Class RR Certificates, as applicable, on all previous Distribution Dates, if any, pursuant to Section 4.1(g). With respect to any individual Certificate in any Class, the product of (x) the Percentage Interest represented by such Certificate multiplied by (y) the Certificate Balance of such Class.

“Certificate Interest Accrual Period”: With respect to any Distribution Date and with respect to each Class of Regular Certificates (as well as for the RR ABS Interests), the calendar month immediately preceding the month in which such Distribution Date occurs.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.3(a).

“Certificateholder” or “Holder”: With respect to any Certificate (including the Class RR Certificates), the Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of providing, distributing or otherwise making available any reports, statements, communications or other information as required or permitted to be provided, distributed or made available to a Certificateholder under this Agreement, a Certificateholder shall include any Beneficial Owner to the extent that the Person providing, distributing or making available such reports, statements, communications or other information has received from such Beneficial Owner an Investor/Interest Owner Certification that such Person is a Beneficial Owner; except that, solely for the purpose of giving any consent, waiver, request or demand or taking any action (including, without limitation, selecting or appointing a Directing Certificateholder), any Certificate (including the Class RR Certificates) legally or beneficially owned by the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Borrower Affiliate, any Restricted Holder, the Manager or any of their sub-servicers, or any of their respective Affiliates or agents, shall be deemed not to be outstanding and the Voting Rights to which it is entitled and the Certificate Balance of such Certificate shall not be taken into account in determining whether the requisite percentage of Voting Rights and/or of the Certificate Balance of the Certificates or any Class of Certificates necessary to take any such action or effect any such consent, waiver, request or demand has been obtained; provided that the Controlling Class Certificateholder or the Directing Certificateholder shall not lose any appointment, consent or consultation rights of the Controlling Class Certificateholder or Directing Certificateholder under this Agreement solely as a result of being an affiliate of the Special Servicer so long as the Controlling Class Certificateholder or the Directing Certificateholder is not any Borrower Affiliate, a Restricted Holder, the Manager, the Servicer, the Trustee, the Certificate Administrator or any of the subservicers or respective Affiliates or agents of the foregoing. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificate (including the Class RR Certificates) beneficially owned by the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or any of their respective Affiliates shall be deemed to be outstanding; provided that such amendment does not relate to the termination of, increase in compensation of or material reduction in obligations of, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or any of their Affiliates (other than solely in its capacity as a Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding. The Trustee, the Certificate Administrator and the Certificate Registrar may obtain and conclusively rely upon an Officer’s Certificate of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator (in the case of the Trustee), the Trustee (in the case of the Certificate Administrator), a Borrower, a Borrower Affiliate, the Manager, or any sub-servicer to determine whether a Certificate is beneficially owned by an Affiliate of any of them.

“Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer described in Section 7.1(f), the Holders of Sequential Pay Certificates or Class RR Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and the application of any Trust Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates pursuant to the terms of this Agreement) of all Sequential Pay Certificates and Class RR Certificates.

“CGMI”: Citigroup Global Markets Inc., a New York corporation, and its successors-in-interest.

“Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and each Uncertificated Lower-Tier Interest.

“Class A Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A Certificate.

“Class A Pass-Through Rate”: The per annum rate as set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class B Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-2 hereto and designated as a Class B Certificate.

“Class B Pass-Through Rate”: The per annum rate as set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class C Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-3 hereto and designated as a Class C Certificate.

“Class C Pass-Through Rate”: The per annum rate as set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class D Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-4 hereto and designated as a Class D Certificate.

“Class D Pass-Through Rate”: The per annum rate as set forth in the Upper-Tier REMIC section of the Introductory Statement of this Agreement.

“Class LA Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LB Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LC Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LD Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LRR Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LT-R Interest”: The residual interest in the Lower-Tier REMIC. The Class LT-R Interest will be represented by the Class R Certificates.

“Class R Certificate”: A Certificate executed and authenticated by the Certificate Administrator, in substantially the form set forth in Exhibit A-6 hereto and designated as a Class R Certificate. The Class R Certificates do not have a Certificate Balance or a Pass-Through Rate. The Class R Certificates will evidence the Class LT-R and Class UT-R Interests.

“Class RR Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-5 hereto and designated as a Class RR Certificate.

“Class RR Certificates Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be established at the direction of the Retaining Sponsor for the benefit of the Holders of the Class RR Certificates; provided that, for so long as there are multiple Holders of the Class RR Certificates, the Certificate Administrator may establish a separate Class RR Certificates Safekeeping Account for the benefit of each such Holder, and the term “Class RR Certificates Safekeeping Account” shall refer to the applicable account or accounts, as the context requires.

“Class UT-R Interest”: The residual interest in the Upper-Tier REMIC. The Class UT-R Interest will be represented by the Class R Certificates.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”: As defined in Section 5.2(a).

“Closing Date”: June 6, 2025.

“CMBS”: Commercial mortgage backed securities.

“Code”: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form and any proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund.

“Co-Lender Agreement”: As defined in the Introductory Statement.

“Collateral”: The Properties securing the Whole Loan, the Whole Loan Documents assigned with respect to the Whole Loan, the Reserve Accounts (and all sums held, deposited or invested therein and all proceeds thereof) with respect to the Whole Loan and all other collateral that is subject to security interests and liens granted to secure the Whole Loan under the terms of the Whole Loan Documents.

“Collection Account”: As defined in Section 3.4(a).

“Collection Period”: (i) With respect to the first Distribution Date following the Closing Date, the period commencing immediately following the Cut-off Date and ending on and including the Determination Date relating to such Distribution Date, and (ii) with respect to any other Distribution Date, the period commencing on and including the day immediately following the Determination Date relating to the immediately preceding Distribution Date and ending on and including the Determination Date relating to such Distribution Date.

“Commission”: The Securities and Exchange Commission.

“Companion Loan”: As defined in the Introductory Statement.

“Companion Loan Advance”: With respect to a Companion Loan that is part of an Other Securitization Trust, any advance of delinquent scheduled payments with respect to such Companion Loan made by the master servicer or trustee with respect to such Other Securitization Trust.

“Companion Loan Distribution Account”: As defined in Section 3.4(a).

“Companion Loan Holder”: The holder of a Companion Loan.

“Companion Loan Rating Agency”: With respect to a Companion Loan or any portion thereof, any rating agency that was engaged by a participant in the securitization of such Companion Loan or such portion to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Companion Loan as to which any Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought, or as otherwise provided in Section 3.28(b) of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply. With respect to any matter affecting any Companion Loan, so long as such Companion Loan (or any portion thereof) is subject to a securitization transaction, any Rating Agency Confirmation will also refer to confirmation in writing (which may be in electronic format) by the applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of securities backed by such Companion Loan or any portion thereof (if then rated by such rating agency); provided that a written waiver (which may be in electronic format) or other acknowledgment from such rating agency indicating its decision not to review or to decline to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the rating agency with respect to such matter.

“Companion Loan Securities”: Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include a Companion Loan (or a portion thereof).

“Computershare Trust Company”: Computershare Trust Company, National Association, a national banking association, and its successors-in-interest.

“Condemnation Proceeds”: The portion of the Net Proceeds relating to a Condemnation (as defined in the Mortgage Loan Agreement).

“Confidential Information”: With respect to the Servicer or the Special Servicer, as applicable, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties as Servicer or Special Servicer, as applicable, with respect to the Whole Loan, the Borrower Affiliates and the Properties, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as Servicer or Special Servicer, as applicable, (iii) is or becomes generally available to the public other than as a result of a disclosure by the Servicer Servicing Personnel or Special Servicer Servicing Personnel or (iv) is required to be disclosed by a court or administrative order or lawful discovery demand, provided such Person shall use reasonable efforts to obtain confidential treatment thereof. Notwithstanding the foregoing, the Trustee and the Certificate Administrator shall be permitted to comply with their respective obligations hereunder to make information available to the extent that such information was received by it in its capacity as Trustee or Certificate Administrator, as applicable.

“Consultation Termination Event”: The date on which no Class of Control Eligible Certificates has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class, without regard to the application of any Trust Appraisal Reduction Amounts. Upon the occurrence of a Consultation Termination Event, no Class of Certificates shall act as the Controlling Class or shall be entitled to appoint a Directing Certificateholder, and no Class of Certificates (including any previously appointed Directing Certificateholder) shall have any rights under this Agreement to consent, direct or consult with the Servicer or the Special Servicer and any prior Directing Certificateholder shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

“Control Affiliate”: As to any particular Person, any Person, directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with, such Person in question. As used solely in this definition of “Control Affiliate”, “Control” means (a) the ownership, directly or indirectly, in the aggregate of 10% or more of the beneficial ownership interests of an entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (other than possession of voting or control rights granted to a mezzanine lender of any mezzanine loan pursuant to the related mezzanine loan documents, the exercise of which is contingent upon the occurrence and continuance of an event of default (as defined in any mezzanine loan agreement), unless and until so exercised by a mezzanine lender). “Controlled by,” “Controlling” and “under common Control with” have the respective correlative meanings to such terms. The Trustee and/or the Certificate Administrator may obtain and rely upon a certification of the Borrower, a mezzanine borrower, a Borrower Sponsor Party, the Guarantor (or any replacement guarantor) or any Restricted Holder, as applicable, to determine whether any Person is a Control Affiliate.

“Control Eligible Certificates”: The Class C and Class D Certificates; provided that each of the Class C and Class D Certificates will only be “Control Eligible Certificates” for so long as the initial Directing Certificateholder (or an affiliate) is the holder, by Certificate Balance, of the majority of such Class of Certificates. No Class of Certificates other than the Control Eligible Certificates will be eligible to act as the Controlling Class or appoint a Directing Certificateholder.

“Control Event”: With respect to any date of determination, if the Certificate Balance of the most senior Class of Control Eligible Certificates on such date (taking into account the application of any Trust Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) is less than 25% of the initial Certificate Balance of such Class. If a Control Event no longer exists, then the Directing Certificateholder shall regain all the consent and direction rights of the Directing Certificateholder set forth in this Agreement. The Certificate Administrator shall post a “special notice” of the occurrence or cessation of a Control Event or the occurrence of a Consultation Termination Event on the Certificate Administrator’s Internet website upon its actual knowledge that a Control Event, a Consultation Termination Event has occurred or ceased to exist.

“Controlling Class”: With respect to any date of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an outstanding Certificate Balance, as notionally reduced by any Trust Appraisal Reduction Amounts allocated to such Class, equal to at least 25% of the initial Certificate Balance of such Class, or, if no Class of Control Eligible Certificates satisfies the foregoing, the most senior Class of Control Eligible Certificates. No other Class of Certificates will be eligible to act as a Controlling Class or appoint a Directing Certificateholder. If a Consultation Termination Event has occurred, there shall be no Controlling Class and no Directing Certificateholder.

“Controlling Class Certificateholder”: Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar, from time to time, upon request by any party hereto. The Trustee, the Servicer or the Special Servicer may from time to time request that the Certificate Administrator provide a list of the Holders (or Beneficial Owners, if applicable) of the Controlling Class and the Certificate Administrator shall promptly order and provide such list at the expense of the Trust but without charge to such Trustee, Servicer or Special Servicer, as applicable. The Trustee, the Servicer or the Special Servicer shall be entitled to rely on any such list so provided. Notwithstanding the foregoing, for purposes of determining the Directing Certificateholder, exercising any rights of the Controlling Class or the Directing Certificateholder or receiving Asset Status Reports or any other information under this Agreement other than Distribution Date Statements, any holder of any interest in a Controlling Class Certificate who is a Borrower Affiliate, the Manager or an agent or Affiliate of the foregoing will not be deemed to be a Holder of the related Controlling Class and will not be entitled to exercise such rights or receive such information, and any Directing Certificateholder previously appointed or selected by such holder will thereafter not be entitled to exercise any rights of the Directing Certificateholder. If, as a result of the preceding sentence, no Holder of Controlling Class Certificates would be eligible to exercise such rights, there shall be no Directing Certificateholder or Controlling Class.

“Controlling Persons”: As defined in Section 6.3(a).

“Conveyed Property”: As defined in Section 2.1(a).

“Corporate Trust Office”: The principal corporate trust office of the Trustee, the Certificate Administrator or the Custodian, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located (i) to the Certificate Administrator with respect to Certificate transfers and surrenders, at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CTS: Certificate Transfers (CMBS) BX 2025-LIFE; (ii) in the case of custodial services, 1055 10th Ave SE, Minneapolis, Minnesota 55414, Attention: Document Custody Group - BX 2025-LIFE; and (iii) to the Certificate Administrator or the Trustee for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), BX 2025-LIFE; or the principal corporate trust office of any successor trustee or certificate administrator, as applicable, qualified and appointed pursuant to this Agreement.

“Credit Risk Retention Compliance Agreement”: As defined in Section 3.31(a).

“Credit Risk Retention Rules”: The Credit Risk Retention Regulations, 79 Fed. Reg. 77601, pages 77740-77766 (Dec. 24, 2014), jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission, and the Department of Housing and Urban Development (the “Agencies”) (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246) to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934 (as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as such regulations may be amended from time to time by such Agencies, and subject to such clarification and interpretation as have been provided by such Agencies, whether in the adopting release, or as may be provided by any such Agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“CREFC®”: The Commercial Real Estate Finance Council®, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Servicer, the Special Servicer, the Certificate Administrator, and the Trustee.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Bond Level File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Collateral Summary File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Comparative Financial Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Financial File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification Forbearance and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Intellectual Property Royalty License Fee”: A fee, payable on a monthly basis, computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on each Trust Note is computed at the CREFC® Intellectual Property Royalty License Fee Rate (prorated for partial periods).

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to the Trust Loan, a rate equal to 0.000500% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve LOC Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Loan Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Loan Modification Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Loan Periodic Update File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Loan Setup File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year and year-to-date net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC® Operating Statement Analysis Report”: A report prepared in the aggregate for the portfolio of Properties substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Property File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® REO Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Reports”: Collectively refers to the following reports as such may be amended, updated or supplemented from time to time as part of the CREFC® “IRP” (Investor Reporting Package), and any additional reports that become part of the CREFC® IRP from time to time (if agreed to by the parties hereto):

(i)                                     the following seven electronic files: (i) CREFC® Bond Level File, (ii) CREFC® Collateral Summary File, (iii) CREFC® Property File, (iv) CREFC® Loan Periodic Update File, (v) CREFC® Loan Setup File, (vi) CREFC® Financial File, and (vii) CREFC® Special Servicer Loan File; and

(ii)                                  the following nineteen supplemental reports and templates: (i) CREFC® Comparative Financial Status Report, (ii) CREFC® Delinquent Loan Status Report, (iii) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® NOI Adjustment Worksheet, (vi) CREFC® REO Status Report, (vii) CREFC® Servicer Watch

List, (viii) CREFC® Loan Level Reserve/LOC Report, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report, (xi) CREFC® Appraisal Reduction Template, (xii) CREFC® Servicer Realized Loss Template, (xiii) CREFC® Reconciliation of Funds Template, (xiv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (xv) CREFC® Historical Liquidation Loss Template, (xvi) CREFC® Interest Shortfall Reconciliation Template, (xvii) CREFC® Loan Liquidation Report, (xviii) CREFC® REO Liquidation Report and (xix) CREFC® Loan Modification Report, as such reports may be amended, updated or supplemented from time to time.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Special Servicer Loan File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Total Loan Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CREFC® for commercial mortgage-backed securities transactions and is reasonably acceptable to the Servicer.

“CREFC® Website”: CREFC®’s Internet website located at “www.crefc.org” or such other primary Internet website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: As defined in the Introductory Statement.

“Current Interest Distribution Amount”: With respect to any Distribution Date for (x) any Class of Certificates (other than the Class RR Certificates and the Class R Certificates), interest accruing during the related applicable Certificate Interest Accrual Period at the applicable Pass-Through Rate for such Certificate Interest Accrual Period on the outstanding Certificate Balance of such Certificate as of the prior Distribution Date (after giving effect to distributions of principal and allocations of Non-RR Interest Realized Losses on such prior Distribution Date), and (y) any Uncertificated Lower-Tier Interest (other than the LRR Uncertificated Interest), interest accruing during the applicable Certificate Interest Accrual Period at the applicable Pass-Through Rate for such Certificate Interest Accrual Period on the then outstanding Lower-Tier Principal Amount of such Class as of the prior Distribution Date (after giving effect to distributions of principal and allocations of Non-RR Interest Realized Losses on such prior Distribution Date).

“Current Report”: As defined in Section 14.1.

“Current Report Disclosure Information”: As defined in Section 14.1.

“Current Report Disclosure Notification”: As defined in Section 14.1.

“Custodian”: The Certificate Administrator, in its capacity as the Custodian, performing its role through the document custody division of the Certificate Administrator (including, as applicable, any agents or affiliates utilized thereby).

“Cut-off Date”: June 9, 2025.

“D Notes”: As defined in the Introductory Statement to this Agreement. The D Notes have an aggregate original principal amount of $94,300,000.

“DBNY”: Deutsche Bank AG, New York Branch.

“DBSI”: Deutsche Bank Securities Inc., a Delaware corporation, and its successors-in-interest.

“Default Interest”: With respect to any Payment Date and each Note, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, interest accrued on each Note at the excess of the Default Rate over the applicable Note Rate during the related Whole Loan Interest Accrual Period on the outstanding principal balance of such Note and, to the extent permitted by law, all accrued and unpaid interest and other amounts due in respect of such Note, calculated from the date such payment was due without regard to any grace or cure periods.

“Default Rate”: As defined in the Mortgage Loan Agreement.

“Defect”: As defined in the Trust Loan Purchase Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Servicer, the Special Servicer, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Sub-Servicer set forth on Exhibit V), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article 13 of this Agreement that does not conform to the applicable reporting requirements under the Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Definitive Certificate”: Any Certificate in fully registered certificated form without interest coupons.

“Desjardins”: Desjardins Securities Inc., a Quebec corporation, and its successors-in-interest.

“Delivery Date”: As defined in Section 2.1(b).

“Depositor”: J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, and its successors-in-interest.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the ninth (9th) day of the calendar month in which such Distribution Date occurs or, if such ninth (9th) day is not a Business Day, the immediately preceding Business Day.

“Directing Certificateholder”: The Directing Certificateholder shall be the Controlling Class Certificateholder (or its representative) as identified to the Certificate Administrator selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall only retain its non-binding consultation rights to the extent specifically provided for in this Agreement. After the occurrence of a Consultation Termination Event, there shall be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder or the Controlling Class. No Borrower Affiliate may be appointed as or act as a Directing Certificateholder. It is anticipated that the initial Directing Certificateholder will be Brookfield Asset Management Credit and Insurance Solutions Advisor LLC.

“Directing Certificateholder Asset Status Report Approval Process” As defined in Section 3.10(i).

“Directly Operate”: With respect to any Foreclosed Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such Foreclosed Property, the holding of such Foreclosed Property primarily for sale to customers, the use of such Foreclosed Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the Foreclosed Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that a Foreclosed Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such Foreclosed Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to the Whole Loan or any Foreclosed Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, the Manager, any guarantor, any indemnitor or any other Borrower Affiliate in respect of the Whole Loan or any of their Affiliates and any purchaser of the Whole Loan, the Companion Loan or Foreclosed Property) in connection with the disposition, workout or foreclosure of the Whole Loan, the management or disposition of any Foreclosed Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the Special Servicer is entitled pursuant to Section 3.17 of this Agreement; provided, that any compensation and other remuneration that the Servicer or Certificate Administrator is permitted to receive or retain pursuant to this Agreement in connection with its duties in such capacity will not be Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 8.14(c).

“Disqualified Non-U.S. Tax Person”: With respect to a Class R Certificate, any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or other prescribed form or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Administrator an Opinion of Counsel of a nationally recognized tax counsel to the effect that the transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of such Class R Certificate will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3.

“Disqualified Organization”: Either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or the RR

Interest is entitled to any payments. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The account established and maintained by the Certificate Administrator pursuant to Section 3.5(a).

“Distribution Date”: The 4th Business Day after the Determination Date, commencing in July 2025.

“Distribution Date Statement”: As defined in Section 4.4(a).

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) a segregated trust account or accounts maintained with a federal or state-chartered depository institution or trust company that complies with the definition of “Eligible Institution”, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s and “BBB(high)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two (2) other NRSROs), which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, as applicable, or (c) such other account or accounts not listed in clauses (a) or (b) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. If the holding institution for an account ceases to meet the requirements of this definition for an “Eligible Account”, then the party responsible for administering such account hereunder shall move such account to a holding institution meeting such requirements within 30 days.

“Eligible Institution”: (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s and not less than “R-1 (low)” by Morningstar DBRS (if rated by Morningstar DBRS or, if not rated by Morningstar DBRS, an equivalent (or higher) rating such as that listed above by at least two (2) NRSROs), if the deposits are to be held in such account for less than 30 days, or, in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s and at least “A” by Morningstar DBRS (if rated by Morningstar DBRS or, if not rated by Morningstar DBRS, an equivalent (or higher) rating such as that listed above by at least two (2) NRSROs), or (b) an account maintained with any other insured depository institution that is the subject of a Rating Agency Confirmation, from the Rating Agency for which the minimum rating is not met, with respect to any account listed in the clauses above, or from each Rating Agency, with respect to any account other than one listed in the clauses above.

“Environmental Indemnity”: As defined in the Mortgage Loan Agreement.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Plan”: As defined in Section 5.3(m).

“EU Hedging Covenant”: As defined in the EU Risk Retention Agreement.

“EU Reporting Administrator”: Situs Real LLC or such other Person as may at any time be designated as such by the EU Transparency Designee in writing to the other parties to this Agreement (upon which notice each party shall be entitled to conclusively rely).

“EU Reporting Administrator Fee”: With respect to the Trust Loan and for any Distribution Date, an amount per Certificate Interest Accrual Period equal to the product of (i) the EU Reporting Administrator Fee Rate (adjusted to a monthly rate) and (ii) the outstanding principal balance of the Trust Loan as of the Payment Date in the immediately preceding Collection Period (without giving effect to payments of principal on the Trust Loan on such due date). The EU Reporting Administrator Fee shall be payable to DBNY whether or not DBNY constitutes an EU Transparency Designee.

“EU Reporting Administrator Fee Rate”: With respect to the Trust Loan, a per annum rate equal to 0.00223%.

“EU Reporting Indemnified Party”: As defined in Section 8.14(f) of this Agreement.

“EU Retention Covenant”: As defined in the EU Risk Retention Agreement.

“EU Risk Retention Agreement”: The EU Credit Risk Retention Agreement, dated and effective as of the Closing Date, between JPMCB, CREFI, GS Bank, DBNY, SGFC, the Trust, the Depositor, the Trustee and the Certificate Administrator.

“EU Securitization Regulation”: As defined in the EU Risk Retention Agreement.

“EU SR Article 7 Investor Report”: As defined in the EU Risk Retention Agreement.

“EU SR Article 7 Loan Report”: As defined in the EU Risk Retention Agreement.

“EU SR Rules”: The EU Securitization Regulation and certain related regulatory technical standards, implementing technical standards and official guidance.

“EU SR Breach Notice”: As defined in the EU Risk Retention Agreement.

“EU SR Certification of Compliance”: As defined in the EU Risk Retention Agreement.

“EU Transparency Amendment”: Any amendment of this Agreement that would (a) limit the rights of the EU Transparency Designee or the EU Reporting Administrator as a third party beneficiary hereunder; (b) amend the final sentence of the definition of “Privileged Person” or amend any part of such definition that relates to EU competent authorities; (c) limit any requirement to the effect that a notice, report (including a Form 8-K) or other information shall be delivered to CCTEURRCompliance@computershare.com; or (d) amend Section 4.4(a), Section 8.14(b), to the extent that any such provision relates to the “EU Risk Retention” tab of the Certificate Administrator’s website, Section 8.14(e), Section 8.14(f), Section 11.1(a)(x), clause (ii) of the last paragraph of Section 11.1(a), clause (vii) of the first paragraph of Section 11.1(b), the last paragraph of Section 11.1(b), Section 11.1(c) or Section 11.12(vi).

“EU Transparency Designee”: As “Designated Entity” is defined in the EU Risk Retention Agreement.

“EU Transparency Requirements”: As defined in the EU Risk Retention Agreement.

“Euroclear”: As defined in Section 5.2(a).

“Event of Default”: As defined in the Mortgage Loan Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“FHLMC”: The Federal Home Loan Mortgage Corporation and its successors-in-interest.

“Final Asset Status Report”: With respect to the Specially Serviced Whole Loan, the Asset Status Report (together with such other data or supporting information provided by the Special Servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Certificateholder with respect to such Specially Serviced Whole Loan) required to be delivered by the Special Servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process and labeled or otherwise communicated as being “final”, which label or communication may be satisfied by delivery of an Asset Status Report that is signed by the Directing Certificateholder (i.e., an Asset Status Report that is signed by the Directing Certificateholder will be deemed to be a Final Asset Status Report). For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to the Specially Serviced Whole Loan in accordance with the procedures described in Section 3.10(i).

“Financial Market Publishers”: As defined in Section 4.5(c).

“Fitch”: Fitch Ratings, Inc., and its successors in interest.

“FNMA”: The Federal National Mortgage Association and its successors-in-interest.

“Foreclosed Companion Loan”: The Companion Loan while any Property is a Foreclosed Property.

“Foreclosed Property”: Any Property or other Collateral securing the Whole Loan, title to which has been acquired on behalf of or in the name of the Trustee on behalf of the Trust and Companion Loan Holders through foreclosure, deed-in-lieu of foreclosure or otherwise.

“Foreclosed Property Account”: The account or accounts established and maintained by the Special Servicer pursuant to Sections 3.6 and 3.14.

“Foreclosed Property Partial Purchase Fraction”: With respect to the sale by the Special Servicer of any particular Foreclosed Property, the Allocated Whole Loan Amount of such Property, divided by the outstanding principal balance of the Whole Loan (immediately prior to the marketing for sale of such Property).

“Foreclosure Proceeds”: Proceeds, net of any related expenses of the Servicer, Special Servicer, the Certificate Administrator and/or the Trustee, received in respect of any Foreclosed Property (including, without limitation, proceeds from the operation or rental of such Foreclosed Property) prior to the final liquidation of the Foreclosed Property.

“Form 8 K Disclosure”: The information described in the Form 8 K items set forth under the “Item on Form 8 K” column on Exhibit T hereto.

“Global Certificate”: As defined in Section 5.2(b).

“Ground Lease”: As defined in the Mortgage Loan Agreement.

“GS Bank”: As defined in the Introductory Statement.

“GS&Co.”: Goldman Sachs & Co. LLC, a New York limited liability company, and its successors-in-interest.

“GSMC”: As defined in the Introductory Statement.

“Guarantor”: As defined in the Mortgage Loan Agreement.

“Guaranty”: As defined in the Mortgage Loan Agreement.

“Immaterial Transfer/Releases”: As defined in the Mortgage Loan Agreement.

“Independent”: When used with respect to any specified Person, such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Depositor, any Borrower Affiliate, any Companion Loan Holder, the Trustee, a Risk Retention Consultation Party, the Certificate Administrator, the Servicer or the Special Servicer or in any of their respective Affiliates and (ii) is not connected with the Depositor, any Borrower Affiliate, any Companion Loan Holder, the Trustee, a Risk Retention Consultation Party, the Certificate Administrator, the Servicer or the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Appraiser”: An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Property or Foreclosed Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the related Property or Foreclosed Property is located.

“Independent Contractor”: Either (i) any Person (other than the Special Servicer or Servicer) that would be an “independent contractor” with respect to the Lower-Tier REMIC or the Upper-Tier REMIC within the meaning of Section 856(d)(3) of the Code if such Trust REMIC were a real estate investment trust (except that the ownership test set forth in that Section of the Code shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates or the RR Interest or 35% or more of the aggregate value of all Classes of Certificates and the RR Interest or such other interest in the Certificates or the RR Interest) as is set forth in an Opinion of Counsel, which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer or the Trust Fund, be delivered to the Trustee, the Certificate Administrator, the Special Servicer or the Servicer on behalf of the Trustee; provided that neither the Lower-Tier REMIC nor the Upper-Tier REMIC receives or derives any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Special Servicer or the Servicer) if the Trustee and the Certificate Administrator (or the Servicer or the Special Servicer on behalf of the Trustee) has received an Opinion of Counsel which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer (unless the Special Servicer or the Servicer is providing the Opinion of Counsel with respect to itself) or the Trust Fund, be to the effect that the taking of any action in respect of any Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Foreclosed Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such Foreclosed Property to fail to qualify as Rents from Real Property.

“Initial Delivery Date”: As defined in Section 3.10(i).

“Initial Purchasers”: JPMS, CGMI, GS&Co., DBSI, SG Americas, BBVA, Desjardins, Scotiabank and U.S. Bancorp and their respective successors-in-interest.

“Inquiries”: As defined in Section 4.5(a)(i).

“Institutional Accredited Investor”: An institution, that is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act, or any entity all of the equity owners of which are such institutions.

“Insurance Proceeds”: (a) The portion of Net Proceeds paid as a result of a Casualty (as defined in the Mortgage Loan Agreement) other than amounts to be applied to the restoration, preservation or repair of such Property or to be released to the Borrowers each in accordance with the terms of the Mortgage Loan Agreement, or if not required to be so applied or so released under the terms of the Mortgage Loan Agreement, other than amounts applied to the restoration, preservation or repair of such Property in accordance with Accepted Servicing Practices, (b) amounts paid by any insurer pursuant to any insurance policy required to be maintained by the Servicer pursuant to Section 3.11, to the extent related to this Agreement only or (c) any other amounts paid by an insurer pursuant to any insurance policy required to be maintained by the Borrowers, to the extent allocable to the Whole Loan under the Whole Loan Documents.

“Interest Distribution Amount”: With respect to any Distribution Date for any Class of Non-RRI Certificates or Uncertificated Lower-Tier Interests (other than the Class LRR and LRR Uncertificated Interest), the sum of the Current Interest Distribution Amount for such Distribution Date and such Class of Certificates or Uncertificated Lower-Tier Interests plus the aggregate unpaid Interest Shortfalls in respect of prior Distribution Dates for such Class of Certificates or Uncertificated Lower-Tier Interests.

“Interest Reserve Account”: As defined in Section 3.4(f).

“Interest Shortfall”: With respect to any Distribution Date for any Class of Certificates (other than the Class RR Certificates and the Class R Certificates) or Uncertificated Lower-Tier Interests (other than the Class LRR and LRR Uncertificated Interest), the amount by which the Current Interest Distribution Amount for such Class of Certificates or Uncertificated Lower-Tier Interests and Distribution Date exceeds the portion of such amount actually paid in respect of such Class of Certificates or Uncertificated Lower-Tier Interests on such Distribution Date.

“Interested Person”: As defined in Section 3.16(a)(ii).

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument issued or executed by a Borrower, or any Affiliate of the Borrowers, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.8(a).

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, as applicable, or any Person on whose behalf the Servicer or any Affiliate thereof or the Special Servicer or any Affiliate thereof has discretion in connection with Investments.

“Investment Representation Letter”: A letter substantially in the form attached hereto as Exhibit P.

“Investor/Interest Owner Certification”: A certificate representing that such Person executing the certificate is a Certificateholder, a Beneficial Owner of a Certificate, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), an RR ABS Interest Owner (to the extent such RR ABS Interest Owner is not a

Certificateholder), a Risk Retention Consultation Party (to the extent such Risk Retention Consultation Party is not a Certificateholder), a prospective purchaser of a Certificate, a Companion Loan Holder, a Repurchasing Seller or a Trust Loan Seller and that either (a) such Person is not a Borrower Affiliate, the Manager, or an agent or Affiliate of any of the foregoing, in which case such Person shall have access to all the reports and information made available to Privileged Persons hereunder, or (b) such Person is a Borrower Affiliate, or an agent or Affiliate of the foregoing, in which case such Person shall only be permitted to receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor/Interest Owner Certification shall be substantially in the form of Exhibit K-1 or Exhibit K-2 hereto, as applicable, or may be in the form of an electronic certification contained on the Certificate Administrator’s Website containing the same information as Exhibit K-1 or Exhibit K-2, as applicable. Investor/Interest Owner Certifications may be submitted electronically via the Certificate Administrator’s Website. The Certificate Administrator may require that Investor/Interest Owner Certifications be resubmitted from time to time in accordance with its policies and procedures and, upon receipt of notice substantially in the form of Exhibit Z hereto from the Special Servicer that a mezzanine loan has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity interests in the Borrowers pledged pursuant to mezzanine loan documents, then the Certificate Administrator will require any Restricted Holder to resubmit an Investor/Interest Owner Certification pursuant to clause (b) of the definition of “Investor/Interest Owner Certification”. The Certificate Administrator and Trustee may conclusively rely on any Investor/Interest Owner Certification provided to it without any duty to verify the information on such submission.

“Investor Q&A Forum”: As defined in Section 4.5(a).

“Investor Registry”: As defined in Section 4.5(b).

“IRS”: The Internal Revenue Service.

“JPMCB”: As defined in the Introductory Statement.

“JPMS”: J.P. Morgan Securities LLC, a Delaware limited liability company, and its successors-in-interest.

“KBRA”: Kroll Bond Rating Agency, Inc., and its successors-in-interest.

“Leases”: With respect to the Properties, a “Lease” as defined in the Mortgage Loan Agreement.

“Lender”: As defined in the Mortgage Loan Agreement.

“Liquidated Property”: Any Property, if it has been liquidated and the Special Servicer has determined that all amounts which it expects to recover from or on account of such related Property have been recovered.

“Liquidation Expenses”: Reasonable and customary expenses (other than expenses covered by any insurance policy) incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the liquidation of the Whole Loan or all of the Properties (including for the avoidance of doubt, reasonable and customary expenses incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the sale of the Whole Loan), such expenses including, without limitation, legal fees and expenses, appraisal fees, brokerage fees and commissions, conveyance taxes and trustee and co-trustee fees, if any. Liquidation Expenses shall not include any previously incurred expenses which have been previously reimbursed to the party incurring the same or which were netted against income from any Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

“Liquidation Fee”: A fee payable to the Special Servicer with respect to the Liquidated Property or the liquidation of the Specially Serviced Whole Loan, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, full, partial or discounted payoff or other liquidation of the Specially Serviced Whole Loan, as to which the Special Servicer receives any Liquidation Proceeds, equal to the product of (i) the Liquidation Fee Rate, and (ii) Net Liquidation Proceeds related to such Liquidated Property or Specially Serviced Whole Loan; provided, that any such Liquidation Fee shall be reduced by any Net Modification Fees paid by the Borrowers with respect to the Specially Serviced Whole Loan or the Properties that were received and retained by the Special Servicer within 18 months prior to such liquidation, but only to the extent those Net Modification Fees have not previously been deducted from a Work-out Fee or Liquidation Fee; and provided, further, that the Special Servicer shall not be entitled to receive a Liquidation Fee in connection with (i) a repurchase of the Trust Loan (or the allocable portion of the Trust Loan) by the Trust Loan Sellers (or the applicable Trust Loan Seller) pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs within the Initial Resolution Period or any Extended Resolution Period), (ii) a sale of the Whole Loan by the Special Servicer to the Servicer or the Special Servicer or any Affiliate of the foregoing in accordance with Section 3.16 or (iii) a purchase of the Whole Loan by a mezzanine lender pursuant to the purchase option described in the intercreditor agreement (so long as such purchase occurs within ninety (90) days of the date on which the first purchase option notice (as defined in the intercreditor agreement) is delivered to such mezzanine lender); provided, further, that if the Whole Loan becomes a Specially Serviced Whole Loan only because of an event described in clause (i) of the definition of “Special Servicing Loan Event” and the related collection of principal and interest is received within three (3) months following the related maturity date as a result of the Whole Loan being re-financed or otherwise repaid in full, the Special Servicer will not be entitled to collect a Liquidation Fee out of the proceeds received in connection with such liquidation if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the Borrowers and retain (x) a liquidation fee, (y) such other fees as are provided for in the Whole Loan Documents and (z) other appropriate fees in connection with such liquidation; provided, further, if the Borrowers exercise a unilateral right under the Whole Loan Documents (such as the right to prepay the Whole Loan in full or defease the Whole Loan) following the Lender denying a Borrower request for a work-out or other form of accommodation, resulting in the Whole Loan no longer being a Specially Serviced Whole Loan, the exercise of such right by the Borrowers will not, in and of itself, result in a work-out fee or liquidation fee).

“Liquidation Fee Rate”: A rate equal to 0.25% (25 basis points).

“Liquidation Proceeds”: Amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the Special Servicer and/or the Certificate Administrator in connection with the liquidation of the Specially Serviced Whole Loan, the Trust Loan, any Companion Loan, any Note or any of the related Properties, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Specially Serviced Whole Loan, the Trust Loan, any Companion Loan or any Note (other than amounts required to be paid to the Borrowers pursuant to law or the terms of the Mortgage Loan Agreement) including the proceeds of any full, partial or discounted payoff of the Specially Serviced Whole Loan, the Trust Loan, any Companion Loan or any Note (exclusive of any portion of such payoff or proceeds that represents Default Interest).

“Liquidation Proceeds Holdback Account”: As defined in Section 3.32(a).

“Liquidation Proceeds Holdback Account Fee”: As defined in Section 3.32(b).

“Liquidation Proceeds Holdback Amounts”: As defined in Section 3.32(a).

“Liquidation Proceeds Holdback Interest-Bearing Conditions”: As defined in Section 3.32(b).

“Liquidation Proceeds Holdback Status Report”: As defined in Section 3.32(e).

“Loan Percentage Interest”: With respect to JPMCB, 20.0%, with respect to CREFI, 20.0%, with respect to GSMC, 20.0%, with respect to DBNY, 20.0%, and with respect to SGFC, 20.0%.

“Lower-Tier Distribution Account”: A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.1(b).

“Lower-Tier Principal Amount”: With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Introductory Statement to this Agreement, and (ii) as of any date of determination after the first Distribution Date, (A) except in the case of the LRR Uncertificated Interest, an amount equal to the Certificate Balance of the Class of Related Certificates, on the preceding Distribution Date (after giving effect to distributions of principal and allocations of Non-RR Interest Realized Losses) and (B) in the case of the LRR Uncertificated Interest, an amount equal to the RR Interest Balance of such Uncertificated Lower-Tier Interest (after giving effect to distributions of principal and allocations of RR Interest Realized Losses).

“Lower-Tier REMIC”: One of two separate REMICs comprising the Trust Fund, the assets of which consist of all of the assets of the Trust Fund other than the assets of the Upper-Tier REMIC.

“LRR Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Major Decision”: Any of the following:

(a)               any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a Foreclosed Property) of the ownership of a Property;

(b)               any modification, consent to a modification or waiver of any monetary term (other than late fees, penalty charges and Default Interest, but including, without limitation, the timing of payments and acceptance of discounted pay-offs) or any material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of the Whole Loan or any extension of the Maturity Date of the Whole Loan that is not expressly permitted pursuant to the terms of the Whole Loan Documents without the consent of the Lender, other than a forbearance with respect to an anticipated refinancing or sale of a Property after the Maturity Date so long as such extension does not extend beyond 120 days;

(c)               any sale of the Whole Loan if it becomes a defaulted mortgage loan or sale of a Foreclosed Property, in each case for less than the Repurchase Price;

(d)               any determination to bring a Property or a Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Property or a Foreclosed Property;

(e)               any substitution, release or transfer of real property that is material collateral for the Whole Loan (other than (i) substitutions, releases or transfers of immaterial and non-income producing real property collateral or in connection with a condemnation action or other similar takings or easements, (ii) Immaterial Transfer/Releases, (iii) partial releases or releases of an outparcel, (iv) immaterial easements, right of way or similar agreement, or (v) except as expressly permitted by the Whole Loan Documents without the exercise of Lender discretion (the items described in (i) through (iv), the “Immaterial Releases”) or any transfer of any direct or indirect ownership interests in a Borrower (to the extent the Lender’s consent is required under the Whole Loan Documents, except as expressly required or permitted by the Whole Loan Documents and for which there is no Lender discretion);

(f)                any waiver or consent to a waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Whole Loan, other than (a) any waiver related to Immaterial Releases, (b) if such clause is not exercisable under applicable law or (c) such exercise is reasonably likely to result in successful legal action by a Borrower;

(g)               following a Mortgage Loan Event of Default, any exercise of remedies, including the acceleration of the Whole Loan or initiation of judicial, bankruptcy or similar proceedings under the Whole Loan Documents or with respect to any Borrower or any Property;

(h)               any consent to a transfer of a Property, or any portion of a Property, other than any Immaterial Transfer/Release, immaterial condemnation, easement, right of way or similar agreement, or any transfer of any direct or indirect ownership interest in a Borrower to the extent the Lender’s consent is required under the Whole Loan Documents, except as expressly required or permitted by the Whole Loan Documents and for which there is no Lender discretion;

(i)                 other than with respect to any mezzanine loan permitted under the Whole Loan Documents, any consent to the incurrence of additional debt (or issuance of preferred equity) by a Borrower or by a direct or indirect parent of a Borrower, including any approval of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the Lender’s approval is required by the Whole Loan Documents;

(j)                 any determination of an Acceptable Insurance Default under the Whole Loan Documents.

(k)               any change to a Manager or modifications, waivers or amendments to any management agreement (in each case, with respect to the Whole Loan for which the Lender is required to consent or approve under the Whole Loan Documents) (excluding, for the avoidance of doubt, approval of any Replacement Management Subordination and replacement of a Manager with a Qualified Manager or successor manager as permitted under the Whole Loan Documents);

(l)                 releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those releases required pursuant to the specific terms of the Whole Loan and for which there is no Lender discretion; provided, that for the avoidance of doubt, any request for the funding or disbursement of any Reserve Funds or any other ordinary course impounds, repair and replacement funds, in accordance with the Annual Budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Whole Loan Documents, will not constitute a Major Decision;

(m)             any agreement releasing a Borrower or the Guarantor from monetary liability under the Whole Loan other than pursuant to the specific terms of such Whole Loan Documents and for which there is no Lender discretion;

(n)               the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of any Borrower, only to the extent lender approval is required by the Whole Loan Documents;

(o)               (i) any material modification, waiver or amendment of any mezzanine intercreditor agreement, the Co-Lender Agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Whole

Loan, or (ii) an action to enforce rights or decision not to enforce rights under any such agreement;

(p)               any modification, waiver, amendment or termination of any Ground Lease, Prime Lease or PILOT Leases to the extent Lender approval is required under the Whole Loan Documents or determination to cure any default by a Borrower under a ground lease (other than any de minimis or solely administrative modifications or amendments);

(q)               the execution, termination, renewal, assignment or subletting of any “Major Lease” as defined in the Whole Loan Documents, to the extent Mortgage Lender approval is required under the Whole Loan Documents, including entering into any subordination, non-disturbance and attornment agreement in connection with such “Major Lease”;

(r)                approval of casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the Whole Loan rather than to the restoration of a Property, to the extent Lender approval is required under the Whole Loan Documents

(s)                any approval of Annual Budgets for which Lender consent is required; and

(t)                 any enforcement by the Lender of any cure right or the exercise of any remedies under any Management Agreement, any subordination, non-disturbance and attornment agreement, any recognition agreement or any similar agreement.

“Major Decision Reporting Package”: As defined in Section 9.3(a).

“Majority Controlling Class Certificateholders”: With respect to the Controlling Class, the Holder(s) of Certificates representing more than 50% of such Controlling Class by Certificate Balance, as determined by the Certificate Registrar.

“Management Agreement”: As defined in the Mortgage Loan Agreement.

“Manager”: As defined in the Mortgage Loan Agreement.

“Master Servicing Fee Rate”: 0.000100% per annum.

“Material Breach”: As defined in the Trust Loan Purchase Agreement.

“Material Document Defect”: As defined in the Trust Loan Purchase Agreement.

“Maturity Date”: June 9, 2035, or such other date on which the final payment of the principal amount of the Whole Loan becomes due and payable as provided in the Mortgage Loan Agreement, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Modification Fees”: With respect to the Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Whole Loan Documents (as evidenced by a signed writing) agreed to by the Servicer or the Special Servicer (other than all Assumption Fees, Assumption Application Fees, consent fees, release fees, defeasance fees, loan service transaction fees, Special Servicing Fees, Liquidation Fees or Work-out Fees).

“Monthly Payment”: With respect to each Note and any Distribution Date, the scheduled payment of interest on each Note pursuant to the Mortgage Loan Agreement, in each case which is due and payable on the Payment Date immediately preceding such Distribution Date.

“Monthly Payment Advance”: Any advance made with respect to the Trust Loan by the Servicer or the Trustee pursuant to Section 3.23(a) or, if not made by the Servicer, made by the Trustee pursuant to Section 7.6, as applicable. Each reference to the reimbursement or payment of a Monthly Payment Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through the date preceding the date of payment or reimbursement.

“Moody’s”: Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar DBRS”: DBRS, Inc., and its successors in interest.

“Mortgage”: A “Security Instrument” as defined in the Mortgage Loan Agreement.

“Mortgage File”: As defined in Section 2.1(b) and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan Agreement”: As defined in the Introductory Statement.

“Mortgage Loan Default”: A “Default” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default”: An “Event of Default” as defined in the Mortgage Loan Agreement.

“Net Foreclosure Proceeds”: With respect to each related Foreclosed Property, the Foreclosure Proceeds with respect to such related Foreclosed Property net of any insurance premiums, taxes, assessments, ground rents and other costs permitted to be paid therefrom pursuant to Section 3.14.

“Net Liquidation Proceeds”: The excess of Liquidation Proceeds received with respect to a Property or the Whole Loan over the amount of Liquidation Expenses incurred with respect thereto.

“Net Modification Fees”: With respect to the Whole Loan, the sum of (A) the remainder, if any, of (i) any and all Modification Fees with respect to a modification, waiver,

extension or amendment of any of the terms of the Whole Loan, minus (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and Companion Loan Advances and interest on such Advances and Companion Loan Advances at the Advance Rate to the extent not otherwise paid or reimbursed by the Borrowers but excluding Special Servicing Fees, Work-out Fees and Liquidation Fees) either outstanding or previously incurred on behalf of the Trust or the Other Securitization Trust with respect to the Whole Loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been subsequently recovered from the Borrowers or otherwise.

“Net Proceeds”: As defined in the Mortgage Loan Agreement.

“Net Trust Note Rate”: With respect to any Distribution Date and each Trust Note, will be the annualized rate at which interest would have to accrue in respect of such Trust Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Administrative Fee Rate and exclusive of any Default Interest) actually accrued on such Trust Note during the related Whole Loan Interest Accrual Period; provided, however, that for purposes of calculating the Pass-Through Rates, the Net Trust Note Rate will be determined without regard to any modification, waiver or amendment of the terms of the Whole Loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving a Borrower, or otherwise; provided, further, however, that (i) the Net Trust Note Rate for the Whole Loan Interest Accrual Period preceding the Payment Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year (in the case of either (a) or (b), unless the related Distribution Date is the final Distribution Date), will be the annualized rate at which interest would have to accrue in respect of such Trust Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Administrative Fee Rate and exclusive of any Default Interest) actually accrued on such Trust Note during the related Whole Loan Interest Accrual Period, minus the applicable Withheld Amount and (ii) the Net Trust Note Rate for the Whole Loan Interest Accrual Period preceding the Payment Date in March (or February, if the related Distribution Date is the final Distribution Date), will be the annualized rate at which interest would have to accrue in respect of such Trust Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest (net of interest at the Administrative Fee Rate and exclusive of any Default Interest) actually accrued on such Trust Note during the related Whole Loan Interest Accrual Period plus the applicable Withheld Amounts.

“New Lease”: Any lease with respect to a Foreclosed Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”: As defined in Section 5.2(c).

“Non-Exempt Person”: Any Person other than a Person who either (i) is a U.S. Person or (ii) has provided to the Certificate Administrator for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Certificate Administrator to make such payments free of any obligation or liability for withholding, provided that duly executed form(s) provided to the Certificate Administrator pursuant to Section 5.3(j), shall be sufficient to evidence that such providing Person is not a Non-Exempt Person.

“Non-RRI Certificates”: As defined in the Introductory Statement.

“Nondisqualification Opinion”: An Opinion of Counsel, prepared at the Trust Fund’s expense and payable from the Collection Account, to the effect that a contemplated action will not result in an Adverse REMIC Event.

“Nonrecoverable Advance”: Any portion of an Advance previously made and not previously reimbursed, or proposed to be made, including interest thereon, which, in accordance with Accepted Servicing Practices (in the case of the Servicer) or good faith and reasonable business judgment (in the case of the Trustee) or as determined under an Other Pooling and Servicing Agreement with respect to a Companion Loan Advance would not be ultimately recoverable from subsequent payments or collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) in respect of the Whole Loan or the Properties (in the case of Property Protection Advances or Administrative Advances) or the Trust Loan (in the case of Monthly Payment Advances) or from funds on deposit in the Collection Account pursuant to Section 3.4(c). The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer. The Servicer or the Special Servicer may consider (among other things) the items listed in Section 3.23(h) when making a determination regarding a Nonrecoverable Advance.

“Non-RR Interest Available Funds”: On each Distribution Date, an amount equal to the Non-RRI Percentage of the Aggregate Available Funds for such Distribution Date.

“Non-RRI Certificates”: The Class A, Class B, Class C, Class D and Class R Certificates.

“Non-RRI Certificate Appraisal Reduction Amount”: The Non-RRI Percentage of Trust Appraisal Reduction Amounts for any Distribution Date.

“Non-RR Interest Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate of the Certificate Balances of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds (ii) the product of (a) the Non-RRI Percentage and (b) the outstanding principal balance of the Trust Loan after giving effect to (x) any payments of principal received with respect to the Payment Date occurring immediately prior to such Distribution Date and (y) the aggregate reductions of the principal balance of the Trust Loan that have been permanently made as a result of a bankruptcy proceeding, modification or otherwise.

“Non-RRI Percentage”: An amount expressed as a percentage equal to 100% less the RRI Percentage. For the avoidance of doubt, at all times, the sum of the RRI Percentage and the Non-RRI Percentage shall equal 100%.

“Non-Trust Notes”: As defined in the Introductory Statement.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.3(f).

“Non-U.S. Tax Person”: A Person that is not a U.S. Tax Person.

“Note Rate”: With respect to each Note, the per annum rate, set forth in the definition of “Trust Note(s)”, at which interest accrues on such Note without giving effect to the Default Rate.

“Note Tranche”: As defined in the Introductory Statement to this Agreement.

“Notes”: As defined in the Introductory Statement to this Agreement.

“NRSRO”: Any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, including any Rating Agency.

“NRSRO Certification”: A certification (a) substantially in the form of Exhibit M executed by an NRSRO (including any Rating Agency) or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that (a) such NRSRO is a Rating Agency, or (b) that such NRSRO has provided the Depositor with the appropriate certifications under paragraph (e) of Rule 17g-5, such NRSRO has access to the Depositor’s 17g-5 Internet website and any confidentiality provisions relating to information on the Depositor’s 17g-5 Internet website apply equally to information on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

“Offered Certificates”: The Certificates other than the Class RR Certificates.

“Offering Circular”: The Offering Circular, dated May 16, 2025, for the Offered Certificates.

“Officer’s Certificate”: A certificate signed by (i) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Servicing Officer, Responsible Officer or other officer of the Servicer, the Special Servicer, the Depositor, a Trust Loan Seller or any other entity referred to herein, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Certificate Administrator and the Trustee, a Responsible Officer.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Servicer or the Special Servicer, reasonably acceptable to the Trustee and the Certificate Administrator.

“Original Certificate Balance”: As defined in the Introductory Statement.

“Original Lower-Tier Principal Amount”: With respect to any Class of Uncertificated Lower-Tier Interests, the initial Lower-Tier Principal Amount thereof as of the Closing Date, in each case as specified in the Introductory Statement to this Agreement.

“Original RR ABS Interest Balance”: As defined in the Introductory Statement.

“Origination Date”: June 5, 2025.

“Other Depositor”: With respect to any Other Securitization Trust, the related “depositor” (within the meaning of Item 1101(e) of Regulation AB).

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act and for the purposes of Sections 13.7, 13.8, 13.9 and 13.16 only, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”: The applicable pooling and servicing agreement or other applicable comparable agreement governing the creation of any Other Securitization Trust and the issuance of securities with respect to any Companion Loan (or any portion thereof or interest therein).

“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds any portion of the Companion Loan or Foreclosed Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Partial Repurchase Fraction”: With respect to a repurchase of any portion of the Trust Loan allocable to any Property by a Trust Loan Seller pursuant to the Trust Loan Purchase Agreement, the Allocated Whole Loan Amount (based on the original principal balance of the Trust Loan) of such Property being repurchased, divided by the outstanding principal balance of the Trust Loan (immediately prior to the repurchase).

“Pass-Through Rate”: For the following Classes of Certificates, the related Pass-Through Rate set forth below, and for each Uncertificated Lower-Tier Interest, the Net Trust Note Rate at which, in each case, interest accrues on the Certificate Balance or Lower-Tier Principal Amount, as applicable, of such Class as set forth in the Introductory Statement to this Agreement.

Class of Certificates	Pass-Through Rate

Class of Certificates	Pass-Through Rate
Class A Certificates	Class A Pass-Through Rate
Class B Certificates	Class B Pass-Through Rate
Class C Certificates	Class C Pass-Through Rate
Class D Certificates	Class D Pass-Through Rate

With respect to the Class RR Certificates, the RR Interest, the Class LRR Uncertificated Interest and the LRR Uncertificated Interest and any Distribution Date, the effective per annum rate at which interest accrues on the Class RR Certificates or RR Interest, as applicable, during any Certificate Interest Accrual Period, which, in each case, will be the weighted average of the Net Trust Note Rates of all of the Trust Notes.

“Payment Date”: The ninth day of each calendar month during the term of the Whole Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Percentage Interest”: (i) With respect to any Class of Certificates (including for the avoidance of doubt, the Class RR Certificates, but excluding the Class R Certificates), the initial Certificate Balance of such Certificate divided by the initial Certificate Balance of all of the Certificates of its Class; (ii) with respect to the Class R Certificates, the percentage specified on the Certificate held by the Holder of such Certificate; and (iii) as to any portion of the RR Interest the initial balance of such portion of the RR Interest divided by the initial RR ABS Interest Balance for the entire RR Interest.

“Permitted Encumbrances”: As defined in the Mortgage Loan Agreement.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)                                    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, any agency or instrumentality of the United States of America shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Freddie Mac debt obligations, and Fannie Mae debt obligations;

(ii)                                 federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, (a) that, in each case, satisfy the Applicable Moody’s Permitted Investment Rating and (b) that, in each case, satisfy the Applicable Morningstar DBRS Investment Rating or (c) have such other ratings as confirmed in a Rating Agency Confirmation relating to the Certificates;

(iii)                              deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”);

(iv)                             commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days that, in each case, satisfy the Applicable Moody’s Permitted Investment Rating and Applicable Morningstar DBRS Investment Rating or have such other ratings as confirmed in a Rating Agency Confirmation;

(v)                                any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, (c) maintains a constant net asset value, (d) has the highest rating obtainable from Moody’s in its highest money market fund ratings category and (e) has the highest rating obtainable from Morningstar DBRS in its highest money market fund ratings category (if then rated by Morningstar DBRS, or, if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s);

(vi)                             the money market mutual fund identified as “JPMorgan U.S. Government Money Market Fund #3164” (ticker OGVXX); so long as such fund (a) has substantially all of its assets continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, (c) maintains a constant net asset value, (d) has the highest rating obtainable from Moody’s in its highest money market fund ratings category and (e) has the highest rating obtainable from Morningstar DBRS in its highest money market fund ratings category (if then rated by Morningstar DBRS, or, if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s);

(vii)                          any other demand, money market or time deposit, obligation, security or investment, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(vi) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, obligation, security or investment; and

(viii)                       such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation;

provided, however, “Permitted Investments” (i) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (ii) [reserved]; (iii) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and (iv) that with respect to any Permitted Investment for which a rating by the Rating Agencies is required as set forth above, such rating must be an unqualified rating (i.e., one with no qualifying suffix), with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings. The interest rate on each Permitted Investment may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC. Permitted Investments may not be interest-only securities. No investment shall be made that requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, insurance commissions or fees, property condition report fees and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to the Trust Loan, the Companion Loan or Foreclosed Property in accordance with this Agreement.

“Permitted Transferee”: Any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person would not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates or the RR Interest are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, bank, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“PILOT Lease”: As defined in the Mortgage Loan Agreement.

“Plan”: As defined in Section 5.3(m).

“Post-Closing Obligations Letter”: As defined in the Mortgage Loan Agreement.

“Potential Liabilities”: As defined in Section 3.32(a).

“Prepayment Rate”: As defined in the Mortgage Loan Agreement.

“Primary Servicing Fee Rate”: 0.000100% per annum.

“Prime Lease”: As defined in the Mortgage Loan Agreement.

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal; if The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer shall reasonably select a comparable interest rate index.

“Principal Distribution Amount”: For each Distribution Date and Class of Sequential Pay Certificates will be the sum of (i) Non-RRI Percentage of the Regular Principal Distribution Amount for such Distribution Date, plus (ii) the aggregate unpaid Principal Shortfalls in respect of prior Distribution Dates.

“Principal Shortfall”: For each Distribution Date is the amount by which the Non-RRI Percentage of the Regular Principal Distribution Amount for such Distribution Date exceeds the amount actually distributed in respect of principal to the Sequential Pay Certificates on such Distribution Date.

“Privileged Communications”: Any correspondence between the Directing Certificateholder and the Special Servicer referred to in clause (i) of the definition of “Privileged Information”.

“Privileged Information”: Any (i) correspondence between the Directing Certificateholder or any Risk Retention Consultation Party, on the one hand, and the Special Servicer, on the other hand, related to the Specially Serviced Whole Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the consultation rights of any Risk Retention Consultation Party under this Agreement, (ii) strategically sensitive information in the Special Servicer’s possession that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the Borrowers or other interested party or (iii) information subject to attorney-client privilege; provided, however, that the Certificate Administrator shall not be under any obligation to review whether any inquiry or response contains such direct communication with the Directing Certificateholder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as evidenced by written advice of counsel (which shall be an additional expense of the Trust) delivered to each of the Servicer, the Special Servicer, the Directing Certificateholder, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, each Initial Purchaser, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, each Trust Loan Seller, any Companion Loan Holder that delivers an Investor/Interest Owner Certification, any other Person who provides the Certificate Administrator with an Investor/Interest Owner Certification (including the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event)), each RR Interest Owner, any EU Reporting Administrator, DBNY in its capacity as EU Transparency Designee, any EU competent authority designated by or with the consent of DBNY in its capacity as EU Transparency Designee (each of the European Central Bank and the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) of the Federal Republic of Germany being deemed to have been designated for such purpose as of the date hereof), each Risk Retention Consultation Party and any NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor/Interest Owner Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website. For purposes of obtaining access to information in the possession of the Certificate Administrator and/or receiving any information or report from the Certificate Administrator’s Website (including accessing the Investor Q&A Forum), other than Distribution Date Statements only, each Borrower Affiliate, the Manager and the respective agents or Affiliates of the foregoing (in each case, as evidenced by an Investor/Interest Owner Certification in the form of Exhibit K-2 hereto) shall be deemed to not be a “Privileged Person”. Notwithstanding anything herein to the contrary, the provisions hereof shall not limit the Servicer’s ability to make accessible certain information regarding the Whole Loan at a website maintained by the Servicer.

“Pro Rata and Pari Passu Basis”: As defined in the Co-Lender Agreement.

“Property”: As defined in the Mortgage Loan Agreement.

“Property Protection Advances”: As defined in Section 3.23(b).

“QIB”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Bidder”: As defined in Section 7.2(b).

“Qualified Insurer Ratings”: With respect to an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, a rating with respect to its claims paying ability of at least one of the following: (a) “A-” by S&P,

(b) “A(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, an equivalent rating by at least two NRSROs (which may include Moody’s)), (c) “A3” by Moody’s, (d) “A-” by Fitch or (e) “A-:VIII” by A.M. Best with respect to any fidelity bond or errors and omissions insurance; provided that an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above.

“Qualified Manager”: As defined in the Mortgage Loan Agreement.

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage”.

“Qualified Replacement Special Servicer”: A replacement Special Servicer (i) that satisfies all of the eligibility requirements applicable to Special Servicers contained in this Agreement, (ii) that, in the case of S&P, is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) that, in the case of Morningstar DBRS, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer, (iv) that, in the case of Fitch, has a rating of at least “CSS3”, (v) with respect to which KBRA has not publicly cited servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by such replacement Special Servicer prior to the time of determination and (vi) that, in the case of Moody’s, (a) has been appointed and currently serves as a special servicer on a “transaction level” basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding that are currently rated by Moody’s and (b) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement special servicer prior to the time of determination.

“Qualified RR Interest Owner”: Any U.S. Tax Person that is:

(a)       an entity Controlled by, under common Control with or that Controls an RR Interest Owner, or

(b)       the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a collateralized debt obligation (“CDO”) comprised of, or other securitization vehicle involving, assets deposited or transferred by an RR Interest Owner and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by each of the Rating Agencies, or

(c)       one or more of the following:

(i)                    an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                 an investment company, money management firm or a QIB or an Institutional Accredited Investor, or

(iii)              a Qualified Trustee in connection with (a) a securitization of, (b) the creation of a CDO secured by, or (c) a financing through an “owner trust” of, the RR Interest or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of Rating Agencies (it being understood that a Rating Agency Confirmation shall not be required in connection with a transfer of the RR Interest or any interest therein to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle (a) has a rating of “CSS3” by Fitch or is otherwise acceptable to Fitch, (b) is acting as special servicer for one or more loans included in a CMBS securitization transaction that was rated by KBRA prior to the date of determination, and KBRA has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans or is otherwise acceptable to KBRA, and (c) and such special servicer is required to service and administer the RR Interest or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such approved servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified RR Interest Owner, are each a Qualified RR Interest Owner under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)             an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) an RR Interest Owner, (B) a person that is otherwise a Qualified RR Interest Owner, under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise a Qualified RR Interest Owner (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                an institution substantially similar to any of the foregoing, and

(vi)              in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Whole Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)       any entity Controlled by any of the entities described in clause (b) or (c) above or approved by the Rating Agencies hereunder as a Qualified RR Interest Owner for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition, “Control” means, the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing. For purposes of this definition, “Qualified Trustee” means any Person that is (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated at least “A” (or its equivalent) by the applicable Rating Agencies. For purposes of this definition, “Permitted Fund Manager” means any Person that on the date of determination is (i) any nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“RAC Decision”: Any action described in clauses (e) – (i), (k), (m) and (o)(i) of the definition of “Major Decision”.

“Rated Final Distribution Date”: The Distribution Date in June 2047 for the Class A, Class B, Class C and Class D Certificates. The Class RR and Class R Certificates do not have a Rated Final Distribution Date.

“Rating Agency”: Moody’s and Morningstar DBRS, as applicable, and their respective successors-in-interest.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic format) by a Rating Agency that a proposed action, failure to act or other event so specified in this Agreement or the Whole Loan Documents will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by such Rating Agency) immediately prior to the occurrence of the action, failure to act or other event with respect to which Rating Agency Confirmation is sought; as set forth in Section 3.28. A Rating Agency Confirmation may be obtained or deemed to be satisfied as set forth in Section 3.28 hereof; provided that with respect to any matter affecting any Companion Loan, so long as such Companion Loan (or any portion thereof) is subject to a securitization transaction, any Rating Agency Confirmation shall also refer to the Companion Loan Rating Agency Confirmation from each related Companion Loan Rating Agency to the extent provided in Section 3.28; provided, further, that a written waiver (which may be in electronic form) or other acknowledgment from such Rating Agency indicating its decision not to review or to decline to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter. At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency.

“Rating Agency Inquiry”: As defined in Section 4.5(d).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.5(d).

“Realized Loss”: A Non-RR Interest Realized Loss or an RR Interest Realized Loss, as the case may be.

“Record Date”: With respect to any Distribution Date, for the Certificates and the RR Interest, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

“Regular Certificates”: The Class A, Class B, Class C, Class D and Class RR Certificates.

“Regular Principal Distribution Amount”: For each Distribution Date, the sum of (a) all amounts collected or advanced in respect of principal with respect to the Trust Loan during the related Collection Period and (b) the principal portion of the Whole Loan Purchase Price or Repurchase Price or any purchase price, all amounts received in respect of principal from Net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or the sale proceeds of the Whole Loan to a mezzanine lender, in each case, to the extent allocated to the Trust Loan, and all amounts otherwise received in respect of principal on the Trust Loan.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time. Each of the parties hereto acknowledge that the Regulation AB provisions herein shall be construed as if the Certificates were publicly registered and reporting were required at all times.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: As defined in Section 5.2(a).

“Related Certificates”, “Related Trust Notes”, “Related Uncertificated Lower-Tier Interests”: For the following Trust Notes, Classes of Uncertificated Lower-Tier Interests and Classes of Certificates, as applicable, set forth below:

Related Trust Notes	Related Uncertificated Lower-Tier Interests	Related Certificates
Senior Trust Notes	Class LA Uncertificated Interest	Class A
B Notes	Class LB Uncertificated Interest	Class B
C Notes	Class LC Uncertificated Interest	Class C
D Notes	Class LD Uncertificated Interest	Class D

“Relevant Action”: As defined in Section 3.28(b).

“Relevant Distribution Date” means with respect to any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust holding a Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the Code relating to “real estate mortgage investment conduits,” including Sections 860A through 860G of the Code and any related regulations or announcements promulgated thereunder by the U.S. Department of the Treasury.

“Remittance Date”: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

“Rents from Real Property”: With respect to any Foreclosed Property, gross income of the character described in Section 856(d) of the Code.

“REO Management Fee”: As to any Property when it is Foreclosed Property, a fee payable out of the Foreclosed Property Account to the Successor Manager for managing such Foreclosed Property while it is owned by the Trust Fund, which shall be reasonable and customary in the market in which such Foreclosed Property is located.

“Replacement Management Subordination”: As defined in the Mortgage Loan Agreement.

“Reporting Servicer”: As defined in Section 13.8(a).

“Repurchase Communication”: For purposes of Section 2.2(d) only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Mortgage File”: With respect to any repurchase of the whole Trust Loan pursuant to Section 2.9, the Mortgage File, and with respect to the repurchase of a portion of the Trust Loan with respect to any Property or Foreclosed Property, as applicable, the new promissory note, mortgage and other documents evidencing the new mortgage loan created as a result of the release of the cross-collateralization provisions of the Mortgage Loan Agreement.

“Repurchase Price”: An amount (without duplication) equal to the sum of (i) the unpaid principal balance of the Trust Loan (or, in the case of a repurchase of a portion of the Trust Loan, the Allocated Whole Loan Amount (calculated based on the original principal balance of the Trust Loan) of the related Property), (ii) accrued and unpaid interest on the Trust Loan at the weighted average of the Note Rates of the Trust Loan (exclusive of Default Interest) through and including the end of the related Whole Loan Interest Accrual Period in which the repurchase is to occur (or, in the case of a repurchase of a portion of the Trust Loan relating to a particular Property, an amount equal to the aggregate accrued and unpaid interest at the weighted average of the Note Rates (exclusive of the Default Rate) on the portion(s) of the amount in clause (i) being reduced from the principal balance of the Trust Loan as a result of the application of release of cross-collateralization provisions), (iii) unreimbursed Property Protection Advances and Administrative Advances together with interest on such Advances (or, in the case of a repurchase of a portion of the Trust Loan, the sum of (1) any unreimbursed Administrative Advances and Property Protection Advances reasonably attributable to the related Property or Foreclosed Property together with interest thereon at the Advance Rate on such Property Protection Advances and Administrative Advances and (2) an amount equal to the product of (x) the Partial Repurchase Fraction multiplied by (y) any unreimbursed Administrative Advances and Property Protection Advances not reasonably attributable specifically in respect of any particular Property or Foreclosed Property together with interest thereon at the Advance Rate on such Advances), in each case, allocable to the Trust Loan pursuant to the Co-Lender Agreement, (iv) an amount equal to all interest on outstanding Monthly Payment Advances (or in the case of a repurchase of a portion of the Trust Loan, an amount equal to the Partial Repurchase Fraction multiplied by the aggregate amount of interest on outstanding Monthly Payment Advances), (v) any unpaid Trust Fund Expenses allocable to the Trust Loan under the Co-Lender Agreement (or in the case of a repurchase of a portion of the Trust Loan, the sum of (1) any unpaid Trust Fund Expenses that are allocable to the Trust Loan reasonably attributable to the related Property or Foreclosed Property plus (2) an amount equal to the product of (x) the Partial Repurchase Fraction multiplied by (y) any unpaid Trust Fund Expenses that are allocable to the Trust Loan not reasonably attributable to any particular Property or Foreclosed Property), and (vi) any other out-of-pocket expenses reasonably incurred or expected to be incurred by the Servicer, Special Servicer, Certificate Administrator or Trustee arising out of the enforcement of the repurchase obligation. No Liquidation Fee shall be payable by the Trust Loan Seller in connection with a repurchase of the Trust Loan (or any allocable portion of the Trust Loan) (or indemnification payment in lieu thereof) due to a Material Breach or a Material Document Defect pursuant to the Trust Loan Purchase Agreement (so long as such repurchase or indemnification payment occurs within the Initial Resolution Period or Extended Resolution Period (if applicable)).

“Repurchase Request”: With respect to the Trust Loan, any request or demand whether oral or written that the Trust Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty.

“Repurchase Request Recipient”: As defined in Section 2.2(d).

“Repurchase Request Withdrawal”: As defined in Section 2.2(d).

“Repurchasing Seller”: As defined in Section 3.29(a).

“Requesting Holders”: As defined in Section 3.7(e).

“Requesting Party”: As defined in Section 3.28.

“Required Advance Amount”: With respect to any Distribution Date, an amount equal to (a) the amount of the Monthly Payment Advance with respect to the Trust Loan (taking into account any Trust Appraisal Reduction Amount as of such Distribution Date) that would be required to be made on the related Remittance Date by the Servicer had the Borrowers not made any portion of the Monthly Payment (or an Assumed Monthly Payment) for the related Payment Date (or an assumed Payment Date) less (b) the aggregate compensation payable on such Remittance Date to the Certificate Administrator in respect of the Certificate Administrator Fee (including the portion that constitutes the Trustee Fee), to CREFC® in respect of the CREFC® Intellectual Property Royalty License Fee and to or on behalf of DBNY in respect of the EU Reporting Administrator Fee.

“Reserve Account”: Any reserve account required to be maintained under the Mortgage Loan Agreement.

“Reserve Funds”: As defined in the Mortgage Loan Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject, and in the case of any certification or other document required to be signed by a Responsible Officer, an authorized signatory whose name and specimen signature appears on a list furnished to the Servicer or the Special Servicer, as applicable, by the Trustee or the Certificate Administrator, as applicable, as such list may from time to time be amended.

“Restricted Holder”: Any person or entity that owns any interest (whether legally, beneficially or otherwise) in a related mezzanine loan (if any) that has been accelerated,

for which a default has occurred that permits the acceleration of a related mezzanine loan, or as to which foreclosure or enforcement proceedings have been commenced against any mezzanine equity collateral or if the Whole Loan has become a Specially Serviced Whole Loan when such person owns such an interest in a related mezzanine loan.

“Restricted Period”: As defined in Section 5.2(a).

“Retaining Parties”: Each of JPMCB, CREFI, GS Bank, DBNY and SGFC acting as a Holder of RR ABS Interests, and any successor Holder of all or part of RR ABS Interests.

“Retaining Sponsor”: JPMCB.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: As “affiliate” or “affiliated” are defined in 12 C.F.R. § 43.2 of the Credit Risk Retention Rules.

“Risk Retention Allocation Percentage”: An amount expressed as a percentage equal to the RRI Percentage divided by the Non-RRI Percentage.

“Risk Retention Consultation Party”: The parties selected by each owner of the RR ABS Interests. The Certificate Administrator shall promptly provide the names and contact information for the initial Risk Retention Consultation Parties upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Certificate Administrator. The other parties hereto shall be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Parties has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of a Risk Retention Consultation Party from an RR ABS Interest Owner. The initial Risk Retention Consultation Parties are JPMCB, CREFI, GSMC, DBNY and SGFC. The Risk Retention Consultation Parties shall not be a Borrower Affiliate.

“Risk Retention Period”: The period from the Closing Date to the later of the conclusion of the Risk Retention Period (EU) and the conclusion of the Risk Retention Period (US).

“Risk Retention Period (EU)”: The period from the Closing Date until the EU Risk Retention Agreement has been terminated or is no longer in effect, as confirmed by an acknowledgement by all parties to the EU Risk Retention Agreement.

“Risk Retention Period (US)”: The period from the Closing Date to the date that is the earliest of (a) the date that is the latest of (i) the date on which the aggregate principal balance of the Trust Loan has been reduced to 33% of the aggregate principal balance of the Trust Loan as of the Closing Date; (ii) the date on which the total unpaid principal obligations under the Certificates and the RR Interest Balance has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates and the RR Interest as of the Closing Date; or (iii) two years after the Closing Date; or (b) subject to the consent of the Retaining Sponsor (which consent shall not be unreasonably withheld), the date on which the Credit Risk Retention Rules have been officially repealed or abolished in their entirety or officially determined by the relevant regulatory agencies to be no longer applicable to this transaction or the RR ABS Interest.

“RR ABS Interests”: The Class RR Certificates and the RR Interest, individually or collectively, as the context may require.

“RR ABS Interest Balance”: The Certificate Balance of the Class RR Certificates or the RR Interest Balance of the RR Interest, as applicable.

“RR ABS Interest Owners”: Holders of the Class RR Certificates or the RR Interest Owners, as the case may be.

“RRI Certificate Appraisal Reduction Amount”: With respect to any Trust Appraisal Reduction Amount, an amount equal to the RRI Percentage of such Trust Appraisal Reduction Amount.

“RR Interest”: An uncertificated interest in the Trust representing the right to receive 3.0% of all amounts collected on the Trust Loan, net of all expenses of the Trust, and distributable on each Distribution Date to Holders of Certificates (other than to the Class R Certificates) and to the RR Interest Owners. The RR Interest evidences a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions. For the avoidance of doubt, the parties hereto agree not to treat the RR Interest as a security under applicable law.

“RR Interest Available Funds”: With respect to any Distribution Date, an amount equal to the RRI Percentage of the Aggregate Available Funds for such Distribution Date.

“RR Interest Balance”: With respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to $27,450,000 and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clause second of Section 4.1(a)(2) with respect to the RR Interest and (b) any RR Interest Realized Losses allocated to the RR Interest on such Distribution Date.

“RR Interest Owner”: The Person who owns an RR Interest, as identified to the Certificate Administrator in writing. At any time, there shall be only three RR Interest Owners. JPMCB, GS Bank and SGFC are the RR Interest Owners as of the Closing Date. Until it receives notice to the contrary in the form of both Exhibit J-7 and Exhibit J-8 hereto pursuant to Section 5.3(p), the Certificate Administrator shall be entitled to rely on the preceding sentence with respect to the identity of the RR Interest Owners and, thereafter, the Certificate Administrator shall be entitled to rely on the most recent notification in the form of notice of the new owner and submission of both Exhibit J-7 and Exhibit J-8 hereto pursuant to Section 5.3(p) with respect to the identity of the RR Interest Owners.

“RR Interest Interest Distribution Amount”: With respect to any Distribution Date and the RR ABS Interests, an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed to the Holders of the Non-RRI Certificates pursuant to clauses first, fourth, seventh and tenth of Section 4.1(a)(1) on such Distribution Date.

“RR Interest Principal Distribution Amount”: With respect to any Distribution Date and the RR ABS Interests, an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of principal distributed to the Holders of the Non-RRI Certificates pursuant to clauses second, fifth, eighth and eleventh of Section 4.1(a)(1) on such Distribution Date.

“RR Interest Rate”: For each of the Class RR Certificates, the RR Interest and the Class LRR Uncertificated Interest and LRR Uncertificated Interest, an effective rate of interest equal to the weighted average of the Net Trust Note Rates.

“RR Interest Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate of the RR ABS Interest Balances of the RR ABS Interests after giving effect to distributions made on such Distribution Date exceeds (ii) the product of (a) the RRI Percentage and (b) the outstanding principal balance of the Trust Loan after giving effect to (x) any payments of principal received with respect to the Payment Date occurring immediately prior to such Distribution Date and (y) the aggregate reductions of the principal balance of the Trust Loan that have been permanently made as a result of a bankruptcy proceeding, modification or otherwise.

“RRI Percentage”: 5.0%.

“Rule 15Ga-1”: Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice”: As defined in Section 2.2(d).

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“Rule 144A”: As defined in Section 5.2(b).

“Rule 144A Global Certificate”: As defined in Section 5.2(b).

“Rule 144A Information”: As defined in Section 3.21(d).

“Rule 144A Information Recipients”: As defined in Section 3.21(d).

“S&P”: S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors-in-interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes Oxley Act” means the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: With respect to an Other Securitization Trust, the certification required to be filed together with such Other Securitization Trust’s Exchange Act report on Form 10 K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“Scotiabank”: Scotia Capital (USA) Inc., a New York corporation, and its successors-in-interest.

“Securitization Cooperation Provisions”: The provisions set forth in Section 9.1 of the Mortgage Loan Agreement (which section provides for, among other things, indemnifications by the Borrowers for certain information contained in the Offering Circular).

“Securitization Indemnification Agreements”: The indemnification agreements executed by the Borrowers pursuant to the Securitization Cooperation Provisions.

“Securitization Transaction”: As defined in the EU Risk Retention Agreement.

“Sequential Pay Certificates”: The Certificates other than Class RR and Class R Certificates.

“Senior Notes”: As defined in the Introductory Statement.

“Senior Trust Notes”: As defined in the Introductory Statement. The Senior Trust Notes have an aggregate original principal amount of $437,000,000.

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing and administering the Whole Loan or any other assets of the Trust by an entity (other than the Certificate Administrator or Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities industry.

“Servicer”: KeyBank National Association, or if any successor servicer is appointed as herein provided, such successor servicer.

“Servicer Customary Expense”: As defined in Section 3.17(a).

“Servicer Investment Personnel”: As defined in Section 6.5(a).

“Servicer Servicing Personnel”: As defined in Section 6.5(a).

“Servicer Termination Event”: As defined in Section 7.1(a).

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit L hereto.

“Servicing Fee”: A fee payable monthly out of amounts that represent interest collected on the Whole Loan to the Servicer pursuant to Section 3.17, that will accrue at the Servicing Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Whole Loan Interest Accrual Period respecting which any related interest payment on the Trust Loan or such Companion Loan, as the case may be, is (or would have been) computed. For the avoidance of doubt, the Servicing Fee with respect to the Whole Loan shall be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Rate”: With respect to the Companion Loans, the Primary Servicing Fee Rate; and with respect to the Trust Loan, the sum of the Primary Servicing Fee Rate and the Master Servicing Fee Rate.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, that is performing activities that address the Applicable Servicing Criteria as of any date of determination, unless the Depositor reasonably determines that a Servicer or the Special Servicer may, for the purposes of the Exchange Act reporting requirements pursuant to applicable Commission guidance, take responsibility for the assessment of compliance with the Servicing Criteria of such Person.

“Servicing Officer”: Any officer of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Whole Loan whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator on the Closing Date by the Servicer or the Special Servicer, as applicable, in the form of an Officer’s Certificate, as such list may from time to time be amended.

“Servicing-Released Bid”: As defined in Section 7.2(b).

“Servicing-Retained Bid”: As defined in Section 7.2(b).

“SG Americas”: SG Americas Securities, LLC, a Delaware limited liability company, and its successors-in-interest.

“SGFC”: As defined in the Introductory Statement.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the Whole Loan Documents. The parties to this Agreement acknowledge that that in the event the Properties securing a Companion Loan are a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization Trust that includes such Companion Loan, the date on which quarterly financial statements are required to be delivered to the related lender under the Whole Loan Documents is, with respect to net operating income information, not later than sixty (60) days following the end of each fiscal quarter, subject to the terms of the Mortgage Loan Agreement.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.3(m).

“Special Notice”: As defined in Section 5.6.

“Special Servicer”: KeyBank National Association, or if any successor special servicer is appointed as herein provided, such successor special servicer.

“Special Servicer Customary Expense”: As defined in Section 3.17.

“Special Servicer Investment Personnel”: As defined in Section 6.5(b).

“Special Servicer Servicing Personnel”: As defined in Section 6.5(b).

“Special Servicer Termination Event”: As defined in Section 7.1(a).

“Special Servicing Fee”: If the Whole Loan becomes a Specially Serviced Whole Loan, a fee payable monthly to the Special Servicer equal to an amount computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Notes is computed, at a rate of 0.15% (15 basis points) per annum until the Special Servicing Loan Event with respect to the Specially Serviced Whole Loan no longer exists. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Special Servicer under this Agreement. For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Special Servicing Loan Event”: With respect to the Trust Loan or the Whole Loan, (i) any Borrowers have not made two consecutive Monthly Payments (and have not cured at least one such delinquency by the next Payment Date under the Whole Loan Documents) in respect of the Whole Loan; (ii) the Servicer, and/or the Trustee have made two consecutive Monthly Payment Advances with respect to the Trust Loan or the Whole Loan (regardless of whether such Monthly Payment Advances have been reimbursed); (iii) the Borrowers fail to make the entire Balloon Payment when due, and the Borrowers have not delivered to the Servicer, on or before the due date of such Balloon Payment, a written refinancing commitment or other similar document or a signed purchase and sale agreement in a manner consistent with CMBS market practices and that is from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the Servicer (who shall promptly forward the same to the Special Servicer and the Special Servicer shall forward such document to the Directing Certificateholder) that provides that such refinancing or sale will occur within 120 days after the date on which such Balloon Payment will become due (provided that a Special Servicing Loan Event will occur if either (x) such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or (y) the Servicer is required to make a Monthly Payment Advance at any time prior to such refinancing or sale); (iv) the Servicer and/or Special Servicer has received notice that a Borrower has become the subject as debtor of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer and/or Special Servicer has received notice of a foreclosure or threatened foreclosure of any lien on any Properties; (vi) any Borrower has expressed in writing to the Servicer or Special Servicer an inability to pay the amounts owed under the Whole Loan in a timely manner, (vii) in the judgment of the Servicer (consistent with Accepted Servicing Practices), a default in the payment of principal or interest under the Whole Loan is reasonably foreseeable; or (viii) a default under the Whole Loan of which the Servicer has notice (other than a failure by the Borrowers to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted one lender) has occurred and remains unremedied for the applicable grace period specified in the Whole Loan Documents (or, if no grace period is specified, 60 days); provided, that a Special Servicing Loan Event shall cease (a) with respect to the circumstances described in clauses (i), (ii) and (iii) above, when the Borrowers have brought the Whole Loan current and with respect to clauses (i) and (ii) above, thereafter made three consecutive full and timely Monthly Payments on the Whole Loan, and, in the case of any of clauses (i), (ii) or (iii) above, including pursuant to the workout of the Whole Loan, or (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii) and (viii) above, when such circumstances cease to exist in the judgment of the Servicer or the Special Servicer (consistent with Accepted Servicing Practices); provided, in any case, that at that time no other circumstance exists (as described above) that would constitute a Special Servicing Loan Event.

“Specially Serviced Whole Loan”: The Whole Loan during the occurrence of a Special Servicing Loan Event.

“Specified Event”: As defined in Section 14.1.

“Startup Day”: As defined in Section 12.1(c).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities industry) of the Whole Loan but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Whole Loan under the direction or authority of the Servicer (or a Sub-Servicer of the Servicer), the Special Servicer or an Additional Servicer (or a Sub-Servicer of an Additional Servicer).

“Subsequent Asset Status Report”: As defined in Section 3.10(i).

“Sub-Servicer”: Any Person that (i) Services the Whole Loan on behalf of the Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the servicing functions required to be performed by the Servicer, Servicing Function Participant or an Additional Servicer, under this Agreement, with respect to the Whole Loan, that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Entity”: As defined in Section 7.1(a).

“Successful Bidder”: As defined in Section 7.2(b).

“Successor Manager”: Any independent contractor as selected or retained by the Special Servicer, on behalf of the Trustee, to serve as manager of any Foreclosed Property, which designation, as evidenced by a Rating Agency Confirmation from each Rating Agency, will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates or any Companion Loan Securities by such Rating Agency.

“Temporary Regulation S Global Certificate”: As defined in Section 5.2(a).

“Terminated Party”: As defined in Section 7.1(g).

“Terminating Party”: As defined in Section 7.1(g).

“Transferee Affidavit”: As defined in Section 5.3(n)(ii).

“Transferor Letter”: As defined in Section 5.3(n)(ii).

“Treasury”: The United States Department of Treasury.

“Trust”: The trust created hereby and to be administered hereunder. The Trust shall be named “BX Trust 2025-LIFE”.

“Trust Appraisal Reduction Amount”: Any portion of the Appraisal Reduction Amount allocated to the Trust Notes.

“Trust Fund”: The corpus of the Trust created by this Agreement, consisting of (i) the Trust Loan, including the Trust Notes together with the Mortgage File (exclusive of the original Non-Trust Loan Notes) relating thereto (other than the rights of the Lender under the Securitization Cooperation Provisions, which rights shall be retained by the Trust Loan Sellers and shall not be assigned to the Trustee under this Agreement); (ii) all scheduled and unscheduled payments on or collections in respect of the Trust Notes; (iii) any Foreclosed Property; (iv) all revenues received in respect of any Foreclosed Property; (v) the Servicer’s, the Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Properties required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any indemnities or guaranties given as additional security for the Notes; (vii) all funds deposited in the Collection Account, the Interest Reserve Account and the Distribution Account, including reinvestment income thereon (except as otherwise provided herein); (viii) any environmental indemnity agreements relating to the Properties; (ix) the rights and remedies of the Depositor under the Trust Loan Purchase Agreement; (x) the security interest in the Reserve Accounts granted pursuant to Section 2.1; (xi) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC; (xii) the Uncertificated Lower-Tier Interests; and (xiii) the proceeds of any of the foregoing.

“Trust Fund Expenses”: Any unanticipated and certain other default related expenses incurred by the Trust (including, without limitation, all interest on Advances and any other unanticipated expenses, including third-party expenses that exceed the cap amounts set forth in the Mortgage Loan Agreement, of the Trust reimbursable or payable by the Borrowers under the Mortgage Loan Agreement, to the extent not reimbursed by the Borrowers or deemed a Nonrecoverable Advance) and all other amounts (such as indemnification payments, Special

Servicing Fees, Work-out Fees and Liquidation Fees), in each case, permitted to be retained, reimbursed or withdrawn and remitted by the Servicer, the Special Servicer or the Certificate Administrator (on behalf of itself or the Trustee), as applicable, from the Collection Account or the Distribution Account pursuant to this Agreement.

“Trust Loan”: As described, in the Introductory Statement, the portion of the Whole Loan evidenced by the Senior Trust Notes, the B Notes, the C Notes and the D Notes, which is transferred and assigned to the Trustee pursuant to Section 2.1 and held in the Trust Fund.

“Trust Loan Purchase Agreement”: The Trust Loan Purchase Agreement dated and effective the Closing Date, among the Trust Loan Sellers and the Depositor.

“Trust Loan Rate”: With respect to the Trust Loan and any Whole Loan Interest Accrual Period, the weighted average (based on the outstanding principal balances of the Trust Notes) of the annual rates at which interest accrues on the Trust Notes during such period (in the absence of a default), as set forth in the Trust Notes from time to time. As of the Closing Date, the initial Trust Loan Rate is 6.423479508196720%.

“Trust Loan Seller”: As defined in the Introductory Statement.

“Trust Note(s)”: As defined in the Introductory Statement. The Trust Notes within each Note Tranche shall correspond to the Class of Certificates with the same letter designation and with the initial principal balances and Note Rates as set forth below:

Trust Notes	Initial Aggregate Trust Note Principal Balance	Corresponding Class of Certificates	Note Rate
Senior Trust Notes	$437,000,000	Class A	5.89283000%
B Notes	$191,400,000	Class B	6.34313000%
C Notes	$192,300,000	Class C	6.96993000%
D Notes	$94,300,000	Class D	7.93133000%

“Trust REMIC”: As defined in the Introductory Statement.

“Trustee”: Computershare Trust Company, National Association, in its capacity as trustee, or if any successor trustee is appointed as herein provided, such successor trustee. Computershare Trust Company, National Association will perform its obligations as Trustee hereunder through its Corporate Trust Services Division (including, as applicable, any agents or affiliates utilized thereby).

“Trustee Fee”: The portion of the Certificate Administrator Fee payable monthly by the Certificate Administrator to the Trustee pursuant to Section 8.5.

“Undeveloped Certificate Administrator Information/Data”: With respect to the Certificate Administrator, information or data (other than attorney-client privileged information) that, at the time of any request for information or data, (a) is in the possession of the Certificate Administrator and (b) has been provided to the Certificate Administrator by another Person. With respect to such Undeveloped Certificate Administrator Information/Data, there shall be (i)

(x) no obligation to conduct or perform any Activity or Activities, (y) no obligation to request, direct or instruct any other Person (and no obligation on the part of any other Person) to conduct or perform any Activity or Activities and (z) no obligation to verify any Activity or Activities performed by any other Person, and (ii) if for any reason such information or data itself consists in whole or in part of the results of any Activity or Activities on the part of another Person (it being acknowledged that this shall not be construed to require any Person to perform any Activity or Activities to determine whether the information or data includes the results of any Activity or Activities on the part of another Person), (x) no obligation to conduct or perform any further or additional Activity or Activities, (y) no obligation to request, direct or instruct any other Person to conduct or perform any further or additional Activity or Activities and (z) no obligation to verify any Activity or Activities performed by any other Person.

“Undeveloped Servicer Information/Data”: With respect to the Servicer, a Sub-Servicer or the Special Servicer, as the case may be, information and data (other than attorney-client privileged information and other than information relating to a workout or resolution strategy or plan for a Specially Serviced Whole Loan) that, at the time of any request for information or data, (a) relates to the Whole Loan or the Properties, (b) is in the possession of such Person and (c) has been provided to such Person by or on behalf of a Borrowers, Manager or lender. With respect to such Undeveloped Servicer Information/Data, there shall be (i) (x) no obligation to conduct or perform any Activity or Activities, (y) no obligation to request, direct or instruct any other Person (and no obligation on the part of any other Person) to conduct or perform any Activity or Activities and (z) no obligation to verify any Activity or Activities performed by any other Person, and (ii) if for any reason such information or data itself consists in whole or in part of the results of any Activity or Activities on the part of another Person (it being acknowledged that this shall not be construed to require any Person to perform any Activity or Activities to determine whether the information or data includes the results of any Activity or Activities on the part of another Person), (x) no obligation to conduct or perform any further or additional Activity or Activities, (y) no obligation to request, direct or instruct any other Person to conduct or perform any further or additional Activity or Activities and (z) no obligation to verify any Activity or Activities performed by any other Person.

“U.S. Bancorp”: U.S. Bancorp Investments, Inc., a Delaware corporation, and its successors-in-interest.

“Unanimous Decisions”: As defined in the Mortgage Loan Agreement.

“Unapplied Non-RRI Certificate Appraisal Reduction Amount”: With respect to any Appraisal Reduction Amounts and any Distribution Date, in the event that the Non-RRI Certificate Appraisal Reduction Amount exceeds the aggregate Certificate Balance of the Class D, Class C and Class B Certificates, such excess amount.

“Uncertificated Lower-Tier Interests”: Any of the Class LA, Class LB, Class LC, Class LD, Class LRR and LRR Uncertificated Interests.

“Uninsured Cause”: Any cause of damage to a Properties subject to a Mortgage such that the complete restoration of such Property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto pursuant to the terms of the Whole Loan Documents or this Agreement.

“Unscheduled Payments”: With respect to any Distribution Date, all payments and collections received with respect to the Whole Loan or upon foreclosure or liquidation of any related Property (net of related foreclosure expenses and Liquidation Expenses) during the related Collection Period including, but not limited to, prepayments due to acceleration of the Whole Loan, Net Liquidation Proceeds, Net Proceeds, Net Foreclosure Proceeds, Condemnation Proceeds, Insurance Proceeds, voluntary prepayments and other payments and collections on the Whole Loan not scheduled to be received, other than Monthly Payments or the Balloon Payment.

“Upper-Tier Distribution Account”: A subaccount of the Distribution Account, which shall be an asset of the Trust Fund and the Upper-Tier REMIC.

“Upper-Tier REMIC”: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

“U.S. Tax Person”: A Person that is (i) a citizen or resident alien of the United States; (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes; (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person); or (v) any other Person that is disregarded as separate from its ownership for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

“U.S. Securities Person”: A “U.S. person” as defined in Rule 902(k) of Regulation S.

“Voting Rights”: The portion of the voting rights of all of the Regular Certificates that is allocated to any Regular Certificate or Class of Regular Certificates. At any time that any Certificates are outstanding, the Voting Rights shall be allocated among the respective Classes of Regular Certificates as a percentage equal to the aggregate Certificate Balances (and in connection with certain votes described in this Agreement, taking into account any notional reduction in the Certificate Balance for the Trust Appraisal Reduction Amounts allocated to the Sequential Pay Certificates and the Class RR Certificates) of the Class, in each case, determined as of the prior Distribution Date, divided by the aggregate Certificate Balance (and in connection with certain votes under this Agreement, taking into account any notional reduction in the Certificate Balance for the Trust Appraisal Reduction Amounts allocated to the Sequential Pay Certificates and the Class RR Certificates) of all Classes of Sequential Pay Certificates and the Class RR Certificates, in each case determined as of the prior Distribution Date. The RR Interest and the Class R Certificates shall not be entitled to any Voting Rights.

“Whole Loan”: As defined in the Introductory Statement to this Agreement.

“Whole Loan Deposit Account Control Agreement”: “Lockbox Agreements” and “Concentration Account Agreement”, each as defined in the Mortgage Loan Agreement.

“Whole Loan Documents”: All documents executed or delivered by the Borrowers (or their Affiliates) evidencing or securing the Whole Loan and any amendment thereof or thereafter or subsequently added to the Mortgage File, including without limitation the Mortgage Loan Agreement. For the avoidance of doubt, the Whole Loan Documents shall not include the Securitization Indemnification Agreements, and the rights of the Trust Loan Sellers and other parties to the Securitization Indemnification Agreements thereunder will not be part of the Trust Fund.

“Whole Loan Interest Accrual Period”: An “Interest Accrual Period” as defined in the Mortgage Loan Agreement.

“Whole Loan Purchase Price”: With respect to (A) the Whole Loan or Foreclosed Property, an amount (without duplication) equal to the sum of (i) the unpaid principal balance of the Whole Loan, (ii) accrued and unpaid interest on the Whole Loan at the weighted average of the Note Rates through and including the last day of the related Whole Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances and fees and amounts owed to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee together with interest on Advances, (iv) an amount equal to the sum of (1) all interest on outstanding Monthly Payment Advances and (2) all interest on and all unreimbursed Companion Loan Advances and (v) any unpaid Trust Fund Expenses and any amounts owed to the parties to this Agreement or any Other Pooling and Servicing Agreement with respect to the related Companion Loan; and (B) with respect to any Foreclosed Property, (i) the portion of the amount of the unpaid principal balance of the Whole Loan equal to an amount equal to the Foreclosed Property Partial Purchase Fraction multiplied by the unpaid principal balance of the Whole Loan, (ii) accrued and unpaid interest on such portion of the Whole Loan at the weighted average of the Note Rates (without taking into account any increase in the Note Rates as a result of a Mortgage Loan Event of Default) through and including the last day of the related Whole Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances and fees and amounts owed to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee together with interest on such Advances that are allocable to such Foreclosed Property, (iv) an amount equal to the sum of (1) all interest on outstanding Monthly Payment Advances and (2) all interest on and all unreimbursed Companion Loan Advances, in each case allocable to such Foreclosed Property, and (v) the sum of (1) any unpaid Trust Fund Expenses and any amounts owed to the parties to this Agreement or any Other Pooling and Servicing Agreement with respect to the related Companion Loan, in each case reasonably attributable to such Foreclosed Property plus (2) an amount equal to the product of (x) the Foreclosed Property Partial Purchase Fraction multiplied by (y) any unpaid Trust Fund Expenses and any amounts owed to the parties to this Agreement or any Other Pooling and Servicing Agreement with respect to the related Companion Loan, in each case not reasonably attributable to any particular Foreclosed Property.

“Whole Loan Rate”: With respect to the Whole Loan and any Whole Loan Interest Accrual Period, the weighted average (based on the outstanding principal balances of the Notes) of the annual rates at which interest accrues on the Notes during such period (in the absence of a default), as set forth in the Notes from time to time. The initial Whole Loan Rate is 6.259278528301890%.

“Withheld Amounts”: As defined in Section 3.4(f).

“Work-out Fee”: A fee payable to the Special Servicer pursuant to Section 3.17 equal to the product of (i) 0.25% (25 basis points) and (ii) each payment of principal and interest (other than Default Interest) made on the Whole Loan following the execution of a written agreement with the applicable Borrowers negotiated by the Special Servicer, if a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by such agreement (for so long as another Special Servicing Loan Event does not occur); provided, that any such Work-out Fee shall be reduced by any Net Modification Fees paid by the Borrowers with respect to the Whole Loan that were received and retained by the Special Servicer within 18 months prior to such work-out, but only to the extent those Net Modification Fees have not previously been deducted from a Work-out Fee or Liquidation Fee (each amount of the Work-out Fee shall be reduced to an amount (but not to an amount less than zero) until the aggregate amount of such reductions equals such Net Modification Fees); provided, further, that if the Whole Loan becomes a Specially Serviced Whole Loan only because of an event described in clause (i) of the definition of “Special Servicing Loan Event” and the related collection of principal and interest is received within three (3) months following the related maturity date as a result of the Whole Loan being re-financed or otherwise repaid in full, the Special Servicer will not be entitled to collect a Work-out Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders and RR Interest Owners, but the Special Servicer may collect from the Borrowers and retain (x) a workout fee, (y) such other fees as are provided for in the Whole Loan Documents and (z) other appropriate fees in connection with such workout. No Work-out Fee will be payable to the Special Servicer if a mezzanine lender purchases the Whole Loan pursuant to an intercreditor agreement within 90 days of the date on which the first purchase option notice is delivered to such mezzanine lender.

“Yield Maintenance Default Premium”: As defined in the Mortgage Loan Agreement.

1.2.            Interpretation. (a)  Whenever this Agreement refers to a Distribution Date and a “related” Collection Period, Whole Loan Interest Accrual Period, Certificate Interest Accrual Period or Payment Date, such reference shall be to the Collection Period, Whole Loan Interest Accrual Period, Certificate Interest Accrual Period or Payment Date, as applicable, occurring immediately preceding or most recently ended prior to, as applicable, such Distribution Date.

(b)               Whenever this Agreement refers to a Distribution Date and an “applicable” Pass-Through Rate, such reference shall be to the Pass-Through Rate for the applicable Class for the related Certificate Interest Accrual Period.

(c)               The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified.

(d)               Calculations of interest on the Regular Certificates and the RR Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

1.3.            Certain Calculations in Respect of the Trust Loan or Whole Loan. (a)  All amounts collected by or on behalf of the Trust in respect of the Whole Loan in the form of payments from or on behalf of the Borrowers, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than amounts related to clause (b) of the definition thereof required to be applied to the restoration, preservation or repair of a Property or to be released to the Borrowers in accordance with the Whole Loan Documents) shall be applied to amounts due and owing under the Whole Loan Documents and the Co-Lender Agreement (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Whole Loan Documents and the Co-Lender Agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after a Mortgage Loan Event of Default, all such amounts collected that are not required to be distributed to the Companion Loan Holders pursuant to the Co-Lender Agreement shall be deemed to be applied in the following order of priority: first, as a recovery of any unreimbursed Advances plus interest accrued thereon at the Advance Rate and, if applicable, Liquidation Expenses and unpaid Trust Fund Expenses; second, as a recovery of Nonrecoverable Advances and interest thereon to the extent previously reimbursed from principal collections with respect to the Whole Loan or the Trust Loan, as applicable; third, as a recovery of accrued and unpaid interest on each Trust Note that has not been the subject of a Monthly Payment Advance, to the extent of the excess of (i) accrued and unpaid interest on each outstanding Trust Note at the applicable Note Rate (without giving effect to any increase in such Note Rate required under the Mortgage Loan Agreement as a result of a Mortgage Loan Event of Default) through and including the end of the Whole Loan Interest Accrual Period in which such collections were received by or on behalf of the Trust, over (ii) the cumulative amount of the reductions (if any) in the amount (x) of the interest portion of the related Monthly Payment Advances for such Trust Note that have theretofore occurred under Section 3.23(a) in connection with Appraisal Reduction Amounts, or (y) with respect to any accrued and unpaid interest on the Whole Loan that was not advanced due to a determination that the related Monthly Payment Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such Monthly Payment Advance from being made) would not have been advanced because of the reductions in the amount of Monthly Payment Advances for the Whole Loan that would have occurred in connection with the related Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Senior Trust Notes (on a pro rata basis), then to the B Notes (on a pro rata basis), then to the C Notes (on a pro rata basis) and then to the D Notes (on a pro rata basis), in that order); fourth, as a recovery of principal of the Trust Loan then due and payable on the Trust Loan, including by reason of acceleration of the Whole Loan following a Mortgage Loan Event of Default (or, if the Trust Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance), to the Senior Trust Notes (on a pro rata basis), then to the B Notes (on a pro rata basis), then to the C Notes (on a pro rata basis) and then to the D Notes (on a pro rata basis), in each case until their respective principal balances have been reduced to zero; fifth, as a recovery of accrued and unpaid interest on each Trust Note to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for such Trust Note that have theretofore occurred under Section 3.23(a) in connection with related Trust Appraisal Reduction Amounts, or would have occurred in connection with the related Trust Appraisal Reduction Amounts but for such Monthly Payment Advance not having been made as a result of a determination by the Servicer that such Monthly Payment Advance would have been a Nonrecoverable Advance (to the extent that collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest on the Senior Trust Notes (on a pro rata basis), then to the B Notes (on a pro rata basis), then to the C Notes (on a pro rata basis) and then to the D Notes (on a pro rata basis), in that order); sixth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items; seventh, as a recovery of any other reserves to the extent then required to be held in escrow; eighth, as a recovery of any Yield Maintenance Default Premiums; ninth, as a recovery of any Default Interest or late charges then due and owing under the Whole Loan; tenth, as a recovery of any Assumption Fees, assumption application fees, consent fees, loan service transaction fees, release fees, review fees, substitution fees and Modification Fees then due and owing under the Whole Loan; and eleventh, as a recovery of any other amounts then due and owing under the Whole Loan, provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to the release of all or any portion of a Property (including following a condemnation) from the lien of the Mortgage and Whole Loan Documents must be allocated to reduce the principal balance of the Whole Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to-value ratio of the Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

(b)               Collections by or on behalf of the Trust in respect of any Foreclosed Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such Foreclosed Property) that are not required to be distributed to Companion Loan Holders pursuant to the Co-Lender Agreement shall be deemed to be applied in the following order of priority: first, as a recovery of any related and unreimbursed Advances plus interest accrued on such advances at the Advance Rate and, if applicable, unpaid Liquidation Expenses and unpaid Trust Fund Expenses; second, as a recovery of Nonrecoverable Advances and interest thereon to the extent previously reimbursed from principal collections with respect to the Whole Loan; third, as a recovery of accrued and unpaid interest on each Trust Note that has not been the subject of a Monthly Payment Advance to the extent of the excess of (i) accrued and unpaid interest on each outstanding Trust Note at the applicable Note Rate (without giving effect to any increase in the such Note Rate required under the Mortgage Loan Agreement as a result of a Mortgage Loan Event of Default) through and including the end of the Whole Loan Interest Accrual Period in which such collections were received by or on behalf of the Trust, over (ii) the cumulative amount of the reductions (if any) in the amount of (x) the interest portion of the related Monthly Payment Advances for such Trust

Note that have theretofore occurred under Section 3.23(a) in connection with Appraisal Reduction Amounts, or (y) with respect to any accrued and unpaid interest on the Whole Loan that was not advanced due to a determination that the related Monthly Payment Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such Monthly Payment Advance from being made) would not have been advanced because of the reductions in the amount of Monthly Payment Advances for the Whole Loan that would have occurred in connection with the related Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest to the Senior Trust Notes (on a pro rata basis), then to the B Notes (on a pro rata basis), then to the C Notes (on a pro rata basis) and then to the D Notes (on a pro rata basis), in that order); fourth, as a recovery of principal due and payable on the Whole Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of accrued and unpaid interest on each Trust Note to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Payment Advances for such Trust Note that have theretofore occurred under Section 3.23(a) in connection with related Trust Appraisal Reduction Amounts (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates) (such accrued and unpaid interest to be applied sequentially to accrued and unpaid interest to the Senior Trust Notes (on a pro rata basis), then to the B Notes (on a pro rata basis), then to the C Notes (on a pro rata basis) and then to the D Notes (on a pro rata basis), in that order); sixth, as a recovery of any Yield Maintenance Default Premiums on the Whole Loan; seventh, as a recovery of any Default Interest then deemed to be due and owing under the Whole Loan; eighth, as a recovery of any Assumption Fees, Assumption Application Fees, consent fees, loan service transaction fees, release fees, review fees, substitution fees and Modification Fees then due and owing under the Whole Loan; and ninth, as a recovery of any other amounts deemed to be due and owing in respect of the Whole Loan.

(c)               All net present value calculations and determinations made under this Agreement with respect to the Whole Loan, the Trust Loan, any Companion Loan, any Property or Foreclosed Property (including for purposes of the definition of “Accepted Servicing Practices”) shall be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Whole Loan, the Trust Loan or such Companion Loan, or sale of the Whole Loan, the Trust Loan or such Companion Loan if it is in default, the higher of (1) the rate determined by the Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrowers on similar debt of the Borrowers as of such date of determination, (2) the yield on the most recently issued ten-year U.S. treasuries as of the date of such determination and (3) the weighted average of the Note Rates on the Notes or Trust Notes, as applicable, based on the outstanding principal balance of the related Note, and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

2.                  DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES

2.1.            Creation and Declaration of Trust; Conveyance of the Trust Loan. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, delivers, sets over, and otherwise conveys or causes to be conveyed in trust to the Trustee for the benefit of Certificateholders and the RR Interest Owners, without recourse (except to the extent otherwise provided herein and in the Whole Loan Documents), the Depositor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to all of the items referred to in the definition of “Trust Fund”, including without limitation (i) all rights and remedies of the Depositor under the Trust Loan Purchase Agreement, (ii) all right, title and interest of the Depositor in, to and under the Reserve Accounts, (iii) all right, title and interest of the Depositor in and to the Trust Loan as of the Closing Date, and (iv) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC (collectively, the “Conveyed Property”). Such transfer and assignment includes all payments of interest on the Trust Loan due and payable on and after the Cut-off Date and all principal payments received on or after the Cut-off Date.

Such sale, transfer and assignment include any related escrow accounts and any security interest under the Trust Loan (whether in real or personal property and whether tangible or intangible) and all related rights to payments made or required to be made to the Depositor by the Borrowers or any other party under the Whole Loan Documents relating to the Trust Loan. Such sale, transfer and assignment further include all Whole Loan Documents relating to the Trust Loan (other than the Securitization Cooperation Provisions). Notwithstanding anything to the contrary herein, the rights of the Lender under the Securitization Cooperation Provisions shall be retained by the Trust Loan Sellers and shall not be part of the Trust Fund.

(b)               In connection with such sale, transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian (i) the original Trust Notes (or if any Trust Note has been lost, a lost note affidavit with a customary indemnity provision, together with a copy of such Note), endorsed without recourse to the order of the Trustee in the following form: “Pay to the order of Computershare Trust Company, National Association, as Trustee, for the benefit of Holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, 2025-LIFE and the RR Interest Owners without recourse or warranty except as set forth in the Trust and Servicing Agreement, dated as of June 6, 2025, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and Special Servicer, and Computershare Trust Company, National Association, as Trustee and Certificate Administrator”, which Notes and all endorsements thereon shall show a complete chain of endorsement from the original payee(s) to the Trustee and (ii) on or before the fifth day after the Closing Date (the “Delivery Date”), the following documents or instruments with respect to the Whole Loan (collectively with the original Trust Notes required under clause (i) above, the “Mortgage File”), in each case executed by the parties thereto:

(A)             the original or a copy of the Mortgage Loan Agreement, including any amendments thereto;

(B)              each original recorded counterpart of the Mortgage or certified copies of the recorded counterparts of the Mortgage;

(C)              the original Assignment of Mortgage, in favor of the Trustee, and in a form that is complete and suitable for recording in the applicable jurisdiction in which each Property is located to “Computershare Trust Company, National Association, as Trustee, for the benefit of Holders of BX Trust 2025-LIFE,

Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, the RR Interest Owners and the Companion Loan Holders, as their interests may appear”, without recourse;

(D)             an original or copy of the Environmental Indemnity;

(E)              an original or copy of the Assignment of Management Agreement and Assignment of Parking Management Agreement;

(F)              where applicable, a copy of the UCC-1 financing statement (and an original thereof shall have been sent for filing), together with a UCC-3 financing statement, in a form that is complete and suitable for filing, disclosing the assignment from the secured party named in such UCC-1 financing statement to the Trustee of the security interest in the personal property and other UCC collateral constituting security for repayment of the Whole Loan;

(G)             the lender’s title insurance policy obtained in connection with the origination of the Whole Loan (or marked, signed commitments to insure or pro forma title insurance policies), which may be an electronically issued policy, together with any endorsements thereto;

(H)             a copy of the Cash Management Agreement and the Whole Loan Deposit Account Control Agreement;

(I)                an original or copy of any assignment of leases (if such item is a document separate from the Mortgage);

(J)                an original or copy of the Guaranty;

(K)             a copy of the Ground Lease, the Prime Lease, any recognition agreement and subordination, non-disturbance and attornment agreement or similar agreement related to the Ground Lease or the Prime Lease, and any other related lessor estoppel or similar agreement or a copy thereof;

(L)              the Post-Closing Obligations Letter; and

(M)            any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

The Depositor shall provide the Servicer promptly following the Closing Date, at its own expense, with copies of all such documents in its possession constituting part of the Mortgage File.

In addition, the Depositor shall deliver or cause to be delivered to the Servicer for its review, all required insurance policies or certificates issued by the insurers showing such insurance to be in effect on the Closing Date, together with proof of payment of premiums relating thereto (which may consist of such policies or certificates).

Each Assignment of Mortgage and UCC-3 financing statements to be filed in the appropriate filing offices or record depositories shall be filed or recorded, as applicable, by a designee of the Depositor, with instructions to return all such recorded documents, or other evidence of filing issued by the applicable governmental offices, to the Custodian, with a copy to the Servicer. In the event that any such document is determined to be defective or not to be in compliance with the requirements of the applicable filing office or recording depository, or if any such document is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare a substitute document, and shall cause each such document to be duly submitted for filing or recording, as applicable. Notwithstanding anything to the contrary contained in this Section 2.1(b), in those instances where the public recording office retains the original Mortgage or Assignment of Mortgage, if applicable, after any has been recorded, the obligations of the Depositor hereunder and the obligations of the Trust Loan Sellers under the Trust Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, or Assignment of Mortgage, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof.

The ownership of the Trust Notes, all other contents of the Mortgage File and the other assets in the Trust Fund shall be vested in the Trust or the Trustee for the benefit of the Certificateholders, the RR Interest Owners and (other than the Trust Notes) the Companion Loan Holders. The Depositor, the Servicer and the Special Servicer agree to take no action inconsistent with the Trustee’s ownership of the Trust Loan and to promptly indicate to all inquiring parties that the Trust Loan has been sold and to claim no ownership interest in the Trust Loan. All original documents relating to the Trust Loan that are not delivered to the Custodian are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders. In the event that any such original document is required pursuant to the terms of this Section 2.1(b) to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

2.2.            Acceptance by the Trustee and the Custodian. (a)  By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it by the Depositor of the Trust Fund in good faith without notice of adverse claims and the Custodian declares that it holds and will hold or will cause to be held such documents as are delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to it) in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders, the RR Interest Owners and the Companion Loan Holders.

(b)               The execution and delivery of this Agreement by the Certificate Administrator shall constitute certification by the Custodian that (i) the original Trust Notes specified in clause (i) of the definition of “Mortgage File” and all allonges thereto, if any, have been received by the Custodian; and (ii) such original Trust Notes have been reviewed by the Custodian and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrowers), (B) appear to have been executed and (C) purport to relate to the Whole Loan. The Custodian agrees to review or cause to be reviewed the Mortgage File within thirty (30) days after the Closing Date, and to deliver to the Depositor, the Companion Loan Holders, the Trustee, the Certificate Administrator, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination

Event), the Servicer and the Special Servicer a report certifying, subject to any exceptions found by it in such review, that (A) all documents referred to in Section 2.1(b) have been received, and (B) all documents have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Whole Loan. The Custodian shall have no responsibility for reviewing the Mortgage File except as expressly set forth in this Section 2.2(b). The Custodian shall be under no duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.1(b)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to any Property.

If the Depositor cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to in clauses (ii)(B), (C) and (F) of Section 2.1(b) with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of Section 2.1 shall be deemed to have been satisfied on a provisional basis as of the Delivery Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or any Trust Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Custodian on or before the Delivery Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public filing office or county recorder’s office, in the case of the documents and/or instruments referred to in clause (ii)(B), (C) and (F) of Section 2.1(b) to be a true and complete copy of the original thereof submitted for filing or recording), with evidence of filing or recording thereon, is delivered to the Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Custodian shall consent to so long as the Depositor provides a certification in writing to the Custodian no less often than every 90 days that it is attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy).

(c)               Upon the first anniversary following the Closing Date, the Custodian shall deliver a final exception report as to any remaining documents that are not in the Mortgage File, whereupon, within 90 days, the Depositor shall either: (i) cause such document deficiency to be cured; or (ii) use commercially reasonable efforts (A) to cause the Trust Loan Sellers to repurchase the Trust Loan (or the allocable portion of the Trust Loan with respect to a Property that was the subject of such Material Breach or Material Document Defect equal to the Allocated Whole Loan Amount for such Property) pursuant to the Trust Loan Purchase Agreement if such exception is a Material Document Defect or (B) if such Material Document Defect is not related to the Trust Loan not being a Qualified Mortgage, indemnify the Trust in respect of the Trust

Loan for the losses directly related to such Material Document Defect, subject to receipt of a Rating Agency Confirmation with respect to such action. Notwithstanding anything to the contrary herein, no Defect (except for a Defect with respect to the documents described in clause (i) of Section 2.1(b) and the documents described in clauses (ii)(B), (C) and (G) of Section 2.1(b) or Defects that cause the Trust Loan to be other than a Qualified Mortgage) shall be considered to be a Material Document Defect unless the document with respect to which a Defect exists is required in connection with (A) an imminent enforcement of the mortgagee’s rights or remedies under the Trust Loan; (B) defending any claim asserted by any Borrower or third party with respect to the Trust Loan; (C) establishing the validity or priority of any lien on any collateral securing the Trust Loan; or (D) any immediate significant servicing obligations. The Trustee’s sole remedy against the Trust Loan Sellers in connection with a Material Document Defect is to enforce the cure, repurchase or indemnification claim in accordance with the provisions of the Trust Loan Purchase Agreement.

(d)               If the Servicer or the Special Servicer (i) receives a Repurchase Request (the receiving Servicer or Special Servicer, as applicable, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”) or such a Repurchase Request or Repurchase Request Withdrawal is forwarded to the Servicer or Special Servicer by another party hereto, then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or Repurchase Request Withdrawal (each, a “Rule 15Ga-1 Notice”) to the Depositor, the Companion Loan Holders and the Trust Loan Sellers, in each case within ten (10) Business Days from such party’s receipt thereof. Each Rule 15Ga-1 Notice may be delivered by electronic means.

Each Rule 15Ga-1 Notice shall include (i) the identity of the Property, (ii) the date the Repurchase Communication of the Repurchase Request or Repurchase Request Withdrawal is received, as applicable, and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Trust Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.2(d) is so provided only to assist the Trust Loan Sellers and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.2(d) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Trust Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee or the Certificate Administrator receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such

Repurchase Request or Repurchase Request Withdrawal to the Servicer (or to the Special Servicer, if a Special Servicing Loan Event has occurred and is continuing), and include the following statement in the related correspondence: “This is a “Repurchase Request Withdrawal” under Section 2.2 of the Trust and Servicing Agreement relating to the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder.” Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.2(d) with respect to such Repurchase Request or Repurchase Request Withdrawal.

If the Depositor, the Trustee or the Certificate Administrator receives notice or has knowledge of a withdrawal of a Repurchase Request Withdrawal of which notice has been previously received or given, and such notice was not received from or copied to the Servicer or the Special Servicer, then such party shall promptly give notice of such Repurchase Request Withdrawal to the Servicer or the Special Servicer, as applicable.

In the event that the Trust Loan or a portion of the Trust Loan relating to any Property is repurchased pursuant to Section 2.9, the Servicer or Special Servicer shall promptly notify the Depositor, the Certificate Administrator and the Trustee of such repurchase.

2.3.            Representations and Warranties of the Trustee. (a) Computershare Trust Company, as Trustee, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the RR Interest Owners that as of the Closing Date:

(i)                                    the Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                                 the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s articles of association or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii)                              except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such Property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                             this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)                                the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)                              no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)                           no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)                       the Trustee is covered by errors and omissions insurance coverage which is in full force and effect and/or otherwise complies with the requirements of Section 8.6(c).

(b)               The respective representations and warranties of the Trustee set forth in this Section 2.3 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto and the Certificateholders and the RR Interest Owners.

2.4.            Representations and Warranties of the Certificate Administrator.
(a) Computershare Trust Company, as Certificate Administrator, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the RR Interest Owners that as of the Closing Date:

(i)                                    the Certificate Administrator is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                                  the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s articles of association or constitute a default

(or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii)                              the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                              this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)                                 the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)                              no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)                          the Certificate Administrator is covered by errors and omissions insurance coverage which is in full force and effect and/or otherwise complies with the requirements of Section 8.6(b); and

(viii)                        no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b)               The respective representations and warranties of the Certificate Administrator set forth in this Section 2.4 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto and the Certificateholders and the RR Interest Owners.

2.5.            Representations and Warranties of the Servicer and the Special Servicer.
(a) KeyBank National Association, as Servicer and Special Servicer, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the RR Interest Owners that as of the Closing Date:

(i)                                      it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where any Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Whole Loan in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)                                  the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate its organizational documents, or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust Fund to realize on the Collateral;

(iii)                               this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy and receivership laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iv)                                it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by it;

(v)                                  all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vi)                                there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(vii)                             it has errors and omissions insurance and fidelity bond coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case, complies with the requirements of Section 3.11 hereof.

(b)               The representations and warranties of the Servicer set forth in this Section 2.5 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto and the Certificateholders and the RR Interest Owners.

2.6.            [Reserved].

2.7.          Representations and Warranties of the Depositor. (a)  The Depositor hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the RR Interest Owners that as of the Closing Date:

(i)                                     the Depositor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)                                 the execution, delivery and performance of this Agreement by the Depositor have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Depositor, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

(iii)                              the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)                              this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)                                  there are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body

(A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor shall be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect its ability to perform its obligations under this Agreement;

(vi)                               the Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Depositor to perform its obligations hereunder;

(vii)                           other than the actions taken pursuant to this Agreement, the Depositor has taken no action to impair or encumber the title to the Trust Loan or to subject it to any offsets, defenses or counterclaims during the Depositor’s ownership thereof;

(viii)                         the Depositor is accounting for the transfer of the Trust Loan as a sale under generally accepted accounting principles and for federal income tax purposes;

(ix)                               the Depositor is not, and, after giving effect to the transfers contemplated under this Agreement, will not be, insolvent; and

(x)                                   the Depositor has not transferred the Trust Loan with an intent to hinder, delay or defraud its creditors.

(b)               The representations and warranties of the Depositor set forth in this Section 2.7 shall survive until termination of this Agreement, and shall inure to the benefit of the Certificateholders, the RR Interest Owners, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

(c)               Neither the Depositor nor any of its Affiliates shall insure or guarantee distributions on the Certificates or the RR Interest. Subject to Section 2.9(a) and (b), neither the Certificateholders, the RR Interest Owners, the Trustee, or the Certificate Administrator on their behalf shall have any rights or remedies against the Depositor for any losses or other claims in connection with the Certificates, the RR Interest or the Trust Loan.

2.8.            [Reserved].

2.9.            Representations and Warranties Contained in the Trust Loan Purchase Agreement. (a)  Upon discovery by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee of (i) a Material Breach of any representation and warranty set forth in Exhibit A to the Trust Loan Purchase Agreement, which representation and warranty was made by the Trust Loan Sellers in the Trust Loan Purchase Agreement and has been assigned to the Trustee pursuant to Section 2.1 hereof, or (ii) a Material Document Defect, such Person shall give prompt notice thereof to the other parties hereto and the Companion Loan Holders (with a copy to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA”), and upon receipt of such notice the Servicer or the Special Servicer, as applicable, shall use efforts consistent with Accepted Servicing Practices to cause the Trust Loan Sellers, to the extent obligated to do so under the Trust Loan Purchase Agreement, to cure such default or defect or repurchase their respective Loan Percentage Interest in the Trust Loan (or make an indemnification payment in lieu thereof) under the terms of and within the time period specified by the Trust Loan Purchase Agreement, it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters; provided, that within 90 days of (1) the receipt by such Trust Loan Seller of written notice of such Material Document Defect or Material Breach, as the case may be (such 90-day period, the “Initial Resolution Period”) (2) the discovery of such Material Document Defect or Material Breach, as the case may be, by such Trust Loan Seller or (3) in the case of a Material Document Defect or Material Breach that would cause the Trust Loan not to be a, “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) (a “Qualified Mortgage”), the discovery of such Material Document Defect or Material Breach, as the case may be, by such Trust Loan Seller or any party to this Agreement, each affected Trust Loan Seller, as applicable, shall be required to (x) repurchase its Loan Percentage Interest in the Trust Loan (or an affected allocated portion of such Loan Percentage Interest as provided in the Trust Loan Purchase Agreement) at its Loan Percentage Interest of the applicable Repurchase Price, (y) promptly cure such Material Breach or Material Document Defect, as the case may be, in all material respects, provided, that in the case of this clause (y), any such cure that is of a monetary nature shall be made by the Trust Loan Sellers on a pro rata basis in accordance with their respective Loan Percentage Interests and any Trust Loan Seller that pays more than such pro rata share shall be entitled to contribution from any other Trust Loan Seller that has paid less than its pro rata share or (z) if such Material Document Defect or Material Breach is not related to the Trust Loan not being a Qualified Mortgage, indemnify the Trust in respect of its Loan Percentage Interest in the Trust Loan for the losses directly related to such Material Document Defect or Material Breach (subject, in the case of any indemnity in lieu of a repurchase, to the receipt of a Rating Agency Confirmation from each Rating Agency with respect to such action); provided, that in the event that such Material Breach or Material Document Defect does not cause the Trust Loan to be other than a Qualified Mortgage and is capable of being cured but not within such Initial Resolution Period, if a Trust Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, such Trust Loan Seller will have an additional 90 days to complete such cure (the “Extended Resolution Period”), or failing such cure, to repurchase its respective Loan Percentage Interest in the Trust Loan (or, in the case of a repurchase of a portion of the Trust Loan relating to any Property, the portion of the Trust Loan allocable to such Property equal to the Partial Repurchase Fraction multiplied by the unpaid principal balance of the Trust Loan) or indemnify the Trust; provided, further, that with respect to such Extended Resolution Period, the Trust Loan Seller or Trust Loan Sellers shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator, the Servicer and the Special Servicer setting forth the reason why such Material Breach or Material Document Defect is not capable of being cured within the Initial Resolution Period and what actions such Trust Loan Seller or Trust Loan Sellers are pursuing in connection with the cure thereof and stating that such Trust Loan Seller or Trust Loan Sellers anticipate that such Material Breach or Material Document Defect shall be cured within the Extended Resolution Period. For the avoidance of doubt, no Liquidation Fee shall be payable by the Trust Loan Seller in connection with a repurchase of such Trust Loan Seller’s Loan Percentage Interest in the Trust Loan (or any allocable portion of the Trust Loan) or any indemnification payment by the Trust Loan Seller to a Material Breach or a Material Document Defect if made in accordance with and within the Initial Resolution Period or any Extended Resolution Period.

(b)               Upon receipt by the Servicer from the Trust Loan Sellers of the Repurchase Price for the Trust Loan (or the allocable portion of the Trust Loan with respect to a Property that was the subject of such Material Breach or Material Document Defect equal to the Allocated Whole Loan Amount for such Property), the Servicer shall deposit such amount in the Collection Account, and the Custodian shall, upon receipt of a certificate of a Servicing Officer certifying as to (1) the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.9(b) and (2) if applicable, compliance with the conditions set forth in clauses (c) and (d) below, (i) release or cause to be released to the designees of the Trust Loan Sellers the Repurchase Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except that the Trust Loan (or the allocable portion of the Trust Loan with respect to a Property that was the subject of such Material Breach or Material Document Defect equal to the Allocated Whole Loan Amount for such Property) is owned by the Trust and is being sold free and clear of liens and encumbrances, as shall be prepared by such designee to vest in such designee the Trust Loan released pursuant hereto and the Certificate Administrator, the Trustee, the Servicer and the Special Servicer shall have no further responsibility with regard to such Repurchase Mortgage File and (ii) release or cause to be released to the Trust Loan Sellers any escrow payments and Reserve Accounts held by the Trustee, or on the Trustee’s behalf, in respect of the Trust Loan (or the allocable portion of the Trust Loan with respect to a Property that was the subject of such Material Breach or Material Document Defect equal to the Allocated Whole Loan Amount for such Property).

(c)               In connection with any partial repurchase of the portion of the Trust Loan relating to any Property in connection with a Material Breach or Material Document Defect, the Servicer, Special Servicer and Trustee, as applicable, shall comply with, and enforce the provisions of Section 9.1 of the Mortgage Loan Agreement and the Co-Lender Agreement and further, the Depositor shall cause each Repurchasing Seller, at such Repurchasing Seller’s own expense, to deliver, or cause to be delivered, to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee all of the following: (i) a Rating Agency Confirmation with respect to the splitting of the Trust Loan in connection with such repurchase, (ii) an Opinion of Counsel of nationally recognized tax counsel for the Repurchasing Seller to the effect that such splitting of the Trust Loan in connection with such repurchase will not constitute a “significant modification” of the Trust Loan within the meaning of Treasury Regulations Section 1.1001-3 or otherwise cause an Adverse REMIC Event, (iii) a written instrument executed by the Borrowers to the effect that (1) they release the Trust Fund and the parties to this Agreement from any liability that any of them may be construed to have to the Borrowers for any cost or expense incurred or to be incurred by the Borrowers in connection with such splitting, including, without limitation, transfer or conveyance fees (if any), mortgage recording taxes (if any) and attorney fees and expenses and (2) they concur that such splitting of the Trust Loan does not increase in the aggregate any monetary obligation of the Borrowers under the Whole Loan Documents or any other obligation of the Borrowers under the Whole Loan Documents in any material respect; and (iv) such other documents, instruments and opinions as the Servicer or the Special Servicer, as applicable, may reasonably request. In the event that any Trust Loan Seller fails to satisfy any of the requirements for a partial repurchase in any material respects, such Trust Loan Seller shall repurchase its entire respective Loan Percentage Interest in the Trust Loan pursuant to the Trust Loan Purchase Agreement.

(d)               In connection with any partial repurchase of the portion of the Trust Loan relating to any Property, in the event all Trust Loan Sellers repurchase their respective Loan Percentage Interests in the portion of the Trust Loan allocable to such Property pursuant to Section 8 of the Trust Loan Purchase Agreement, the portion of the Trust Loan so repurchased by the Trust Loan Sellers shall no longer be serviced under this Agreement. In the event that less than all of the Notes are repurchased pursuant to the Trust Loan Purchase Agreement and at least one Note remains in the Trust, the provisions of Section 3.30 of this Agreement shall govern the servicing and administration of the Whole Loan.

(e)               In the event that the Trust Loan or a portion thereof is repurchased pursuant to this Section 2.9, the Servicer or Special Servicer, as applicable, shall promptly notify in writing the Depositor, the Certificate Administrator and the Trustee of such repurchase.

(f)                In the event that the Trust Loan is repurchased pursuant to this Section 2.9, the Servicer or Special Servicer, as applicable, shall promptly notify the Depositor of such repurchase.

(g)               It is understood and agreed that the obligations of the Trust Loan Sellers referred to in this Section 2.9 shall be the sole remedies available to the Certificateholders, the RR Interest Owners or the Trustee respecting a Material Breach of the Trust Loan Sellers representations and warranties regarding the Whole Loan, the Property and any Material Document Defect.

2.10.        Execution and Delivery of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee acknowledges the assignment in trust by the Depositor to the Trustee of the Trust Notes and other assets comprising the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests and the Class LT-R Interest to the Depositor, in exchange for the Trust Loan, receipt of which is hereby acknowledged, (ii) acknowledges, immediately thereafter, the contribution by the Depositor of the Uncertificated Lower-Tier Interests to the Upper-Tier REMIC, and (iii) acknowledges, immediately thereafter, in exchange for the Uncertificated Lower-Tier Interests, the issuance of the regular interests and the Class UT-R Interest and that it has caused the Certificate Administrator to execute and authenticate and deliver to or upon the order of the Depositor, the Class R Certificates, representing the Class LT-R and Class UT-R Interests and the Regular Certificates and the RR Interest, and the Depositor hereby acknowledges the receipt by it or its designees, of the Certificates and the RR Interest in authorized denominations evidencing the entire beneficial ownership of the Trust Fund.

2.11.        Miscellaneous REMIC Provisions. (a)  The Class A, Class B, Class C, Class D and Class RR Certificates and the RR Interest are hereby designated as the “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class UT-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

(b)               The Class LA, Class LB, Class LC, Class LD, Class LRR and LRR Uncertificated Interests are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LT-R Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

3.                  ADMINISTRATION AND SERVICING OF THE WHOLE Loan

3.1.            Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer. The Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Whole Loan and administer any Foreclosed Property solely on behalf of the Trust and the Companion Loan Holders, in the best interest of, and for the benefit of, all the Certificateholders, the RR Interest Owners and the Companion Loan Holders as a collective whole (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes) as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted one lender (as determined by the Servicer or the Special Servicer, as applicable, in the exercise of its good faith and reasonable judgment), in accordance with applicable law (including the REMIC Provisions), the terms of this Agreement, the Whole Loan Documents, the Co-Lender Agreement and any intercreditor agreement, and, to the extent consistent with the foregoing, the following standards: (i) the higher of (a) the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, services and administers similar loans and administers foreclosed properties for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders in servicing their own loans and administering their own foreclosed properties, or (b) the same manner in which and with the same care, skill, prudence and diligence the Servicer or the Special Servicer, as applicable, uses for loans which it owns or for foreclosed properties it owns and administers; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Whole Loan or, if the Whole Loan comes into and continues in default and if no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Whole Loan to the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted one lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)) on a net present value basis and (b) the payment of Trust Fund Expenses that are reimbursable or payable by the Borrowers under the Mortgage Loan Agreement; and (iii) without regard to:

(A)             any relationship that the Servicer or the Special Servicer or any Affiliate thereof may have with any Borrower Affiliate, any mezzanine lender, the Manager, any Trust Loan Seller, any RR Interest Owner, any Companion Loan Holder, the Depositor or any of their respective Affiliates;

(B)              the ownership of any Certificate, the RR Interest or any portion of the Companion Loan or any interest in the Companion Loan or other indebtedness secured by the Properties or any certificate backed by a Companion Loan, a related mezzanine loan by the Servicer or the Special Servicer or by any Affiliate thereof;

(C)              in the case of the Servicer, its obligation to make Advances;

(D)             the right of the Servicer or the Special Servicer or any Affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)              the ownership, servicing or management for others of any other loans (including, without limitation, a related mezzanine loan) or properties by the Servicer or the Special Servicer, as applicable, or any Affiliate of the foregoing.

Subject to the above-described servicing standards (hereinafter referred to as “Accepted Servicing Practices”) and the terms of this Agreement and of the Whole Loan Documents, the Servicer and the Special Servicer each shall have full power and authority, acting alone and/or through (in the case of the Servicer) one or more sub-servicers as provided in Section 3.2, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and the Special Servicer shall service and administer the Whole Loan in accordance with applicable state and federal law. At the written request of the Servicer or the Special Servicer, as applicable, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable such Servicer or the Special Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible (and shall be indemnified by the Servicer or the Special Servicer) for any negligence or misuse by the Servicer or the Special Servicer in its uses of any such powers of attorney or other document. Notwithstanding anything contained herein to the contrary, the Servicer and the Special Servicer shall not without the Trustee’s and the Certificate Administrator’s prior written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s or the Certificate Administrator’s name without indicating the representative capacity of the Servicer or the Special Servicer, as applicable, or (ii) take any action with the intent to, and which actually does cause, the Trustee or the Certificate Administrator to be registered to do business in any state.

The liability of each of the Servicer and the Special Servicer, as applicable, for actions and omissions in its capacity as Servicer and the Special Servicer, respectively, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). Nothing contained in this Agreement shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectibility of the Trust Loan and the Companion Loan.

In connection with a PILOT Lease, the Servicer shall promptly, and in any event within 60 days following the receipt of the PILOT Lease (including the lessor’s contact information) inform such ground lessor that any notices of default under such PILOT Lease should thereafter be forwarded to the Servicer.

Except as otherwise expressly set forth in this Agreement, any party to this Agreement, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) such party, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) such party, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of such party, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers; provided, however, the knowledge of employees performing solely special servicing functions shall not be imputed to employees performing solely master servicing functions, and the knowledge of employees performing solely master servicing functions shall not be imputed to employees performing solely special servicing functions.

3.2.            Sub-Servicing Agreements. (a)  The Special Servicer shall not engage any Sub-Servicer or enter into any sub-servicing agreement. The Servicer, at its own expense without a right of reimbursement under this Agreement or otherwise, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Trust Loan and the Companion Loan, provided that (i) any such sub-servicing agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the sub-servicer have agreed, and (ii) no sub-servicer retained by the Servicer shall grant any modification, waiver, or amendment to the Whole Loan Documents without the approval of the Servicer. References in this Agreement to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer in servicing the Whole Loan include actions taken or to be taken by a sub-servicer on behalf of the Servicer. Each sub-servicer shall be (i) authorized to transact business and licensed in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations under the applicable sub-servicing agreement, and (ii) qualified to perform its obligations under the applicable sub-servicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any amount when the sub-servicer receives such amount, irrespective of whether such amount is remitted to the Servicer for deposit in the Collection Account, any Cash Collateral Account, any Reserve Account or the Distribution Account, and actions taken by the sub-servicer shall be deemed to be actions of the Servicer. The Servicer shall notify the Trustee, the Certificate Administrator, the Borrowers and the Depositor in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee, upon its request, with a copy of the sub-servicing agreement. No sub-servicer shall be permitted to enter into any sub-servicing agreement with other sub-servicers without the prior written consent of the Servicer.

(b)               Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders and the RR Interest Owners for the servicing and administering of the Trust Loan and the Companion Loan in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement, or by virtue of indemnification from a sub-servicer, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Whole Loan.

(c)               Any sub-servicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by (i) the Trustee if the Trustee has assumed the duties of the Servicer or if the Servicer is otherwise terminated pursuant to the terms of this Agreement, or (ii) a successor Servicer if such successor Servicer has assumed the duties of the Servicer, without cost or obligation to the Trustee, the successor Servicer, the Trust or the Trust Fund.

(d)               Any sub-servicing agreement, and any other transactions or services relating to the Whole Loan involving a sub-servicer, shall be deemed to be between the Servicer and such sub-servicer alone, and the Trustee, the Certificate Administrator, the Special Servicer, the Depositor, the Trust and the Certificateholders and the RR Interest Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, and no provision herein shall be construed so as to require the Trust, the Trustee, the Certificate Administrator, the Special Servicer or the Depositor to indemnify any such sub-servicer. Notwithstanding anything in this Agreement to the contrary, the Servicer and the Special Servicer are permitted, at their own expense, or to the extent that a particular expense is provided herein to be an Advance or a Trust Fund Expense, at the expense of the Trust, to utilize other agents or attorneys typically used by servicers of mortgage loans underlying commercial mortgage-backed securities in performing each of their obligations under this Agreement (including but not limited to inspectors, appraisers, engineers and property managers).

(e)               Notwithstanding anything herein, each of the initial Servicer and the initial Special Servicer may delegate certain of its duties and obligations hereunder to an Affiliate of the Servicer or Special Servicer, as applicable. Such delegation shall not be considered a sub-servicing agreement hereunder, and the requirements and obligations set forth herein applicable to sub-servicing agreements, sub-servicers or Servicing Function Participants shall not be applicable to such arrangement. Notwithstanding any such delegation, the Servicer and the Special Servicer shall remain obligated and liable for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Whole Loan as required hereby.

(f)                The parties hereto acknowledge that the Whole Loan is subject to the terms and conditions of the Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the Trust Loan, and of the Companion Loan Holders under the Co-Lender Agreement, including: (i) with respect to the allocation of collections on or in respect of the Whole Loan, and the making of remittances, to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders; (ii) with respect to the allocation of expenses and losses relating to the Whole Loan to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders and (iii) to the extent provided for under the Co-Lender Agreement, the consultation rights of the Companion Loan Holders. With respect to the Whole Loan, the Servicer (if the Whole Loan is not a Specially Serviced Whole Loan) or the Special Servicer (if the Whole Loan has become a Specially Serviced Whole Loan or the Properties has been converted to Foreclosed Properties) shall prepare and provide to each Companion Loan Holder all notices, reports, statements and communications to be delivered by the holder of the Trust Loan under the Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing related duties and obligations to be performed by the holder of the Trust Loan pursuant to the Co-Lender Agreement. In the event of any conflict between this Agreement and the Co-Lender Agreement, the terms of the Co-Lender

Agreement shall control with respect to the Whole Loan. Furthermore, to the extent that any provisions required by the Co-Lender Agreement to be included in this Agreement are not so included, such provisions shall be deemed to be incorporated herein and made a part hereof.

(g)               Notwithstanding anything to the contrary herein, at no time shall the Servicer or the Trustee be required to make any advance of delinquent scheduled monthly payments of principal or interest with respect to any Companion Loan or any Administrative Advance with respect to any Companion Loan.

(h)               To the extent required under the Whole Loan Documents or the Co-Lender Agreement, the Servicer shall, on behalf of the Lender, maintain a Notes register for the Whole Loan. Upon request, the Servicer shall promptly provide the name, contact information and address of any Companion Loan Holder contained in the Notes register to the Special Servicer.

3.3.            Cash Collateral Accounts. Cash Collateral Accounts have been or shall be established pursuant to the terms of the Whole Loan Documents. The Servicer shall exercise and enforce the rights of the Trust Fund with respect to the Cash Collateral Accounts under the Mortgage Loan Agreement in accordance with Accepted Servicing Practices and the other terms of this Agreement and the other Whole Loan Documents.

3.4.            Collection Account, Companion Loan Distribution Account and Interest Reserve Account. (a)  The Servicer shall establish and maintain (1) in the name of “KeyBank National Association, as Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Collection Account” one or more segregated deposit accounts on behalf of the Trustee for the benefit of the Certificateholders and the RR Interest Owners and (2) in the name of “KeyBank National Association, as Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of Companion Loan Holders with respect to the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Companion Loan Distribution Account” one deposit account for the benefit of the Companion Loan Holders (the “Companion Loan Distribution Account”), which may be a subaccount of the account referred to in the immediately preceding subclause (1), and funds in such account shall be remitted to the Companion Loan Holders (collectively, the “Collection Account”). The Collection Account must be an Eligible Account maintained with an Eligible Institution. The Servicer shall deposit or cause to be deposited into the Collection Account within two (2) Business Days of receipt of properly identified and available funds the following amounts representing payments and collections received or made during each Collection Period on or with respect to the Whole Loan (and not otherwise required to be deposited in the Reserve Accounts):

(i)                       all payments on account of principal on the Whole Loan;

(ii)                    all payments on account of interest on the Whole Loan, including Default Interest and Yield Maintenance Default Premiums;

(iii)                 any amount representing reimbursements by the Borrowers (or the Guarantor) of Advances, interest thereon, and any other expenses of the Depositor, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as required by the Whole Loan Documents or hereunder;

(iv)                  any other amounts payable for the benefit of the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificateholders or the RR Interest Owners under the Whole Loan;

(v)                     any amounts required to be deposited pursuant to Section 3.8(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vi)                  all Net Foreclosure Proceeds received from the Special Servicer pursuant to Section 3.14, all Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds; and

(vii)               any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, any (1) proceeds of any repurchase of the Whole Loan pursuant to Section 2.7(b) hereof and the Trust Loan Purchase Agreement, (2) proceeds of the sale of the Whole Loan by the Special Servicer pursuant to Section 3.16 hereof (3) amounts from any mezzanine lender representing proceeds of a purchase of the Whole Loan or cure payments permitted to be made by any mezzanine lender pursuant to an intercreditor agreement or (4) amounts payable under the Whole Loan Documents by any Person to the extent not specifically excluded.

The foregoing requirements for deposits in the Collection Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments (if any) in the nature of Additional Compensation (other than Default Interest and late payment charges) to which the Servicer or Special Servicer, as applicable are entitled pursuant to Section 3.17 and any reimbursement made by the Borrowers (or the Guarantor) of expenses of the Servicer or the Special Servicer need not be deposited in the Collection Account by the Servicer or Special Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable, shall be entitled to retain any such fees and expense reimbursements received with respect to the Whole Loan.

(b)               Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.8. The Servicer shall on the Closing Date give written notice to the Certificate Administrator (with a copy to the Borrowers) of the location and account number of the Collection Account and shall notify the Certificate Administrator in writing (with a copy to the Borrowers) prior to any subsequent change thereof.

(c)               On or prior to each Remittance Date (or following the securitization of any Companion Loan, in the case of clause (xii) below, the earlier of (1) the Remittance Date or (2) the Business Day immediately succeeding the “determination date” set forth in the related Other Pooling and Servicing Agreement, provided such “determination date” shall not be earlier than the Determination Date), prior to the remittance of funds to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.4(a), the Servicer shall make withdrawals from the Collection Account (which withdrawals shall be the only permitted withdrawals from the Collection Account by the Servicer) as described below (the order set forth below constituting an order of priority for such withdrawals):

(i)                       to withdraw funds deposited therein in error;

(ii)                    to reimburse the Trustee (and the trustee with respect to each Other Securitization Trust) and the Servicer (and the master servicer with respect to each Other Securitization Trust), in that order, out of general collections on the Whole Loan for any Nonrecoverable Advances made by each and not previously reimbursed pursuant to clause (v)(A) below together with unpaid interest thereon at the Advance Rate as follows: (A) first, to reimburse Nonrecoverable Advances that are Property Protection Advances and Administrative Advances relating to the Whole Loan and the Properties and interest thereon; (B) second, to first reimburse Nonrecoverable Advances that are Monthly Payment Advances or Companion Loan Advances on the A Notes and interest thereon, on a pro rata and pari passu basis, second to reimburse Nonrecoverable Advances that are Monthly Payment Advances on the B Notes, on a pro rata and pari passu basis, and interest thereon, third, to reimburse Nonrecoverable Advances that are Monthly Payment Advances on the C Notes, on a pro rata and pari passu basis, and interest thereon, and fourth, to reimburse Nonrecoverable Advances that are Monthly Payment Advances on the D Notes, on a pro rata and pari passu basis, and interest thereon; and (C) third, to reimburse the master servicer with respect to each Other Securitization Trust for its pro rata share of Nonrecoverable Advances previously paid from general collections on the related Other Securitization Trust;

(iii)                 concurrently, to pay the Servicing Fee to the Servicer and to pay the Certificate Administrator Fee (including the portion that is the Trustee Fee) to the Certificate Administrator, as applicable;

(iv)                  [Reserved];

(v)                     to pay (with respect to clauses (a) and (b) in that order) (a) to the Servicer as additional compensation any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account; and (b) the Special Servicing Fee, if any, the Work-out Fee, if any, and the Liquidation Fee, if any, to the Special Servicer; provided that such fees may be paid out of other amounts on deposit in the Collection Account to the extent Default Interest and late payment charges are not sufficient to pay such fees;

(vi)                  to reimburse the Trustee (and the trustee with respect to each Other Securitization Trust) and the Servicer (and the master servicer with respect to each Other Securitization Trust), in that order, for (A) Advances (and Companion Loan Advances) made by each and not previously reimbursed from late payments received during the applicable period on the Whole Loan, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and other collections on the Whole Loan; provided that any Advance

(or Companion Loan Advance) which has been determined to be a Nonrecoverable Advance shall be reimbursed pursuant to clause (ii) above and (B) unpaid interest on such Advances at the Advance Rate (or unpaid interest on any Companion Loan Advance at the related interest rate under the related Other Pooling and Servicing Agreement); provided, however, that, with respect to Advances that are not deemed to be Nonrecoverable Advances, prior to (x) final liquidation of each Property or (y) the final payment and release of the Mortgage, interest on such Advances (or Companion Loan Advances) shall only be paid out of Default Interest or late payment charges collected in the related Collection Period and after (A) final liquidation of each Property or (B) the final payment and release of the Mortgage, interest on such Advances (or Companion Loan Advances) may be paid out of other amounts on deposit in the Collection Account to the extent Default Interest and late payment charges are not sufficient to pay for such interest on Advances (or Companion Loan Advances);

(vii)               to reimburse the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, in that order, for expenses incurred by them in connection with the liquidation of the Whole Loan or any Property, and not otherwise covered and paid by an insurance policy or deducted from the proceeds of liquidation or not previously reimbursed pursuant to clauses (ii) or (vi) above;

(viii)            to pay to the Servicer or the Special Servicer, as applicable, as additional compensation, (A) to the extent actually received from the Borrowers (and permitted by (or not otherwise prohibited by) and allocated as such pursuant to the terms of the Whole Loan Documents or this Agreement) and deposited into the Collection Account by the Servicer, any payments in the nature of any late payment fees and Default Interest (in each case, to the extent remaining after payment or reimbursement of any Special Servicing Fees, Liquidation Fees or Work-out Fees pursuant to clause (v)(b) above, reimbursement of Advances, Companion Loan Advances and interest on Advances pursuant to clause (vi) above and after payment or reimbursement of any Trust Fund Expenses incurred by the Trust, and only to the extent set forth in the Co-Lender Agreement), release fees, Assumption Fees, Assumption Application Fees, defeasance fees, substitution fees, Net Modification Fees, consent fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, loan processing fees, loan service transaction fees and similar fees and expenses; and (B) any income earned on the investment of funds deposited in the Collection Account and the Foreclosed Property Account or reserve accounts (to the extent it is entitled to receive under the Mortgage Loan Agreement or this Agreement); provided that such amounts received during each Collection Period shall not be required to be deposited into the Collection Account and shall be deemed to have been deposited in the Collection Account and withdrawn pursuant to this clause (viii) solely for the purpose of determining the Aggregate Available Funds Reduction Amount in connection with the calculation of the Non-RR Interest Available Funds and the RR Interest Available Funds for the related Distribution Date;

(ix)                  to pay or reimburse the Depositor, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer in that order, for any indemnities, expenses and other amounts (including Trust Fund Expenses) then due and payable or reimbursable to each pursuant to the terms of this Agreement and not previously paid or reimbursed pursuant to the preceding clauses (subject to clause (xii) below);

(x)                     to the extent not previously paid or advanced, to remit to the Certificate Administrator, to pay (or set aside for eventual payment) any and all taxes imposed on the Trust Fund, either Trust REMIC by federal or state governmental authorities , including, without limitation amounts paid pursuant to Section 12.1(k); provided, that, if such taxes are the result of the Depositor’s, Servicer’s, Special Servicer’s, the Certificate Administrator’s or Trustee’s, as applicable, negligence, bad faith or willful misconduct, such amounts may not be withdrawn from the Collection Account, but shall be paid by such party that was negligent, acted in bad faith or engaged in willful misconduct pursuant to Sections 6.6 and 8.12, as applicable;

(xi)                   (a) to pay CREFC® the CREFC® Intellectual Property Royalty License Fee (according to the payment instructions set forth on Exhibit Q hereto or such other payment instructions as CREFC® may provide from time to time in writing at least two Business Days prior to the Remittance Date) and (b) to pay to or on behalf of DBNY the EU Reporting Administrator Fee;

(xii)               to pay the Companion Loan Holders any portion of such collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loan pursuant to the terms of the Co-Lender Agreement; provided that in no event will the Servicer be permitted to apply any portion of collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loan pursuant to the terms of the Co-Lender Agreement to pay or reimburse any CREFC® Intellectual Property Royalty License Fee, the EU Reporting Administrator Fee, the Certificate Administrator Fee, any Monthly Payment Advance on the Trust Loan (or interest accrued and payable on such Monthly Payment Advance) or any Trust Fund Expenses that are not related to the servicing and administration of the Whole Loan or the Properties; and

(xiii)            to withdraw any Liquidation Proceeds Holdback Amount permitted to be held back by the Servicer, Special Servicer or Certificate Administrator pursuant to Section 3.32(a) for deposit into the Liquidation Proceeds Holdback Account;

provided that in no event shall the Servicer be permitted to apply any portion of collections that are required to be distributed to the Companion Loan Holders in respect of the Companion Loan pursuant to the terms of the Co-Lender Agreement to pay or reimburse any CREFC® Intellectual Property Royalty License Fee, the EU Reporting Administrator Fee, the Certificate Administrator Fee, any Monthly Payment Advance on the Trust Loan (or interest accrued and payable on such Monthly Payment Advance) or any Trust Fund Expenses that are not related to the servicing and administration of the Whole Loan or the Properties.

Notwithstanding the foregoing, with respect to any Remittance Date, in no event shall the Servicer be permitted to make a withdrawal pursuant to clauses 3.4(c)(iii), (v)(b), (vi), (vii), (ix) or (xi) above if, as a result of such withdrawal, the amount on deposit in the Collection

Account after giving effect to such withdrawal would be less than the Required Advance Amount; provided that the Servicer shall be permitted to make withdrawals in the order of priority specified above up to the amount on deposit in the Collection Account that would result in funds equaling or exceeding the Required Advance Amount remaining in the Collection Account. Notwithstanding the foregoing, such withdrawal limitations shall not apply (and accrued amounts previously eligible for withdrawal pursuant to clauses (iii), (v)(b), (vi), (vii), (ix) or (xi) but which remain unpaid due to the operation of this paragraph may then be withdrawn and paid) upon (1) the final liquidation of the Whole Loan or all the Properties, (2) the final payment of the Whole Loan and release of the Mortgages or (3) the determination that any Advance that would increase the currently unreimbursed Advances in the aggregate such that it would be a Nonrecoverable Advance.

The Servicer shall pay to the Certificate Administrator and the Trustee and advance or pay to the Special Servicer, if applicable, from the Collection Account, as provided above, amounts permitted to be paid to the Special Servicer, the Certificate Administrator and the Trustee therefrom, promptly upon receipt of certificates of a Responsible Officer of the Certificate Administrator or the Trustee or an officer of the Special Servicer describing the item and amount to which the Special Servicer, the Certificate Administrator and the Trustee, as the case may be, are entitled unless such payment to the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written certificate shall not be required. The Servicer may rely conclusively on any such certificate, shall have no duty to recalculate the amounts stated therein and shall have no liability if the amount paid in reliance thereon is an amount to which the Special Servicer, the Certificate Administrator or the Trustee, as applicable, is not entitled.

Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Whole Loan deposited in the Collection Account and available for distribution on the next Distribution Date, the Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to this Section 3.4(c) immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months. If the Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Servicer or the Trustee shall further be authorized (in its sole discretion) to wait for principal collections on the Trust Loan and the Companion Loan to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof) until the end of such

Collection Period; provided, however, that if, at any time Servicer or the Trustee elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Servicer or the Trustee, as applicable, shall use its reasonable efforts to give notice of its election to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) of this Agreement), at least 15 days prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Whole Loan unless extraordinary circumstances make such notice impractical, and thereafter shall deliver such notice to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) of this Agreement) as soon as reasonably practical thereafter. Neither the Servicer nor the Trustee shall have any liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence. Notwithstanding the foregoing, the failure to give such notice shall in no way affect the Servicer’s or the Trustee’s election as to whether to refrain from obtaining reimbursement pursuant to this Section 3.4(c).

(d)               The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made, provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes or the RR Interest shall not, with respect to the Servicer constitute a violation of the Accepted Servicing Practices and/or with respect to the Trustee (solely in its capacity as Trustee), constitute a violation of any fiduciary duty to Certificateholders or the RR Interest Owner or any contractual obligation hereunder. If the Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Account for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Advance Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Servicer’s or the Trustee’s, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and the RR Interest Owner and shall not be construed as an obligation on the part of the Servicer or the Trustee, as applicable, or a right of the Certificateholders or the RR Interest Owner. Nothing herein shall be deemed to create in the Certificateholders or the RR Interest Owner a right to prior payment of distributions over the Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with Accepted Servicing Practices and none of the Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders, the RR Interest Owner or any of

the Companion Loan Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

(e)               The Servicer shall withdraw from the Collection Account and, to the extent sufficient funds are on deposit therein, pay the CREFC® Intellectual Property Royalty License Fee to CREFC® and the EU Reporting Administrator Fee to or at the direction of DBNY, as applicable, in each case, in accordance with Section 3.4(c)(xi) on a monthly basis, solely from funds on deposit in the Collection Account.

(f)                The Certificate Administrator shall establish and maintain a reserve account (which may be a subaccount of the Distribution Account) (the “Interest Reserve Account”) for the benefit of the Trustee and for the benefit of the Certificateholders and the RR Interest Owners. The Interest Reserve Account must be an Eligible Account maintained with an Eligible Institution. Funds on deposit in the Interest Reserve Account shall be uninvested. On each Distribution Date occurring in any February and on any Distribution Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the Certificate Administrator shall deposit into the Interest Reserve Account an amount equal to one day’s net interest collected on the principal balance of each Trust Note as of the Payment Date occurring in the month preceding the month in which such Distribution Date occurs at the applicable Note Rate (net of interest at the Administrative Fee Rate and exclusive of Default Interest allocable to the Trust Loan payable therefrom) to the extent a full Monthly Payment or Monthly Payment Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, “Withheld Amounts”). On each Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and transfer such amounts into the Distribution Account.

3.5.            Distribution Account. (a)  The Certificate Administrator shall establish and maintain in the name of “Computershare Trust Company, National Association”, as Certificate Administrator, on behalf of “Computershare Trust Company, National Association”, as the Trustee and for the benefit of the holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE and the RR Interest Owners, a segregated deposit account (the “Distribution Account”), which shall be deemed to include the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, which shall be subaccounts of the Distribution Account for the benefit of the Certificateholders, the RR Interest Owners and the Trustee, as holder of the Uncertificated Lower-Tier Interests. The Distribution Account must be an Eligible Account maintained with an Eligible Institution. On each Remittance Date, the Servicer shall transfer from the Collection Account to the Certificate Administrator for deposit into the Distribution Account all Aggregate Available Funds remaining on deposit therein, after giving effect to the withdrawals made pursuant to Section 3.4(c). The Certificate Administrator shall credit the funds remitted by the Servicer from the Collection Account to the Distribution Account.

Amounts held in the Distribution Account and the Interest Reserve Account shall not be invested.

The Certificate Administrator shall make withdrawals from the Distribution Account to withdraw any amounts deposited in error, to withdraw amounts due to it under Section 3.4(c), to the extent such amounts were not withdrawn and paid to it by the Servicer under Section 3.4(c), and then to make distributions to the Holders of the Certificates and the RR Interest Owners pursuant to Section 4.1.

(b)            The Certificate Administrator shall make or be deemed to have made withdrawals from the Lower-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)                         to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.1(b) and Section 4.3(b) into the Upper-Tier Distribution Account and to make distributions to the Holder of the Class R Certificates (in respect of the Class LT-R Interest) pursuant to Section 4.1(b);

(ii)                      to withdraw amounts deposited into the Lower-Tier Distribution Account in error and pay such amounts to the Persons entitled thereto; and

(iii)                   to clear and terminate the Lower-Tier Distribution Account pursuant to Section 10.1.

(c)            The Certificate Administrator shall make withdrawals from the Upper-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)                         to withdraw amounts deposited in error and to withdraw amounts due to it and the Trustee under Section 3.4(c), to the extent such amounts were not withdrawn and paid to it by the Servicer under Section 3.4(c); (provided that in the case of the amounts due to the Certificate Administrator or the Trustee under Section 3.4(c), the Certificate Administrator shall not withdraw such amounts to the extent that such withdrawal will cause the remaining amounts available for distribution in the Upper-Tier Distribution Account to be less than the Required Advance Amount, and such amounts that the Certificate Administrator is not permitted to withdraw pursuant to this proviso shall be subsequently paid to the Certificate Administrator or the Trustee, as applicable, to the extent funds are available for such purpose under Section 3.4(c) and this proviso);

(ii)                      to make distributions to Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) and to the RR Interest Owners in respect of the RR Interest on each Distribution Date pursuant to Section 4.1 or Section 10.2 as applicable; and

(iii)                   to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 10.1.

3.6.         Foreclosed Property Account. The Special Servicer shall establish and maintain one or more deposit accounts (the “Foreclosed Property Account”) in the name of either (a) “KeyBank National Association, as Special Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, the RR Interest

Owners and the Companion Loan Holders, Foreclosed Property Account” related to each Foreclosed Property, if any, held in the name of the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders or (b) in the name of the limited liability company, which is owned by the Trust, formed for the purpose of holding title to Foreclosed Property, and managed by the Special Servicer, and deposit in such account all properly identified and available funds collected and received in connection with the operation or ownership of the Foreclosed Property. Each Foreclosed Property Account must be an Eligible Account maintained with an Eligible Institution. The Special Servicer shall deposit into the Foreclosed Property Account within two (2) Business Days of receipt all properly identified and available funds collected and received in connection with the operation or ownership of such Foreclosed Property. On or before the last day of each Collection Period, the Special Servicer shall withdraw the funds in any Foreclosed Property Account, net of certain expenses and/or reserves (the amount of such expenses and/or reserves as determined in the Special Servicer’s reasonable discretion), and remit them to the Servicer for deposit into the Collection Account in accordance with Section 3.4(a). The Special Servicer shall notify the Certificate Administrator in writing of the location and account number of each Foreclosed Property Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

3.7.            Appraisal Reductions. (a)  Within 60 days after the occurrence of an Appraisal Reduction Event, the Special Servicer shall (i) notify the Servicer, the Trustee and the Certificate Administrator and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder, of such occurrence of an Appraisal Reduction Event, (ii) order (which order shall be placed within 30 days of the occurrence of the Appraisal Reduction Event) and use efforts consistent with Accepted Servicing Practices to obtain an Appraisal of the Properties unless, with respect to a specific Property, an Appraisal was performed within nine (9) months prior to the Appraisal Reduction Event and the Special Servicer has no knowledge of any material change in the market or condition or value of such Property since the date of such Appraisal, in which case such Appraisal with respect to such Property shall be used by the Special Servicer, (iii) determine on the basis of the applicable Appraisal, and receipt of information reasonably requested by the Special Servicer from the Servicer necessary to calculate the Appraisal Reduction Amount whether there exists any Appraisal Reduction Amount, and (iv) allocate the Appraisal Reduction Amount to the Trust Loan and the Companion Loan and give reasonably prompt notice of such Appraisal Reduction Amount, the Trust Appraisal Reduction Amount and the portion of the Appraisal Reduction Amount allocated to the Companion Loan to the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the master servicer, special servicer and trustee with respect to such Other Securitization Trust), the Trustee and the Certificate Administrator (to the extent not already reported to such parties on the CREFC® Reports provided by the Servicer and posted on the Certificate Administrator’s website). The cost of obtaining such Appraisal shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance and in such case, as a Trust Fund Expense. Updates of such Appraisals shall be obtained by the Special Servicer, and paid for by the Servicer as a Property Protection Advance or an Administrative Advance (or paid for by the Trust if the Servicer determines that such Advance would constitute a Nonrecoverable Advance) every nine (9) months for so long as an Appraisal Reduction Event exists, and the Appraisal Reduction Amount shall be adjusted accordingly. If required in accordance with any such adjustment, each

Class of Certificates or the RR Interest that has been notionally reduced as a result of the application of the Trust Appraisal Reduction Amount shall have its related Certificate Balance or RR Interest Balance notionally restored by the Certificate Administrator or the Trustee to the extent required by such adjustment of the Trust Appraisal Reduction Amount, and there shall be a redetermination of whether a Control Event has occurred. Any such Appraisal obtained under this Section shall be delivered by the Special Servicer to the Trustee, the Certificate Administrator and the Risk Retention Consultation Parties in electronic format, and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder, in electronic format, and the Certificate Administrator shall make such Appraisal available to Privileged Persons pursuant to Section 8.14(b). The Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof, using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s written request (which request shall be made promptly, but in no event later than 10 Business Days, after the Special Servicer’s receipt of the applicable final Appraisal or preparation of the applicable internal valuation) provided, however, that the Special Servicer’s failure to timely make such a request shall not relieve the Servicer of its obligation to provide such information to the Special Servicer in the manner and timing set forth in this sentence. Accordingly, the Special Servicer shall not be obligated to calculate, recalculate, determine or redetermine any Appraisal Reduction Amount until such time as it receives from the Servicer the information reasonably required by the Special Servicer to make such calculation, recalculation, determination or redetermination. The Servicer shall not calculate Appraisal Reduction Amounts.

(b)               While any Trust Appraisal Reduction Amount (or deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(e)) exists with respect to the Whole Loan, (i) the amount of any Monthly Payment Advances shall be reduced as provided in Section 3.23(a) and (ii) the existence thereof (other than any deemed Trust Appraisal Reduction Amount calculated pursuant to Section 3.7(e)) will be taken into account for purposes of determining the Voting Rights of certain Classes of Certificates as provided in Section 3.7(c) and (iii) except with respect to any deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(e), there shall be a determination of whether a Control Event has occurred.

(c)               The Certificate Balance of each Class of the Sequential Pay Certificates and subject to the two last sentences of this paragraph, the Class RR Certificates shall be notionally reduced (solely for purposes of determining (x) the Voting Rights of the related Classes and the Controlling Class and (y) whether a Control Event has occurred and is continuing on any Distribution Date) on any Distribution Date, to the extent of any Non-RRI Certificate Appraisal Reduction Amount (or proportionate share of the RRI Certificate Appraisal Reduction Amount in the case of the Class RR Certificates) allocated to such Class on such Distribution Date. The Appraisal Reduction Amount for any Distribution Date allocated to the Non-RRI Certificates shall be applied to notionally reduce the Certificate Balances of the Sequential Pay Certificates in the following order of priority: first, to the Class D Certificates, second, to the Class C Certificates, and third, to the Class B Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). The RRI Certificate Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the RR Interest Balance of the RR Interest until such RR Interest Balance has been notionally reduced to zero; provided, further, that to the extent that the Unapplied Non-RRI

Certificate Appraisal Reduction Amount is not allocated to the Class A Certificates, a portion of the RRI Certificate Appraisal Reduction Amount equal to the Risk Retention Allocation Percentage multiplied by such Unapplied Non-RRI Certificate Appraisal Reduction Amount shall not be applied to notionally reduce the RR ABS Interest Balances of the RR Interest and the Class RR Certificates. Appraisal Reduction Amounts shall not be applied to notionally reduce the Certificate Balance of the Class A Certificates.

(d)               The Certificate Balance of each of the Sequential Pay Certificates shall be notionally reduced solely for purposes of determining (x) the Voting Rights of the related Classes to the extent set forth in this Agreement and (y) whether a Control Event has occurred and is continuing or a Consultation Termination Event has occurred on any Distribution Date to the extent of any Trust Appraisal Reduction Amount (other than any deemed Appraisal Reduction Amount) allocated to such Class on such Distribution Date. The Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Balances of the Sequential Pay Certificates in the following order of priority: first, to the Class D Certificates, second, to the Class C Certificates, and third, to the Class B Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). Trust Appraisal Reduction Amounts shall not be applied to notionally reduce the Certificate Balance of the Class A Certificates.

(e)               In the event that a portion of one or more Monthly Payment Advances with respect to the Trust Loan is reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest on the Trust Loan shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal of the Trust Loan shall be increased by such amount, and if the amounts of the Net Liquidation Proceeds to be applied to principal of the Trust Loan have been applied to pay the principal of the Trust Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest on the Trust Loan in accordance with Section 1.3.

(f)                If (i) an Appraisal Reduction Event has occurred, (ii) either (A) no Appraisals or updates of any Appraisals have been obtained or conducted with respect to a specific Property or Foreclosed Property, as the case may be, during the nine-month period prior to the date of such Appraisal Reduction Event or (B) the Special Servicer has knowledge of any material change in the market or condition or value of such Property or Foreclosed Property, as the case may be, has occurred since the date of the most recent Appraisal, and (iii) no new Appraisal has been obtained or conducted for such Property or Foreclosed Property, as the case may be, within 60 days after the Appraisal Reduction Event has occurred, then (x) until each new Appraisal is delivered, the Appraisal Reduction Amount for the related Property or Foreclosed Property, as the case may be, shall be deemed to be equal to 25% of the total Allocated Whole Loan Amount for that Property or Foreclosed Property, as the case may be, and (y) upon receipt or performance of the new Appraisal by the Special Servicer, the Appraisal Reduction Amount for the related Property or Foreclosed Property, as the case may be, shall be recalculated in accordance with the definition of “Appraisal Reduction Amount”. Such deemed Appraisal Reduction Amount shall be allocated to the Notes in the same manner in which the actual Appraisal Reduction Amount is allocated to the Notes. Notwithstanding the foregoing, such deemed Appraisal Reduction Amounts shall not be allocated to any Class of Certificates for purposes of (1) determining whether a Control Event has occurred and is continuing or (2) allocating Voting Rights; provided, however, this sentence shall not affect in any manner the effect of Trust Appraisal Reduction Amounts based upon anything other than clause (x) of the preceding sentence, including when the related Appraisals are received.

(g)               With respect to any Appraisal Reduction Amount calculated for purposes of determining an Appraisal Reduction Event, the appraised value (as determined by an updated Appraisal) of the Properties securing the Whole Loan shall be determined on an “as-is” basis, based upon the current physical condition, use and zoning of the related Properties as of the date of the Appraisal.

If the Certificate Balance of any Class of Controlling Class Certificates (taking into account the application of any Trust Appraisal Reduction Amounts (other than any deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(e)) to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, such Class will be referred to as the “Appraised-Out Class”. The Holders of the majority (by Certificate Balance) of the Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Property (such Holders, the “Requesting Holders”). The Special Servicer shall use commercially reasonable efforts to ensure that such Appraisal is delivered within 60 days from receipt of the Requesting Holders’ written request and shall ensure that such Appraisal is prepared by an Independent Appraiser and otherwise meets the requirements set forth in the definition of “Appraisal”. Upon receipt of such second Appraisal, the Special Servicer shall recalculate the Appraisal Reduction Amount based upon such second Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and the Appraised-Out Class shall have its Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

In addition, if subsequent to any Class of Controlling Class Certificates becoming an Appraised-Out Class there is a material change with respect to a Property related to the Appraisal Reduction Amounts that caused such Class to become an Appraised-Out Class, the Requesting Holders shall have the right to request, in writing, that the Special Servicer obtain an additional Appraisal, which request shall set forth the Requesting Holder’s belief of what constitutes a material change to such Property (including any related documentation). The costs of obtaining such additional Appraisal shall be paid by the Requesting Holders. Subject to the Special Servicer’s confirmation, determined in accordance with Accepted Servicing Practices, that there has been a change with respect to such Property and such change was material, the Special Servicer shall order another Appraisal from an Independent Appraiser, the identity of which shall be determined by the Special Servicer in accordance with Accepted Servicing Practices (provided that such Independent Appraiser may not be the same Independent Appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal) and shall recalculate such Appraisal Reduction Amount based upon such Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class. Appraisals that are permitted to be requested by any Appraised-Out Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with Accepted Servicing Practices upon the occurrence of such material change or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any Appraisal requests made by any Requesting Holder.

Upon receipt of any supplemental Appraisal pursuant to the two preceding paragraphs, the Special Servicer shall recalculate the Appraisal Reduction Amount and the Trust Appraisal Reduction Amount based upon such second Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and the Appraised-Out Class shall have its Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount and the Trust Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amounts determination may not exercise any rights of the related Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class.

3.8.            Investment of Funds in the Collection Account and Any Foreclosed Property Account. (a)  The Servicer, with respect to the Collection Account and the Reserve Accounts, and the Special Servicer, with respect to the Foreclosed Property Accounts, may direct any depository institution maintaining the Collection Account, any Foreclosed Property Account and any Reserve Account (to the extent interest is not payable to the Borrowers under applicable law or the Whole Loan Documents), respectively (each, for purposes of this Section 3.8, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer or Special Servicer, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders and the RR Interest Owner (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction, which shall be in the control of the Servicer (or the Special Servicer, with respect to any Foreclosed Property Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer or Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer or Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer and Special Servicer, as applicable, shall:

(i)                consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)               demand payment of all amounts due thereunder promptly upon determination by the Servicer or Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)               All net income and gain realized from investment of funds deposited in the Collection Account and the Reserve Accounts (to the extent not payable to the Borrowers under applicable law or the Whole Loan Documents) shall be for the benefit of the Servicer in accordance with the terms and priorities of this Agreement. All net income and gain realized from investment of funds deposited in the Foreclosed Property Account shall be for the benefit of the Special Servicer. Any net losses on funds in the Collection Account, the Reserve Accounts (except, in the case of any such loss with respect to a Reserve Account, to the extent any such losses are incurred on amounts invested for the benefit of the Borrowers under the terms of the Whole Loan Documents) or the Foreclosed Property Account shall be reimbursed by the Servicer or the Special Servicer, as applicable, from its own funds promptly, but in any event on or prior to the Remittance Date following the realization of such loss. Notwithstanding the above, neither the Servicer nor the Special Servicer shall deposit any loss on an investment of funds in an Investment Account if such loss (i) was incurred solely as a result of the bankruptcy or insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of “Eligible Institution” included in Section 1.1 at the time such investment was made, (ii) such loss was incurred within thirty (30) days of the date of such insolvency, (iii) such loss is not the result of fraud, negligence or the willful misconduct of the Servicer or the Special Servicer, as applicable and (iv) and such institution was not an Affiliate of the Servicer, Special Servicer, the Certificate Administrator or Trustee, as applicable.

(c)               Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Servicer takes any such action, the Trust Fund shall pay or reimburse the Servicer, pursuant to Section 3.4(c), for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Servicer in connection therewith.

(d)               For the avoidance of doubt, the Collection Account, the Foreclosed Property Account, the Interest Reserve Account and the Lower-Tier Distribution Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC, and the Upper-Tier Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Upper-Tier REMIC, each for federal income tax purposes.

3.9.            Payment of Taxes, Assessments, etc. The Servicer (other than with respect to any Foreclosed Property) and the Special Servicer (with respect to any Foreclosed

Property) shall maintain, accurate records with respect to the Properties (or such Foreclosed Property, as the case may be) reflecting the status of taxes, assessments, charges and other similar items that are or may become a lien on any of the Properties (or such Foreclosed Property, as the case may be) and the status of insurance premiums payable in respect of insurance policies required to be maintained pursuant to Section 3.11 hereof. The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums). The Servicer shall pay real estate taxes, insurance premiums and other similar items from funds in the applicable Reserve Account in accordance with the Mortgage Loan Agreement at such time as may be required by the Whole Loan Documents. If the Borrowers do not make the necessary payments and/or a Mortgage Loan Event of Default has occurred and amounts in the applicable Reserve Account are insufficient to make such payments, the Servicer shall make a Property Protection Advance, subject to the determination of non-recoverability provided in Section 3.23, from its own funds for amounts payable with respect to all such items related to the Property when and as the same shall become due and payable. The Servicer shall ensure that the amount of funds in the applicable Reserve Account is increased when and if applicable taxes, assessments, charges and other similar items, ground rents or insurance premiums are increased, in accordance with the terms of the Mortgage Loan Agreement.

3.10.        Appointment of Special Servicer. (a) KeyBank National Association is hereby appointed as the initial Special Servicer to service the Whole Loan while a Special Servicing Loan Event has occurred and is continuing and perform the other obligations of the Special Servicer hereunder.

(b)               If there is a Special Servicer Termination Event with respect to any Special Servicer, such Special Servicer may be removed and replaced pursuant to Sections 7.1 and 7.2. The Trustee shall, promptly after receiving notice of any such Special Servicer Termination Event notify the Servicer, the Companion Loan Holders, the Certificate Administrator (which shall post such notice on the Certificate Administrator’s Website in accordance with Section 8.14(b)) and the 17g-5 Information Provider (which shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)). The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified above shall not be liable for any actions or any inaction of such successor Special Servicer. No termination fee shall be payable to the terminated Special Servicer. No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder in writing and a Rating Agency Confirmation with respect to such appointment has been delivered to the Trustee and the Certificate Administrator and their respective counterparts with respect to each Other Securitization Trust. Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.5 mutatis mutandis as of the date of its succession. The terminated Special Servicer shall retain all rights accruing to it under this Agreement, including the right to receive fees accrued prior to its termination and other amounts payable to it (including indemnification payments).

(c)               Upon determining that a Special Servicing Loan Event has occurred and is continuing, the Servicer shall promptly give notice thereof to each other party hereto (with a copy to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA”) and the Directing Certificateholder and the Servicer shall use efforts consistent with Accepted Servicing Practices to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Whole Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date that a Special Servicing Loan Event has occurred. The Servicer in any event shall continue to act as Servicer and administrator of the Whole Loan until the Special Servicer has commenced the servicing of the Whole Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. The Special Servicer shall instruct the Borrowers to continue to remit all payments in respect of the Whole Loan to the Servicer. The Servicer shall forward any notices it would otherwise send to the Borrowers under the Whole Loan to the Special Servicer who shall send such notice to the Borrowers while a Special Servicing Loan Event has occurred and is continuing.

(d)               Upon determining that a Special Servicing Loan Event is no longer continuing with respect to the Whole Loan, the Special Servicer shall promptly give notice thereof to the Companion Loan Holders and each other party hereto and the Directing Certificateholder, and upon giving such notice such Special Servicing Loan Event shall cease, the Special Servicer’s obligation to service the Whole Loan shall terminate and the obligations of the Servicer to service and administer the Whole Loan shall resume and the Special Servicer shall return all of the information and materials furnished to the Special Servicer pursuant to Section 3.10(c) to the Servicer.

(e)               In making a Major Decision or in servicing the Whole Loan during the continuance of a Special Servicing Loan Event, the Special Servicer shall provide to the Custodian originals of documents entered into in connection therewith that are required to be included within the definition of “Mortgage File” for inclusion in the Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Whole Loan information, including correspondence with the Borrowers, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer; provided that, such materials shall not include any Privileged Information.

(f)                During any period in which a Special Servicing Loan Event is continuing, not later than 4:00 p.m. (New York Time) on each Determination Date, the Special Servicer shall deliver to the Servicer, to the extent not included in the CREFC® Special Servicer Loan File, a written statement describing (i) the amount of all payments on account of interest received on the Whole Loan, the amount of all payments on account of principal received on the Whole Loan, the amount of Insurance Proceeds, Condemnation Proceeds and Net Liquidation Proceeds received, the amount of any Foreclosure Proceeds received with respect to the Property, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to, any Foreclosed Property, in each case in accordance with Section 3.15 and (ii) such additional information relating to the Whole Loan as the Servicer or Certificate Administrator reasonably requests to enable it to perform its duties under this Agreement.

(g)               [Reserved].

(h)               Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Whole Loan and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement.

(i)                 Within 60 days after a Special Servicing Loan Event occurs (the “Initial Delivery Date”), the Special Servicer shall prepare a report (the “Asset Status Report”) for the Whole Loan and the Properties and shall amend, update or create a new Asset Status Report to the extent that during the course of the resolution of the Whole Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Whole Loan might be returned to performing status or otherwise liquidated in accordance with Accepted Servicing Practices (each such report a “Subsequent Asset Status Report”). Each Final Asset Status Report shall be delivered in electronic form to the Servicer, the Directing Certificateholder (but only so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, the 17g-5 Information Provider in accordance with Section 8.14(b) (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and the Companion Loan Holders. Such Final Asset Status Report shall set forth the following information (other than Privileged Information) to the extent reasonably determinable:

(i)                       summary of the status of the Whole Loan and any negotiations with the Borrowers;

(ii)                    a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Whole Loan and whether outside legal counsel has been retained;

(iii)                 the most current rent roll and income or operating statement available for the Properties;

(iv)                  the Special Servicer’s recommendations on how the Whole Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

(v)                     the appraised value of the Properties together with the Appraisal or the assumptions used in the calculation thereof;

(vi)                  the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional Mortgage Loan Events of Default;

(vii)               a description of any proposed amendment, modification or waiver of a material term of any ground lease;

(viii)            a description of any proposed actions;

(ix)                    the alternative courses of action considered by the Special Servicer in connection with the proposed actions;

(x)                       the decision that the Special Servicer intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives; and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a net present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable discount rate used) and all related assumptions;

(xi)                    a summary of the status of any action that was described in the most recent prior Asset Status Report and subsequently effected by the Special Servicer, excluding any Privileged Information; and

(xii)                such other information as the Special Servicer deems relevant in light of the proposed action and Accepted Servicing Practices.

(j)                 The Special Servicer shall (x) deliver to the 17g-5 Information Provider (who shall post on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) the Final Asset Status Report, (y) deliver to the Certificate Administrator a proposed notice to Certificateholders and the RR Interest Owner that will include a summary of the Final Asset Status Report in an electronic format, which format is reasonably acceptable to the Certificate Administrator (which shall be a brief summary of the current status of the Properties and current strategy with respect to the resolution and workout of the Whole Loan), and the Certificate Administrator shall post such summary (but not the Final Asset Status Report itself) on the Certificate Administrator’s Website pursuant to Section 8.14(b) and (z) implement the Final Asset Status Report in the form delivered to the 17g-5 Information Provider. Subject to the consent rights of the Directing Certificateholder and the non-binding consultation rights of the Directing Certificateholder described in this Section 3.10(j), (x) the Special Servicer shall not be required to deliver a summary of any interim or draft Asset Status Report and (y) the Special Servicer may, from time to time, modify any Final Asset Status Report it has previously delivered. Upon such modification, the Special Servicer shall prepare an updated summary and deliver the updated summary to the Certificate Administrator and deliver the modified Final Asset Status Report to the 17g-5 Information Provider. The 17g-5 Information Provider shall post such modified Final Asset Status Report on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and the Certificate Administrator shall post such summary on the Certificate Administrator’s Website. In no event, however, will the Special Servicer be required to deliver a summary of any interim or draft Asset Status Report.

The Special Servicer shall consult with the Risk Retention Consultation Parties on a non-binding basis (telephonically or electronically) and the Risk Retention Consultation Parties shall propose alternative courses of action and provide other feedback in respect of any Asset Status Report. The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the Risk Retention Consultation Parties, but is under no obligation to follow any particular recommendation of the Risk Retention Consultation Parties.

Subject to the last paragraph of Section 9.3(a), prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder (if any) does not disapprove an Asset Status Report within 10 Business Days, in writing, the Special Servicer shall implement the recommended action as outlined in the Asset Status Report. In addition, so long as no Control Event has occurred or is continuing, the Directing Certificateholder may object to any Asset Status Report within 10 Business Days of receipt and provided that the Special Servicer has not made the determination described below, the Special Servicer shall revise such Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval, to the Directing Certificateholder, the Servicer, the Trustee, the Certificate Administrator, the Companion Loan Holders and the 17g-5 Information Provider (which shall promptly post such revised Asset Status Report on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b)). Prior to the occurrence and continuance of a Control Event, the Special Servicer shall revise such Asset Status Report as described above in Section 3.10(i) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report, until the Directing Certificateholder’s approval is no longer required or until the Special Servicer makes the determination described below. Notwithstanding the foregoing, the Special Servicer (A) may, following the occurrence of an extraordinary event with respect to a Property or the Whole Loan, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the Special Servicer may take any such actions with respect to a Property or the Whole Loan before the expiration of a 10 Business Day period and (B) shall implement the recommended action as outlined in the Asset Status Report, in each case if it makes a determination in accordance with Accepted Servicing Practices the objection is not in the best interest of all the Certificateholders, the Companion Loan Holders and the RR Interest Owners as a collective whole as if they constituted one lender; provided, however, that, if the Directing Certificateholder does not approve or is not deemed to have approved an Asset Status Report within 90 days from the first submission of an Asset Status Report, then the Special Servicer shall take the action recommended in its most recently submitted Asset Status Report; provided, further, that such Asset Status Report is not intended to replace or satisfy any other specific consent or approval right that the Directing Certificateholder may have pursuant to Section 9.3.

In connection with the approval or consultation rights of the Directing Certificateholder with respect to any Asset Status Report, if the Special Servicer determines that any action recommended in an Asset Status Report is necessary to protect the Properties or the interests of the Certificateholders, the Companion Loan Holders and the RR Interest Owners (as a collective whole as if such Certificateholders, Companion Loan Holders and RR Interest Owners constituted one lender) from potential harm if such action is not taken, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the

Special Servicer may take actions with respect to any Property before the expiration of the 10 Business Day period if the Special Servicer reasonably determines in accordance with Accepted Servicing Practices that failure to take such actions before the expiration of the 10 Business Day period would materially adversely affect the interests of the Certificateholders, the Companion Loan Holders and the RR Interest Owners, as a collective whole as if such Certificateholders, Companion Loan Holders and RR Interest Owners constituted one lender, and the Special Servicer has made a reasonable effort to contact the Directing Certificateholder. If any such action is taken, the Special Servicer will be required to notify (which may be via email) the Directing Certificateholder that such action was taken.

The Special Servicer shall deliver to the Servicer, the Directing Certificateholder (after the occurrence and during the continuance of a Control Event but so long as no Consultation Termination Event is continuing) and the 17g-5 Information Provider (which shall promptly post the same to the 17g-5 Information Provider’s Website) a copy of each Final Asset Status Report, in each case with reasonable promptness following the adoption thereof. The Special Servicer shall provide a summary of such report to the Certificate Administrator, and the Certificate Administrator shall post such summary to its website. During the continuance of a Consultation Termination Event, the Directing Certificateholder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein.

After the occurrence and during the continuance of a Control Event but so long as no Consultation Termination Event has occurred, the Directing Certificateholder shall be entitled to consult with the Special Servicer (telephonically or electronically) (on a non-binding basis) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder shall have no right to consult with the Special Servicer with respect to the Asset Status Reports. The Special Servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the Directing Certificateholder, but is under no obligation to follow any particular recommendation of the Directing Certificateholder during the continuance of a Control Event. The consent or consultation process with the Directing Certificateholder and any revisions to the Asset Status Report made by the Special Servicer in response to such consultation described in this section are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

Notwithstanding anything herein to the contrary (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent, approval or direction from any Directing Certificateholder prior to or after acting or making any determination (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Directing Certificateholder and before a replacement is selected and/or identified; and (ii) no advice, direction or objection from or by the Directing Certificateholder, or the Risk Retention Consultation Parties, as contemplated by Section 9.3, or pursuant to any other provision of this Agreement, as contemplated by this Agreement or the Co-Lender Agreement, may (and the Special Servicer may ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the

Special Servicer to violate applicable law, the terms of the Whole Loan Documents, the Co-Lender Agreement, an intercreditor agreement or this Agreement, including the Special Servicer’s obligation to act in accordance with Accepted Servicing Practices, (B) result in an Adverse REMIC Event, (C) expose the Trust, the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability or (D) materially expand the scope of the Servicer’s, Special Servicer’s, Certificate Administrator’s or Trustee’s responsibilities (or materially reduce such party’s rights) under this Agreement.

(k)               The Servicer and the Special Servicer shall comply with applicable law, Accepted Servicing Practices, this Agreement, the Co-Lender Agreement, any intercreditor agreement and the Whole Loan Documents.

(l)                 During the continuance of a Special Servicing Loan Event, the Special Servicer shall have the authority to meet with the Borrowers and, subject to the rights of the Directing Certificateholder (so long as no Consultation Termination Event is continuing) and take any actions consistent with Section 3.24, Accepted Servicing Practices and the most recent Final Asset Status Report.

(m)             Upon request of any Certificateholder (or any Beneficial Owner, if applicable), which shall have provided the Certificate Administrator with an Investor/Interest Owner Certification in the form of Exhibit K-1, as applicable, the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the most current Final Asset Status Report that it has received from the Special Servicer.

(n)               In addition, during the continuance of a Special Servicing Loan Event, not later than 4:00 p.m. (New York time) on each Determination Date the Special Servicer shall prepare and deliver to the Servicer the CREFC® Special Servicer Loan File with respect to the Whole Loan.

(o)               The Special Servicer shall deliver to the Servicer such reports and other information as the Servicer needs in its sole discretion (subject to Accepted Servicing Practices) to perform its obligations under this Agreement. In no event, however, shall the Special Servicer be required to deliver a summary of any interim or draft Asset Status Report.

3.11.        Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a)  The Servicer, consistent with Accepted Servicing Practices and the Whole Loan Documents, shall use efforts consistent with Accepted Servicing Practices to cause to be maintained by the Borrowers (or if the Borrowers fail to maintain such insurance in accordance with the Whole Loan Documents, the Servicer shall cause to be maintained to the extent such insurance is available at commercially reasonable rates, and to the extent the Trustee, as mortgagee, has an insurable interest) insurance with respect to the Properties of the types and in the amounts required to be maintained by the Borrowers under the Whole Loan Documents and to monitor the Borrowers’ compliance with such insurance requirements. The cost of any such insurance maintained by the Servicer shall be advanced by the Servicer, as a Property Protection Advance unless it would be a Nonrecoverable Advance. Neither the Servicer nor the Special Servicer shall maintain, and shall not cause the Borrowers to be in default with respect to the failure of the Borrowers to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if the Special Servicer has (and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder) determined, on an annual basis, that such failure is an Acceptable Insurance Default. Neither the Servicer nor the Special Servicer shall obtain terrorism insurance pursuant to this Agreement to the extent the Borrowers would not be obligated to maintain terrorism insurance under the Whole Loan Documents as in effect on the date thereof.

(b)               The Special Servicer, consistent with Accepted Servicing Practices and the Whole Loan Documents, shall cause to be maintained such insurance (including environmental insurance, if applicable) with respect to any Foreclosed Property as the Borrowers are required to maintain with respect to the Properties referred to in subsection (a) of this Section or, at the Special Servicer’s election, coverage satisfying insurance requirements consistent with Accepted Servicing Practices. The cost of any such insurance with respect to any Foreclosed Property shall be payable out of amounts on deposit in the Foreclosed Property Account or shall be advanced by the Servicer as a Property Protection Advance unless such Advance would be a Nonrecoverable Advance, in which case such incurred cost shall constitute a Trust Fund Expense. Any such insurance (other than terrorism insurance, which shall be maintained to the extent required under subsection (a)) that is required to be maintained with respect to any Foreclosed Property shall only be so required to the extent such insurance is available at commercially reasonable rates and the Trust has an insurable interest in the Foreclosed Property. If the Special Servicer requests the Servicer to make a Property Protection Advance in respect of the premiums due in respect of such insurance, the Servicer shall, as soon as practicable after receipt of such request, make such Property Protection Advance unless such Advance would be a Nonrecoverable Advance, and if the Servicer does not make such Advance, the Trustee (within 5 Business Days of its receipt of notice of the Servicer’s failure to make such Advance) shall make an Advance of the premiums to maintain such insurance; provided that, in each such case, such obligations shall be subject to the provisions of this Agreement concerning Nonrecoverable Advances, the Trustee as mortgagee having an insurable interest and the availability of such insurance at commercially reasonable rates.

(c)               The Servicer or the Special Servicer, as applicable, may satisfy its obligations to cause insurance policies to be maintained by maintaining a master force placed or blanket insurance policy insuring against losses on the Properties or any Foreclosed Property, as the case may be for which coverage is otherwise required to be maintained as set forth in the preceding subsections of this Section 3.11. The incremental cost of such insurance allocable to the Properties or any Foreclosed Property, if not borne by the applicable Borrowers, shall be paid by the Servicer as a Property Protection Advance unless it would be a Nonrecoverable Advance, in which case such incurred cost shall constitute a Trust Fund Expense. If such master force placed or blanket insurance policy contains a deductible clause, the Servicer or the Special Servicer, as applicable, shall be obligated to deposit in the Collection Account out of its own funds all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the Whole Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with Accepted Servicing Practices.

(d)               Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an “errors and omissions” insurance policy, the issuer of which has the applicable Qualified Insurer Ratings, covering the officers and employees of the Servicer or the Special Servicer, as applicable, in connection with its activities under this Agreement or such other rating as to which a Rating Agency Confirmation has been obtained. Each such insurance policy shall protect the Servicer or the Special Servicer, as applicable, against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate thereof and providing the coverage required by this Section 3.11(d) shall satisfy the requirements of this Section 3.11(d). The amount of coverage shall be at least equal to the coverage that is required by the applicable governmental authorities having regulatory power over the Servicer and the Special Servicer. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer or the Special Servicer, as applicable, if the Servicer or Special Servicer, as applicable, were servicing and administering the Whole Loan for FNMA or FHLMC or as otherwise approved by FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Each shall use reasonable effort to cause each and every sub-servicer, if any, to maintain a blanket fidelity bond and an errors and omissions insurance policy meeting the requirements as described above. In lieu of the foregoing, but subject to this Section 3.11, the Servicer and the Special Servicer shall be entitled to self-insure with respect to such risks so long as the long term debt obligations or deposits of the Servicer or the Special Servicer, as applicable (or its immediate or remote parent) are rated at least (a) “A3” or its equivalent by Moody’s and (b) “A (low)” by Morningstar DBRS (to the extent rated by Morningstar DBRS) (or such other rating as to which a Rating Agency Confirmation has been obtained).

(e)               No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement. The Trustee shall be entitled to request, upon receipt of a written request from any Certificateholder or RR Interest Owner, and the Servicer and the Special Servicer shall each deliver or cause to be delivered to the Trustee, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect. The Trustee will make any such certificate of insurance available to the requesting Certificateholder or RR Interest owner on a confidential basis.

3.12.        Procedures with Respect to Defaulted Whole Loan; Realization upon the Properties. (a)  Following, and during the continuance of, a Special Servicing Loan Event, the Special Servicer on behalf of the Trustee (with notification to and consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event and upon consultation with the Directing Certificateholder after the occurrence and during the continuance of a Control Event but so long as no Consultation Termination Event has occurred) for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders, subject to the terms of the Whole Loan Documents, the Co-Lender Agreement and any intercreditor agreement, shall promptly pursue the remedies set forth therein or such resolution as is otherwise available to the Special Servicer, each in accordance with Accepted Servicing

Practices, including foreclosure or otherwise realization on the Properties and the other collateral for the Whole Loan. In connection with any foreclosure, enforcement of the applicable Whole Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance, in which case such costs and expenses shall be a Trust Fund Expense.

(b)               Any proposed acceleration of the Whole Loan and/or foreclosure on the Properties shall be taken unless the Special Servicer waives such Mortgage Loan Event of Default (or modifies or amends the Whole Loan to cure the Mortgage Loan Event of Default), which the Special Servicer may do, subject to the rights of the Directing Certificateholder (prior to a Consultation Termination Event) if such modification, waiver or amendment is consistent with Accepted Servicing Practices and does not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions or subject either such Trust REMIC to any tax (other than a tax on “net income from foreclosure property” under Code Section 860G(c)).

(c)               In connection with such foreclosure as described in Section 3.12(a) or other realization on a Property, the Special Servicer shall follow Accepted Servicing Practices; provided, however, that the Special Servicer shall not be permitted to direct the Servicer, and neither the Special Servicer nor the Servicer shall be required, to expend its own funds to restore any Property damaged by an Uninsured Cause unless the Servicer or the Special Servicer, as applicable, permitted the related insurance policy to lapse in violation of its respective obligations hereunder. If the Servicer does expend its own funds to restore any Property damaged by an Uninsured Cause (which insurance policy did not lapse in violation of the Servicer’s obligations), such expense shall be a Property Protection Advance. In connection with any foreclosure, enforcement of the Whole Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)               In connection with any foreclosure or other acquisition, the Special Servicer shall request the Servicer to pay, and the Servicer shall pay, the out of pocket costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer determines, in its sole discretion exercised in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in accordance with Section 3.23. Subject to Section 9.3(a), for so long as a Control Event is not continuing, while negotiating a workout with the Borrowers, the Special Servicer shall pursue any appropriate remedial action to but not including actual foreclosure until such negotiations, in the judgment of the Special Servicer and in accordance with Accepted Servicing Practices and subject to Section 9.3(a), are not reasonably likely to produce a greater recovery on a net present value basis than foreclosure.

(e)               Notwithstanding the foregoing, the Special Servicer may not foreclose on any Property on behalf of the Trust and the Companion Loan Holders and thereby cause the Trust to be the beneficial owner of any Property, or take any other action with respect to such Property that would cause the Trustee, on behalf of the Trust Fund and the Companion Loan Holders, to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of the Properties within the meaning of CERCLA or any comparable law, subject to the rights of the Directing Certificateholder to consent to and/or consult or the rights of the Risk Retention Consultation Parties to consult in respect of such action, as applicable, the Special Servicer has previously determined, based on a report prepared as a Trust Fund Expense by an independent Person who regularly conducts site assessments for purchasers of comparable properties (a copy of such report to be provided to the Certificate Administrator and the Trustee by the Special Servicer), that (i) such Property is in compliance with applicable environmental laws or that taking the remedial actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist taking such remedial actions is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions. The Special Servicer shall deliver a copy of any such report to the 17g-5 Information Provider in electronic format and the 17g-5 Information Provider shall make such report available to each Rating Agency and NRSROs pursuant to Section 8.14(b). The Certificate Administrator shall post a copy of such report on the Certificate Administrator’s Website promptly upon receipt.

If the Special Servicer has so determined based on satisfaction of the criteria in this Section 3.12(e) that it would be in the best economic interest (as determined in accordance with Accepted Servicing Practices) of the Trust Fund and the Companion Loan Holders as a collective whole to institute a foreclosure or take any other actions described in the immediately preceding paragraph, subject to the rights of (i) the Directing Certificateholder to consent to, and (ii) the Directing Certificateholder to consult in respect of such action, as applicable, pursuant to the terms hereof, or a mezzanine lender under an intercreditor agreement, if applicable, the Special Servicer shall take such proposed action. The Special Servicer shall not foreclose upon or otherwise cause the Trust to acquire ownership of any Collateral other than the Property unless it receives an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance unless the Servicer determines that such Property Protection Advance would constitute a Nonrecoverable Advance) to the effect that such acquisition will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on “net income from foreclosure property” under Code Section 860G(c)) under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates or RR Interest are outstanding.

The Special Servicer shall direct the Servicer to, and the Servicer shall, advance the cost of any such compliance, containment, clean up or remediation as a Property Protection Advance unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(f)                The environmental site assessments contemplated by Section 3.12(e) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of each such environmental site assessment shall qualify as a Property Protection Advance and shall be advanced by the Servicer unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(g)               Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire and hold for the benefit of the Trust Fund any personal property (including any non-real property Collateral) pursuant to this Section 3.12 unless:

(i)                such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)               the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance unless the Servicer determines that such Property Protection Advance would constitute a Nonrecoverable Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding (and such Opinion of Counsel may be premised on the designation hereby of any such personal property as being deemed part of an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) with the owner of such personal property for federal income tax purposes to be designated at such time).

(h)               Notwithstanding any acquisition of title to the Properties following a Mortgage Loan Event of Default under the Whole Loan and cancellation of the Whole Loan, the Trust Loan and each Companion Loan shall be deemed to remain outstanding and, in the case of the Trust Loan, held in the Trust (for the benefit of the Certificateholders and the RR Interest Owners, and in the case of the Companion Loan, held by the Companion Loan Holders) for purposes of the application of collections and shall be reduced only by collections net of expenses. For purposes of all calculations hereunder, so long as the Trust Loan and each Companion Loan shall be deemed to remain outstanding in accordance with the preceding sentence, (i) it shall be assumed that the unpaid principal balance of the Trust Loan and each Companion Loan immediately after any discharge is equal to the unpaid principal balance of the Trust Loan and such Companion Loan immediately prior to such discharge and (ii) Foreclosure Proceeds shall be applied as provided in Section 1.3(b) and the Co-Lender Agreement.

3.13.        Custodian and Trustee to Cooperate; Release of Items in Mortgage File. From time to time and as appropriate for the servicing of the Whole Loan or foreclosure of or realization on any Property, the Custodian shall, upon request of the Servicer or the Special Servicer and delivery to the Custodian of a request for release in the form of Exhibit B hereto, release or cause to be released any items from the Mortgage File to the Servicer or the Special Servicer, as the case may be, within the lesser of (i) seven (7) calendar days and (ii) five (5) Business Days of its receipt of the related request for release and the Trustee shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such request for release shall obligate the Servicer or the Special Servicer to (and the Servicer or

Special Servicer, as applicable, shall) return such items to the Custodian when the need therefor by the Servicer or the Special Servicer no longer exists.

3.14.        Title and Management of Foreclosed Property. (a)  In the event that title to any Property is acquired for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, as trustee for the Certificateholders and the RR Interest Owners, or its nominee (which shall not include the Special Servicer), on behalf of the Trust Fund and the Companion Loan Holders or as otherwise contemplated pursuant to Section 8.10. Title may be taken in the name of a limited liability company wholly owned by the Trust and which is managed by the Special Servicer (the costs of which shall be advanced by the Servicer, provided that such Advance would not be a Nonrecoverable Advance). Promptly after such acquisition of title, the Special Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to such Property, with the expense of such consultation being treated as a reimbursable expense of the Special Servicer related to the foreclosure. The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall dispose of any Foreclosed Property held by the Trust Fund as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in any event within the time period, and subject to the conditions, set forth in Sections 3.15 and 12.2. Subject to Sections 12.2 and 3.14(d), the Special Servicer shall hire on behalf of the Trust Fund and the Companion Loan Holders a Successor Manager to manage, conserve, protect and operate any Foreclosed Property for the Certificateholders and the RR Interest Owners solely for the purpose of its prompt disposition and sale. In connection with such management and subject to Section 3.4(c)(vii), the Successor Manager shall be entitled to the REO Management Fee solely from such Foreclosed Property Account or the Collection Account pursuant to Section 3.4(c)(vii).

(b)             The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of any Foreclosed Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each Foreclosed Property a Foreclosed Property Account in the name of the Special Servicer on behalf of the Trustee pursuant to Section 3.6.

(c)             The Special Servicer shall have full power and authority, subject to Accepted Servicing Practices, the REMIC Provisions and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any Foreclosed Property for the benefit of the Trust Fund and the Companion Loan Holders as a collective whole (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes) on such terms as are appropriate and necessary for the efficient liquidation of such Foreclosed Property, so long as the Special Servicer deems such actions to be consistent with Accepted Servicing Practices.

The Special Servicer shall deposit or cause to be deposited on a daily basis in the related Foreclosed Property Account all properly identified revenues received with respect to Foreclosed Property, and the Special Servicer shall cause to be withdrawn therefrom funds necessary for the proper operation, management and maintenance of such Foreclosed Property and for other expenses related to the preservation and protection of such Foreclosed Property, including, but not limited to:

(i)                         all insurance premiums due and payable in respect of such Foreclosed Property;

(ii)                      all taxes, assessments, charges or other similar items in respect of such Foreclosed Property that could result or have resulted in the imposition of a lien thereon; and

(iii)                   all costs and expenses necessary to preserve such Foreclosed Property, including the payment of ground rent, if any.

To the extent that amounts on deposit in the Foreclosed Property Account are insufficient for the purposes set forth in clauses (i) through (iii) above (and all similar amounts or expenses), the Special Servicer shall direct the Servicer to, and the Servicer shall, make a Property Protection Advance unless the Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance.

(d)             The Special Servicer, in the name of the Trust Fund, shall (subject to Section 3.14(a) and the terms of the Property Management Agreement) contract with any Successor Manager for the operation and management of any such Foreclosed Property; provided that no such contract shall impose individual liability on the Trustee or the Trust; provided, further, that:

(i)                         the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)                      any such contract shall require, or shall be administered to require, that the Successor Manager (A) request that the Special Servicer pay from the Foreclosed Property Account all costs and expenses incurred in connection with the operation and management of any such Foreclosed Property, and (B) remit all related revenues (net of such costs and expenses) to the Special Servicer, as soon as practicable but in no event later than the Business Day immediately following receipt, for deposit into the Foreclosed Property Account;

(iii)                   none of the provisions of this Section 3.14 relating to any such contract or to actions taken through any such Successor Manager shall be deemed to relieve the Special Servicer of any of its ordinary and regularly recurring duties and obligations to the Trust Fund on behalf of the Certificateholders, the RR Interest Owners and the Companion Loan Holders with respect to the operation and management of any such Foreclosed Property; and

(iv)                    the Successor Manager shall be permitted to perform construction (including renovations) on the Foreclosed Property only if the construction was more than 10% complete at the time default on the Whole Loan became imminent.

The Special Servicer shall be entitled, and to the extent required by the REMIC Provisions to enter into an agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; however, the retention of any independent contractor will not relieve the Special Servicer of its obligations with respect to the Foreclosed Property. All REO Management Fees shall be a Trust Fund Expense payable from the Foreclosed Property Account or subject to reimbursement pursuant to Section 3.4(c)(vii). The Special Servicer agrees to monitor the performance of the Successor Manager and to enforce the obligations of the Successor Manager on behalf of the Trust Fund and the Companion Loan Holders. Expenses incurred by the Special Servicer in connection herewith shall qualify as Property Protection Advances.

(e)               On or before the last day of each Collection Period, the Special Servicer shall withdraw from the Foreclosed Property Account and deposit into the Collection Account the proceeds and collections received or collected since the preceding Remittance Date through the Business Day prior to the Remittance Date on or with respect to each Foreclosed Property (including any funds no longer needed in any reserves established as provided below), net of expenses paid therefrom and amounts reasonably expected to be needed to fund any reserves deemed necessary for the operation, preservation and protection of such Foreclosed Property in the event that the Foreclosed Property is a real property, including without limitation, the creation of reasonable reserves for working capital, repairs, replacements and necessary capital improvements and other related expenses.

3.15.        Sale of Foreclosed Property. (a)  The Special Servicer, on behalf of the Trust Fund and the Companion Loan Holders, shall sell any Foreclosed Property on a servicing released basis as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in no event later than the time period set forth in Section 12.2 and the REMIC Provisions, a view to the maximization of the recovery on the Whole Loan to the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole as if the Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted one lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)) on a net present value basis.

(b)               If the Special Servicer or an Affiliate acquires any Foreclosed Property in its own name or in the name of and on behalf of the Trust for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders, the Special Servicer shall be empowered, subject to the Code and to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operation of such Foreclosed Property in accordance with Accepted Servicing Practices, all on such terms and for such period as the Special Servicer deems to be in the best interest of the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole, as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted a single lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)) and consistent with the REMIC Provisions.

(c)               Subject to the consent and consultation rights of the Directing Certificateholder, as applicable, the Special Servicer may accept the highest cash offer for any Foreclosed Property received from any Person. In no event may such offer be less than an amount at least equal to the Whole Loan Purchase Price (or, with respect to less than all of the Foreclosed Property, a portion of the Whole Loan Purchase Price attributable to such portion of the Foreclosed Property). In the absence of any such offer, the Special Servicer shall accept the highest cash offer that it determines is a fair price for the Foreclosed Property. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for the Foreclosed Property, the Special Servicer is required to take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of a Property and the state of the local economy. If the highest offeror is an Interested Person, the Trustee shall determine the fairness of the highest offer based upon such Appraisal or, if no Appraisal has been obtained within the last nine (9) months, based on an Appraisal obtained by the Trustee. In addition, the Trustee may (at its option at the expense of the Interested Person or as a Trust Fund Expense) designate an Independent Appraiser that is an expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans secured by properties similar to the Foreclosed Property, and such Independent Appraiser shall be selected with reasonable care by the Trustee for the purpose of determining whether such cash offer constitutes a fair price for the Foreclosed Property. If the Trustee designates such an Independent Appraiser to make such determination, the Trustee shall be entitled to rely conclusively upon such Independent Appraiser’s determination. Any such determination of a fair price of the Foreclosed Property by the Trustee shall be binding on all parties. The reasonable costs of all such Appraisals, property condition assessments, inspection reports and broker opinions of value incurred by the Trustee or any such third party pursuant to Section 3.15(c) shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. Notwithstanding the foregoing, subject to the consent rights of the Directing Certificateholder prior to the occurrence and continuance of a Control Event, the Special Servicer shall not be obligated to accept the higher cash offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted a single lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with Accepted Servicing Practices, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and the Companion Loan Holders (as a collective whole, as if such Certificateholders, the RR Interest Owner and the Companion Loan Holders constituted a single lender). For avoidance of doubt, subject to the restrictions placed upon it as an Interested Person, the Directing Certificateholder may submit bids on the Foreclosed Property in the same manner and at the same time and place as any other bidder. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Foreclosed Property.

(d)               Subject to the provisions of Section 3.14, the Special Servicer shall act on behalf of the Trust Fund and the Companion Loan Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of any Foreclosed Property shall be without recourse to the Trustee, the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, the Trust or the Certificateholders, the RR Interest Owners or the Companion Loan Holders (except that any contract of sale and assignment and conveyance documents may contain customary warranties, so long as the only recourse for breach thereof is to the Trust) and if consummated in accordance with the terms of this Agreement, none of the Trustee, the Depositor, the Certificate Administrator or the Special Servicer shall have any liability to any Certificateholder or any RR Interest Owner with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

(e)               The proceeds of any sale effected pursuant to this Section 3.15, after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section 3.4(a).

(f)        Within 30 days of the sale of any Foreclosed Property, if not previously included in a CREFC® Report provided by the Servicer or the Special Servicer, the Special Servicer shall provide to the Servicer, the Trustee, the Companion Loan Holders and the Certificate Administrator a statement of accounting for the Foreclosed Property, including, without limitation, (i) the date the Foreclosed Property was acquired in foreclosure or by deed-in-lieu of foreclosure or otherwise, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, and (iv) such other information as the Trustee, the Companion Loan Holders or Certificate Administrator may reasonably request.

(g)      If the Whole Loan is a Specially Serviced Whole Loan or any Property is a Foreclosed Property, the Servicer shall prepare and file on a timely basis the reports of foreclosures and abandonments of properties required by Section 6050J of the Code and the reports of discharges of indebtedness income in respect of the Trust Loan and each Companion Loan required by Section 6050P of the Code.

(h)      The Special Servicer shall deliver to the Servicer such reports and other information as the Servicer needs in its sole discretion (subject to Accepted Servicing Practices) to perform its obligations under this Agreement.

3.16.        Sale of the Whole Loan.

(a)               (i) Within 60 days after the occurrence of a Special Servicing Loan Event and notice thereof is received by the Special Servicer, the Special Servicer shall order an Appraisal (which shall not be required to be received within that 60-day period), the cost of which shall be a Trust Fund Expense. The Special Servicer shall promptly notify in writing the Servicer, the Trustee, the Certificate Administrator, the Companion Loan Holders and the Directing Certificateholder (prior to the occurrence and continuance of a Consultation

Termination Event) of the occurrence of such Special Servicing Loan Event, and the Servicer shall, within the time period specified in any intercreditor agreement, so notify any mezzanine lender of the occurrence of such Special Servicing Loan Event. Subject to the right of any mezzanine lender to purchase the Whole Loan pursuant to any intercreditor agreement, upon delivery by the Special Servicer of the notice described in the preceding sentence and subject to the rights of the Directing Certificateholder and the Risk Retention Consultation Parties set forth in this Agreement, the Special Servicer may sell to any Person the Whole Loan or may offer to purchase the Whole Loan, if and when the Special Servicer determines, consistent with Accepted Servicing Practices, that no satisfactory arrangements can be made for collection of delinquent payments on the Whole Loan and such sale would be in the best economic interests of the Trust and the Companion Loan Holders as a collective whole (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes) on a net present value basis. The Special Servicer shall give the Trustee, the Certificate Administrator, the Companion Loan Holders and the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event) not less than five (5) Business Days’ prior written notice of its intention to sell the Whole Loan, in which case the Special Servicer shall accept the highest offer received from any Person, other than any Interested Person, for the Whole Loan so long as such offer is at least equal to the Whole Loan Purchase Price. At the Special Servicer’s option, if it has received no offer at least equal to the Whole Loan Purchase Price for the Whole Loan, an Interested Person (other than the Manager or any Borrower Affiliate) may purchase the Whole Loan at the Whole Loan Purchase Price. Any Companion Loan is to be sold together with the Trust Loan, subject to this Section 3.16 and any additional requirements set forth in the Co-Lender Agreement (including, without limitation, Section 5 of the Co-Lender Agreement).

(ii)                             In the absence of any such offer and purchase at least equal to the Whole Loan Purchase Price, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for the Whole Loan. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any defaulted Whole Loan, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the Property and the state of the local economy. However, if the highest offeror is a Person who is the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (or any of its affiliates), the Certificate Administrator, a Holder of more than fifty percent (50%) of the Controlling Class (by Certificate Balance), a Risk Retention Consultation Party, any Borrower Affiliate (including any Restricted Holder), any independent contractor engaged by the Special Servicer, a holder of any interest in a related mezzanine loan (except to the extent described in Section 3.16(e)), an Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer) or the trustee for an Other Securitization Trust, a Companion Loan Holder or any known Affiliate of any of them (any such Person, an “Interested Person”), then the Trustee (based upon, among other things, the Appraisals of the Properties ordered by the Special Servicer after a Special Servicing Loan Event pursuant to the preceding paragraph, and copied or otherwise delivered to the Trustee and any other information reasonably requested by the Trustee) shall determine if the highest offer is a fair price and such determination shall be binding upon all parties; provided that no offer from an Interested Person shall constitute a fair price unless (A) it is the highest offer received and (B) if such offer is less than the applicable Whole Loan Purchase Price, at least two other offers are received from independent third parties. If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person or as a Trust Fund Expense, as described below) designate an Independent Appraiser that is an expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Whole Loan, and such Independent Appraiser shall be selected with reasonable care by the Trustee for the purpose of determining whether such cash offer constitutes a fair price for the Whole Loan. If the Trustee designates such an Independent Appraiser to make such determination, the Trustee shall be entitled to rely conclusively upon such Independent Appraiser’s determination. Any such determination of a fair price of the Whole Loan by the Trustee shall be binding on all parties. The reasonable costs of all such Appraisals, property condition assessments and broker opinions of value incurred by, the Trustee or any such third party pursuant to this paragraph shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. Subject to the restrictions placed upon it as an Interested Person, the Directing Certificateholder may submit bids on the defaulted Whole Loan in the same manner and at the same time and place as any other bidder. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Whole Loan.

(iii)                         Notwithstanding anything contained in the preceding paragraph to the contrary, if an Interested Person offers to purchase the Whole Loan and the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person or as a Trust Fund Expense, as described below) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Whole Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all Appraisals, property condition assessments, inspection reports and broker opinions of value incurred by, the Trustee or any such third party pursuant to this paragraph shall be covered by, and shall be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense shall be reimbursable as a Trust Fund Expense; provided that the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(iv)                         The Special Servicer shall not be obligated to accept the highest offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Certificateholders, the RR

Interest Owners and the Companion Loan Holders (as a collective whole as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted a single lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with Accepted Servicing Practices, that the acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owners and the Companion Loan Holders (as a collective whole as if such Certificateholders, the RR Interest Owners and the Companion Loan Holders constituted a single lender (taking into account the subordination of the D Notes to the C Notes, the C Notes to the B Notes and the B Notes to the Senior Notes)) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable in other respects), provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use efforts consistent with Accepted Servicing Practices to sell the Whole Loan prior to the Rated Final Distribution Date.

(v)                             Unless and until the Whole Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to the Whole Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report, Accepted Servicing Practices, any intercreditor agreement and the REMIC Provisions.

(b)               Prior to the occurrence and continuance of a Control Event, any sale of the Whole Loan shall be subject to the Directing Certificateholder’s consent rights (subject to limitations on such consent pursuant to Section 9.3(a) herein) and after the occurrence and continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, any sale of the Whole Loan shall be subject to the consultation rights of the Directing Certificateholder as described in Section 9.3 herein. The sale by the Special Servicer of the Whole Loan is subject to the rights of any mezzanine lender to exercise its option to purchase the Whole Loan following a default as described under any intercreditor agreement, if applicable (and such purchase price is subject to the terms of any intercreditor agreement).

(c)               The right of the Special Servicer to purchase or sell the Whole Loan after the occurrence of a Special Servicing Loan Event shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised but the purchase of the Whole Loan has not yet occurred, the Special Servicer’s right shall terminate and such exercise shall be of no further force or effect) if the Whole Loan is no longer delinquent as a result of any of the following: (i) the Special Servicing Loan Event has ceased pursuant to the terms of this Agreement, (ii) the Whole Loan has become subject to a fully executed agreement reflecting the terms of the workout arrangement, (iii) the Whole Loan has otherwise been resolved (including by a full or discounted pay-off) or (iv) a mezzanine lender has exercised its purchase option for the Whole Loan set forth in any intercreditor agreement.

(d)               Any sale of the Whole Loan shall be for cash only, and shall be in accordance with and subject to the provisions of the Co-Lender Agreement.

(e)               Notwithstanding the foregoing, after the occurrence of a Special Servicing Loan Event, the Special Servicer will not be permitted to sell the Whole Loan pursuant to Section 3.16(a) without the written consent of each Companion Loan Holder; provided that no consent of the Companion Loan Holders shall be required if the Special Servicer has delivered to each Companion Loan Holder: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Whole Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holders that are material to the price of the Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the Servicer or the Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that such Companion Loan Holders may waive any of the delivery or timing requirements described in this sentence. Notwithstanding the above, in no event shall the Special Servicer be required to obtain the consent of any Companion Loan Holder that is a Borrower Affiliate. The Companion Loan Holders that are not Borrower Affiliates will be permitted to make offers to purchase, and either such party is permitted to be the purchaser at any sale of, the Whole Loan.

(f)                Notwithstanding anything in this Section 3.16 to the contrary, a mezzanine lender will have the right to purchase the Whole Loan, and cure defaults relating thereto, as and to the extent set forth in any intercreditor agreement.

3.17.        Servicing Compensation. (a) The Servicer shall be entitled to receive the Servicing Fee with respect to the Trust Loan, the Companion Loan and any Foreclosed Property payable monthly from the Collection Account from payments of interest on the Trust Loan or the Companion Loan or otherwise in accordance with and subject to Section 3.4(c)(iii); provided that if such collections on the Trust Loan and Companion Loan are not sufficient to pay all accrued and unpaid Servicing Fees on the Whole Loan upon the final liquidation of the Whole Loan, any accrued but unpaid Servicing Fees will be payable out of other amounts on deposit with respect to the Whole Loan in accordance with Section 3.4(c). The Servicer shall be entitled to retain as compensation any late payment charges and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to Servicer if such expenses were incurred by the Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Servicer including but not limited to those which may properly be allocable under the Servicer’s accounting system or otherwise to the Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Servicer (the “Servicer Customary Expenses”).

(b)               In addition, the Servicer shall be entitled to the following items as additional servicing compensation, to the extent that such items are actually collected on the

Whole Loan: (i) (x) so long as the Whole Loan is not a Specially Serviced Whole Loan, 50% of the Modification Fees (actually collected during the related Collection Period and paid in connection with a consent, approval or other action requiring the consent or approval of the Special Servicer), regardless of whether such action is processed by the Servicer or Special Servicer; and (y) so long as the Whole Loan is not a Specially Serviced Whole Loan, 100% of the Modification Fees actually collected during the related Collection Period and paid in connection with a consent, approval or other action that the Servicer is permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (ii) so long as the Whole Loan is not a Specially Serviced Whole Loan, 100% of Assumption Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement and 50% of Assumption Fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (iii) so long as the Whole Loan is not a Specially Serviced Whole Loan, 100% of Assumption Application Fees collected during the related Collection Period; (iv) so long as the Whole Loan is not a Specially Serviced Whole Loan, 100% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Whole Loan and is paid in connection with a consent the Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement and 50% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Whole Loan and is paid in connection with a Major Decision or action requiring the consent or approval of the Special Servicer, regardless of whether such action is processed by the Servicer or Special Servicer; (v) any and all amounts collected for checks returned for insufficient funds relating to accounts held by the Servicer; (vi) charges for beneficiary statements or demands actually paid by the Borrowers and to the extent such beneficiary statements are prepared by the Servicer; (vii) 100% of loan service transaction fees with respect to the Whole Loan if it is not a Specially Serviced Whole Loan; (viii) (A) 100% of release fees (so long as the release does not constitute a Major Decision and the Whole Loan is not a Specially Serviced Whole Loan) and (B) 50% of release fees (so long as the release constitutes a Major Decision and the Whole Loan is not a Specially Serviced Whole Loan); (ix) if the Whole Loan is not a Specially Serviced Whole Loan, 100% of review and other loan processing fees actually paid by the Borrowers; (x) interest or other income earned on deposits in the Collection Account or other accounts maintained by the Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each Collection Period and, further, in the case of a servicing account or Reserve Account, only to the extent such interest or other income is not required to be paid to the Borrowers under applicable law or under the Whole Loan Documents); (xi) 100% of defeasance fees (other than with respect to any consent, waiver or transfer fee incidental to such defeasance which requires the consent of the Special Servicer, for which the Servicer and Special Servicer shall each be entitled to 50% of such consent, waiver or transfer fee); and (xii) 100% of late payment charges and net Default Interest accrued when the Whole Loan is not a Specially Serviced Whole Loan to the extent not applied to pay other amounts in accordance with Section 3.4(c).

(c)               If a Special Servicing Loan Event occurs and is continuing, the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to the Whole Loan or

Foreclosed Property for so long as such Special Servicing Loan Event continues. The Special Servicer shall also be entitled to retain as compensation any late payment charges or fees and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (ii) overhead expenses of the Special Servicer including but not limited to those which may properly be allocable under the Special Servicer’s accounting system or otherwise to the Special Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Special Servicer associated with employees of the Special Servicer performing services in connection with the obligations of the Special Servicer hereunder; and (iii) costs and expenses arising from the negligence, bad faith or willful misconduct of the Special Servicer (the “Special Servicer Customary Expenses”). If a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by a written agreement with the Borrowers negotiated by the Special Servicer, the Special Servicer shall be entitled to receive the Work-out Fee on all payments of principal and interest made on the Whole Loan following such written agreement for so long as another Special Servicing Loan Event does not occur. No Work-out Fee shall be payable to the Special Servicer if any mezzanine lender purchases the Whole Loan pursuant to any intercreditor agreement within ninety (90) days of the date on which the Purchase Option Notice (as defined in any intercreditor agreement) is first delivered to a mezzanine lender. If the Special Servicer is terminated (other than for cause) or resigns after such written agreement is entered into and before or after the Special Servicing Loan Event is terminated, it shall retain the right to receive any and all Work-out Fees on all payments of principal and interest made on the Whole Loan following such written agreement (negotiated by the Special Servicer prior to its termination or resignation) for so long as another Special Servicing Loan Event does not occur, and the successor Special Servicer shall have no rights with respect to such Work-out Fee. In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to each Liquidated Property or the liquidation of the Specially Serviced Whole Loan as to which the Special Servicer receives Liquidation Proceeds, except that no Liquidation Fee shall be payable in connection with any repurchase of the Trust Loan or any portion thereof by the Trust Loan Sellers or a Trust Loan Seller pursuant to the Trust Loan Purchase Agreement (so long as such repurchase occurs prior to the expiration of the Initial Resolution Period or Extended Resolution Period (if applicable)), in connection with the sale of the Whole Loan by the Special Servicer to the Servicer or the Special Servicer pursuant to Section 3.16 hereof or a purchase of the Whole Loan by a mezzanine lender pursuant to the purchase option described in any intercreditor agreement (so long as such purchase occurs within ninety (90) days of the date on which the first purchase option notice (as defined in any intercreditor agreement) is delivered to a mezzanine lender). If the Special Servicer is terminated other than for cause or resigns and it has commenced the process of liquidation of the Specially Serviced Whole Loan or Foreclosed Property, it shall receive a portion of any Liquidation Fee that becomes payable with respect to the Specially Serviced Whole Loan or related Foreclosed Property that was being administered by the Special Servicer at the time of such resignation or termination. The terminated Special Servicer and the successor special servicer shall apportion the Liquidation Fee between themselves in a manner that reflects their relative contributions in earning the fee; provided that if the terminated Special Servicer and the successor special servicer cannot agree on an apportionment of the Liquidation Fee, the Liquidation Fee shall be apportioned on the basis of the number of months that each administered such Specially Serviced Whole Loan, over a period commencing on the date that the Whole Loan became a Specially Serviced Whole Loan and ending on the date of the final liquidation of the Whole Loan. The Liquidation Fee shall be payable from, and shall be calculated using the related Net Liquidation Proceeds. Each of the foregoing fees shall be payable from funds on deposit in the Collection Account as provided in Section 3.4(a). Notwithstanding anything herein to the contrary, with respect to any Collection Period, the Special Servicer shall only be entitled to receive a Work-out Fee or a Liquidation Fee, but not both.

(d)               The Special Servicer shall also be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Whole Loan: (i) if the Whole Loan is a Specially Serviced Whole Loan or with respect to any Foreclosed Property, 100% of Modification Fees actually collected during the related Collection Period; (ii) if the Whole Loan is not a Specially Serviced Whole Loan, 50% of Modification Fees collected during the related Collection Period in connection with a Major Decision or consent, approval or other action requiring the consent or approval of the Special Servicer, regardless of whether such action is processed by the Servicer or Special Servicer; (iii) if the Whole Loan is a Specially Serviced Whole Loan, 100% of Assumption Fees, substitution fees, release fees and similar fees collected during the related Collection Period and if the Whole Loan is not a Specially Serviced Whole Loan, 50% of Assumption Fees, substitution fees, release fees and similar fees collected during the related Collection Period in connection with a consent, approval or other action that the Servicer is not permitted to grant or take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under this Agreement; (iv) if the Whole Loan is a Specially Serviced Whole Loan, 100% of Assumption Application Fees collected during the related Collection Period; (v) if the Whole Loan is a Specially Serviced Whole Loan, 100% of consent fees in connection with a consent that involves no modification, waiver or amendment of the terms of the Whole Loan and if the Whole Loan is not a Specially Serviced Whole Loan, 50% of consent fees in connection with a Major Decision or other action requiring the consent or approval of the Special Servicer, regardless of whether such action is processed by the Servicer or Special Servicer; (vi) amounts collected for checks returned for insufficient funds relating to accounts held by the Special Servicer; (vii) if the Whole Loan is a Specially Serviced Whole Loan, charges for beneficiary statements or demands and other loan processing fees actually paid by the Borrowers and to the extent such beneficiary statements are prepared by the Special Servicer; (viii) if the Whole Loan is a Specially Serviced Whole Loan, 100% of other review fees, loan service transaction fees or loan processing fees actually paid by the Borrowers; (ix) interest or other income earned on deposits in the Foreclosed Property Account (but only to the extent of the net investment earnings, if any, for each Collection Period); and (x) 100% of late payment charges and Default Interest (to the extent not applied to pay other amounts pursuant to Section 3.4(c)) accrued when the Whole Loan is a Specially Serviced Whole Loan.

(e)               With respect to any of the preceding fees as to which both the Servicer and the Special Servicer are entitled to receive a portion thereof, the Servicer and the Special Servicer each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that, except as set forth in the next succeeding paragraph, (A) neither the Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Servicer had charged a fee and the Servicer shall not be entitled to any of such fee charged by the Special Servicer. Similarly, if the Special Servicer decides not to charge any fee, the Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Servicer would have been entitled if the Special Servicer had charged a fee and the Special Servicer shall not be entitled to any of such fee charged by the Servicer.

The Special Servicer may, in connection with a workout or other modification of the Whole Loan and without consent of the Servicer, waive any or all related Default Interest and late payment charges or fees, regardless of who is entitled to receive such payments as compensation. If the Special Servicer has partially waived any Default Interest or late payment fees or charges (part of which accrued prior to the related Special Servicing Loan Event), any collections in respect of such Default Interest or late payment charge or fee shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Default Interest or late payment charges or fees to which each would otherwise have been entitled. If the Special Servicer has partially waived any Default Interest or late payment charges or fees (part of which accrued prior to the related Special Servicing Loan Event), any collections in respect of such Default Interest or late payment charge or fee shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Default Interest or late payment charges or fees to which each would otherwise have been entitled. If the Servicer has partially waived any Default Interest or late payment charge (part of which accrued subsequent to the occurrence of a Special Servicing Loan Event and prior to the date the Whole Loan became a corrected mortgage loan), any collections in respect of such Default Interest or late payment charge shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Default Interest or late payment charges to which each would otherwise have been entitled.

(f)                Notwithstanding any other provision in this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall be entitled to reimbursement for an expense incurred under this Agreement or in connection with the performance of its duties hereunder unless (i) the amount of such payment to the Servicer or the Special Servicer, as the case may be, is reimbursed to the Trust Fund by the Borrowers (to the extent the Borrowers are required to do so under the Mortgage Loan Agreement); (ii) failure of the Borrowers to reimburse for such payment constitutes a Mortgage Loan Event of Default; (iii) such expense would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or is otherwise an unanticipated expense (it being understood that the Servicer Customary Expenses and the Special Servicer Customary Expenses are not unanticipated); or (iv) such reimbursement is expressly provided for herein or such expense is expressly described herein as a Trust Fund Expense.

(g)               Except as otherwise expressly provided herein, no transfer, sale, pledge or other disposition of the Servicer’s right to receive all or any portion of the servicing compensation (or the Special Servicer’s right to receive all or any portion of the Special

Servicing Fee) or other servicing compensation provided for herein shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer or successor Special Servicer, as applicable, in connection with the assumption by such successor of the duties hereunder pursuant to Section 7.2.

(h)               As compensation for its activities hereunder, on each Distribution Date the Certificate Administrator shall be entitled to the Certificate Administrator Fee (including that portion which is payable to the Trustee as the Trustee Fee). Except as otherwise provided herein, the Certificate Administrator’s fee includes all routine expenses of the Trustee, the Certificate Administrator and the Authenticating Agent. Each of the Trustee’s and Certificate Administrator’s rights to the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee) may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(i)                 [Reserved].

(j)                 The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any Disclosable Special Servicer Fees and any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates shall be remitted to the Servicer to be deposited by the Servicer into the Collection Account within two (2) Business Days of the receipt of such Disclosable Special Servicer Fees by the Special Servicer or its Affiliates. The Special Servicer shall deliver or cause to be delivered to the Servicer, on the Determination Date related to such Distribution Date, and the Servicer, to the extent it has received such report, shall deliver to the Certificate Administrator, without charge, one Business Day prior to the Distribution Date an electronic report which may include HTML, word or excel compatible format, clean and searchable PDF format or such other format as mutually agreeable between the Certificate Administrator, the Servicer and the Special Servicer that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, if any, with respect to such Distribution Date. The Special Servicer will not be required to deliver the report to the extent that it has not received any Disclosable Special Servicer Fees during such period.

3.18.        Reports to the Certificate Administrator; Account Statements. (a)  The Servicer shall prepare, or cause to be prepared, and deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, consistent with Accepted Servicing Practices, not later than (i) 3:00 p.m. (New York time) two (2) Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File and, to the extent received by the Servicer, the CREFC® Appraisal Reduction Template, (ii) 2:00 p.m. (New York time) one (1) Business Day prior to each Distribution Date, any updated CREFC® Loan Periodic Update File, if applicable, and (iii) 3:00 p.m. (New York time) one (1) Business Day prior to each Distribution Date, the remaining CREFC® Reports (except the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Special Servicer Loan File, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet), and all such CREFC® Reports delivered or deliverable, as the case may be, to the Certificate Administrator shall be made available (i) prior to the securitization of the Companion Loan, to the Companion Loan Holders on each Distribution Date; and (ii) following securitization of the Companion Loan, to the master servicer of the Other Securitization Trust no later than two (2) Business Days after the Determination Date.

Notwithstanding the foregoing, the Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans or Foreclosed Property) shall prepare the CREFC® Operating Statement Analysis Report (in the aggregate for the portfolio of the Properties) and the CREFC® NOI Adjustment Worksheet on a quarterly and annual basis (commencing with the quarter ending September 30, 2025 and year ending December 31, 2025), within 30 days after receipt by the Servicer or the Special Servicer, as applicable, of the financial statements, operating statements, rent rolls, or other information required to prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet but will not be deemed to have been received by the Certificate Administrator until such time as it is actually received; provided, however, that any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then-current applicable CREFC® guidelines.

The Special Servicer, if the Whole Loan is a Specially Serviced Whole Loan, and the Servicer, if the Whole Loan is not a Specially Serviced Whole Loan, shall use efforts consistent with Accepted Servicing Practices to collect promptly and review from the Borrowers quarterly and annual operating statements, financial statements, budgets and rent rolls of the Properties, and the quarterly and annual financial statements of the Borrowers, and any other reports or documents required to be delivered under the terms of the Whole Loan. The Servicer and the Special Servicer shall not be required to request such operating statements or rent rolls more than once if the Borrowers are not required to deliver such statements pursuant to the terms of the Whole Loan documents. Upon the request of any Rating Agency, the Servicer or Special Servicer, as applicable, shall deliver copies of any of the foregoing items so collected thereby to the 17g-5 Information Provider who shall post such items to the 17g-5 Information Provider’s Website.

Additionally, the Servicer shall deliver the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet on a monthly basis to the Certificate Administrator and the Companion Loan Holders; provided, however, the Servicer shall have no obligation to update such reports except as set forth in the immediately preceding paragraphs, and no analysis or update shall be required to the extent such analysis or update is not required to be provided under the then-current applicable CREFC® guidelines.

(b)               The Servicer shall furnish to the Certificate Administrator in electronic format the CREFC® Reports produced by it pursuant to this Agreement not later than the time period specified in Section 3.18(a), and thereafter, upon the request of the Rating Agency to the 17g-5 Information Provider, who shall make such reports available to the Rating Agency on its website. In addition, the Servicer shall make available copies to each Privileged Person on the Servicer’s website each of the following items delivered to the Servicer by the Borrowers under the terms of the Whole Loan: (i) quarterly and annual operating statements, financial statements, budgets and rent rolls of the Properties, (ii) the quarterly and annual financial statements of the Borrowers and (iii) any updates, supplements, amendments or revisions to any of the items described in clause (i) through (ii).

(c)               The Servicer shall produce the reports described in this Section 3.18 solely from information provided to the Servicer by the Borrowers pursuant to the Mortgage Loan Agreement (without modification, interpretation or analysis) or by the Special Servicer, the Trust Loan Sellers or Depositor pursuant to this Agreement. None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall be responsible for the completeness or accuracy of such information (except that the Servicer shall use efforts consistent with Accepted Servicing Practices to correct patent errors). If the Whole Loan is a Specially Serviced Whole Loan, the Special Servicer shall deliver to the Servicer the information required of the Special Servicer pursuant to Section 3.18(a) within 30 days after receipt by the Special Servicer of any operating statement and related rent rolls for any Property or Foreclosed Property. In addition, the Servicer shall deliver to the Certificate Administrator any written notice of a material event (as determined by the Servicer in accordance with Accepted Servicing Practices, but, for the avoidance of doubt, including a notice of Mortgage Loan Default or Mortgage Loan Event of Default) received from any Borrower.

3.19.        Annual Statement as to Compliance. On or before April 15 of each year, commencing in 2026, the Servicer and the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Whole Loan), each at its own expense, shall furnish (and each such party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Whole Loan, shall cause such Servicing Function Participant to furnish) to the Certificate Administrator, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the most recent fiscal year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 3.19 shall be made available to any Privileged Person by the Certificate Administrator by posting such compliance report to the Certificate Administrator’s Website pursuant to Section 8.14(b). Each such report shall be addressed to the Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria.

On the Closing Date, the Servicer and the Special Servicer, each acknowledge and agree that Exhibit L to this Agreement sets forth the Applicable Servicing Criteria for such party.

No later than 30 days after the end of each fiscal year for the Trust, the Servicer and the Special Servicer shall notify the Certificate Administrator and the Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria shall be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer and the Special Servicer submit their assessments to the Certificate Administrator, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.20) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through December 31 of each calendar year. For the avoidance of doubt, no notice shall be required to the extent the Servicer or the Special Servicer, as applicable, has not utilized a Servicing Function Participant during the prior fiscal year, and absent receipt of any such notice, each of the Certificate Administrator and the Depositor shall be entitled to assume that the Servicer or Special Servicer, as applicable, has not utilized a Servicing Function Participant during the prior year.

In the event the Servicer or the Special Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and the Servicer and the Special Servicer shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 3.19, coupled with an attestation as required in Section 3.20 in respect to the period of time that the Servicer or the Special Servicer was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

On or before April 15 of each year, commencing in 2026, each of the Servicer and the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Whole Loan), each at its own expense, shall furnish (and each party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Whole Loan (to the extent the same would have been required by Item 1108(a)(2)(i)-(iii) of Regulation AB if the Trust and the securitization transaction contemplated by this Agreement were required to comply with Regulation AB), shall cause such Servicing Function Participant to furnish) to the Certificate Administrator, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) an Officer’s Certificate of an officer responsible for the servicing activities of such party stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout the preceding calendar year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The obligations of each Person under this Section 3.19 apply to each such Person that serviced the Whole Loan during the applicable period, whether or not the Person is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 3.19 shall be made available to any Privileged Person by the Certificate Administrator posting such compliance report to the Certificate Administrator’s Website pursuant to Section 8.14(b), and such Officer’s Certificate may be delivered electronically.

3.20.        Annual Independent Public Accountants’ Servicing Report. On or before April 15 of each year, commencing in 2026, the Servicer and the Special Servicer, each at its own expense, shall cause (and each such party, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Whole Loan, shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator, the Depositor, the Trustee and the 17g-5 Information Provider (who shall post such report to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 3.18(c) shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.21.        Access to Certain Documentation Regarding the Whole Loan and Other Information.

(a)               Upon reasonable advance notice, the Certificate Administrator or the Custodian, as applicable, shall provide reasonable access during its normal business hours at its Corporate Trust Office to certain reports and to information and documentation in its possession or in its control regarding the Whole Loan to any Privileged Person (which for this purpose excludes any Borrower Affiliate, the Manager, or their respective agents or Affiliates); provided, however, that to the extent such reports, information and documentation is provided to a Rating Agency, the 17g-5 Information Provider shall first post such information to the Certificate Administrator’s Website. Such information shall include, but shall not be limited to, the CREFC® Reports provided to the Certificate Administrator by the Servicer.

(b)               Upon request of the Depositor or each Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with Section 8.14(b). In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information. In addition, upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the

Depositor as having been previously made available to NRSROs by the Depositor prior to the Closing Date, the 17g-5 Information Provider shall post such information on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b).

(c)               The Special Servicer shall promptly notify the Certificate Administrator, in the form of Exhibit Z hereto, if the Special Servicer has actual knowledge that a related mezzanine loan has been accelerated or foreclosure or enforcement proceedings have been commenced against the related collateral. Upon receipt of such notice, the Certificate Administrator shall require each Restricted Holder that has previously submitted an Investor/Interest Owner Certification to re-submit an Investor/Interest Owner Certification in order to re-obtain access to the Certificate Administrator’s Website.

(d)               Upon the request of a Certificateholder or any Beneficial Owner or a prospective purchaser of a Certificate that is a QIB and is designated as a prospective purchaser by a Certificateholder or Beneficial Owner and, in any case, has delivered an Investor/Interest Owner Certification in the form of Exhibit K-1 hereto to the Depositor and the Certificate Administrator (collectively, the “Rule 144A Information Recipients”), the Certificate Administrator shall make available to the Rule 144A Information Recipients such information as is specified pursuant to Rule 144A(d)(4) under the Act (“Rule 144A Information”), to the extent such Rule 144A Information has been received by the Certificate Administrator.  If the Certificate Administrator receives a request for Rule 144A Information in connection with the resale of any Certificate by a Certificateholder or Beneficial Owner, and such Rule 144A Information has not previously been provided to the Certificate Administrator by the Depositor, the Certificate Administrator shall, within three (3) Business Days of receipt of such request, notify the Depositor of such request and identify the Rule 144A Information requested.  The Depositor shall use commercially reasonable efforts to provide the requested Rule 144A Information to the Certificate Administrator, to the extent the requested Rule 144A Information is in the Depositor’s possession.  The Certificate Administrator shall, within three (3) Business Days of receipt of any additional Rule 144A Information from the Depositor (i) convey such additional requested Rule 144A Information to the requesting Rule 144A Information Recipient and (ii) post such additional requested Rule 144A Information on the Certificate Administrator’s Website.

3.22.        Inspections. The Servicer shall inspect or cause to be inspected each of the Properties not less frequently than once each year commencing in 2026, so long as a Special Servicing Loan Event is not then continuing. The Special Servicer shall inspect or cause to be inspected the Properties, as applicable, promptly following the occurrence of a Special Servicing Loan Event and annually for so long as a Special Servicing Loan Event is continuing. The Servicer or the Special Servicer, as applicable, shall further inspect, or cause to be inspected, a Property whenever it receives information that such Property has been materially damaged, left vacant, or abandoned, or if waste is being committed at such Property. All such inspections shall be performed in such manner as shall be consistent with Accepted Servicing Practices. The cost of the annual inspections referred to in the first sentence of this paragraph shall be an expense of the Servicer; the cost of all additional inspections referred to in this paragraph shall be a Trust Fund Expense and if paid by the Servicer or Special Servicer shall constitute a Property Protection Advance or an Administrative Advance or if deemed not recoverable, a Trust Fund Expense. The Servicer or Special Servicer, as the case may be, shall prepare a written report of inspection and deliver it to the Certificate Administrator and Companion Loan Holders in electronic format. The Certificate Administrator shall post such report on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.23.        Advances. (a)  In the event that all or a portion of any Monthly Payment or an Assumed Monthly Payment, as applicable (other than a Balloon Payment and Default Interest), representing interest on the Trust Loan has not been received by the close of business on the Business Day immediately prior to the Remittance Date, the Servicer, subject to its determination that such amounts are not Nonrecoverable Advances, shall make an advance on such Remittance Date to the Distribution Account, in an amount equal to such Monthly Payment (or portion thereof) (or in the amount of the Assumed Monthly Payment, or portion thereof, as applicable) with respect to the Trust Loan that has not been received by the close of business on the Business Day immediately prior to such Remittance Date (net of the Servicing Fee with respect to the Trust Loan, which shall not be paid to the Servicer until funds in the Collection Account are available for payment of such fee); provided that neither the Servicer nor any other party shall be entitled to interest accrued on the amount of any Monthly Payment Advance with respect to the Trust Loan if the delinquent amount of the Monthly Payment (or, if applicable, the Assumed Monthly Payment) in respect of such Trust Loan is received by the Servicer or the Certificate Administrator, as applicable, by 2:00 p.m., New York time, on such Remittance Date. The portion of any Monthly Payment Advance equal to the CREFC® Intellectual Property Royalty License Fee and the EU Reporting Administrator Fee for the Trust Loan and such Distribution Date will not be remitted to the Certificate Administrator but shall be remitted to CREFC® and DBNY, respectively, by the Servicer. The Servicer shall, subject to a determination of recoverability also advance in respect of each Payment Date following (x) a delinquency in the payment of the Balloon Payment of the Trust Loan or foreclosure (or acceptance of a deed-in-lieu of foreclosure or comparable conversion) of the Trust Loan or (y) not later than the related Remittance Date, to the Distribution Account, the amount of any Assumed Monthly Payment deemed due with respect to the Trust Loan on such Payment Date. For the avoidance of doubt, in the event that the amount of interest and/or principal on the Trust Loan is reduced as a result of any modification to the Trust Loan, any Monthly Payment Advance made with respect to such modified Trust Loan shall be in such amounts as may be required as a result of such reduction. For the avoidance of doubt, the Servicer shall make Monthly Payment Advances on the basis of the original terms of the Trust Loan, including if it is subject to a forbearance agreement or other temporary deferral or payment accommodation, unless (1) the terms of the Trust Loan have been permanently modified to reduce or forgive a monetary obligation or (2) the Servicer has determined the given Monthly Payment Advance is or will be nonrecoverable. Notwithstanding anything to the contrary herein and subject to the determination of nonrecoverability provided in this Section 3.23, in the event that any Property becomes a Foreclosed Property, the Servicer shall continue to make advances as required pursuant to this Section 3.23(a) with respect to each Payment Date following such event in an amount equal to the interest portion of the Monthly Payment or Assumed Monthly Payment, as applicable, due or deemed due with respect to the Trust Loan on such Payment Date, as if such Property had not become a Foreclosed Property and the Trust Loan continued to be outstanding. The Servicer shall maintain a record of each Monthly Payment Advance it has made pursuant to this Section 3.23(a) on the Trust Loan and shall notify the Certificate Administrator thereof in the appropriate CREFC® Reports in order to permit allocation thereof pursuant to Section 3.4 and Section 3.5. In the event that the Servicer does not remit any amounts required to be remitted to the Certificate Administrator on each Remittance Date (including any amounts required to be remitted pursuant to Section 3.5 and any required Monthly Payment Advance) to the Certificate Administrator for deposit in the Distribution Account on the Remittance Date, the Servicer shall pay to the Certificate Administrator interest on such amounts at the federal funds rate for the period from and including the Remittance Date to but excluding the Distribution Date or, if earlier, the actual remittance date.

At any time that a Trust Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the Trust Loan shall be reduced by multiplying such amount by a fraction, the numerator of which is the then-outstanding principal balance of the Trust Loan minus the Trust Appraisal Reduction Amount (including any deemed Trust Appraisal Reduction Amount pursuant to Section 3.7(d)) and the denominator of which is the then-outstanding principal balance of the Trust Loan.

(b)               Subject to Section 3.23(e), the Servicer shall advance, for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders to the extent it determines that such amount is not non-recoverable, all customary and reasonable out-of-pocket costs and expenses incurred by the Servicer or the Special Servicer in the performance of its respective servicing obligations, including, but not limited, to the costs and expenses incurred in connection with (i) the preservation, restoration, operation and protection of any Property which, in the Servicer’s sole discretion, exercised in accordance with Accepted Servicing Practices, are necessary to prevent an immediate or material loss to the Trust Fund’s interest in such Property, (ii) the payment of (A) real estate taxes, assessments, ground rents and governmental charges that may be levied or assessed against any Borrower or any of its Affiliates or any Property or revenues therefrom or other similar items that are or which may become liens on such Property, (B) insurance premiums, and (C) the out-of-pocket costs and expenses of the Servicer or the Special Servicer, as applicable (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by the applicable Borrowers that are incurred in connection with a sale of the Whole Loan, the negotiation of a workout of the Whole Loan, an assumption of the Whole Loan or a release of any Property from the lien of the Mortgage, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, reasonable attorneys’ fees and expenses and costs for third party experts, including Independent Appraisers, environmental and engineering consultants, and (iv) the management, operation and liquidation of any Property if such Property is acquired by the Trust (collectively, “Property Protection Advances”). In addition, subject to Section 3.23(e), the Servicer shall advance amounts eligible for withdrawal from the Collection Account pursuant to clauses (iii) (other than Servicing Fees), (v)(b), (vi) (to the extent reimbursements of such amounts are owed to the Trustee only), (vii), (ix) or (xi) of Section 3.4(c) (collectively, “Administrative Advances”) on or prior to the related Distribution Date to the extent (A) such amounts are not paid from the Collection Account pursuant to the second paragraph of Section 3.4(c) and (B) it determines that such amounts are payable or reimbursable by the Borrowers and would not be a Nonrecoverable Advance. During the continuation of a Special Servicing Loan Event, the Special Servicer shall give the Servicer and the Trustee not less than five (5) Business Days’ written notice before the date on which the Servicer is requested to make any Property Protection Advance with respect to the Whole Loan or any Foreclosed Property; provided, however, that only three (3) Business Days’ written notice shall be required in respect of Property Protection Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Protection Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Property Protection Advance would constitute a Nonrecoverable Advance. Subject to Section 6.3, notwithstanding anything herein to the contrary, if the Special Servicer requests that the Servicer make an Advance, the Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Advance; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Advances other than emergency Advances (although such request may relate to more than one Advance). The Special Servicer shall not be obligated to make any Advance.

(c)               To the extent the Servicer fails to make an Advance that it is required to make under this Agreement, the Trustee shall make such Advance pursuant to Section 7.6. It is understood that the obligation of the Servicer and the Trustee (pursuant to Section 7.6) to make such Advances is mandatory, subject to the limitations set forth in this Agreement (including the applicable non-recoverability determination), and shall continue to apply with respect to the Trust Loan after any modification or amendment of the Whole Loan pursuant to Section 3.24 hereof, beyond the Maturity Date of the Whole Loan if a payment default shall have occurred on such date and through any court appointed stay period or similar payment delay resulting from any insolvency of any Borrower or related bankruptcy, notwithstanding any other provision of this Agreement, subject to the requirement of recoverability, until the earliest of (i) the payment in full of the Whole Loan, (ii) the date on which all of the applicable Properties become liquidated or (iii) the date on which the Whole Loan is sold.

(d)               Interest on each Advance made by the Servicer or the Trustee shall accrue for each day that such Advance is outstanding at a rate of interest equal to the “prime rate” published in the “Money Rates” section of The Wall Street Journal, subject to a floor of 2.0% per annum compounded annually; if The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer shall reasonably select a comparable interest rate index (the “Advance Rate”) for each such day (or the most recent day on which the “prime rate” was reported, if not reported on such day) on the basis of a year of 360 days and the actual number of days elapsed in a month, subject to a floor of 2.00% per annum. Interest on the Advances shall compound annually. If the context requires, each reference to the reimbursement or payment of an Advance also includes, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement.

(e)               Notwithstanding any other provision in this Agreement, the Servicer or the Trustee, as applicable, shall be obligated to make an Advance only to the extent that the Servicer or the Trustee, as applicable, has determined (by the Servicer in accordance with Accepted Servicing Practices, or by the Trustee in its good faith and reasonable business judgement) that such Advance, together with interest thereon at the Advance Rate, would not constitute a Nonrecoverable Advance if made. The Trustee and the Servicer, in that order, shall be entitled to reimbursement for any such Advances relating to the Trust Loan or the Whole Loan, as applicable, from the Collection Account and shall obtain such reimbursement in accordance with Section 3.4(c). If the context requires, each reference to the reimbursement or payment of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through but excluding the date of payment or reimbursement.

(f)                The determination by the Servicer or the Trustee that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by the delivery of an Officer’s Certificate in electronic format to the Companion Loan Holders, the Certificate Administrator, the Trustee (if such determination is made by the Servicer), the Servicer and the Special Servicer and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder, detailing the reasons for such determination with supporting documents attached. Such Officer’s Certificate shall be made available to any Privileged Person by the Certificate Administrator posting such Officer’s Certificate to the Certificate Administrator’s Website in accordance with Section 8.14(b). The costs of any appraisals, engineering reports, environmental reports or surveys and other information requested by the Servicer or the Trustee establishing an Advance as a Nonrecoverable Advance shall be treated as Trust Fund Expenses, payable from the Collection Account pursuant to Section 3.4(c), and shall constitute a Property Protection Advance or Administrative Advance, as applicable, if paid by the Servicer or the Trustee from its funds. Subject to Section 6.3, the Servicer’s reasonable determination of nonrecoverability in accordance with the above provisions shall be conclusive and binding on the Trustee and the Trustee shall be entitled to rely conclusively thereupon. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall make such determination in its good faith and reasonable business judgment, solely in its capacity as Trustee.

(g)               The Servicer and the Trustee are not obligated to advance or pay (i) delinquent scheduled payments with respect to any Companion Loan, (ii) any Balloon Payment with respect to the Trust Loan (but are obligated to advance the related Assumed Monthly Payment in accordance with the terms of this Agreement), (iii) any Default Interest, late payment charges, Yield Maintenance Default Premiums or exit fees, (iv) amounts required to cure any damages resulting from Uninsured Causes (except as required pursuant to Section 3.12(c)), any failure of a Property to comply with any applicable law, including any environmental law, or (except in connection with the foreclosure or other acquisition of a Property in accordance with Section 3.12 upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at a Property, (v) any losses arising with respect to defects in the title to a Property, (vi) any costs of capital improvements to a Property other than those necessary to prevent an immediate or material loss to the Trust’s interest in such Property or (vii) any payments in respect of the subordinated obligations, including amounts due under a related mezzanine loan. In addition, the Servicer and the Trustee shall have no obligation to make any Monthly Payment Advances with respect to the Companion Loan.

(h)               The Servicer or the Trustee may consider (among other things) the following when making a non-recoverability determination: (a) the existence of any outstanding Advance (plus accrued and unpaid interest thereon) with respect to the Trust Loan, Whole Loan or any Foreclosed Property the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Servicer or the Trustee, (b) the obligations of the Borrowers under the terms of the Whole Loan as it may have been modified, (c) the Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with Accepted Servicing Practices in the case of the Servicer and the Special Servicer or in its commercially reasonable judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse changes with respect to the Properties, (d) future expenses and (e) the timing of recoveries.

(i)                 (i)      Upon the determination that a previously made Advance is a Nonrecoverable Advance, and to the extent funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then the Servicer or the Trustee, as applicable, may elect, on a monthly basis, each at its own option and in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such successive one month period as is required to reimburse such excess portion from principal, for a period not to exceed 12 months. If the Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral, then the Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion of any Nonrecoverable Advance with respect to any one or more Collection Periods will not limit the accrual of interest at the Advance Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and the RR Interest Owner and shall not be construed as an obligation on the part of the Servicer or the Trustee, as applicable, or a right of the Certificateholders or the RR Interest Owner. The decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be (a) in accordance with Accepted Servicing Practices, with respect to the Servicer and (b) in accordance with good faith business judgment, with respect to the Trustee, and in each case, neither the Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or the RR Interest Owner for any such election that such party makes as described above, or for any losses, damages or other adverse economic or other effects that may arise from such an election.

3.24.        Modifications of Whole Loan Documents. (a) (i) The Servicer (if no Special Servicing Loan Event has occurred and is continuing) (subject to the consent of the Special Servicer in the case of a Major Decision) or the Special Servicer (if a Special Servicing Loan Event occurs and is continuing) may, subject to (w) the consent of the Directing Certificateholder (subject to limitations on such consent pursuant to Section 9) prior to the occurrence and continuance of a Control Event, (x) the consultation and review rights of the Directing Certificateholder (subject to limitations on such rights pursuant to Section 9) after the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, and (y) rights of a mezzanine lender, if any, under any intercreditor agreement, modify, waive or amend any term of the Whole Loan if such modification, waiver or amendment (a) is consistent with Accepted Servicing Practices and (b) does not cause an Adverse REMIC Event (and the Servicer or the Special Servicer, as applicable, may obtain and be entitled to rely upon an Opinion of Counsel in connection with such determination). Notwithstanding anything herein to the contrary, in no event may the Servicer or the Special Servicer permit an extension of, or forbearance, amendment, waiver or modification that would extend (or have the effect of extending), the Maturity Date beyond the date that is the earlier of (x) seven (7) years prior to the latest Rated Final Distribution Date and (y) twenty (20) years prior to the end of the current term of any ground lease, plus any options to extend the ground lease exercisable unilaterally by the Borrowers. In connection with (i) the release of any Property or portion thereof from the lien of the Mortgage or (ii) the taking of any Property or portion thereof by exercise of the power of eminent domain or condemnation, if the Whole Loan Documents require the Servicer or the Special Servicer, as applicable, to calculate the loan-to-value ratio of the remaining Properties or Property, for purposes of REMIC qualification of the Trust Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any. If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the Servicer or Special Servicer, as applicable, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the Borrowers provide an Opinion of Counsel (at the expense of the Borrowers if allowed by the terms of the Whole Loan Documents, and if not allowed, at the expense of the Trust) that, if such amount is not paid, the Whole Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)). The Servicer shall provide to the Special Servicer prompt notice of all Borrower requests related to any Whole Loan modification or assumption and, so long as no Consultation Termination Event is continuing, the Special Servicer shall forward such notice to the Directing Certificateholder.

(b)               All modifications, waivers or amendments of the Whole Loan shall be in writing and shall be effected in a manner consistent with Accepted Servicing Practices, the REMIC Provisions and the provisions of the Co-Lender Agreement. The Servicer or the Special Servicer, as applicable, shall notify the Special Servicer (if the notice is given by the Servicer), the Servicer (if the notice is given by the Special Servicer), the Trustee, the Certificate Administrator, the Companion Loan Holders and the Depositor and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder, in writing, of any modification, waiver or amendment of any term of the Whole Loan and the date thereof, and shall deliver to the Custodian (with a copy to the Trustee and each Companion Loan Holder) an original recorded, if applicable, counterpart of the agreement relating to such modification, waiver or amendment within 10 Business Days following the execution and recordation (if appropriate) thereof. In the event the Servicer or Special Servicer, or a court of competent jurisdiction in connection with a workout or proposed workout of the Whole Loan, modifies the interest rate applicable to the Whole Loan, the aggregate adverse economic effect of the modification (if any) required to be borne by the holders of the Trust Notes pursuant to the Co-Lender Agreement shall be applied to the Sequential Pay Certificates, in reverse order of seniority. If all or any portion of the Whole Loan is modified, the Net Trust Note Rate shall not change for purposes of distributions on the Certificates or the RR Interest.

(c)               Subject to Section 3.28, any modification of the Whole Loan Documents that requires a Rating Agency Confirmation pursuant to the Whole Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining the Rating Agency Confirmation in the Whole Loan Documents, shall not be made without the Servicer’s or the Special Servicer’s, as applicable, first receipt of the Rating Agency Confirmation. The Rating Agency Confirmation shall be obtained at the Borrowers’ expense in accordance with the Mortgage Loan Agreement or, if not so provided in the Mortgage Loan Agreement or if the Borrowers do not pay as a Trust Fund Expense.

(d)               Notwithstanding the foregoing, the Servicer and (if a Special Servicing Loan Event is continuing) the Special Servicer may, in accordance with Accepted Servicing Practices (without any Rating Agency Confirmation or consent of the Directing Certificateholder), grant a Borrower’s request for consent to subject a Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the Whole Loan to such easement, right-of-way or similar agreement. Neither the Servicer nor the Special Servicer may condition the granting of any such request on receipt of Rating Agency Confirmation if such condition would not be consistent with or permitted by the Whole Loan Documents.

(e)               Subject to Section 3.28 of this Agreement, prior to implementing any of the actions under the definition of “RAC Decision”, the Servicer or Special Servicer shall obtain a Rating Agency Confirmation from each Rating Agency.

(f)                Notwithstanding the foregoing, the Servicer shall not permit the substitution of a Property pursuant to the defeasance provisions of the Mortgage Loan Agreement unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Servicer has (i) received replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the Whole Loan Documents, in an amount sufficient to make all scheduled payments required under the terms of the Whole Loan when due, (ii) received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on the Whole Loan in compliance with the requirements of the terms of the Whole Loan Documents, (iii) received one or more Opinions of Counsel (at the expense of the Borrowers) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted property; provided, however, that, to the extent consistent with the Whole Loan Documents, the Borrowers shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the Whole Loan Documents, the Borrowers shall have designated a single purpose entity to act as a successor mortgagor, if so required by a Rating Agency, (v) to the extent permissible under the Whole Loan Documents, the Servicer shall use its reasonable efforts to require the Borrowers to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor, and (vi) to the extent permissible under the Whole Loan Documents, the Servicer shall obtain, at the expense of the Borrowers, Rating Agency Confirmation from each Rating Agency. If the Servicer receives notice of a request for defeasance with respect to the Whole Loan, the Servicer shall provide upon receipt of such notice, written notice of such defeasance request to each Trust Loan Seller or its respective assignee and until such time as a Trust Loan Seller provides written notice to the contrary, notice of a defeasance of the Whole

Loan shall be delivered to such Trust Loan Seller pursuant to the notice provisions of the Trust Loan Purchase Agreement

(g)               The Servicer shall deposit all payments received by it from defeasance collateral substituted for a Property into the Collection Account and treat any such payments as payments made on the Whole Loan in advance of its Payment Date, and not as a prepayment of the Whole Loan. The Servicer shall deposit all payments received by it from defeasance collateral substituted for a Property into the Collection Account and treat any such payments as payments made on the Whole Loan in advance of its Payment Date, and not as a prepayment of the Whole Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(h)               Subject to the terms of Section 3.17(e) and this Section 3.24, the Servicer or the Special Servicer (with regard to the Specially Serviced Whole Loan) shall be permitted to waive all or any portion of Default Interest to the extent consistent with Accepted Servicing Practices. Failure to waive any Default Interest by the Servicer or the Special Servicer shall not in any way be deemed a violation of Accepted Servicing Practices.

3.25.        Conflicts of Interests; Mandatory Resignation of Servicer and Special Servicer. (a)  The Servicer, the Special Servicer and any agent thereof in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or the Special Servicer or such agent except as otherwise provided herein subject to the restrictions on voting set forth in the definition of Certificateholder.

(b)               Neither the Special Servicer nor any of its Affiliates shall (i) resign from its obligations and duties as Servicer or Special Servicer, as applicable, under this Agreement, except as provided in Section 6.4 hereof or (ii) act as special servicer of a related mezzanine loan or a sub-servicer of the special servicer of a related mezzanine loan. In the event that the Special Servicer becomes a Borrower Affiliate, the Special Servicer shall promptly notify the Trustee and the Certificate Administrator of such affiliation. Upon receipt of such notice, the Trustee shall promptly send a request to the Special Servicer requesting that the Special Servicer resign as Special Servicer and promptly appoint a replacement special servicer in accordance with Section 6.4 of this Agreement. In the event that no replacement Special Servicer is appointed within thirty (30) days for any reason after receipt by the Trustee of a notice of such affiliation, the Trustee may petition the court for appointment of a successor Special Servicer at the expense of resigning Special Servicer.

3.26.        [Reserved].

3.27.        [Reserved].

3.28.        Rating Agency Confirmation.  Notwithstanding the terms of any related Whole Loan Documents or other provisions of this Agreement, if any action under any Whole Loan Documents or this Agreement requires a Rating Agency Confirmation or a written confirmation from any Rating Agency that a particular action will not cause a downgrade, withdrawal or qualification of the then-current ratings on the Certificates as a condition precedent to such action, if the party (the “Requesting Party”) seeking to obtain the Rating Agency Confirmation or written confirmation has made a request to any Rating Agency for such Rating Agency Confirmation or written confirmation and, within ten (10) Business Days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is either declining to review such request or waiving the requirement for Rating Agency Confirmation or written confirmation, then such Requesting Party shall (i) confirm that the Rating Agency has received the applicable Rating Agency Confirmation or written confirmation request, and, if it has, promptly request the related Rating Agency Confirmation or written confirmation again, and (ii) if there is no response to either such Rating Agency Confirmation or written confirmation request within five (5) Business Days of such second request, then (x) with respect to any condition in any Whole Loan Document requiring the Rating Agency Confirmation or such written confirmation or any other matter under this Agreement relating to the servicing of the Whole Loan (other than as set forth in clause (y) below), such condition shall be deemed to be satisfied (provided that granting such request is in accordance with Accepted Servicing Practices), and (y) with respect to a replacement of the Servicer or Special Servicer, such condition shall be deemed to be satisfied with respect to (I) S&P, if such replacement Servicer or Special Servicer, as applicable, is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, (II) Morningstar DBRS, if such replacement Servicer or Special Servicer, as applicable, has a current ranking by Morningstar DBRS higher than or equal to “MOR CS3” as a master servicer or special servicer, as applicable, (III) Fitch, if such replacement Servicer or Special Servicer, as applicable, is rated at least “CMS3” (in the case of the servicer) or “CSS3” (in the case of the special servicer), (IV) KBRA, if KBRA has not publicly cited servicing concerns with such replacement Servicer or Special Servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by such replacement Servicer or Special Servicer, as applicable, prior to the time of determination, and (V) Moody’s, if the applicable replacement servicer or special servicer, as applicable, has been appointed and currently serves as the servicer or the special servicer, as applicable, on a transaction-level basis on a commercial mortgage loan CMBS securitization transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement servicer or special servicer, as applicable, as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of such securities prior to the time of determination.

Any Rating Agency Confirmation requests made by the Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing (and e-mail shall be sufficient as a writing), which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material the Servicer, the Special Servicer, the Certificate Administrator or Trustee, as applicable, reasonably deems necessary for the Rating Agencies to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

Promptly following the Servicer’s or the Special Servicer’s determination to take any action discussed in this Section 3.28 following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Servicer or the Special Servicer, as applicable, shall provide written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

3.29.        Miscellaneous Provisions.

(a)               The Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer and the Special Servicer, as applicable, shall respond to any request by the Borrowers under Section 5.1.11(e) of the Mortgage Loan Agreement for written approval of the Annual Budget.

(b)               Notwithstanding the terms of the related Whole Loan Documents, the other provisions of this Agreement or the Co-Lender Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the Whole Loan or any Foreclosed Property, any amendment to this Agreement or replacement of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee (a “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action shall also require delivery of a Companion Loan Rating Agency Confirmation to the master servicer, the special servicer, the certificate administrator or the operating advisor to any Other Securitization Trust as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Servicer or the Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with a Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be permitted to be waived by the Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the master servicer or special servicer, as applicable), the 17g-5 Information Provider’s counterpart, or such other party or parties (as are agreed to by the Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the Other Securitization Trust to the extent not borne by the Borrowers, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (ii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request.

(c)               In the event that the Servicer receives any Borrower Appraisals from the Borrowers in connection with re-allocation of the Allocated Whole Loan Amount in accordance with the terms of the Mortgage Loan Agreement, the Servicer shall promptly deliver such Borrower Appraisals to the Certificate Administrator and the 17g-5 Information Provider to be posted on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website. In the event that the Allocated Whole Loan Amount for any Property is adjusted in accordance with the terms of the Mortgage Loan Agreement, the Servicer shall promptly deliver an updated list of the Allocated Whole Loan Amount for each Property to the Certificate Administrator and the 17g-5 Information Provider to be posted on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

3.30.        Additional Matters with Respect to the Whole Loan.

(a)               In the event that any Trust Loan Seller repurchases its respective portion of the Whole Loan (such Trust Loan Seller, a “Repurchasing Seller”) in accordance with Section 2.8 hereof and Section 8 of the Trust Loan Purchase Agreement, the provisions of this Section 3.30 shall apply, and each Trust Loan Seller has agreed in the Trust Loan Purchase Agreement as follows with respect to the servicing and administration of the Whole Loan in the event of such a repurchase unless and until such time as all of the Notes are repurchased or otherwise no longer part of the Trust, and the related successor holders thereof have entered into a servicing agreement with respect to such Notes.

(b)               To the extent that not all of the Trust Loan Sellers repurchase their Loan Percentage Interests pursuant to the terms of the Trust Loan Purchase Agreement, (i) the Whole Loan shall continue to be serviced by the Servicer and, if applicable, the Special Servicer, in accordance with the terms of this Agreement on behalf of any Repurchasing Seller and the Certificateholders, the RR Interest Owners and the Companion Loan Holders as a collective whole (but in all events, subject to the immediately succeeding paragraph), and the Servicer or the Special Servicer, as applicable, shall be the sole representative of such Repurchasing Seller in connection with any enforcement, bankruptcy or other proceeding, (ii) the Trustee, on behalf of the Trust, shall remain the mortgagee of record with respect to the Mortgage on behalf of the Trustee and each Repurchasing Seller, (iii) the Certificate Administrator Fee (which includes the Trustee Fee), Servicing Fee and/or Special Servicing Fee, the CREFC® Intellectual Property Royalty License Fee, the EU Reporting Administrator Fee and any Liquidation Fee or Work-out Fee with respect to the Whole Loan shall continue to be calculated based on the entire outstanding principal balance of the Whole Loan in accordance with the terms of this Agreement and the Repurchasing Seller shall bear such fees on a pari passu and pro rata basis (based upon the principal balance of the Repurchasing Seller’s Note and the other Note(s) remaining in the Trust) with the portion of the Whole Loan remaining in the Trust from collections on the Whole Loan, (iv) the Custodian shall retain all portions of the Mortgage File other than the related Note corresponding to a Repurchasing Seller’s Loan Percentage Interest; provided, the Repurchasing Seller may request and the Custodian shall provide (at the cost and expense of such Repurchasing Seller) copies of all of the documents in the Mortgage File (other than the Note related to the Repurchasing Seller’s portion of the Whole Loan), (v) all Realized Losses, Trust Fund Expenses, Servicing Fees, Special Servicing Fees, Liquidation Fees, Work-out Fees and all other amounts reimbursable to any Person under the terms of this Agreement shall, in each case, be allocated to the Loan Percentage Interest on a pari passu and pro rata basis with the portion of the Whole Loan remaining in the Trust, (vi) the Repurchasing Seller, provided that it is not a Borrower Affiliate, a Restricted Holder, the Manager or an agent or Affiliate of any of the foregoing, shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder and/or Privileged Person would otherwise have under the terms of this Agreement, (vii) to the extent this Agreement refers to the “Mortgage File”, such “Mortgage File” shall be construed to mean the Mortgage File for the entire Whole Loan, (viii) the Servicer shall remit to the Repurchasing Seller on each Remittance Date from amounts on deposit in the Collection Account equal to such Repurchasing Seller’s pro rata share, based upon its Loan Percentage Interest, of all amounts available from the Collection Account on such Remittance Date with respect to the Whole Loan and such amounts shall be wired in accordance with the directions provided to the Trustee, the Certificate Administrator and the Servicer by such Repurchasing Seller at least 10 Business Days prior to the related Distribution Date, (ix) no amendment may be made to this Agreement or the Trust Loan Purchase Agreement that would materially and adversely affect the rights of a Repurchasing Seller without the consent of such Repurchasing Seller, (x) if (in accordance with this Agreement) the Special Servicer elects to sell the Trust’s share of the Whole Loan following a default thereunder, it must sell the entire Trust Loan (including any repurchased portions thereof) on behalf of the Repurchasing Sellers and the Certificateholders, and (xi) all provisions contained in this Agreement that pertain to the indemnification by the Trust of any other Person relating to the servicing and administration of the Whole Loan shall be deemed to be a several (but not joint) indemnity from the Trust and such Repurchasing Seller on a pro rata basis, and such Repurchasing Seller’s liability under such indemnity provisions shall be in proportion to its Loan Percentage Interest; provided that (i) [reserved], (ii) in any event, no Repurchasing Seller shall pay more than the amount that is in relative proportion to the amount actually paid by the Trust in respect of such indemnity and (iii) any such amounts with respect to the Repurchasing Seller and its related Loan Percentage Interest of such amounts shall be payable solely from collections in respect of the Whole Loan that would be payable to such Repurchasing Seller pursuant to the terms of this Agreement. Neither the Servicer nor the Trustee shall make any Monthly Payment Advance with respect to any Repurchasing Seller’s Loan Percentage Interest of the Whole Loan which has been repurchased as described herein. In no event shall the Repurchasing Seller transfer, sell, assign, hypothecate, participate or encumber its Loan Percentage Interest to any Borrower Affiliate, any Manager, any Restricted Holder or any Affiliate of any of the foregoing, and any purported transfer that violates this sentence shall be void ab initio unless the portion of the Whole Loan remaining in the Trust is also being transferred, sold, assigned, hypothecated, participated or encumbered to any such Person. Solely in respect of any amendment to this Agreement that relates to the rights or interests of a Trust Loan Seller or any affiliate thereof (other than as set forth in this Section 3.30) any Certificate held by such Repurchasing Seller shall be deemed not to be outstanding for the purposes of providing or withholding consent or approval over any action or matter under this Agreement (other than with respect to any amendment of this Section 3.30 or any other provision for the benefit of such Repurchasing Seller, with respect to which such Repurchasing Seller shall be an intended third party beneficiary and whose consent shall be required for any such amendment) and shall be deemed to have no Voting Rights related thereto.

(c)               Notwithstanding anything to the contrary contained in the foregoing: (i) none of the Certificateholders shall bear any additional expenses, costs or fees resulting from the servicing of any portion of the Whole Loan owned by a Repurchasing Seller (and in no event shall such expenses be Trust Fund Expenses) and (ii) each Repurchasing Seller agrees in the Trust Loan Purchase Agreement to bear its Loan Percentage Interest of such amounts. In addition, other than as set forth in this Section 3.30, to the fullest extent possible under law, each Repurchasing Seller shall be deemed to have waived all rights of consent, consultation, direction or any other action in respect of the Whole Loan, all of which shall be exercised by the Servicer and the Special Servicer (and in no event shall the Servicer, the Special Servicer, the Certificate Administrator or the Trustee take any direction of such Repurchasing Seller (or any Affiliate of such Repurchasing Seller) in connection therewith).

(d)               Notwithstanding any other provision of this Agreement to the contrary, no Repurchasing Seller or any of its respective Affiliates shall be under any liability to the Trust, any party to this Agreement, the Certificateholders, the RR Interest Owners or any other Person for any amount or be required to pay any amount other than from its Loan Percentage Interest of ongoing collections on the Whole Loan that would otherwise be payable to such Repurchasing Seller (for the avoidance of doubt, such amounts shall not include amounts previously distributed to such Repurchasing Seller and such prior amounts shall not be subject to any claw back unless such amounts were distributed to such Repurchasing Seller in error), and the liability of the Trust Loan Sellers is hereby expressly limited to such amounts.

3.31.        Companion Loan Intercreditor Matters.

(a)               If, pursuant to Section 2.8, or Section 3.16 of this Agreement, the Trust Loan is, in its entirety, purchased or repurchased from the Trust Fund, the subsequent holder thereof shall be bound by the terms of the Co-Lender Agreement and shall assume the rights and obligations of the holder of the Trust Notes under the Co-Lender Agreement. All portions of the Mortgage File and (to the extent provided under the Trust Loan Purchase Agreement) other documents pertaining to the Trust Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of the Trust Loan in its capacity as the holder of the Trust Notes (as a result of such purchase, repurchase or substitution) and (except for the original Non-Trust Notes) on behalf of the holders of the Non-Trust Notes. Thereafter, such Mortgage File shall be held by the holder of the Trust Notes or a custodian appointed thereby for the benefit thereof, on behalf of itself and the Companion Loan Holders as their interests appear under the Co-Lender Agreement. If the related servicing file is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Whole Loan.

(b)               With respect to any Companion Loan that becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Custodian shall reasonably cooperate with the asset representations reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such asset review by providing the asset representations reviewer or such other requesting party with any documents reasonably requested by the asset representations reviewer or such other requesting party (at the expense of the related Trust Loan Seller or requesting party), but only to the extent (i) the requesting party or asset representations reviewer has not been able to obtain such documents from the related Trust Loan Seller or a party to the Other Pooling and Servicing Agreement and (ii) such documents are in the possession of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian, as the case may be. For the avoidance of doubt, none of the Servicer, the Special

Servicer, the Trustee or the Custodian shall (i) have further obligations for such asset review or be bound by it or shall (ii) be obligated to provide such documents if providing such documents would, in its reasonable determination, be a violation of this Agreement or the Co-Lender Agreement.

(c)               Notwithstanding anything in this Agreement to the contrary, but only to the extent required under the Co-Lender Agreement, the Servicer with respect to the Whole Loan when it is not a Specially Serviced Whole Loan or Special Servicer with respect to the Whole Loan when it is a Specially Serviced Whole Loan, as applicable, shall consult with the Companion Loan Holders with respect to any matters with respect to the servicing of the Companion Loan to the extent required under the Co-Lender Agreement. In addition, notwithstanding anything to the contrary, the Servicer or Special Servicer, as applicable, shall deliver reports and notices to each Companion Loan Holder to the extent required under the Co-Lender Agreement.

(d)               At any time after a Companion Loan has become part of an Other Securitization Trust and provided that the applicable parties hereto have received written notice (which may be by email) thereof including contact information for the master servicer and special servicer with respect to such Other Securitization Trust, all notices, reports, information or other deliverables required to be delivered to the related Companion Loan Holder pursuant to this Agreement or the Co-Lender Agreement shall be delivered to the master servicer and special servicer with respect to such Other Securitization Trust (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Other Pooling and Servicing Agreement) and, when so delivered to such master servicer and special servicer, the party hereto that is obligated under this Agreement or the Co-Lender Agreement to deliver such notices, reports, information or other deliverables shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Co-Lender Agreement.

3.32.        Liquidation Proceeds Holdback Account.

(a)               Following the final liquidation of the Whole Loan or the final Property or Properties (or final portion thereof) then remaining as collateral for the Whole Loan, in the event the Servicer or the Special Servicer, in accordance with Accepted Servicing Practices, or the Certificate Administrator (on behalf of the Certificate Administrator and on behalf of the Trustee), in its good faith and reasonable judgment, holds back any portion of the related Liquidation Proceeds in excess of $1,000,000.00 for payment of future amounts, including potential indemnification payments payable to any party under this Agreement relating to the Whole Loan or Property or Properties (or portion thereof) (the “Potential Liabilities”), such amounts, including any interest earned thereon (the “Liquidation Proceeds Holdback Amounts”), shall be held in an Eligible Account maintained with an Eligible Institution and established by the Servicer or Certificate Administrator, as applicable, chosen by the Servicer or Certificate Administrator, as applicable, in their sole discretion, on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owners and the Companion Loan Holders (a “Liquidation Proceeds Holdback Account”); provided, that the party that required the Liquidation Proceeds Holdback Account will be the party that determines if the Potential Liabilities (or portion thereof) for which such Liquidation Proceeds Holdback Account Amounts were held have been satisfied, and such party will also determine the amounts and timing for release thereof from the

Liquidation Proceeds Holdback Account without regard to the party that established the Liquidation Proceeds Holdback Account; provided, however, that prior to holding back any Liquidation Proceeds Holdback Amounts in a Liquidation Proceeds Holdback Account, the Servicer or Certificate Administrator, as applicable, shall obtain an Opinion of Counsel (at the expense of the Trust) that holding such Liquidation Proceeds Holdback Amounts in such Liquidation Proceeds Holdback Account for the benefit of the Certificateholders and the RR Interest Owners will not result in the imposition of a tax on the Trust or cause either Trust REMIC to fail to qualify as a REMIC. The Servicer shall hold any such Liquidation Proceeds Holdback Account for Liquidation Proceeds Holdback Amounts held back by the Servicer or requested to be held back by the Special Servicer and the Certificate Administrator shall hold any Liquidation Proceeds Holdback Account for Liquidation Proceeds Holdback Amounts held back by the Certificate Administrator, and in no event shall the Special Servicer hold a Liquidation Proceeds Holdback Account. Any Potential Liabilities shall be payable from the Liquidation Proceeds Holdback Account, first, from the related Liquidation Proceeds Holdback Amounts and then, out of interest accrued (if any) on the Liquidation Proceeds Holdback Amounts.

(b)               If the balance of funds in a Liquidation Proceeds Holdback Account is in excess of $10,000,000 and has been in a Liquidation Proceeds Holdback Account for a minimum of 30 days from the Distribution Date on which the distribution of final liquidation proceeds was reported in the CREFC® Investor Reporting Package (IRP) (collectively, the “Liquidation Proceeds Holdback Interest-Bearing Conditions”), then (i) in the case of any Liquidation Proceeds Holdback Account established by the Servicer, and only for so long as the national average published rates are published by the FDIC, such Liquidation Proceeds Holdback Account shall bear interest at rates in accordance with the national average rates published by the FDIC chosen in the sole discretion of the party holding the Liquidation Proceeds Holdback Account, (ii) such Liquidation Proceeds Holdback Account, if maintained by the Certificate Administrator, will be invested in a money market fund meeting the criteria in clause (vi) of the definition of “Permitted Investments”, or if such money market fund is unavailable, such funds shall remain uninvested, (iii) in connection with maintaining such interest bearing account, the Servicer or the Certificate Administrator, as applicable, will be entitled to an annual fee payable solely out of interest accrued on the amounts held in the Liquidation Proceeds Holdback Account in the amount of $30,000 (the “Liquidation Proceeds Holdback Account Fee”) and (iv) the Certificateholders shall be entitled to any interest that accrues on the funds maintained in such Liquidation Proceeds Holdback Account (net of any expenses incurred in maintaining such account and net of any interest generated that may be necessary to pay any Potential Liabilities) (collectively, “Net Interest”); provided, however, that the Servicer or Certificate Administrator, as applicable, shall obtain an Opinion of Counsel (at the expense of the Trust) that the deposit of such Liquidation Proceeds Holdback Amounts in an interest-bearing Eligible Account for the benefit of such Certificateholders (and the Certificateholders’ entitlement to any Net Interest accrued in such interest-bearing eligible account) will not result in the imposition of a tax on the Trust or cause either Trust REMIC to fail to qualify as a REMIC. In the event (i) the Liquidation Proceeds Holdback Interest-Bearing Conditions are not satisfied, (ii) the Servicer, Special Servicer or Certificate Administrator, as applicable, is unable to obtain the Opinion of Counsel required under this Section 3.32(b), or (iii) the FDIC does not publish national average rates, then the related Liquidation Proceeds Holdback Amounts shall remain in a non-interest bearing Eligible Account. So long as the Liquidation Proceeds Holdback Interest-Bearing Conditions

have been met, funds on deposit in any Liquidation Proceeds Holdback Account established by the Certificate Administrator shall be invested in accordance with clause (vi) of the definition of “Permitted Investments”, or if the money market fund identified therein is unavailable or becomes unavailable while the Certificate Administrator is maintaining any Liquidation Proceeds Holdback Account, funds on deposit therein shall remain uninvested. For the avoidance of doubt, the Opinion of Counsel delivered pursuant to this Section 3.32(b) may be included as part of the Opinion of Counsel delivered pursuant to Section 3.32(a).

(c)               The Servicer or the Special Servicer, as applicable, shall provide written notice to the Certificate Administrator promptly upon establishing a Liquidation Proceeds Holdback Account. None of the Servicer, the Special Servicer or the Certificate Administrator shall cover any losses from the bankruptcy or insolvency of a depository institution or trust company holding a Liquidation Proceeds Holdback Account or an institution holding amounts invested therein, so long as (i) such depository institution or trust company or institution satisfied the qualifications set forth in the definition of “Eligible Institution” at the time such deposit was made and such depository institution, trust company or institution was not an Affiliate of the Servicer, the Special Servicer or the Certificate Administrator, as applicable, (ii) such loss was incurred within 30 days after the earlier of (a) the date of such bankruptcy or insolvency or (b) the date on which the depository institution, trust company or institution failed to satisfy the qualifications set forth in the definition of “Eligible Institution”, and (iii) such loss is not the result of fraud, negligence or the willful misconduct of the Servicer, the Special Servicer or the Certificate Administrator, as applicable.

(d)               The Servicer, Special Servicer or Certificate Administrator, as applicable, may withdraw funds from a Liquidation Proceeds Holdback Account, from time to time, to pay or reimburse (i) the Servicer, Special Servicer, Certificate Administrator or Trustee amounts payable pursuant to the terms of this Agreement or (ii) in accordance with the Accepted Servicing Practices, (in the case of the Servicer or the Special Servicer), or its good faith and reasonable judgment (in the case of the Certificate Administrator), any third-party which is entitled to payment or reimbursement by the Trust, in each case, related to the Potential Liabilities related to such Liquidation Proceeds Holdback Account. At such time that all or any portion of such Liquidation Proceeds Holdback Amounts are no longer necessary or the holding thereof is no longer consistent with Accepted Servicing Practices (in the case of the Servicer or the Special Servicer) or its good faith and reasonable judgment (in the case of the Certificate Administrator) or the terms of this Agreement, the Servicer, the Special Servicer or the Certificate Administrator, as applicable, shall promptly release and transfer all or the applicable portion of such Liquidation Proceeds Holdback Amounts from time to time to the Certificate Administrator for deposit into the Distribution Account for distribution to the Certificateholders pursuant to Section 4.1(a) and Section 4.1(b), as applicable.

(e)               (i)  In the event that the Servicer, Special Servicer or Certificate Administrator (on behalf of the Certificate Administrator and on behalf of the Trustee) holds back any Liquidation Proceeds Holdback Amounts, the Servicer, Special Servicer or Certificate Administrator, as applicable, shall promptly provide a statement to the Certificate Administrator via email at CCTCMBSBondAdmin@computershare.com for posting which shall include: (i) the amount of liquidation proceeds held back by the Servicer, Special Servicer or Certificate Administrator, as applicable, (ii) the reason for such holdback and (iii) the basis for calculating the amount to be held back (a “Liquidation Proceeds Holdback Status Report”), which information shall be posted as a “special notice” on the Certificate Administrator’s Website in accordance with Section 8.14(b) and such notice shall also be delivered to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). Notwithstanding the foregoing, the details of the reason for any holdback and the basis for calculating the amount of any such holdback may be limited to the extent such information would constitute Privileged Information.

(ii)                      Promptly upon the occurrence of any material change to any Liquidation Proceeds Holdback Amounts, but in any event at least quarterly, the Servicer, Special Servicer or Certificate Administrator, as applicable, shall provide an updated Liquidation Proceeds Holdback Status Report to the Certificate Administrator for posting as a “special notice” on the Certificate Administrator’s Website in accordance with Section 8.14(b) and such notice shall also be delivered to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)).

(iii)                   The reporting obligations in this (e) shall be deemed to have been satisfied if such information is included in the CREFC® Investor Reporting Package (IRP).

4.                  DISTRIBUTIONS AND STATEMENTS TO CERTIFICATEHOLDERS and RR Interest Owner

4.1.            Distributions. (a)  On each Distribution Date, to the extent of Aggregate Available Funds, amounts held in the Lower-Tier Distribution Account shall be withdrawn and distributed to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, for deposit into the Upper-Tier Distribution Account, and to the Class R Certificates in respect of the Class LT-R Interest in accordance with Section 4.1(b).

(1) to the extent of the Non-RR Interest Available Funds, immediately thereafter, amounts so distributed to the Upper-Tier REMIC shall be withdrawn from the Upper-Tier Distribution Account and distributed by the Certificate Administrator in the following amounts:

first, to the Class A Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

second, to the Class A Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

third, to the Class A Certificates, in an amount up to the amount of all Non-RR Interest Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

fourth, to the Class B Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

fifth, to the Class B Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

sixth, to the Class B Certificates, in an amount up to the amount of all Non-RR Interest Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

seventh, to the Class C Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

eighth, to the Class C Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

ninth, to the Class C Certificates, in an amount up to the amount of all Non-RR Interest Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

tenth, to the Class D Certificates, in an amount up to the Interest Distribution Amount for such Class and such Distribution Date;

eleventh, to the Class D Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date less any portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

twelfth, to the Class D Certificates, in an amount up to the amount of all Non-RR Interest Realized Losses previously allocated to such Class and not reimbursed on prior Distribution Dates;

thirteenth, when the Certificate Balances of all Classes of Sequential Pay Certificates have been reduced to zero, and after payment in full of all unpaid expenses of the Trust, to the Class R Certificates (in respect of the Class UT-R Interest), any remaining amounts.

(2) On each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the RR Interest Available Funds, in the following order of priority:

first, to the Class RR Certificates and the RR Interest, pro rata, based on their respective RR ABS Interest Balances, in respect of interest, up to an amount equal to the RR Interest Interest Distribution Amount for such Distribution Date;

second, to the Class RR Certificates and the RR Interest, pro rata based on their respective RR ABS Interest Balances, in reduction of the Certificate Balances or RR Interest Balance, as applicable, thereof, up to an amount equal to the RR Interest Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class RR Certificates and RR Interest Balance of the RR Interest has been reduced to zero;

third, to the Class RR Certificates and RR Interest, pro rata based on their respective RR ABS Interest Balances, up to an amount equal to the unreimbursed RR Interest Realized Losses previously allocated to the RR ABS Interests and not reimbursed prior to such Distribution Date; and

fourth, when the RR ABS Interest Balance of each of the Class RR Certificates and the RR Interest has been reduced to zero, and after payment in full of all unpaid expenses of the Trust, to the Class R Certificates (in respect of the Class UT-R Interest), any remaining amounts.

In no event shall the RR Interest receive distributions in reduction of the RR Interest Balance which in the aggregate exceed the RR Interest Balance of the RR Interest. Furthermore, in no event shall any reimbursement of RR Interest Realized Losses previously allocated to the RR Interest constitute distributions of principal for any purpose or result in an additional reduction in the RR Interest Balance of the RR Interest.

In no event shall any Class of Sequential Pay Certificates receive distributions in reduction of its Certificate Balance which in the aggregate exceed the original Certificate Balance of such Class.

(b)               On each Distribution Date, each Class of Uncertificated Lower-Tier Interests shall be deemed to (A) receive distributions in respect of interest, principal or reimbursement of Realized Losses in an amount equal to the amount of interest, principal or reimbursement of Realized Losses actually distributable to its respective Related Certificates or RR Interest, as applicable, as provided in Section 4.1(a), and (B) be allocated Realized Losses in an amount equal to the Realized Losses allocated to its respective Related Certificates or RR Interest as provided in Section 4.1(g). Amounts distributable pursuant to this paragraph, together with amounts distributable pursuant to Section 4.3(b), are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Certificate Administrator by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier Distribution Account to be deposited in the Upper-Tier Distribution Account on each Distribution Date.

As of any date, the principal balance of each Uncertificated Lower-Tier Interest shall equal its Lower-Tier Principal Amount. The Pass-Through Rate with respect to each Uncertificated Lower-Tier Interest shall be the rate per annum set forth in the Introductory Statement hereto.

Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Yield Maintenance Default Premiums distributed pursuant to Section 4.3 shall be distributed to the Holders of the Class R Certificates (in respect of the Class LT-R Interest, but only to the extent of the amount remaining in the Lower-Tier Distribution Account, if any).

Distributions to the Class R Certificateholders (in respect of the Class LT-R Interest) from the Lower-Tier Distribution Account and to the Class R Certificate holders (in respect of the Class UT-R Interest) and to other Certificateholders and the RR Interest Owners from the Upper-Tier Distribution Account on each Distribution Date shall be made by the Certificate Administrator to each Certificateholder of record on the related Record Date (other than as provided in Section 10.1 in respect of the final distribution) or the RR Interest Owners, by wire transfer in immediately available funds to the account of such Certificateholder or RR Interest Owner, as applicable, at a bank or other entity located in the United States and having appropriate facilities therefor; provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register (in the case of the Certificateholders) or such address as has been provided to the Certificate Administrator in writing (in the case of the RR Interest Owners) if wiring instructions have not been received at least five (5) Business Days prior to the Distribution Date.

(c)               All amounts distributable to a Class of Certificates pursuant to Section 4.1(a) on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date (after withdrawing any amounts deposited in the Distribution Account in error to the extent funds are available for such purpose) to each Certificateholder and each RR Interest Owner of record on the related Record Date by wire transfer of immediately available funds to the account of such Certificateholder or such RR Interest Owner at a bank or other entity located in the United States and having appropriate facilities therefor, provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the Distribution Date. The final distribution on each Certificate or the RR Interest shall be made in like manner, but, with respect to each Certificate, only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

(d)               The Certificate Administrator shall, as soon as reasonably possible after notice thereof by the Servicer to the Certificate Administrator that the final distribution with respect to any Class of Certificates or the RR Interest is expected to be made, post a notice on the Certificate Administrator’s Website pursuant to Section 8.14(b) and mail to each Holder of such Class of Certificates and each RR Interest Owner, as applicable, on such date to the effect that:

(i)                                  the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates or the RR Interest shall be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and amounts owed to each RR Interest Owner shall be transferred to the last account on record with the Certificate Administrator; and

(ii)                               if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate or RR Interest from and after the end of the Certificate Interest Accrual Period related to such Distribution Date.

(e)               Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their

Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one (1) year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. All such amounts shall be held by the Certificate Administrator in trust in accordance herewith until the expiration of a two-year period following such second notice, notwithstanding any termination of the Trust Fund. If within two (2) years after the second notice any such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, to the extent permitted by law, hold all amounts distributable to the Holders thereof for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund, at which time such amounts shall be distributed to the Depositor. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.1(e). Any such amounts transferred to the Certificate Administrator shall not be invested.

(f)                The Certificate Administrator shall be responsible for the calculations with respect to distributions from the Trust so long as the Trust Fund has not been terminated in accordance with this Agreement. The Certificate Administrator shall have no duty to recompile, recalculate or verify the accuracy of information provided to it by the Servicer pursuant to Section 3.18(a) and, in the absence of manifest error in such information, may conclusively rely upon it.

(g)               On each Distribution Date, Non-RR Interest Realized Losses with respect to the Trust Loan shall be allocated to each Class of Sequential Pay Certificates in the following order:

first, to the Class D Certificates;

second, to the Class C Certificates;

third, to the Class B Certificates; and

fourth, to the Class A Certificates

in each case until the Certificate Balance of each such Class has been reduced to zero.

On each Distribution Date, RR Interest Realized Losses shall be allocated to the RR ABS Interests pro rata to reduce the RR ABS Interest Balances of such RR ABS Interests until such RR ABS Interest Balances have been reduced to zero.

4.2.            Withholding Tax. Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements with respect to payments to Certificateholders, the RR Interest Owner and other payees that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders, the RR Interest Owner or payees shall not be required for any such withholding and such Certificateholders or RR Interest Owner, as applicable, shall furnish any information as may be required for the Certificate Administrator to comply with any withholding requirements. In the event the Certificate Administrator withholds any amount from interest payments or advances thereof or other amounts to any Certificateholder, the RR Interest Owner or payee pursuant to federal withholding requirements, amounts so withheld shall be treated as having been entirely distributed to such Certificateholder, the RR Interest Owner or payee, and the Certificate Administrator shall indicate the amount withheld to such Certificateholder or payee through a report.

4.3.            Allocation and Distribution of Yield Maintenance Default Premiums. (a) On each Distribution Date, the Non-RRI Percentage of Yield Maintenance Default Premiums, if any, collected by the Servicer in respect of any Trust Note during the related Collection Period shall be remitted from the Servicer on the Remittance Date to the Certificate Administrator and shall be distributed by the Certificate Administrator to the Holders of the corresponding Class of Related Certificates (excluding the Class RR Certificates and the Class R Certificates).

On each Distribution Date, the RRI Percentage of Yield Maintenance Default Premium, if any, collected in respect of the Trust Loan during the related Collection Period shall be distributed by the Certificate Administrator to the RR Interest Owners and the Holders of the Class RR Certificates, pro rata based on the respective RR ABS Interest Balances of the RR Interests and the Class RR Certificates, respectively.

No Yield Maintenance Default Premium shall be distributed to the Holders of the Class R Certificates.

(b)               All Yield Maintenance Default Premiums distributable pursuant to clause (a) of this Section 4.3 shall first be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests (whether or not the Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest has been reduced to zero).

4.4.            Statements to Certificateholders and the RR Interest Owner. (a)  On each Distribution Date, based on information provided by the Servicer and the Special Servicer, as applicable, the Certificate Administrator shall prepare and make available pursuant to Section 8.14(b) to any Privileged Person (including a Privileged Person who provides the Certificate Administrator with an Investor/Interest Owner Certification in the form of Exhibit K-2 hereto) and shall deliver to the Initial Purchasers, a statement, based upon information supplied to it by the Servicer and the Special Servicer, as applicable, in respect of the distributions on such Distribution Date (a “Distribution Date Statement”) setting forth:

(i)                                  for each Class of Regular Certificates and the RR Interest (1) the amount of the distributions made on such Distribution Date allocable to interest at the Pass-

Through Rate or the RR Interest Rate, as applicable, and/or the amount allocable to principal (separately identifying the amount of any principal payments (and specifying the source of such payments)), (2) the amount of any Yield Maintenance Default Premiums, and the portion of the Yield Maintenance Default Premiums allocable to each Class of Certificates (which will be zero in the case of each such Class other than Class RR) and the RR Interest, and (3) the amount of interest paid on Advances from Default Interest and allocable to such Class or the RR Interest;

(ii)                               if the amount of the distribution to the Holders of each Class of Certificates and the RR Interest Owner was less than the full amount that would be distributable to such Holders or RR Interest Owner if there were sufficient Non-RR Interest Available Funds and RR Interest Available Funds, as applicable, the amount of the shortfall allocable to such Class or the RR Interest, as applicable, stating separately the amounts allocable to principal and interest;

(iii)                            the amount of any Monthly Payment Advance for such Distribution Date;

(iv)                             the Certificate Balance or RR ABS Interest Balance, as applicable, of each Class of Regular Certificates and the RR Interest after giving effect to any distribution in reduction of the Certificate Balance or RR ABS Interest Balance, as applicable, on such Distribution Date and the allocation of Non-RR Interest Realized Losses and RR Interest Realized Losses, as applicable, on such Distribution Date;

(v)                                the principal balance of the Trust Loan and the Certificate Balance or RR ABS Interest Balance of each Class of Certificates and the RR Interest as of the end of the Collection Period for such Distribution Date and the amount of Non-RR Interest Realized Losses or RR Interest Realized Losses, as applicable, allocated to each Class and the RR Interest;

(vi)                             the aggregate amount of Unscheduled Payments (and the source of such payments) made with respect to the Whole Loan during the related Collection Period, and the aggregate amount of such payments allocable to the Trust Loan;

(vii)                          identification of any Mortgage Loan Event of Default or any Special Servicing Loan Event, any Servicer Termination Event or any Special Servicer Termination Event under this Agreement that in any case has been declared as of the close of business on the second Business Day prior to the end of the immediately preceding calendar month;

(viii)                       the amount of the servicing compensation (other than the Servicing Fee) paid to the Servicer and the Special Servicer with respect to such Distribution Date, separately listing any Liquidation Fees or Work-out Fees and any other Borrower charges retained by the Servicer or the Special Servicer and the amount of compensation paid to the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, CREFC® and the EU Transparency Designee, separately listing the Certificate Administrator Fee (including the portion that is the Trustee Fee), the Special Servicing Fee, the CREFC®

Intellectual Property Royalty License Fee and the EU Reporting Administrator Fee with respect to such Distribution Date;

(ix)                             the number of days the Borrowers are delinquent in the event that the Borrowers are delinquent at least thirty (30) days and the date upon which any foreclosure proceedings have been commenced;

(x)                                whether any Property, as of the close of business on the Payment Date preceding such Distribution Date had become a Foreclosed Property, together with an identification of same;

(xi)                             information with respect to any declared bankruptcy of any Borrower, the Manager, the Guarantor or any mezzanine borrower;

(xii)                         as to any item of Collateral released, liquidated or disposed of during the preceding Collection Period, the identity of such item and the amount of proceeds of any liquidation or other amounts, if any, received therefrom during the related Collection Period;

(xiii)                     a list of conveyances or transfers of the Properties by the Borrowers reported to the Certificate Administrator to the extent not already reported on the CREFC® Reports provided by the Servicer and posted on the Certificate Administrator’s Website;

(xiv)                       the aggregate amount of all Advances, if any, not yet reimbursed;

(xv)                          the amount of any reimbursement of Nonrecoverable Advances paid to the Servicer or the Trustee;

(xvi)                      an itemized report identifying any Appraisal Reduction Amount;

(xvii)                   the amount of Default Interest, if any, and late payment charges, if any, paid by the Borrowers during the related Collection Period;

(xviii)               an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates with respect to the related Distribution Date;

(xix)                       the aggregate amount of any Trust Fund Expenses reimbursable or payable by the Borrowers under the Mortgage Loan Agreement, and the amount collected from the Borrowers in respect of such Trust Fund Expenses;

(xx)                          the amount of the Yield Maintenance Default Premiums, if any, collected in respect of the Whole Loan during the related Collection Period and distributed on such Distribution Date to the Certificateholders and the RR Interest Owners;

(xxi)                       the Note Rate and Net Trust Note Rate for each Note and the related Whole Loan Interest Accrual Period; and

(xxii)                   a statement that there is available on the “EU Risk Retention” tab of the Certificate Administrator’s website (A) except in the event that the Certificate Administrator has received an EU SR Breach Notice, information regarding ongoing compliance by each Retaining Party with the EU Retention Covenant and the EU Hedging Covenant (comprising the EU SR Certification of Compliance most recently received by the Certificate Administrator), and (B) documents and information delivered by or on behalf of (I) any Retaining Party pursuant to the EU Risk Retention Agreement or (II) DBNY in its capacity as EU Transparency Designee.

The Depositor, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer may agree to enhance the reporting requirements of the Distribution Date Statement without Certificateholder or RR Interest Owner approval.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder or an RR Interest Owner upon written request to the Certificate Administrator, a statement containing the information set forth in clauses (i) and (ii) above as to the applicable Class or the RR Interest, aggregated for such calendar year or applicable portion of such year during which such Person was a Certificateholder or an RR Interest Owner, together with such other information as required by applicable law, or that a Certificateholder, an RR Interest Owner or beneficial owner of a Certificate reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for such calendar year or as otherwise required by law. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)               The Certificate Administrator shall make the Distribution Date Statement available to Privileged Persons (including for this purpose a Privileged Person who provides the Certificate Administrator with an Investor/Interest Owner Certification in the form of Exhibit K-2 hereto) on each Distribution Date pursuant to Section 8.14(b). The Certificate Administrator’s obligation to provide such information shall be contingent on the Certificate Administrator’s receipt of such information from the Servicer and the Special Servicer, as applicable. The Certificate Administrator shall be entitled to rely on such information provided to it by the Servicer or the Special Servicer without independent verification. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrowers or the Special Servicer, the Servicer’s obligation to furnish such information to the Certificate Administrator shall be contingent on its receipt of such information from the Borrowers or the Special Servicer, as applicable. To the extent that information required to be furnished by the Special Servicer is based on information required to be provided by the Borrowers, the Special Servicer’s obligation to furnish such information shall be contingent upon receipt of its receipt of such information from the Borrowers. The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to rely on information supplied by the Borrowers without independent verification (i) to the extent consistent with Accepted Servicing Practices in the case of the Servicer and the Special Servicer and (ii) absent negligence in the case of the Trustee and the Certificate Administrator.

The Certificate Administrator shall, to the extent provided to it by the Servicer in electronic format, make available to Privileged Persons pursuant to Section 8.14(b) reports or analyses of net operating income from the Properties. Such net operating income reports or analyses shall be prepared pursuant to Section 3.18 by the Servicer in CREFC® format based on the quarterly, annual and periodic statements and rent rolls with respect to the Properties obtained by the Servicer from the Borrowers or the Special Servicer.

If so authorized by the Depositor, the Certificate Administrator may make available on its Internet website to any Privileged Person certain other information with respect to the Whole Loan (subject to the limitations of Section 3.18).

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information by virtue of its receipt and posting of such information to the Certificate Administrator’s Website or its filing of such information pursuant to this Agreement.

In addition, the Certificate Administrator shall make available on its website such information as set forth in Section 8.14(b).

4.5.            Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum.  (a)  The Certificate Administrator shall make available, only to Privileged Persons (which for this purpose excludes a Privileged Person who provided the Certificate Administrator with an Investor/Interest Owner Certification substantially in the form of Exhibit K-2 hereto), the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders, the RR Interest Owners and Beneficial Owners of Certificates who provide the Certificate Administrator with an Investor/Interest Owner Certification substantially in the form of Exhibit K-1 may submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions to the Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 8.14(b), the Whole Loan or a Property (each an “Inquiry” and collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the appropriate Person (as identified to the Certificate Administrator by the Servicer or the Special Servicer, as applicable) at the Servicer or the Special Servicer, as applicable, in each case via electronic mail within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Servicer or the Special Servicer, as applicable, shall be by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator or the Servicer, the Special Servicer, as applicable, determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders and the RR Interest Owners, (iii) answering any Inquiry would be in violation of applicable law, the Whole Loan Documents or this Agreement, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or would result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry would result in the disclosure of communications between the Directing Certificateholder and the Special Servicer, (vii) answering any Inquiry would require the disclosure of Privileged Information or (viii) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Servicer or the Special Servicer, shall promptly notify the Certificate Administrator of such determination. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Certificate Administrator, the Servicer or the Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Trust and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders and the RR Interest Owners, (iii) answering any Inquiry would be in violation of applicable law or the Whole Loan Documents, (iv) answering any Inquiry would, or is reasonably expected to, result in a waiver of attorney client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry would result in the disclosure of communications between the Directing Certificateholder and the Special Servicer, (vii) answering any Inquiry would require the disclosure of Privileged Information or (viii) answering any Inquiry is otherwise, for any reason, not advisable to answer, no inference should be drawn from the fact that the Certificate Administrator, the Servicer and/or the Special Servicer has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchasers or any of their respective Affiliates. None of the Initial Purchasers, the Depositor, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. No party shall post or otherwise disclose direct communications with the Directing Certificateholder as part of its response to any Inquiries; provided, that the Certificate Administrator shall have no obligation to review any inquiry or answer received by it for posting to the Investor Q&A Forum to determine if such inquiry or answer contains any such direct communication with the Directing Certificateholder, or otherwise to consult with the party from whom such Inquiry or answer is received to confirm the same, and the Certificate Administrator shall have no liability in connection with its posting to the Investor Q&A Forum of any Inquiry or answer containing such direct communication. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website.

(b)               The Certificate Administrator shall make available to any Certificateholder, any Beneficial Owner and any RR Interest Owner the Investor Registry. The

“Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders, Beneficial Owners and the RR Interest Owner can register and thereafter obtain contact information with respect to any other Certificateholder and Beneficial Owner or RR Interest Owner that has so registered. Any Person registering to use the Investor Registry shall certify that (a) it is a Certificateholder, a Beneficial Owner or an RR Interest Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to Persons entitled to access the Investor Registry. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates or the RR Interest owned. If any Certificateholder, Beneficial Owner or RR Interest Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)               The Certificate Administrator shall, with the consent of the Depositor, make the Distribution Date Statements, CREFC® Reports, this Agreement, the Offering Circular and supplemental notices available to certain market data providers (the “Financial Market Publishers”) upon receipt by the Certificate Administrator from such Person of a certification substantially in the form of Exhibit O hereto, which certification may be submitted electronically via the Certificate Administrator’s Website. The Depositor hereby consents to the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com Inc., LSEG, Moody’s Analytics, Markit Group Limited, MBS Data, LLC, DealX, KBRA Analytics, LLC, RealINSIGHT, redIQ LLC and CredIQ LLC, and the provision of such information shall not constitute a breach of this Agreement by the Certificate Administrator.

(d)               The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties, (iii) submit requests for information about the Trust Loan or the Properties (each such submission identified in sub-clauses (i), (ii) and (iii) hereof, a “Rating Agency Inquiry”) or (iv) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. Upon receipt of a Rating Agency Inquiry for the Servicer, the Special Servicer or the Certificate Administrator, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate Person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer the Rating Agency Inquiry as provided below, shall reply by email to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) the Rating Agency Inquiry and the related response (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. If the Certificate Administrator, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, Accepted Servicing Practices, this Agreement or the Whole Loan Documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product of, any counsel engaged by the Certificate Administrator, the Servicer or the Special Servicer, as applicable, or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines in accordance with Accepted Servicing Practices (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer the Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider will not be liable for the failure by any other such Person to answer any Rating Agency Inquiry. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool shall be attributable only to the respondent, and shall not be deemed to be answers from any other Person. None of the Initial Purchasers, the Depositor, or any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

5.                  THE CERTIFICATES

5.1.            The Certificates.

(a)               The Certificates shall be issued in substantially the respective forms set forth as Exhibits A-1 through A-6 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)               The Certificates of each Class of Sequential Pay Certificates shall be issued in minimum denominations of $100,000 initial Certificate Balance (or $10,000 for Sequential Pay Certificates issued to QIBs) and integral multiples of $1,000 in excess thereof. If the initial Certificate Balance of any Class of Sequential Pay Certificates does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance that includes the excess of (i) the initial Certificate Balance of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and integral multiples of 1% in excess of 10%. The Class RR Certificates shall be issued in minimum denominations of $1.00 and integral multiples of $0.01 in excess thereof; provided, however, that at all times during the Risk Retention Period, the Class RR Certificates shall be issued only as Definitive Certificates.

(c)               One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

(d)               During the Risk Retention Period, the Class RR Certificates shall only be held as Definitive Certificates in the Class RR Certificates Safekeeping Account by the Certificate Administrator (and the Holders of the Class RR Certificates shall be registered on the Certificate Register), unless otherwise consented to by the Retaining Sponsor. During the Risk Retention Period, the Certificate Administrator shall hold the Class RR Certificates in safekeeping and shall release the same only upon receipt of written instructions in accordance with this Section 5.1(d), and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. After the release of any Class RR Certificates, the Certificate Administrator shall have no liability with respect to the safekeeping of such released Class RR Certificates. The Certificate Administrator shall be indemnified and held harmless for any release in connection with the preceding.

There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Class RR Certificates Safekeeping Account” and in which the Class RR Certificates shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Class RR Certificates Safekeeping Account for the Holders of the Class RR Certificates. Each such subaccounts shall be marked or evidenced as being for the benefit of the Holders of the related Certificate. The Class RR Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. No amounts distributable to the Holders of the Class RR Certificates shall be remitted to the Class RR Certificates Safekeeping Account, but shall be remitted directly to the Holders of the Class RR Certificates in accordance with written instructions provided separately by each Holder of the Class RR Certificates to the Certificate Registrar. Under no circumstances by virtue of safekeeping the Class RR Certificates shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any Person on behalf of the Holders of Class RR Certificates. The Certificate Administrator shall be entitled to conclusively rely with no obligation to verify, confirm or otherwise monitor the accuracy of any information included in any written instructions provided in connection with this Class RR Certificates Safekeeping Account and shall have no liability in connection therewith, other than, subject to this Section 5.1(d), with respect to the Certificate Administrator’s obligation to obtain the Retaining Sponsor’s consent prior to any release. During the Risk Retention Period and for such time as the Holders of the Class RR Certificates may request, the Certificate Administrator shall hold the Definitive Certificates representing the Class RR Certificates at the below location, or any other location; provided the Certificate Administrator has given notice to the Holders of the Class RR Certificates of such new location:

Computershare Trust Company, National Association

Computershare Corporate Trust

Attn: Trust Vault St. Paul

1505 Energy Park Drive

St. Paul, Minnesota 55108

On the Closing Date, and upon completion of each transfer of Class RR Certificates during the Risk Retention Period, the Certificate Administrator shall deliver written confirmation to the Depositor, the Retaining Sponsor and the Holders of the Class RR Certificates substantially in the form of Exhibit AA to this Agreement evidencing its receipt of the Class RR Certificates.

The Certificate Administrator shall make available to the Holders of the Class RR Certificates its respective account information as mutually agreed upon by the Certificate Administrator and the Holders of the Class RR Certificates, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of Class RR Certificates shall be subject to Article 5 of this Agreement.

(e)               In the event a Holder of the Class RR Certificates seeks to cause the release of its Class RR Certificates from the Class RR Certificates Safekeeping Account, such Holder of Class RR Certificates shall deliver contemporaneously to the Retaining Sponsor and the Certificate Administrator (i) a written request for such release executed by such Holder of the Class RR Certificates and (ii) a written request for the Retaining Sponsor’s consent to such release substantially in the form attached hereto as Exhibit J-6 (to be countersigned by the Retaining Sponsor and delivered by the Retaining Sponsor to the Certificate Administrator). The Certificate Administrator may not consent to, or otherwise permit, any such release without its receipt of the Retaining Sponsor’s countersigned request for consent. The Certificate Administrator shall be indemnified and held harmless for anything related to such request for release or release in connection with this Section 5.1(d), in accordance with the terms set forth in Section 8.3.

5.2.            Form and Registration. (a)  Each Class of the Certificates (other than the Class RR Certificates (during the Risk Retention Period) and the Class R Certificates) sold to an institution that is a non-U.S. Securities Person in “offshore transactions” (as defined in Rule 902(h) of Regulation S) in reliance on Regulation S shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of the Euroclear System (“Euroclear”) in Europe and/or Clearstream Banking, Luxembourg (“Clearstream”). Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class (each, a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.3(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless an exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(b)               Except as otherwise set forth in this Agreement, Certificates of each Class (other than the Class RR Certificates during the Risk Retention Period) offered and sold to QIBs in reliance on Rule 144A under the Act (“Rule 144A”) (other than the Class R Certificates) shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate” and, collectively with the Temporary Regulation S Global Certificates and the Regulation S Global Certificates, the “Global Certificates”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Rule 144A Global Certificate.

(c)               Certificates of each Class that are initially offered and sold to investors that are Institutional Accredited Investors that are not QIBs, the Class RR Certificates (during the Risk Retention Period) and the Class R Certificates (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, issued in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners; provided, that prior to such transfer the investor executes and delivers to the Certificate Registrar an Investment Representation Letter.

(d)               Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of Definitive Certificates and have Certificates registered in their names unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will Definitive Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

5.3.            Registration of Transfer and Exchange of Certificates. (a)  The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer, (ii) holding the Class RR Certificates as Definitive Certificates on behalf of each Holder of such Class pursuant to Section 5.1(d) and (iii) transmitting to the Depositor, the Servicer and the Special Servicer any notices from the Certificateholders.

(b)               Subject to the restrictions on transfer set forth in this Article 5, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute,

authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)               Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)               Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in a Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S or (B) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)               Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global

Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)                Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)               Non-Book Entry Certificate to Global Certificate. If a Holder of a Non-Book Entry Certificate (other than (i) a Class RR Certificate during the Risk Retention Period or (ii) a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit G hereto (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit H hereto (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit I hereto (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)               Non-Book Entry Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.2(d), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Global Certificate, Temporary Regulation S Global Certificate or Regulation S Global Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)                 Other Exchanges. In the event that a Global Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)                 Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(k)               [Reserved].

(l)                 All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(m)             No Class R or Class RR Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or shall be (i) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or (ii) any person acting on behalf of any such Plan or using the assets of a Plan to purchase such Certificate. Each prospective transferee of a Class R or Class RR Certificate in the form of a Definitive Certificate shall deliver to the transferor, the Certificate Registrar and the Certificate Administrator a representation letter, substantially in the form of Exhibit J-3, stating that the prospective transferee is not a Person described in clause (i) or (ii) of the preceding sentence. No Class A, Class B, Class C or Class D Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or shall be a Plan, or any Person acting on behalf of any such plan or using the assets of a Plan to purchase such Certificate, unless (A) the purchaser is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Act and (B) the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a non-exempt violation of Similar Law). Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

In addition, each purchaser of Certificates (other than the Class R Certificates) or any interest therein that is a Plan subject to Section 406 of ERISA or Section 4975 of the Code (an “ERISA Plan”) or that is acting on behalf of or using the assets of an ERISA Plan will be deemed to have represented by its acquisition of such Certificates that: (i) none of the Depositor, the Trustee, any Initial Purchaser, the Certificate Administrator, the Special Servicer or the Servicer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the ERISA Plan or the fiduciary making the investment decision for the ERISA Plan has relied in connection with the decision to acquire any such Certificates, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the ERISA Plan’s acquisition of any such Certificates (unless an applicable prohibited transaction exemption is available (all of the applicable conditions of which are satisfied) to cover the purchase or holding of the Certificates or the transaction is not otherwise prohibited) and (ii) the ERISA Plan fiduciary making the decision to acquire the such Certificates is exercising its own independent judgment in evaluating the investment in such Certificates.

(n)               Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)                                  Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify in writing the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)                                No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the transfer, and such proposed transfer shall not be effective, without such consent with respect thereto. In connection with any proposed transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit J-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (6) it is a QIB purchasing for its own account, or a person purchasing for the account of another QIB, and (7) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.3(n) and (y) other than in connection with the initial issuance of a Class R Certificate, receipt by the Certificate Registrar of a statement from the proposed transferor substantially in the form attached as Exhibit J-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)                             Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer to such proposed transferee shall be effected and such proposed transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer, to the extent such information is in its possession. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)                           The Class R Certificates may only be issued as Definitive Certificates and transferred to and owned by QIBs.

(o)               No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws, or is otherwise made in accordance with the Act and such state securities laws. Neither the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator nor the Certificate Registrar are obligated to register or qualify the Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.

(p)               During the Risk Retention Period, if a transfer of any of the Class RR Certificates is to be made, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) each of the following, sent to Computershare Trust Company, National Association, 9062 Old Annapolis Road, Columbia, Maryland 20145, Attention: Risk Retention Custody (CMBS) – BX 2025-LIFE, a letter from the Holder of Class RR Certificates instructing the Certificate Registrar of its intentions to release Class RR Certificates from the Class RR Certificates Safekeeping Account and to transfer such Class RR Certificates, (B)(i)  a certification from such Certificateholder’s prospective transferee (countersigned by the Retaining Sponsor) substantially in the form attached hereto as Exhibit J-4, and (ii) a certification from the Certificateholder desiring to effect such transfer (countersigned by the Retaining Sponsor) substantially in the form attached hereto as Exhibit J-5, (iii) a W-9 completed by the transferee and (iv) wire instructions and contact information of the transferee. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.1(d), reflect the Class RR Certificates in the name of the prospective transferee and shall deliver written confirmation of such transfer and the safekeeping of such Class RR Certificates. For the avoidance of doubt, in no event shall the Class RR Certificates be held as a Global Certificate, during the Risk Retention Period. At all times after the Risk Retention Period, the Class RR Certificates may be transferred subject to the restrictions on transfer set forth in this Section 5.3(n) and upon the Certificate Registrar’s receipt of (A) a certification from the Holder of the Class RR Certificate’s prospective transferee substantially in the form attached hereto as Exhibit J-4, which such certification must be countersigned by the Retaining Sponsor and (B) a certification from the Holder of the Class RR Certificates substantially in the form attached hereto as Exhibit J-5, which such certification must be countersigned by the Retaining Sponsor. Any attempted or purported transfer in violation of this Section 5.3(n) shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(q)               Each purchaser of Certificates that is a resident of Florida (which term includes any corporation or other entity organized under the laws of Florida or making investment decisions regarding the Certificates in Florida), will be deemed to have represented and warranted that it is a (A) QIB; or (B) (1) an Institutional Accredited Investor, and (2) a bank, trust company, saving institution, insurance company, dealer investment company (as defined in the Investment Company Act of 1940, as amended) or pension or profit-sharing trust within the meaning of Section 517.061(9) of the Florida Securities and Investor Protection Act.

(r)                RR Interest. Until the expiration of the Risk Retention Period, no Person shall be permitted to own, directly or indirectly, any interest in the RR Interest other than JPMCB, GS Bank, SGFC or one of their respective Majority-Owned Affiliates that is not a Non-Exempt Person. An RR Interest Owner, if it wishes to transfer its interest in the RR Interest, shall notify the Certificate Administrator in writing of such transfer and identify the new RR Interest Owner. After the expiration of the Risk Retention Period, the RR Interest or any portion thereof may be transferred to a Qualified RR Interest Owner. The Certificate Administrator shall register the ownership of the RR Interest on a registry of ownership maintained by the Certificate Administrator, except that the Certificate Administrator shall not record the initial ownership of the RR Interest by JPMCB, GS Bank or SGFC or any subsequent transfer of their respective interests in the RR Interest to one of their respective Majority-Owned Affiliates. Any transfer of an interest in the RR Interest (including to a Majority-Owned Affiliate of JPMCB, GS Bank or SGFC) shall be null and void ab initio to the extent permitted under applicable law unless all of the following is provided to the Certificate Administrator (i) the transferor of the RR Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit J-8 hereto, which certification shall be countersigned by the Retaining Sponsor, (ii) the transferee of the RR Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit J-7 hereto, which certification shall include wiring instructions and contact information for such transferee and shall be countersigned by the Retaining Sponsor. Notwithstanding anything else in this Agreement to the contrary, no Person shall have any rights hereunder with respect to the RR Interest unless (x) in the case of JPMCB, GS Bank or SGFC or their Majority-Owned Affiliate, such Person is identified in writing to the Certificate Administrator as being an RR Interest Owner or (y) in the case of any subsequent transferee, such Person is identified as being an RR Interest Owner in the ownership registry. The Certificate Administrator, the other parties to this Agreement and the Certificateholders shall be entitled to treat each RR Interest Owner (in the case of any subsequent RR Interest Owner, as recorded on such ownership registry) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the RR Interest on the part of any other Person. Any transfer of an interest in the RR Interest that is not in compliance with this Section 5.3(p) or Section 5.3(q) shall be null and void ab initio to the extent permitted under applicable law.

(s)                Each RR Interest Owner represents, and any subsequent RR Interest Owner shall be deemed by virtue of its acceptance of the RR Interest to represent, to the Trust and the Certificate Administrator (for the benefit of the Borrowers) that it is not a Non-Exempt Person. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, the RR Interest Owner shall deliver to the Certificate Administrator evidence satisfactory to the Certificate Administrator substantiating that it is not a Non-Exempt Person and that the Certificate Administrator is not obligated under applicable law to withhold taxes on sums paid to it with respect to the Whole Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (a) if the RR Interest Owner is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-9 and (b) if the RR Interest Owner is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrowers is treated for United States income tax purposes as derived in whole or part from sources within the United States, the RR Interest Owner shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by the RR Interest Owner, as evidence of the RR Interest Owner’s exemption from the withholding of United States tax with respect thereto. The Certificate Administrator shall not be obligated to make any payment hereunder to the RR Interest Owner in respect of the RR Interest or otherwise until the RR Interest Owner shall have furnished to the Certificate Administrator the forms, certificates, statements or documents required by this Section 5.3(q).

5.4.            Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

5.5.            Persons Deemed Owners. The Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders or the RR Interest Owner has been provided an Investor/Interest Owner Certification by a Beneficial Owner (or prospective transferee of a Certificate), such party to this Agreement shall distribute such report, statement or other information to such Beneficial Owner (or such prospective transferee).

5.6.            Access to List of Certificateholders’ Names and Addresses; Special Notices.

The Certificate Registrar shall maintain in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor/Interest Owner Certification (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder access during normal business hours to a current list of the Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Certificate Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived. The Servicer, the Special Servicer, the Trustee and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor and any reasonable costs associated therewith shall be a Trust Fund Expense.

Upon the written request of any Certificateholder, the RR Interest Owner or any Beneficial Owner that (a) has provided an Investor/Interest Owner Certification, (b) states that such Certificateholder, RR Interest Owner or Beneficial Owner desires the Certificate Administrator to transmit a notice to all Certificateholders, Beneficial Owners and/or the RR Interest Owner stating that such Certificateholder, RR Interest Owner or Beneficial Owner wishes to be contacted by other Certificateholders, RR Interest Owner or Beneficial Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder, RR Interest Owner or Beneficial Owner proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website pursuant to Section 8.14(b) and shall mail such Special Notice to all Certificateholders and the RR Interest Owner at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, Beneficial Owner and RR Interest Owner, by receiving and holding a Certificate or the RR Interest, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

5.7.            Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108 as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders, the RR Interest Owners and the Borrowers of any change in the location of the Certificate Register or any such office or agency.

6.                  THE DEPOSITOR, THE SERVICER and THE SPECIAL SERVICER

6.1.            Respective Liabilities of the Depositor, the Servicer and the Special Servicer. The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

6.2.            Merger or Consolidation of the Servicer or the Special Servicer. Each of the Servicer and the Special Servicer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

Any Person into which the Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Servicer or the Special Servicer (which, in the case of the Servicer or the Special Servicer, may be limited to all or substantially all of its assets relating to acting as a servicer for commercial mortgage-backed securitization transactions) shall be the successor of the Servicer or Special Servicer, as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Servicer or Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, unless such successor or surviving Person is the Servicer or the Special Servicer, each of the Certificate Administrator and the Trustee shall have received a Rating Agency Confirmation before any such surviving Person shall be deemed to be the successor of the Servicer or the Special Servicer, as the case may be, hereunder.

6.3.            Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others. (a)  Neither the Depositor, the Servicer, the Special Servicer nor any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall be under any liability to the Trust, the Certificateholders, the RR Interest Owners, any Companion Loan Holders or the Directing Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for any actions taken or not taken at the direction of Certificateholders, the RR Interest Owners or the Companion Loan Holders that does not violate any law or Accepted Servicing Practices or the provisions of this Agreement, the Co-Lender Agreement or any intercreditor agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such other Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, employees, members, managers, partners, Affiliates or agents may reasonably rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons” within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Persons”), shall be indemnified by the Trust and held harmless against any loss, liability, claim, demand or expense (including reasonable legal fees, costs of enforcing the indemnity and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to this Agreement, the Whole Loan, the Co-Lender Agreement, the Properties, the Certificates or the RR Interest (except as any such loss, liability or expense shall be otherwise reimbursable and reimbursed pursuant to this Agreement), other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence by it in the performance of its duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder. The indemnification provided for herein shall survive the resignation or removal of the Depositor, the Servicer and the Special Servicer and the termination of this Agreement. Neither the Depositor, the Servicer nor Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable (in the case of the Servicer or Special Servicer, in accordance with Accepted Servicing Practices) in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders, the Companion Loan Holders and the RR Interest Owner hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from funds on deposit in the Collection Account or the Distribution Account. Subject to Section 6.6, the Servicer nor the Special Servicer shall be accountable for the use or application by the Depositor of any of the Certificates or the RR Interest or of the proceeds of such Certificates or the RR Interest or for the use or application by the Trustee or Certificate Administrator of any funds paid to the Trustee or the Certificate Administrator, as applicable, in respect of the Whole Loan deposited into or withdrawn from the Distribution Account or any account (other than the Collection Account and the Foreclosed Property Account and any other account maintained by the Servicer, the Special Servicer or any Sub-Servicer pursuant to this Agreement) maintained by or on behalf of the Trustee or the Certificate Administrator (except to the extent that any such account is held by the Servicer or the Special Servicer in its commercial capacity), or for investment of such amounts (other than investments made with the Servicer or the Special Servicer in its commercial capacity).

(b)               In order to comply with Applicable Banking Law, the Servicer and the Special Servicer, as the case may be, may be required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Servicer or the Special Servicer. Accordingly, each of the parties hereto agrees to provide to the Servicer and the Special Servicer, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Servicer and the Special Servicer to comply with Applicable Banking Law.

(c)               The Depositor shall not be obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement.

6.4.            Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer. (a) Each of the Servicer and Special Servicer may resign and assign its rights and delegate its duties and obligations under this Agreement to any Person or to an entity, provided that:

(i)                                the Person accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution having a net worth of not less than $25,000,000, organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of the Servicer or the Special Servicer, as the case may be, of the Whole Loan, (B) shall execute and deliver to the Trustee an agreement in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; provided, however that to the extent such agreement modifies in any respect any of the covenants, terms or conditions in this Agreement to be performed by the Servicer or the Special Servicer, as the case may be, such agreement shall be subject to the approval of the Trustee, such approval not to be unreasonably withheld, (C) shall make such representations and warranties of the Servicer or the Special Servicer, as the case may be, as provided in Section 2.5 or 2.6, as applicable, and (D) shall not be a Borrower Affiliate;

(ii)                             Rating Agency Confirmation has been received;

(iii)                          the Servicer or the Special Servicer, as the case may be, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4(a);

(iv)                          the rate at which any servicing compensation (or any component thereof) is calculated shall not exceed the rate specified herein; and

(v)                             the Servicer or the Special Servicer, as the case may be, shall reimburse the Trustee, the Trust, and the Rating Agencies for any expenses of such assignment, sale or transfer.

Upon satisfaction of the foregoing requirements and acceptance of such assignment, such Person shall be the successor Servicer or the Special Servicer, as the case may be, hereunder.

(b)               Subject to (and except as otherwise provided in) the provisions of Sections 6.2 and 6.4(a), neither the Servicer nor the Special Servicer shall resign from its obligations and duties hereby imposed on it, except upon determination that performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer or the Special Servicer, as the case may be, shall be evidenced by an Opinion of Counsel delivered to the Trustee, the Depositor, and, so long as no Consultation Termination Event is continuing, the Directing Certificateholder. No resignation by the Servicer or the Special Servicer, as applicable, under this Agreement shall become effective until the Trustee or a successor Servicer or Special Servicer, as applicable, shall have assumed the responsibilities and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement in accordance with Section 7.2. Notwithstanding the previous sentence, each of the Servicer and the Special Servicer may assign its duties and obligations under this Agreement under certain limited circumstances as described herein. In connection with any such resignation, the successor special servicer shall either (i) prior to a Control Event, be appointed by the Directing Certificateholder in accordance with Section 7.1; or (ii) after the occurrence of a Control Event, be appointed by the Trustee and otherwise satisfy the requirements for a successor special servicer set forth in Section 6.4(a).

6.5.            Ethical Wall.

(a)               The Servicer shall maintain reasonable policies and procedures, taking into account the nature of its business, to ensure that divisions and individuals of the Servicer making Investment Decisions (such division and individuals, “Servicer Investment Personnel”) will not use Confidential Information received from the division and individuals of the Servicer who are involved in the performance of the duties of the Servicer hereunder (such divisions and individuals, “Servicer Servicing Personnel”) in a manner that violates any applicable law including, but not limited to, any securities laws and the Servicer Investment Personnel will not provide information regarding its decisions relating to Investments in the Certificates to Servicer Servicing Personnel. The Servicer represents that policies and procedures restricting the flow of information exist, and shall be maintained by the Servicer, between Servicer Investment Personnel, on the one hand, and Servicer Servicing Personnel, on the other, and that such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from Servicer Servicing Personnel to Servicer Investment Personnel, except as such disclosure is expressly allowed under this Agreement in such affiliate’s capacity as a Controlling Class Certificateholder or a Directing Certificateholder or otherwise and (b) policies and procedures restricting the disclosure of information regarding Servicer Investment Personnel-decisions relating to Investments in the Certificates to Servicer Servicing Personnel. The senior management personnel of the Servicer and/or its Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not use that information to influence Investment Decisions with respect to the Certificates; nor may they pass that information to others for use in such activities, to the extent the use of such Confidential Information violates the securities laws; nor may such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities use that information to influence servicing recommendations. Notwithstanding anything herein to the contrary, the delivery or provision by the Servicer of information or reports as required by this Agreement shall not constitute a violation or default of this Section 6.5(a).

(b)               The Special Servicer shall maintain reasonable policies and procedures, taking into account the nature of its business, to ensure that divisions and individuals of the Special Servicer making Investment Decisions (such division and individuals, “Special Servicer Investment Personnel”) will not use Confidential Information received from the division and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer hereunder (such divisions and individuals, “Special Servicer Servicing Personnel”) in a manner that violates any applicable law including, but not limited to, any securities laws and the Special Servicer Investment Personnel will not provide information regarding its decisions relating to Investments in the Certificates to Special Servicer Servicing Personnel. The Special Servicer represents that policies and procedures restricting the flow of information exist, and shall be maintained by the Special Servicer, between Special Servicer Investment Personnel, on the one hand, and Special Servicer Servicing Personnel, on the other, and that such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from Special Servicer Servicing Personnel to Special Servicer Investment Personnel, except as such disclosure is expressly allowed under this Agreement in such affiliate’s capacity as a Controlling Class Certificateholder or a Directing Certificateholder or otherwise and (b) policies and procedures restricting the disclosure of information regarding Special Servicer Investment Personnel decisions relating to Investments in the Certificates to Special Servicer Servicing Personnel. The senior management personnel of the Special Servicer and/or its Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not use that information to influence Investment Decisions with respect to the Certificates; nor may they pass that information to others for use in such activities, to the extent the use of such Confidential Information violates the securities laws; nor may such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities use that information to influence servicing recommendations. Notwithstanding anything herein to the contrary, the delivery or provision by the Special Servicer of information or reports as required by this Agreement shall not constitute a violation or default of this Section 6.5(b).

The Servicer and the Special Servicer shall afford DBNY (and any EU Reporting Administrator as a designee of the EU Transparency Designee) the Depositor, upon reasonable notice, during normal business hours access to all non-confidential, non-proprietary records, including those in electronic form, documentation, records or any other information regarding the Whole Loan that are in its possession or control hereunder and access to its officers responsible therefor. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer and the Special Servicer under this Agreement or otherwise.

6.6.               Indemnification by the Servicer, the Special Servicer and the Depositor. (a) Each of the Servicer, the Special Servicer and the Depositor, as applicable and severally and not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach by the Servicer, the Special Servicer or the Depositor, as applicable, of its representations and warranties, as applicable, under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer or the Depositor in the performance of its obligations under this Agreement or its negligent disregard of its obligations under this Agreement.

(b)               Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless the Companion Loan Holders from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Companion Loan Holders may sustain in connection with this Agreement that arise out of or are based upon the Servicer’s or the Special Servicer’s, as the case may be, willful misconduct, bad faith or negligence in the performance of its obligations and duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

7.                  SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE

7.1.            Servicer Termination Events; Special Servicer Termination Events. (a)  “Servicer Termination Event,” or “Special Servicer Termination Event” wherever used herein with respect to the Servicer or the Special Servicer, as the case may be, means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                                any failure by the Servicer or the Special Servicer, as applicable, to remit any payment required to be made or remitted by it (other than Advances described under clause (ii) below) when required to be remitted under the terms of this Agreement by 11:00 a.m., New York time, on the Business Day following the day on which such remittance was required to be made;

(ii)                             any failure of the Servicer to (a) make any Monthly Payment Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m., New York time, on the related Distribution Date, (b) make any Administrative Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m., New York time, on the related Distribution Date, or (c) make any Property Protection Advance required to be made pursuant to this Agreement when the same is due and such failure continues unremedied for ten (10) Business Days (or such shorter period (not less than one Business Day) as would prevent a lapse in insurance or a delinquent payment of real estate taxes or Ground Lease rents) following the day on which the Servicer receives notice of such lapse or delinquency thereof or should have received such notice if it had been acting in accordance with Accepted Servicing Practices;

(iii)                          any failure by the Servicer or the Special Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the day on which written notice of such failure shall have been given to the Servicer or the Special Servicer, as applicable, by the Trustee or to the Servicer or the Special Servicer, as applicable, and the Trustee by the Holders of Sequential Pay Certificates evidencing not less than 25% of the aggregate Voting Rights of all then outstanding Sequential Pay Certificates or, with respect to a Companion Loan affected by such breach, by the related Companion Loan Holder, or by an RR Interest Owner; provided, however, that, with respect to any such failure that is not curable within such thirty (30) day period, the Servicer or the Special Servicer, as appropriate, will have an additional cure period of thirty (30) days to effect such cure so long as the Servicer or the Special Servicer, as appropriate, has commenced to cure such failure within the initial thirty (30) day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to diligently pursue, such cure;

(iv)                          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such sixty (60) day period, the Servicer or the Special Servicer, as applicable, will have an additional period of thirty (30) days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial sixty (60) day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

(v)                             the Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property;

(vi)                          the Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii)                       Moody’s (1) has qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (2) has placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn within 60 days of such event) and, in the case of either of clauses (1) or (2), publicly citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action;

(viii)                    the Servicer or the Special Servicer, as applicable, has failed to maintain a ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the Servicer or the Special Servicer, as applicable, has or had a Morningstar DBRS ranking on or after the Closing Date) or (b) if the Servicer or the Special Servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates or placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); and

(ix)                          a Companion Loan Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of any Companion Loan Securities, or (B) placed one or more classes of Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Companion Loan Rating Agency within sixty (60) days of such event); and

(x)                             so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer or Special Servicer, as applicable, or a primary servicer, Sub-Servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Servicer or Special Servicer, fails to deliver the items required to be delivered to such Other Securitization Trust under this Agreement to enable such Other Securitization Trust to comply with its reporting obligations under the Exchange Act within the time frame set forth for delivery in Article 13 (including any applicable grace periods) (any Sub-Servicing Entity that defaults in accordance with this Section 7.1(a)(x) shall be terminated at the direction of the Depositor or the affected Other Depositor).

(b)               Upon the occurrence of any Servicer Termination Event or Special Servicer Termination Event, the Trustee shall, upon actual knowledge by a Responsible Officer or receipt of notice from the Servicer or the Special Servicer, promptly notify the Certificate Administrator in writing. The Certificate Administrator shall, upon receipt of such notice (or receipt of a notice from the Servicer or the Special Servicer of the occurrence of a Servicer Termination Event or Special Servicer Termination Event), (i) post such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), (ii) provide such notice to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), (iii) provide notice to the Companion Loan Holders and (iv) send a copy of such notice to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA (v)  provide notice of the same to the Certificateholders and the RR Interest Owners by mail, to the addresses set forth on the Certificate Register, unless the related Servicer Termination Event or Special Servicer Termination Event, as applicable, shall have been cured or waived. For avoidance of doubt, (i) the occurrence of a Servicer Termination Event with respect to the Servicer shall not cause there to have occurred a Special Servicer Termination Event with respect to the Special Servicer unless the relevant event also constitutes a Special Servicer Termination Event and (ii) the occurrence of a Special Servicer Termination Event with respect to the Special Servicer shall not cause there to have occurred a Servicer Termination Event with respect to the Servicer unless the relevant event also constitutes a Servicer Termination Event. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware.

(c)               If a Servicer Termination Event or Special Servicer Termination Event shall occur then, and in each and every such case, so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, either (i) the Trustee may, or (ii) upon the written direction of Holders of Sequential Pay Certificates and Class RR Certificates having at least 25% of the Voting Rights (taking into account the application of the Non-RRI Certificate Appraisal Reduction Amount (or in the case of the Class RR Certificates, any RRI Certificate Appraisal Reduction Amounts) to notionally reduce the Certificate Balances of the Sequential Pay Certificates and the Class RR Certificates) of the Sequential Pay Certificates and the Class RR Certificates or, if affected thereby, of the applicable Companion Loan Holders (solely with respect to a Special Servicer Termination Event), the Trustee shall terminate all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement, other than rights and obligations accrued prior to such termination, and in and to the Whole Loan and the proceeds thereof by notice in writing to the Servicer or the Special Servicer, as applicable, provided that, notwithstanding anything to the contrary, if a Special Servicer Termination Event under clauses (i), (iii), (ix) and/or (x) of Section 7.1(a) only has an adverse effect on a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, but has no adverse effect on the Trust Loan, the Certificateholders or a rating on any of the Certificates, then (A) the Special Servicer shall not be terminated by the Trustee pursuant to clause (i) above of this sentence without the written direction of the affected Companion Loan Holders or upon the written direction of the Holders of Certificates pursuant to clause (ii) above of this sentence, and (B) (x) with respect to a Special Servicer Termination Event under clause (x) of Section 7.1(a), the related Other Depositor shall be able to require termination of the Special Servicer pursuant to clause (ii) above of this sentence. In addition, (A) if any Servicer Termination Event on the part of the Servicer affects a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, and if the Servicer is not otherwise terminated or (B) if a Servicer Termination Event on the part of the Servicer affects only a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, then the Servicer may not be terminated by or at the direction of the related Companion Loan Holder or the holder of any Companion Loan Securities, but upon the written direction of the related Companion Loan Holder, the Servicer will be required to appoint a sub-servicer that will be responsible for servicing the Whole Loan. Upon any termination of the Servicer or the Special Servicer, as applicable, or appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall notify the Certificate Administrator and the Certificate Administrator shall post such written notice thereof on the Certificate Administrator’s Website, send a copy of such notice to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of the TSA and provide the same to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice to the Depositor, the Companion Loan Holders, the RR Interest Owner and the Certificateholders by mail to the addresses set forth in the Certificate Register. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware. Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall have the right to select the successor special servicer following any

Special Servicer Termination Event. Upon any termination of the Servicer or the Special Servicer, as applicable, or appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall notify the Certificate Administrator and the Certificate Administrator shall post such written notice thereof on the Certificate Administrator’s Website and provide the same to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice to the Depositor, the non-terminated Servicer or Special Servicer (as applicable) and the Certificateholders, the RR Interest Owners and the Companion Loan Holders by mail to the addresses set forth in the Certificate Register. Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall have the right to select the successor special servicer following any Special Servicer Termination Event.

(d)               Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall have the right to direct the Trustee to terminate the Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, and other rights set forth in this Agreement which survive termination) at any time, with or without cause, and the Directing Certificateholder shall have the right to, and shall, appoint a successor special servicer who shall execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that the Trustee shall have received a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation from each Rating Agency and Companion Loan Rating Agency prior to the termination of the Special Servicer and such removal and replacement is otherwise in accordance with the terms of this Agreement and the Co-Lender Agreement. The Special Servicer shall not be terminated pursuant to this paragraph until a successor special servicer shall have been appointed. The Directing Certificateholder shall pay any costs and expenses incurred by the Trustee or the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 7.1(a)). Notwithstanding anything to the contrary in this Agreement, no successor special servicer appointed by the Directing Certificateholder (including, without limitation, the initial Special Servicer) pursuant to Section 6.4, Section 7.1(c) or this Section 7.1(d) or otherwise pursuant to this Agreement shall meet any independent net worth or similar financial covenant; provided, however, that notwithstanding the foregoing, any successor special servicer (i) shall satisfy the eligibility requirements applicable to the Special Servicer contained in this Agreement; (ii) shall not be a Borrower Affiliate or the current special servicer or an affiliate, subservicer or agent of the current special servicer of any mezzanine loan (or be engaged to perform any special servicing duties whatsoever with regard to a mezzanine loan) or own any interest in a mezzanine loan; and (iii) shall satisfy any Rating Agency or Companion Loan Rating Agency conditions set forth in the Rating Agency Confirmation delivered by any Rating Agency or Companion Loan Rating Agency with respect to such successor special servicer and any other conditions as set forth in this Agreement.

Notwithstanding the foregoing, if a Servicer Termination Event occurs and such Servicer Termination Event only has an adverse effect on the Companion Loan or the rating of a Companion Loan Security and the Servicer is not otherwise terminated, then the Trustee, at the direction of the Companion Loan Holder or the Depositor or affected Other Depositor (in the case of clause (x) of the definition “Servicer Termination Event”), will be required to direct the

Servicer to (and the Servicer shall) appoint a sub-servicer that will be responsible for servicing the Whole Loan, or if the Whole Loan is currently being sub-serviced, then the Trustee will be required to direct the Servicer to (and the Servicer shall) replace such sub-servicer with a new sub-servicer (but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Servicer is permitted to terminate the sub-servicing agreement due to such default); provided that the Servicer shall be required to obtain a Rating Agency Confirmation from each Rating Agency (including a Companion Loan Rating Agency Confirmation from each Companion Loan Rating Agency) with respect to the appointment of such sub-servicer (at the expense of the Servicer).

(e)               [Reserved].

(f)                After the occurrence and during the continuance of a Control Event, upon the written direction of Holders of Sequential Pay Certificates and the Class RR Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Non-RRI Certificate Appraisal Reduction Amounts (or in the case of the Class RR Certificates, any RRI Certificate Appraisal Reduction Amounts) to notionally reduce the Certificate Balances of the Sequential Pay Certificates and the Class RR Certificates) of the Sequential Pay Certificates and the Class RR Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction (which must be a Qualified Replacement Special Servicer), the Certificate Administrator shall promptly post such written direction to the Certificate Administrator’s Website pursuant to Section 8.14(b). Upon (i) delivery by such Holders to the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency and Companion Loan Rating Agency with respect to the termination of the Special Servicer and the appointment of a new Special Servicer (which confirmation shall be obtained at the expense of such holders) and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency and Companion Loan Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional Trust Fund Expenses), the Certificate Administrator shall promptly post written notice of a request for such a vote to the Certificate Administrator’s Website pursuant to Section 8.14(b), provide written notice to all Certificateholders of such request by mail, and shall conduct the solicitation of votes of all Certificates. Such votes shall be effective only if received by the Certificate Administrator within 180 days of the posting of such notice on the Certificate Administrator’s Website. Any votes not received within such 180-day period shall be of no force and effect. If Holders of Sequential Pay Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum vote in favor of replacing the Special Servicer within such 180-day period, the Certificate Administrator shall notify the Trustee and the Trustee shall terminate all of the rights (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances, and other rights set forth in this Agreement which survive termination) and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders; provided, that such successor Special Servicer shall (i) satisfy the eligibility requirements applicable to the Special Servicer contained in this Agreement and (ii) not also be a Borrower Affiliate or an affiliate, subservicer or agent of the current special servicer of a mezzanine loan (or be engaged to perform any special servicing duties whatsoever with regard to a mezzanine loan or own any interest in a mezzanine loan). The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer. The Holders of the Certificates that initiated the vote to replace the Special Servicer shall pay the costs and expenses incurred in connection with the removal and replacement of the Special Servicer pursuant to this paragraph. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and RR Interest Owner may access such notices on the Certificate Administrator’s Website and that each Certificateholder and RR Interest Owner may register to receive e-mail notifications when such notices are posted thereon.

(g)               [Reserved].

(h)               In the event that the Servicer or Special Servicer is terminated pursuant to this Section 7.1, the Trustee shall notify the outgoing Servicer or Special Servicer, as the case may be, of the effective date of its termination, and the Trustee (the “Terminating Party”) shall, by notice in writing to the Servicer or Special Servicer, as the case may be (the “Terminated Party”) (with a copy to the Certificate Administrator, and the 17g-5 Information Provider (who shall post it to its website)), terminate all of its rights and obligations under this Agreement and in and to the Whole Loan and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder, and to any rights or obligations that accrued prior to the date of such termination (including indemnification rights and the right to receive all amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination and the right to the benefits of Section 6.3 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, subject to the foregoing, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Whole Loan or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section 7.1 (absent the appointment of a successor, and such successor’s assumption of obligations hereunder) and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of servicing rights with respect to the Whole Loan and related documents, or otherwise. The Servicer and the Special Servicer, as applicable, each agrees that, in the event it is terminated pursuant to this Section 7.1, or resigns under Section 6.4(b), to promptly (and in any event no later than ten (10) Business Days subsequent to such notice) provide, at its own expense, the Terminating Party (which term shall include for the purposes of the remainder of this Section 7.1(g), the Trustee (or a successor Servicer or Special Servicer) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer, as applicable, or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.1(g), the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) to the Collection Account, any Foreclosed Property Account or shall thereafter be received with respect to the Whole Loan, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer, as applicable (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer, as applicable, shall reasonably request (including electronic form), to enable it to assume the function of the Servicer or Special Servicer, as applicable, hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or Special Servicer, as applicable, incurred in connection with transferring the Mortgage File to the Terminating Party or to the successor Servicer or Special Servicer, as applicable, and amending this Agreement to reflect such succession pursuant to this Section 7.1 shall be paid by the Terminated Party upon presentation of reasonable documentation of such costs and expenses. If the Terminated Party has not reimbursed the Terminating Party or such successor Servicer or Special Servicer, as applicable, for expenses set forth in this Section 7.1(g) within ninety (90) days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust pursuant to Section 3.4(c); provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. Notwithstanding the foregoing, in the event that the Special Servicer is terminated without cause pursuant to this Section 7.1, all costs and expenses incurred or payable by the terminated Special Servicer under this Section 7.1 shall be paid by the Trust Fund.

7.2.            Trustee to Act; Appointment of Successor.

(a)               On and after the time the Servicer or Special Servicer, as the case may be, receives a notice of termination pursuant to Section 7.1, or resigns pursuant to Section 6.4(b), the Terminating Party (which term shall include, for the purposes of the remainder of this Section 7.2, the Trustee (or a successor Servicer or Special Servicer including a successor appointed under Section 6.4(a)) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) shall, unless prohibited by law, be the successor to the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.2, the resigning party in connection with a resignation of the Servicer of the Special Servicer under Section 6.4(b)) in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Terminated Party by the terms and provisions hereof; provided, however, that (i) neither the Trustee nor the Terminating Party (or any successor Servicer or Special Servicer, as the case may be) shall have responsibilities, duties, liabilities or obligations with respect to any act or omission of the Terminated Party and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies or failure to cooperate as required by this Agreement shall not be considered a default by the Terminating Party or such successor hereunder. The Trustee, as successor Servicer, and any other successor Servicer or Special Servicer, as the case may be, shall be indemnified to the full extent provided to the Trustee under this Agreement. The appointment of a successor Servicer or Special Servicer, as the case may be, shall not affect any liability of the Terminated Party that may have arisen prior to its termination as such. The Terminating Party shall not be liable for any of the representations and warranties of the Terminated Party herein or in any related document or agreement, for any acts or omissions of the Terminated Party or for any losses incurred in respect of any Permitted Investment by the Terminated Party nor shall the Terminating Party or any successor Servicer or Special Servicer be required to purchase the Whole Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or Special Servicer, as the case may be, shall be entitled to all compensation with respect to the Whole Loan to which the Terminated Party would have been entitled that accrues after the date of the Terminating Party’s succession to which the Terminated Party would have been entitled if it had continued to act hereunder and, in the case of a successor Special Servicer, the Special Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or after the occurrence and during the continuance of a Control Event, if the Holders of Sequential Pay Certificates or the Class RR Certificates having greater than 25% of the aggregate Voting Rights (taking into account the application of the Non-RRI Certificate Appraisal Reduction Amount (or in the case of the Class RR Certificates, any RRI Certificate Appraisal Reduction Amounts) to notionally reduce the Certificate Balances of the Sequential Pay Certificates and the Class RR Certificates) of all then outstanding Sequential Pay Certificates and Class RR Certificates, so request in writing to the Trustee, or the Trustee is not approved by each Rating Agency and Companion Loan Rating Agency as a Servicer or Special Servicer, as the case may be, as evidenced by a Rating Agency Confirmation, or if each Rating Agency and Companion Loan Rating Agency does not provide a Rating Agency Confirmation with respect to the succession of the Trustee as Servicer or Special Servicer, as the case may be, promptly appoint, or petition a court of competent jurisdiction to appoint, any established Whole Loan servicing institution reasonably satisfactory to the Trustee the appointment for which a Rating Agency Confirmation is obtained, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer, as applicable, hereunder. No appointment of a successor to a Terminated Party hereunder shall be effective until the assumption by such successor of all the Terminated Party’s responsibilities, duties and liabilities hereunder. Pending appointment of a successor to a Terminated Party hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in the applicable capacity as herein above provided. Any appointment or succession by the Trustee to the rights and obligations of the Special Servicer hereunder shall be subject to the Directing Certificateholder’s right to replace the Special Servicer prior to the occurrence and continuance of a Control Event. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Whole Loan as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, except that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be paid pursuant to Section 3.4(c). The Depositor, the Trustee, the Servicer (as applicable), the Special Servicer (as applicable) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)               Notwithstanding Section 7.1(c) of this Agreement, if a Servicer receives a notice of termination solely due to a Servicer Termination Event under Section 7.1(a)(vii) and the terminated Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after such termination, then such Servicer shall continue to serve as Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Servicer) solicit good faith bids for the rights to master service the Whole Loan from at least three (3) Persons qualified to act as successor Servicer hereunder in accordance with Section 6.4 and Section 7.2 for which the Trustee has received Rating Agency Confirmation (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee’s request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Whole Loan under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer with respect to the Whole Loan, and to agree to be bound by the terms hereof, within forty-five (45) days after the receipt by the terminated Servicer of a notice of termination. The Trustee shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service the Whole Loan at a sub-servicing fee rate per annum equal to 0.0001% (each, a “Servicing-Retained Bid”) and (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a “Servicing-Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Servicer. Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

7.3.            [Reserved].

7.4.            Other Remedies of Trustee. During the continuance of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, or so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders, the RR Interest Owner and the Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Trustee shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from the Collection Account. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event or Special Servicer Termination Event.

7.5.            Waiver of Past Servicer Termination Events and Special Servicer Termination Events. The Holders of Sequential Pay Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of all then outstanding Sequential Pay Certificates and Class RR Certificates and the affected Companion Loan Holders may, on behalf of all Certificateholders and upon adequate indemnification of the Trustee by the requesting Holders of Certificates, waive any Servicer Termination Event by the Servicer or Special Servicer Termination Event by the Special Servicer, except a failure to make any required deposits (including Monthly Payment Advances) to or payments from the Collection Account, the Distribution Account or any Foreclosed Property Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past Servicer Termination Event or Special Servicer Termination Event, as applicable, such Servicer Termination Event or Special Servicer Termination Event, as applicable, shall cease to exist, and such Servicer Termination Event or Special Servicer Termination Event, as applicable, shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right related thereto.

7.6.            Trustee as Maker of Advances. In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Servicer shall notify the Trustee of its failure to make such Advances as promptly as possible, but in the case of any Monthly Payment Advances no later than 3:00 p.m. (New York time) on the related Remittance Date, and the Certificate Administrator shall notify the Trustee of the Servicer’s failure to make any Advances as promptly as possible, but in the case of any Monthly Payment Advances no later than 6:00 p.m. (New York time) on the related Remittance Date. The Trustee shall, subject to its own determination of recoverability (made in the same manner as required of the Servicer pursuant to the terms of this Agreement), perform such obligations (w) within five (5) Business Days (or such shorter period (but not less than one (1) Business Day) as may be required, if applicable, to avoid any lapse in insurance coverage required under the Whole Loan Documents or this Agreement with respect to the Properties (or any Property) or to avoid any foreclosure or similar action with respect to the Properties (or any Property) by reason of failure to pay real estate taxes, assessments, ground rents or governmental charges) of a Responsible Officer of the Trustee obtaining knowledge of such failure by the Servicer or the Special Servicer with respect to Property Protection Advances and Administrative Advances and (x) by 12:00 noon New York time on the related Distribution Date with respect to Monthly Payment Advances provided that the Trustee has received notice from the Servicer or the Certificate Administrator by 6:00 p.m. (New York time) on the Remittance Date of the failure of the Servicer to make a required Monthly Payment Advance. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer’s rights with respect to Advances hereunder, including, without limitation, the rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by such Servicer’s default in its obligations hereunder and further subject to the Trustee’s standard of good faith judgment); provided, however, that if Advances made by the Trustee and/or the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances and interest accrued thereon. The Trustee shall be entitled to conclusively rely on any notice given by the Servicer with respect to a Nonrecoverable Advance hereunder. The Trustee shall notify the master servicer and trustee with respect to each Other Securitization Trust of the amount of any Monthly Payment Advance made by it pursuant to this Section 7.6 within two (2) Business Days of making such advance.

8.                  THE TRUSTEE AND THE CERTIFICATE aDMINISTRATOR

8.1.            Duties of the Trustee and the Certificate Administrator. (a)  Each of the Trustee and the Certificate Administrator, prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and after the curing or waiver of any Servicer Termination Event or Special Servicer Termination Event that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement. Neither the Depositor nor the Servicer nor the Special Servicer shall be obligated to monitor or supervise the performance by the Trustee or the Certificate Administrator of its duties hereunder. In case a Servicer Termination Event or Special Servicer Termination Event has occurred (which has not been cured or waived), the Trustee, subject to the provisions of Sections 7.2 and 7.4, shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent institution would exercise or use under the circumstances in the conduct of such institution’s own affairs. Any permissive right of the Trustee or the Certificate Administrator set forth in this Agreement shall not be construed as a duty. The Trustee (or the Servicer or the Special Servicer on its behalf) shall have the power to exercise all the rights of a holder of the Whole Loan on behalf of the Certificateholders, the RR Interest Owner and the Companion Loan Holders (or, if a Companion Loan Holder is an Other Securitization Trust, the related Other Depositor and any other party to any Other Pooling and Servicing Agreement), subject to the terms of the Whole Loan Documents, the Co-Lender Agreement and any intercreditor agreement; provided, however, that the Lender’s obligations under the Whole Loan Documents shall be exercised by the Servicer or Special Servicer, as the case may be, pursuant to this Agreement.

(b)               Subject to Sections 8.2(a) and 8.3, each of the Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine, or cause to be examined, such instruments to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee and the Certificate Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s reasonable satisfaction, the Trustee or the Certificate Administrator, as applicable, may or may not act upon same.

(c)               Subject to Section 8.3, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its negligence, willful misconduct or bad faith; provided, however, that:

(i)                                  No implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and each of the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, resolutions, certificates, statements, opinions, reports, documents, orders, opinions or other instruments furnished to the Trustee and/or the Certificate Administrator and conforming to the requirements of this Agreement which it reasonably believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)                              neither the Trustee nor the Certificate Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee, the Certificate Administrator or such Responsible Officer was negligent in ascertaining the pertinent facts;

(iii)                           neither the Trustee nor the Certificate Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement;

(iv)                           neither the Trustee nor the Certificate Administrator shall be charged with knowledge of a Mortgage Loan Event of Default or any failure by the Servicer or the Special Servicer to comply with any of their respective obligations referred to in Section 7.1 or any other act or circumstance upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to take action unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure, act or circumstance or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the Servicer, the Special Servicer, the Depositor or Holders of the Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Regular Certificates; and

(v)                              neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability and for which it would not be indemnified for pursuant to this Agreement.

(d)               None of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to (i) expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, or (ii) perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Notwithstanding anything contained herein, neither the Trustee nor the Certificate Administrator shall be responsible and shall have liability in connection with the duties assumed by the Authenticating Agent, and the Certificate Registrar hereunder, unless the Trustee or the Certificate Administrator is acting in any such capacity hereunder; provided further that in any such capacity the Trustee and the Certificate Administrator shall have all of the rights, protections and indemnities provided to it as Trustee and Certificate Administrator hereunder, as applicable.

(e)               The Servicer, the Special Servicer or the Trustee may at any time request from the Certificate Administrator written confirmation of whether a Control Event or Consultation Termination Event occurred during the previous calendar year and the Certificate Administrator shall deliver such confirmation, based on information in its possession, to the requesting party within 15 days of such request.

8.2.            Certain Matters Affecting the Trustee and the Certificate Administrator. (a)  Except as otherwise provided in Sections 8.1:

(i)                                each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, direction of the Depositor, Officer’s Certificate, auditor’s certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                             each of the Trustee and the Certificate Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)                          neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the RR Interest Owner, pursuant to the provisions of this Agreement, unless such Certificateholders or the RR Interest Owner shall have offered to the Trustee or the Certificate Administrator security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including reasonable legal fees, which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee or the Certificate Administrator of the obligation, upon the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, that a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge of (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and, with respect to the Trustee, to use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs;

(iv)                          neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)                             prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event hereunder and after the curing or waiver of such Servicer Termination Event or Special Servicer Termination Event that may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates or RR Interest Owner evidencing, in the aggregate, not less than 25% of the Voting Rights of the outstanding Certificates and the RR Interest; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by either party in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Trust pursuant to Section 3.4(c) in the event that such investigation relates to a Servicer Termination Event or Special Servicer Termination Event, if such an event shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

(vi)                          each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys selected by it with due care, but the Certificate Administrator and the Trustee shall not be relieved of any of its duties or obligations by virtue of the appointment of any agents, affiliates or attorneys;

(vii)                       each of the Trustee and the Certificate Administrator shall not be liable for any loss on any investment of funds made by the Trustee or the Certificate Administrator, as applicable, pursuant to the terms of this Agreement, provided, however, this clause (vii) shall not relieve the Trustee or the Certificate Administrator (solely in their respective commercial capacities and not in their respective capacities hereunder) of any liabilities with respect to investments issued by such entity, as applicable, in their respective commercial capacities;

(viii)                    neither the Trustee nor the Certificate Administrator hereunder shall be personally liable hereunder solely by reason of any act or failure to act of any predecessor or successor Trustee or Certificate Administrator hereunder;

(ix)                           neither the Trustee nor the Certificate Administrator shall be required to post any kind of bond or surety in connection with the execution and performance of its duties hereunder;

(x)                              in no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God;

(xi)                           other than in the case of actual fraud (as determined by a non-appealable final court order), neither the Trustee nor the Certificate Administrator shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xii)                       nothing herein shall be construed as an obligation of the parties to this Agreement to advise the Certificateholders with respect to their rights and protections relative to the Trust; and

(xiii)                    nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law.

Except as otherwise specifically provided herein, each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider, paying agent and Authenticating Agent).

(b)               Following the Closing Date, neither the Trustee nor the Certificate Administrator shall accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement.

(c)               All rights or actions under this Agreement or under any of the Certificates or the RR Interest, enforceable by the Trustee or the Certificate Administrator may be enforced by such party without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Certificate Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates and the RR Interest Owner, subject to the provisions of this Agreement.

(d)               In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Banking Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee. Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Banking Law.

8.3.            Neither the Trustee nor the Certificate Administrator is Liable for Certificates, the RR Interest or the Whole Loan. The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee or the Certificate Administrator and the Trustee and the Certificate Administrator assume no responsibility for their correctness. The Trustee and the Certificate Administrator make no representation as to the validity or sufficiency of this Agreement (other than its execution of this Agreement), the Certificates, the Trust Loan, the RR Interest, the Companion Loan or of the Whole Loan or related documents except as expressly set forth herein. The Trustee and the Certificate Administrator shall not be liable for any action or failure of any action by the Depositor, the Servicer or the Special Servicer hereunder. The Trustee and the Certificate Administrator shall not at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgage or the Whole Loan, or the perfection and priority of the Mortgage or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders and the RR Interest Owner under this Agreement, including, without limitation, the existence, condition and ownership of any Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Trust Loan to the Trust; the performance or enforcement of the Trust Loan (other than with respect to the Servicer or Special Servicer, if the Trustee shall assume the duties of the Servicer and/or Special Servicer, respectively, pursuant to Section 7.2 and then only to the extent of the obligations of the Servicer or Special Servicer, as applicable, hereunder); the compliance by the Depositor, the Borrowers, the Servicer and the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom (other than investments made with the Trustee or the Certificate Administrator in its commercial capacity); the failure of the Servicer, the Special Servicer or any sub-servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Certificate Administrator taken at the direction of the Servicer or the Special Servicer (other than with respect to the Trustee, if the Trustee shall assume the duties of the Servicer or the Special Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties under this Agreement. Except with respect to a claim based on either the Trustee’s or the Certificate Administrator’s negligent action, negligent failure to act or willful misconduct (or such other standard of care as may be provided herein with respect to any particular matter), no recourse shall be had for any claim based on any provisions of this Agreement, the Certificates, the RR Interest, the Mortgage, the Properties or the Trust Loan or assignment thereof against the Trustee or the Certificate Administrator, as applicable, in its respective individual capacity, and neither the Trustee nor the Certificate Administrator shall have any personal obligation, liability or duty whatsoever to any Certificateholder, the RR Interest Owners or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust Fund or any indemnitor who shall furnish indemnity as provided in this Agreement. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement (unless, with respect to the Trustee, the Trustee shall have become the successor Servicer or Special Servicer). Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or RR Interest or of the proceeds of such Certificates or RR Interest or for the use or application of any funds paid to the Servicer or the Special Servicer, as applicable, in respect of the Whole Loan deposited into or withdrawn from the Collection Account or any account maintained by or on behalf of the Servicer or the Special Servicer (except to the extent that any such account is held by the Trustee or the Certificate Administrator in its commercial capacity), or for investment of such amounts (other than, and to the extent of, investments made with the Trustee or the Certificate Administrator in its commercial capacity).

The Trustee and the Certificate Administrator, by reason of the action or inaction of a responsible officer or officers of the Trustee or the Certificate Administrator, as applicable, or any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall have no liability to the Trust, the Certificateholders, the RR Interest Owners or the Companion Loan Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person, as applicable or by reason of negligent disregard of the Trustee, the Certificate Administrator or any such Person, as applicable, of its obligations and duties hereunder. The Trustee, the Certificate Administrator in each of its capacities under this Agreement and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or Controlling Persons shall be indemnified by the Trust pursuant to Section 3.4(c) out of amounts on deposit in the Collection Account, and held harmless against any loss, liability, claim, demand or expense (including reasonable legal fees and expenses and costs of enforcing its indemnity) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to or related to the Trustee’s or the Certificate Administrator’s performance of their respective powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof); provided, however, that this provision shall not protect the Trustee, the Certificate Administrator or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person or by reason of negligent disregard of the Trustee, the Certificate Administrator (including in its capacity as Certificate Registrar, Authenticating Agent, Custodian, paying agent or 17g-5 Information Provider) or any such Person, as applicable, of its obligations and duties hereunder. The indemnification provided hereunder shall survive the resignation or removal of the Trustee or the Certificate Administrator and the termination of this Agreement. Notwithstanding anything herein to the contrary, the Trustee shall be responsible for its acts or failure to act as the Servicer and/or the Special Servicer (in accordance with Accepted Servicing Practices) during the time and to the extent the Trustee is serving as Servicer or Special Servicer, as applicable, to the same extent that the Servicer or Special Servicer, as applicable, would be liable for the Servicer’s or Special Servicer’s, as applicable, acts or failure to act under the terms of this Agreement.

8.4.            Trustee and Certificate Administrator May Own Certificates. The Trustee and the Certificate Administrator in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights, powers, and privileges as it would have if they were not the Trustee or the Certificate Administrator.

8.5.            Trustee’s and Certificate Administrator’s Fees and Expenses. (a) The Trustee and the Certificate Administrator shall be entitled to the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee), payable pursuant to Section 3.4(c). The Certificate Administrator shall pay to the Trustee monthly the Trustee Fee from the Certificate Administrator Fee. The Certificate Administrator Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Certificate Administrator’s and the Trustee’s sole form of compensation (unless otherwise set forth herein) for all services rendered by each entity in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Certificate Administrator and the Trustee hereunder. The Trustee and the Certificate Administrator shall be entitled to be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, as applicable, in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its counsel and of all Persons not regularly in its employ), provided such cost would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith or which is expressly the responsibility of a Certificateholder or Certificateholders hereunder, all of which reimbursements to be paid from amounts on deposit in the Collection Account pursuant to Section 3.4(c); provided, however, that neither the Trustee nor the Certificate Administrator shall refuse to perform any of their obligations hereunder solely as a result of the failure to be paid any fees and expenses so long as payment of such fees and expenses are reasonably assured to it. The Trustee and the Certificate Administrator shall provide the Servicer with an invoice, on or prior to each Payment Date, setting forth the actual expenses incurred in connection with the performance of its duties hereunder for which it seeks payment or reimbursement. Notwithstanding any other provision of this Agreement, neither the Trustee nor the Certificate Administrator shall be entitled to reimbursement from the Trust for an expense incurred under this Agreement in connection with the performance of its ordinary and regularly recurring duties hereunder unless such reimbursement is expressly provided for herein or otherwise permitted hereunder.

(b)               Each of the Depositor, the Servicer and the Special Servicer (each, for purposes of this Section 8.5(b) only, an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually) and the Certificate Administrator (in each of its capacities as Certificate Administrator, Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider) and each of their Affiliates and each of the directors, officers, employees and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this Section 8.5(b) only, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding (including any enforcement action) between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or sub-servicer).

(c)               Each of the Certificate Administrator (including in its capacities as Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider) and the Trustee (in each case with respect to itself only, for purposes of this Section 8.5(c) only, an “Indemnifying Party”) shall (severally and not jointly) indemnify the Depositor, the Servicer and the Special Servicer and their respective Affiliates and each of the directors, officers, employees and agents of the Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.5(c) only, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation costs, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding (including any enforcement action) between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

8.6.            Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance. (a)  Each of the Trustee and the Certificate Administrator hereunder shall at all times:

(i)                                 be a corporation, association or trust company organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement;

(ii)                              have a combined capital and surplus of at least $50,000,000;

(iii)                           be subject to the supervision or examination by federal or state authority;

(iv)                          have a rating of at least:

(A)             in the case of the Trustee, a long-term senior unsecured debt or issuer rating of at least (1) “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s (or a long-term counterparty risk assessment of at least “Baa3(cr)” by Moody’s) if either (x) the Servicer maintains a long-term senior unsecured debt rating or an issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (y) the Trustee maintains an agreement that is (I) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect; or (II) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A2” on its long-term senior unsecured debt or issuer rating by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make advances if the Trustee, in its capacity as backup advancing party, is unable to do so; provided, further, that the Trustee shall notify Moody’s within thirty (30) days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes occur that may limit the agreement) or such other rating as acceptable to Moody’s, as evidenced by a Rating Agency Confirmation, and (2) “A” by Morningstar DBRS (provided, however, that the Trustee may maintain a long term senior unsecured debt or issuer rating of “BBB(low)” if either (x) the Servicer has a rating on its long term senior unsecured debt or an issuer rating of at least “A” by Morningstar DBRS), or (y) the Trustee maintains an agreement that is (I) the agreement dated February 20, 2025, which was previously delivered to Morningstar DBRS and remains in effect; or (II) another agreement as to which Morningstar DBRS has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” by Morningstar DBRS on its long-term senior unsecured debt or issuer credit rating, which agreement provides for such national banking association to make advances if the Trustee, in its capacity as backup advancing party, is unable to do so; provided, further, that the Trustee shall notify Morningstar DBRS within thirty (30) days in the event there is a downgrade of such banking association’s Morningstar DBRS rating, the agreement is terminated, or any other changes occur that may limit the agreement);

(B)              in the case of the Certificate Administrator, a long-term senior unsecured debt or issuer rating of at least (1) “Baa3” by Moody’s (or a long-term counterparty risk assessment of at least “Baa3(cr)” by Moody’s) or as is otherwise acceptable to Moody’s as evidenced by the receipt of a Rating Agency Confirmation, and (2) “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s)); or

(C)              in the case of each of the Certificate Administrator and Trustee, as otherwise acceptable to each Rating Agency as evidenced by the receipt of a Rating Agency Confirmation; and

(v)                                the Trustee shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer and/or Special Servicer pursuant to Section 7.2).

If a corporation, association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 8.6 the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust, the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

(b)               The Certificate Administrator shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Certificate Administrator’s directors, officers and employees in connection with its activities under this Agreement; provided that if the unsecured long-term debt of the Certificate Administrator is not rated at least “A3” by Moody’s and “A(low)” by Morningstar DBRS, such applicable error and omissions insurance policy must be issued by an insurer rated at least “A3” by Moody’s (or, if not rated by Moody’s, then the equivalent rating by two other NRSROs) or “A(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then the equivalent rating by two other NRSROs). Such insurance policy shall protect the Certificate Administrator against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered Persons. The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Certificate Administrator. In the event that any such bond or policy ceases to be in effect, the Certificate Administrator shall obtain a comparable replacement bond or policy. In lieu of the foregoing, the Certificate Administrator shall be entitled to self-insure with respect to such risks so long as the unsecured long-term debt or issuer rating of the Certificate Administrator is rated at least “A2” by Moody’s (or, if not rated by Moody’s, then the equivalent rating by two other NRSROs) and “A(low)” or its equivalent by Morningstar DBRS (or, if not rated by Morningstar DBRS, then the equivalent rating by two other NRSROs).

(c)               The Trustee shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Trustee’s directors, officers and employees in connection with its activities under this Agreement; provided that if the Trustee does not have (i)

either (A) a rating on its unsecured long-term debt of at least “A3” by Moody’s or (B) a long-term counterparty risk assessment of at least “A3(cr)” by Moody’s, and (ii) “A(low)” or its equivalent by Morningstar DBRS, such applicable error and omissions insurance policy must be issued by an insurer having (A) either (i) a rating on its unsecured long-term debt of at least “A2” by Moody’s, or (ii) a long-term counterparty risk assessment of at least “A3(cr)” by Moody’s and (B) “A(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then the equivalent rating by two other NRSROs). Such insurance policy shall protect the Trustee against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered Persons. The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Trustee. In the event that any such bond or policy ceases to be in effect, the Trustee shall obtain a comparable replacement bond or policy. In lieu of the foregoing, the Trustee shall be entitled to self-insure with respect to such risks so long as the Trustee has (A) either (i) a rating on its unsecured long-term debt of at least “A2” by Moody’s, or (ii) a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, and (B) a rating on its unsecured long-term debt of at least “A(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then the equivalent rating by two other NRSROs).

8.7.            Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by (i) giving written notice of resignation to the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Certificate Administrator (if applicable), the Certificate Registrar (if other than the Certificate Administrator), the Companion Loan Holders, the Trustee and the 17g-5 Information Provider, who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) (with a copy to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA) and after such posting by the 17g-5 Information Provider, to each Rating Agency, and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders and the RR Interest Owner at their addresses appearing on the Certificate Register, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and (ii) acceptance by a successor Trustee or Certificate Administrator, as applicable, appointed by the Depositor in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. Upon such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator, as applicable, and a Rating Agency Confirmation is provided with respect to such appointment, which Rating Agency Confirmation shall be delivered to the resigning Trustee or Certificate Administrator, and the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator shall have been so appointed and shall have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor Trustee or Certificate Administrator, as applicable and any expenses associated with such petition shall be an expense of the Trust.

Upon the resignation, assignment, merger, consolidation, or transfer of the Trustee or the Certificate Administrator or its respective business to a successor, or upon the termination of the Trustee or the Certificate Administrator, (a) the outgoing Trustee or Certificate Administrator shall cooperate with any successor, as requested (i) to endorse the original executed Notes for the Whole Loan (to the extent that the original executed Notes for the Whole

Loan were endorsed to the outgoing Trustee or Certificate Administrator or), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE and the RR Interest Owners or in blank, and (ii) in the case of the other assignable Whole Loan Documents (to the extent such other Whole Loan Documents were assigned to the outgoing Trustee or Certificate Administrator), to assign such Whole Loan Documents to such successor, and such successor shall review the documents delivered to it with respect to the Trust Loan, and certify in writing that, as to the Trust Loan then subject to this Agreement, such endorsement and assignment has been made, and record such assignment documents (if applicable); (b) if any original executed Note for the Trust Loan was not endorsed to the outgoing Trustee, the Certificate Administrator (in its capacity as Custodian) shall, upon its receipt of a request for release in the form of Exhibit B hereto, deliver such Note to the Depositor or the successor Trustee, as requested, and the Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE and the RR Interest Owners or in blank; provided, however, that, notwithstanding anything to the contrary herein, to the extent any such endorsement of such Note requires the signature of the Trust Loan Sellers in order to comply with the foregoing, then the Servicer shall use reasonable efforts to cause the Trust Loan Sellers to execute such endorsement; (c) if any other assignable Whole Loan Document was not assigned to the outgoing Trustee, the Certificate Administrator shall, upon its receipt of a request for release, deliver such Whole Loan Document to the Depositor or the successor Trustee, as requested, and the Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Whole Loan Document is assigned to such successor Trustee; and (d) in any case, such successor Trustee shall review the documents delivered to it or to the Certificate Administrator with respect to the Trust Loan, and certify in writing that, as to the Trust Loan then subject to this Agreement, such endorsements and assignments have been made, and record such assignment documents (if applicable) or, in the event such endorsement or assignment cannot be made for any reason, to note the same in such certification. The resigning or terminated Trustee or Certificate Administrator, as the case may be, shall reimburse the Trust for any expenses of such endorsement, assignment and recording.

If at any time any of the following occur: (x) the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request for the Trustee’s or the Certificate Administrator’s resignation by the Depositor, the Servicer or the Special Servicer, as applicable; (y) the Trustee or the Certificate Administrator shall materially default in the performance of its obligations under this Agreement; or (z) if at any time the Trustee or the Certificate Administrator shall become incapable of action, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (1) the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, executed by an authorized officer of the Depositor, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and one copy to the successor Trustee or Certificate Administrator, as applicable, or (2) any Certificateholder who has been a bona fide Certificateholder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Certificate Administrator and the appointment of a successor Trustee or Certificate Administrator, as applicable. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee or Certificate Administrator, as applicable, which removal and appointment shall become effective upon acceptance of appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8. The successor Trustee or Certificate Administrator, as applicable, so appointed by such court shall immediately and without further act be superseded by any successor Trustee or Certificate Administrator, as applicable, appointed by the Certificateholders as provided below within one (1) year from the date of appointment by such court. Holders of Certificates evidencing, in the aggregate, not less than a majority of the Voting Rights of the outstanding Certificates, may at any time upon 30 days’ notice to the Trustee or Certificate Administrator remove the Trustee or the Certificate Administrator and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorney-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Depositor (with a copy to the Servicer and Special Servicer), one complete set to the Trustee or the Certificate Administrator, as applicable, so removed and one complete set to the successor(s) so appointed. Notice of any removal of the Trustee or the Certificate Administrator and acceptance of appointment by the successor Trustee or Certificate Administrator shall be given to the Companion Loan Holders, each Rating Agency (through the successor 17g-5 Information Provider’s website, as applicable) and the Initial Purchasers (with a copy to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA) by the successor Trustee or Certificate Administrator, as applicable. No removal of the Trustee or the Certificate Administrator shall be effective until all reasonable fees, costs, expenses and Advances (including interest thereon) have been paid to the Trustee or Certificate Administrator, as applicable, in full.

Any resignation or removal of the Trustee or Certificate Administrator shall not become effective until acceptance of the appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8.

If the Certificate Administrator is terminated pursuant to this Section 8.7, all of its rights and obligations under this Agreement and in and to the Whole Loan shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, indemnities, expenses and other amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination or removal).

In the event of any removal of the Trustee or the Certificate Administrator (in any of its capacities) under this Agreement, such removal shall be effective with respect to each of such party’s other capacities hereunder (including, without limitation, such party’s capacities as Trustee, Custodian, Certificate Administrator, Certificate Registrar and 17g-5 Information Provider, as the case may be). In the event of a resignation of the Trustee or the Certificate Administrator, in any of their respective capacities (other than a resignation of the Trustee that is required solely due to a change in law or a conflict of interest arising after the Closing Date that is not waived by all of the parties in conflict or is unwaivable), such resignation shall be effective only as to such capacity as designated on the notice of resignation required pursuant to this Agreement.

8.8.            Successor Trustee or Successor Certificate Administrator. Any successor Trustee or Certificate Administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Certificate Administrator an instrument (i) accepting such appointment hereunder and (ii) making the representations and warranties of the Trustee or the Certificate Administrator, as applicable, as provided in Section 2.3 and Section 2.4, respectively, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or certificate administrator herein. The predecessor Certificate Administrator shall deliver or cause to be delivered to the successor Certificate Administrator, as applicable, the Mortgage File and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee or Certificate Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator all such rights, powers, duties and obligations.

No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or Certificate Administrator shall be eligible under the provisions of Section 8.6 and a Rating Agency Confirmation is received with respect to its appointment (prior to the resignation or termination of the Trustee or Certificate Administrator).

Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section 8.8, the successor Trustee or Certificate Administrator shall mail notice of the succession of such Trustee or Certificate Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, the RR Interest Owners, the Depositor, the Servicer, the Special Servicer, the Borrowers, the Initial Purchasers and the Companion Loan Holders (with a copy to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA).

8.9.            Merger or Consolidation of the Trustee or the Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which either may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided that (i) such Person shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) Rating Agency Confirmation shall have been delivered to such Person.

8.10.        Appointment of Co-Trustee or Separate Trustee. (a)  At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Properties may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, the Depositor or the Holders of Certificates evidencing, in the aggregate, a majority of the Voting Rights of the outstanding Certificates, by an instrument in writing signed by it or them, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustees, acting jointly with the Trustee, of all or any part of such Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The fees and expenses of any separate trustee or co-trustee shall be paid by the Trust Fund pursuant to Section 3.4(c).

(b)               The Trustee shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully conferring such title, rights or duties to such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Properties or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustees jointly with the Trustee subject to all the terms of this Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its, her or his name. In the event that any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any applicable Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)               All provisions of this Agreement which are for the benefit of the Trustee and Certificate Administrator shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.10, and to the Trustee and Certificate Administrator in each capacity that it may assume hereunder, including, without limitation, its capacity as Certificate Administrator, Certificate Registrar, Authenticating Agent, Custodian, paying agent and 17g-5 Information Provider, as applicable.

(d)               Every co-trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed and exercised or performed by the Trustee and such co-trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or trustees; (iii) no power hereby given to, or exercisable by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustees except jointly with, or with the consent of, the Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees hereunder.

If, at any time, the Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any co-trustee or separate trustee. Notwithstanding the foregoing, the appointment of a co-trustee or separate trustee by the Trustee shall not relieve the Trustee of its obligations, duties, or responsibilities in any way or to any degree.

(e)               Any request, approval or consent in writing by the Trustee to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so required, approved or consented to.

(f)                Notwithstanding any other provision of this Section 8.10, the powers of any co-trustee or separate trustee shall not exceed those of the Trustee hereunder, and such co-trustee or separate trustee must meet the eligibility requirements set forth in Section 8.6.

8.11.        Appointment of Authenticating Agent and Custodian. (a)  The Certificate Administrator may appoint an agent or agents which shall be authorized to act on behalf of the Certificate Administrator to authenticate Certificates (each such agent, an “Authenticating Agent”), and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Certificate Administrator hereunder. Wherever a reference is made in this Agreement to the authentication and delivery of Certificates by the Certificate Administrator or the Certificate Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Certificate Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Certificate Administrator by an Authenticating Agent. Each Authenticating Agent shall, at all times, be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such law to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If, at any time, an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.11. The initial Authenticating Agent shall be the Certificate Administrator.

(b)               Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)               An Authenticating Agent may resign at any time by giving at least thirty (30) days’ advance written notice thereof to the Certificate Administrator, the Servicer or Special Servicer, as applicable, and the Depositor. The Certificate Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Servicer or the Special Servicer, as applicable, and the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Certificate Administrator may appoint a successor Authenticating Agent and shall mail written notice of such appointment by first class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

(d)               The Certificate Administrator is hereby appointed as the initial Custodian. Any successor Certificate Administrator appointed pursuant to Section 8.7 and Section 8.8 shall be deemed to be appointed as the successor Custodian upon the effectiveness of its appointment as the successor Certificate Administrator.

8.12.        Indemnification by the Trustee and the Certificate Administrator. The Trustee and the Certificate Administrator, as applicable, severally and not jointly, shall indemnify and hold harmless the Trust from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach by the Trustee or the Certificate Administrator (including in its capacity as 17g-5 Information Provider) of its representations and warranties, as applicable, under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Trustee or the Certificate Administrator (including in its capacities as Custodian, Certificate Registrar, Authenticating Agent, paying agent and 17g-5 Information Provider), as applicable, in the performance of its obligations or its negligent disregard of such obligations under this Agreement.

The Certificate Administrator shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the Certificate Administrator, in its capacity as 17g-5 Information Provider, of its obligations under this Agreement or (ii)  negligence, bad faith or willful misconduct on the part of the Certificate Administrator, in its capacity as 17g-5 Information Provider, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

8.13.        Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information. In connection with any Distribution Date and a voluntary prepayment or the payment at maturity by the Borrowers of the Whole Loan or any portion thereof, the Certificate Administrator shall report the amount of such prepayment or payment to the Depository based on information received from the Servicer or the Special Servicer in reliance on notices received from the Borrowers. In the event of any inconsistencies in payments or prepayments made by the Borrowers with the previously delivered notices by the Borrowers, all costs and expenses incurred as a result of a failure by the Borrowers to make any such payments or prepayment, shall be paid by the Borrowers in accordance with the Mortgage Loan Agreement provided that the amount of payment reported to the Depository by the Certificate Administrator was consistent with the information received from the Servicer or the Special Servicer. If the Borrowers fail to do so, such costs and expenses shall be reimbursed to the Certificate Administrator and to the Servicer or the Special Servicer, as applicable, by the Trust pursuant to Section 3.4(c) from funds on deposit in the Collection Account. Neither the Certificate Administrator, the Servicer nor the Special Servicer shall be liable for any inability or delay of the Depository to make a distribution as a result of such inconsistencies. Notwithstanding the foregoing, the Certificate Administrator shall notify the Depository on the Remittance Date or as soon as reasonably possible of any such inconsistencies.

8.14.        Access to Certain Information. The Certificate Administrator shall afford to any Privileged Person (which for this purpose excludes a Privileged Person who provides the Certificate Administrator with an Investor/Interest Owner Certification substantially in the form of Exhibit K-2 hereto) and to the Office of the Comptroller of the Currency, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Trust Loan or the other assets of the Trust Fund that are in its possession or within its control, including without limitation:

(i)                                 the Whole Loan files, including any and all modifications, waivers and amendments to the terms of the Whole Loan entered into or consented to by the Servicer or the Special Servicer and delivered to the Certificate Administrator;

(ii)                              the annual, quarterly and monthly operating statements and any other statements or reports of the Borrowers, if any, collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Property, and

(iii)                          all notices and reports delivered to the Certificate Administrator with respect to a Property as to which environmental testing revealed any failure of such Property to comply with any applicable law, including any environmental law, or which revealed an environmental condition present at such Property requiring further investigation, testing, monitoring, containment, clean up, or remediation.

Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator.

The Certificate Administrator will provide copies of the items described in this Section 8.14(a) to the extent in its possession to, and upon reasonable written request of, any

Certificateholder that has delivered an Investor/Interest Owner Certification in the form of Exhibit K-1 (other than a Certificateholder or Beneficial Owner that is a Privileged Person who provides the Certificate Administrator with an Investor/Interest Owner Certification in the form of Exhibit K-2 hereto). The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting Person, in a form reasonably acceptable to the Certificate Administrator, to the effect that the Person making the request is a Beneficial Owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep the information confidential.

(b)               The Certificate Administrator shall make available to Privileged Persons (which for this purpose excludes a Privileged Person who provided the Certificate Administrator with an Investor/Interest Owner Certification in the form of Exhibit K-2 hereto), via the Certificate Administrator’s Website, the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format to trustadministrationgroup@computershare.com):

(i)                                 The following “deal documents”:

(A)             the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)              this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreement and any amendments and exhibits hereto or thereto; and

(C)              the CREFC® loan setup file prepared by the Servicer and delivered to the Certificate Administrator;

(ii)                              The following “periodic reports”:

(A)             all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.4(b); and

(B)              all CREFC® Reports (other than the CREFC® loan setup file and the CREFC® Special Servicer Loan File) prepared by, or delivered to, the Certificate Administrator pursuant to Section 3.18(a);

(iii)                           The following “additional documents”:

(A)             summaries of Asset Status Reports delivered to the Certificate Administrator pursuant to Section 3.10;

(B)              all inspection reports delivered to the Certificate Administrator pursuant to Section 3.22, environmental reports delivered to the Certificate

Administrator pursuant to Section 3.12(e), Appraisals and Borrower Appraisals delivered to the Certificate Administrator pursuant to Section 3.7(a), and any updates to such reports and Appraisals or Borrower Appraisals;

(C)              all Appraisals and any updates to Appraisals delivered to the Certificate Administrator pursuant to Section 3.7(a); and

(D)             appraisals, environmental reports and property conditions reports obtained in connection with the origination of the Whole Loan;

(E)              the CREFC® Appraisal Reduction Template; and

(F)              any notice or documents provided to the Certificate Administrator by the Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post;

(iv)                          The following “special notices”:

(A)             any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.1(d);

(B)              any notice of termination of the Servicer or the Special Servicer delivered to the Certificate Administrator pursuant to Section 7.1;

(C)              any notice of a Servicer Termination Event or Special Servicer Termination Event delivered to the Certificate Administrator pursuant to Section 7.1(b) and Section 3.27(j);

(D)             any request by the Certificateholders representing at least 25% of the Voting Rights of all the then-outstanding Sequential Pay Certificates to terminate the Special Servicer pursuant to Section 7.1(e);

(E)              any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7;

(F)              any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(G)             any Special Notice delivered to the Certificate Administrator pursuant to Section 5.6;

(H)             any amendment to this Agreement pursuant to Section 11.1;

(I)                any annual statements as to compliance and related Officer’s Certificates delivered to the Certificate Administrator under Section 3.19; and

(J)                any annual independent public accountants’ servicing reports delivered to the Certificate Administrator pursuant to Section 3.20;

(K)             notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (taking into account the application of the Non-RRI Certificate Appraisal Reduction Amount (or in the case of the Class RR Certificates, any RRI Certificate Appraisal Reduction Amounts) to notionally reduce the Certificate Balance of the Sequential Pay Certificates and the Class RR Certificates) to terminate and replace the Special Servicer;

(L)              notice of the occurrence or cessation of a Control Event or a Consultation Termination Event;

(M)            any notice sent by the Trustee requesting the resignation of the Special Servicer or providing notice of the appointment of a replacement Special Servicer in the event that the Special Servicer becomes a Borrower Affiliate or the special servicer of a related mezzanine loan or is otherwise required to resign as Special Servicer under the terms of this Agreement;

(N)             any notice or documents delivered to the Certificate Administrator by the Depositor or the Servicer directing the Certificate Administrator to post such notice or documents to the “Special Notices” tab;

(O)             any Liquidation Proceeds Holdback Status Report provided to or prepared by the Certificate Administrator pursuant to Section 3.32;

(P)              any notice of the incurrence of a mezzanine loan owned or incurred by a direct or indirect parent of any Borrower; and

(Q)             The “Investor Registry” (solely to the Certificateholders and Beneficial Owners and the RR Interest Owner);

(v)                              the “Investor Q&A Forum” pursuant to Section 4.5(a);

(vi)                          solely to Certificateholders and Beneficial Owner of Certificates, the “Investor Registry” pursuant to Section 4.5(b);

(vii)                       “US Risk Retention Special Notices” (including any notice with respect to the Retaining Sponsor’s compliance with the Credit Risk Retention Rules); and

(viii)                    “EU Risk Retention” tab.

The foregoing information shall be made available by the Certificate Administrator on the Certificate Administrator’s Website promptly following receipt. The Certificate Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Certificate Administrator may remove it from the Certificate Administrator’s Website. The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Certificate Administrator’s Website to the extent such information was not produced by the Certificate Administrator. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representation or warranty as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information, other than such information prepared by the Certificate Administrator. Assistance in using the Certificate Administrator’s Website may be obtained by calling (866) 846-4526. The Certificate Administrator shall provide a mechanism to notify each Person that has signed-up for access to the Certificate Administrator’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the Certificate Administrator’s Website.

The Certificate Administrator shall, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described in clause (vii) and the “EU Risk Retention” tab described in clause (viii) above, provide email notification to any Privileged Person (other than the Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website and has opted in to receive email notifications that a notice has been posted to the “U.S. Risk Retention Special Notices” tab or the “EU Risk Retention” tab, respectively.

In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it shall send written notice of such non-compliance to the Certificate Administrator, who shall post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

The Certificate Administrator and the Trustee are hereby directed to enter into the EU Risk Retention Agreement, which agreement provides the risk retention requirements for the Retaining Parties with respect to the securitization effected hereby.

The 17g-5 Information Provider shall make available solely to the Depositor, each Rating Agency and NRSROs the following items to the extent such items are delivered to it via e-mail at 17g5informationprovider@computershare.com, specifically with a subject reference of “BX Trust 2025-LIFE” and an identification of the type of information being provided in the body of the e-mail, or via any alternate e-mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)                                 any Asset Status Report delivered by the Special Servicer under Section 3.10(i);

(ii)                              any environmental reports delivered by the Special Servicer under Section 3.12(e);

(iii)                           any annual statements as to compliance and related Officer’s Certificates delivered under Section 3.19;

(iv)                           any annual independent public accountants’ servicing reports delivered pursuant to Section 3.20;

(v)                              any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.7(a);

(vi)                           any information requested by the Depositor or a Rating Agency pursuant to Section 3.21(b) (it being understood the 17g-5 Information Provider shall not disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such information as provided in Section 3.21(b));

(vii)                        any notice to a Rating Agency relating to the Servicer’s determination to take action without receiving Rating Agency Confirmation as set forth in Section 3.28(a);

(viii)                     any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.28(a);

(ix)                            any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7;

(x)                               any and all Officer’s Certificates and other evidence to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(xi)                            any notice of a Servicer Termination Event or Special Servicer Termination Event delivered pursuant to Section 7.1(b) or Section 3.27(j);

(xii)                         any summary of oral communications with a Rating Agency that are delivered to the 17g-5 Information Provider pursuant to Section 8.14(c); provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with;

(xiii)                     notice of any amendments to the Trust Loan Purchase Agreement;

(xiv)                     any amendment to this Agreement pursuant to Section 11.1;

(xv)                        notice of final payments on the Certificates;

(xvi)                     notice of any material modifications or amendments to the Whole Loan Documents;

(xvii)                  notice of any change to a Manager;

(xviii)               any notice sent by the Trustee requesting the resignation of the Special Servicer or providing notice of the appointment of a replacement Special Servicer in the event that the Special Servicer becomes a Borrower Affiliate or the special servicer of a mezzanine loan owned or incurred by a direct or indirect parent of any Borrower or is otherwise required to resign as Special Servicer under the terms of this Agreement;

(xix)                      any notice of the incurrence of a mezzanine loan owned or incurred by a direct or indirect parent of any Borrower and any execution or modification of any related intercreditor agreement; and

(xx)                          the Rating Agency Q&A Forum and Document Request Tool pursuant to Section 4.5(d).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information shall be posted on the same Business Day of receipt provided that such information is received by 2:00 p.m. (eastern time) or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Information Provider’s Website to the extent such information was not produced by the Certificate Administrator. Access shall be provided by the 17g-5 Information Provider to (i) the NRSROs upon receipt of an NRSRO Certification and (ii) the Depositor. If a Rating Agency requests access to the 17g-5 Information Provider’s Website, access shall be granted by the 17g-5 Information Provider on the same Business Day, provided that such request is made prior to 2:00 p.m. (eastern time) on such Business Day, or, if received after 2:00 p.m. (eastern time), on the following Business Day by 12:00 p.m. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to www.ctslink.com or 17g5informationprovider@computershare.com. In the event that any report, statement, document, file or other data to be delivered to the 17g-5 Information Provider under this Agreement is too large in its electronic form to be delivered via e-mail, such report, statement, document, file or other data may be uploaded to an alternate location provided by the 17g-5 Information Provider, and the party uploading such report, statement, document, file or other data shall notify the 17g-5 Information Provider via e-mail that such report, statement, document, file or other data has been so uploaded and is ready for posting to the 17g-5 Information Provider’s Internet Website.

Upon delivery by the Depositor to the 17g-5 Information Provider of information designated by the Depositor as pre-closing information from the Depositor’s 17g-5 Website (the “Pre-Close Information”), the 17g-5 Information Provider shall make such information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 8.14(b). Such information shall be provided to the 17g-5 Information Provider via electronic media and delivered to the 17g-5 Information Provider as mutually agreed. The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the

Pre-Close Information or any other information on the 17g-5 Information Provider’s Website to any designee or third party. The Servicer or the Special Servicer, as applicable, may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder, nor required by the Rating Agency, and the 17g-5 Information Provider shall post such information pursuant to the terms hereof.

The 17g-5 Information Provider shall notify any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and that it has been posted. The 17g-5 Information Provider shall provide a mechanism to promptly notify each NRSRO that has signed-up for access to the 17g-5 Information Provider’s website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document in the subject line or otherwise in the body of the e-mail. The 17g-5 Information Provider shall send such notice to such Person’s e-mail address provided by and used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general e-mail address if such general e-mail address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification in the form of Exhibit M hereto. In connection with providing access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representation or warranty as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The 17g-5 Information Provider shall not be liable for failing to make any information available to a Rating Agency or NRSROs unless same was delivered to it at its e-mail address set forth above, with the proper subject heading. Assistance in using the Certificate Administrator’s Website or the 17g-5 Information Provider can be obtained by calling (866) 846-4526.

(c)               Each of the Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any CREFC® Reports and any additional information relating to the Whole Loan, the Properties or the Borrowers, for review by the Depositor, the Initial Purchasers, the Trustee, each Companion Loan Holder, the Certificate Administrator, DBNY (and any EU Reporting Administrator as a designee of the EU Transparency Designee) and any other Persons who deliver an Investor/Interest Owner Certification or confidentiality agreement in accordance with this Section 8.14(c), and each Rating Agency (only to the extent such additional information was previously delivered to the 17g-5 Information Provider or is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 8.14(b), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 8.14(b)) (collectively, the “Disclosure Parties”), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the Whole Loan Documents. Each of the Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, the Certificate Administrator and the Trustee, deliver an Investor/Interest Owner Certification or enter into a confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special

Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Servicer’s or the Special Servicer’s website, the Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 8.14(c) to current or prospective Certificateholders or the RR Interest Owner the form of confidentiality agreement used by the Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder or the RR Interest Owner, an Investor/Interest Owner Certification executed by the requesting Person indicating that such Person is a Holder of Certificates or an RR Interest Owner and will keep such information confidential (except that such Certificateholder or RR Interest Owner may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein or the RR Interest, an Investor/Interest Owner Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder or RR Interest Owner, the Investor/Interest Owner Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement. Neither the Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 8.14(c) unless such information was produced by the Servicer or Special Servicer, as applicable.

The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted to orally communicate with each Rating Agency; provided that such party summarizes the information provided to each Rating Agency in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth in Section 8.14(b) on the same day such communication takes place; provided that the summary of such oral communications shall not be attributed to such Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s website in accordance with the procedures set forth in Section 8.14(b).

None of the foregoing restrictions in this Section 8.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Servicer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Trust Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property and other deal specific identifiers are redacted, (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or (z) such Rating Agency or NRSRO confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with regard to the Certificates.; provided, however, that such Rating Agency may use information delivered in reliance on the certification in this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement or any other confidentiality agreement to which such Rating Agency is subject) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 8.14(c).

In connection with the delivery by the Servicer or the Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Servicer or the Special Servicer when such information, report, notice or document has been posted. The Servicer or the Special Servicer, as applicable, may, but shall not be obligated to, send such information, report, notice or other document to the applicable Rating Agency so long as such information, report, notice or document (i) was previously provided to the 17g-5 Information Provider or (ii) is provided by 2:00 p.m. (New York City time) on any Business Day, simultaneously to the applicable Rating Agency and the 17g-5 Information Provider; provided that if such information, report, notice or document is provided to the 17g-5 Information Provider after 2:00 p.m. on any Business Day, the Servicer or Special Servicer may not send such information, report, notice or document to the applicable Rating Agency until noon on the next Business Day.

Each of the Servicer and the Special Servicer (each, a “17g-5 Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, a “17g-5 Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) to which any such 17g-5 Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon such 17g-5 Indemnifying Party’s breach of (i) any obligation relating to the provision of information to each Rating Agency set forth in the first paragraph of Section 8.14(c) or (ii) any obligation set forth in the third, fourth and fifth paragraphs of Section 8.14(c), and shall reimburse such 17g-5 Indemnified Party for any legal or other expenses reasonably incurred by such 17g-5 Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred. The foregoing indemnity obligation shall be in addition to the indemnity obligation of any 17g-5 Indemnifying Party under Section 6.6 and shall not be construed as limiting such 17g-5 Indemnifying Party’s indemnity obligations under Section 6.6.

(d)               None of the Servicer, the Special Servicer or the Certificate Administrator shall be liable for any communication to the RR ABS Interest Owners or the Risk Retention Consultation Parties or disclosure of information if the Servicer, the Special Servicer or the Certificate Administrator, as applicable, did not receive prior written notice that an RR ABS Interest Owner or a Risk Retention Consultation Party is a Borrower Affiliate, the Manager or their respective agents or Affiliates. Each of the Servicer, the Special Servicer and the Certificate Administrator shall be entitled to conclusively rely on any written notice from an RR ABS Interest Owner or Risk Retention Consultation Party that it is or is no longer a Borrower Affiliate, the Manager or their respective agents or Affiliates.

(e)               The Certificate Administrator shall post to the “EU Risk Retention” tab on the Certificate Administrator’s website each of the following items, in each case by the specified time:

(i)                                 within two Business Days of receipt, any EU SR Article 7 Loan Report or EU SR Article 7 Investor Report delivered in a form suitable for posting by or on behalf of the EU Transparency Designee or any EU Reporting Administrator to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA”;

(ii)                              within two Business Days of receipt, any EU SR Certification of Compliance or EU SR Breach Notice delivered in a form suitable for posting by or on behalf of any Retaining Party to CCTEURRCompliance@computershare.com under the subject line (as applicable) “EURR: BX 2025-LIFE – EU SR Certification of Compliance”, or “EURR: BX 2025-LIFE – EU SR Breach Notice”;

(iii)                           when required in accordance with Section 14.1, any Current Report required to be posted under such Section;

(iv)                           within two Business Days of delivery (where delivered by the Certificate Administrator pursuant to this Agreement) or within two Business days of receipt (where delivered by another Person to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA”), (A) any notice given pursuant to Section 3.10(c), Section 7.1(b), Section 7.1(c), Section 8.7 or Section 8.8 of this Agreement, or (B) any notification of a Material Document Defect or Material Breach pursuant to Section 2.9(a) of this Agreement; and

(v)                               within two Business Days of receipt, any other document or information delivered in a form suitable for posting by or on behalf of the EU Transparency Designee or any EU Reporting Administrator to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA”.

(f)                For so long as the EU Transparency Designee is subject to any obligations in connection with the Securitization Transaction pursuant to the EU Transparency Requirements or the EU Risk Retention Agreement:

(i)                                 each of the Servicer and the Certificate Administrator, as applicable, will make available to the EU Reporting Administrator and the EU Transparency Designee,

the CREFC® Investor Reporting Package (CREFC® IRP) and access to such party’s website, if any, relating to this Agreement or the Securitization Transaction;

(ii)                              each of the Servicer, the Special Servicer and the Certificate Administrator, as applicable, shall use reasonable efforts to deliver or make available to the EU Reporting Administrator and the EU Transparency Designee such additional information and data as in such party’s possession and as may be reasonably requested by the EU Reporting Administrator or the EU Transparency Designee in good faith; and any request for such information and data shall include the following: (A) the specific name of (or, if not known, the type of (using customary references)) report, data, information, analysis, communication, agreement, document, or instrument being sought and (B) reference to each applicable loan, borrower or related party, lender, and property (each, an “Additional Data Request”); and, in each case, the relevant information and data shall be delivered or made available within a reasonable period following the receipt of such Additional Data Request; provided that such obligation shall be subject to all of the following terms and conditions:

(A)             the Servicer, any Sub-Servicer or the Special Servicer, as the case may be, shall have no obligation to deliver or make available information or data other than Undeveloped Servicer Information/Data and the Certificate Administrator shall have no obligation to deliver or make available information or data other than Undeveloped Certificate Administrator Information/Data;

(B)              prior to such Additional Data Request, the EU Reporting Administrator and the EU Transparency Designee shall have reviewed all information and data it received from each of the Servicer, the Special Servicer and the Certificate Administrator or has access to via such party’s website (or as a Privileged Person);

(C)              the Servicer, any Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to deliver or make available information or data that is contained within the information and data so received, or previously received, by or made available to the EU Reporting Administrator and the EU Transparency Designee, or either of them, as described in the preceding clause (B) (including any information or data included in any U.S. CREFC® Investor Reporting Package previously delivered or made available);

(D)             the EU Reporting Administrator or the EU Transparency Designee has reasonably determined it needs the requested information and data for the purposes of compliance with the EU Transparency Requirements or the EU Risk Retention Agreement;

(E)              the Servicer, any Sub-Servicer or the Special Servicer, as the case may be, shall have no obligation to deliver or make available information or data other than asset-level Undeveloped Servicer Information/Data, in each case relating to the Securitization Transaction and the Whole Loan (including

Undeveloped Servicer Information/Data relating to the Borrowers or the Properties), and the Certificate Administrator shall have no obligation to deliver or make available information or data other than bond-level Undeveloped Certificate Administrator Information/Data relating to the Securitization Transaction and the Whole Loan (including Undeveloped Certificate Administrator Information/Data relating to the Borrowers or the Properties);

(F)              the Servicer, any Sub-Servicer, the Special Servicer or the Certificate Administrator, as the case may be, shall have no obligation to respond to more than one Additional Data Request made to such Person by the EU Reporting Administrator and the EU Transparency Designee, or either of them, per quarter; and

(G)             the Person responsible for delivering or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data shall be entitled in each case to elect in its sole discretion between delivering such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the one hand, or making available such Undeveloped Servicer Information/Data or Undeveloped Certificate Administrator Information/Data, as the case may be, on the other hand.

(iii)                          if there is a Sub-Servicer, the Servicer shall use reasonable efforts to cause such Sub-Servicer to provide to the EU Reporting Administrator and the EU Transparency Designee access to such Sub-Servicer’s website in order for the Servicer to comply with its obligations under this Section 8.14(f);

(iv)                          for the purposes of clause 8.14(f)(ii)(D) above, the Servicer, the Special Servicer and the Certificate Administrator shall be entitled to conclusively assume, and rely upon the determination (without any independent investigation, diligence or otherwise), that each Additional Data Request is necessary for compliance with the EU Transparency Requirements or the EU Risk Retention Agreement;

(v)                             the EU Transparency Designee shall notify the Servicer, the Special Servicer, each Sub-Servicer and the Certificate Administrator in writing of any termination or resignation of the EU Reporting Administrator and the appointment of any replacement or successor EU Reporting Administrator and, at any time after the effective date of a termination or resignation of the EU Reporting Administrator and before the effective date of the appointment of a replacement or successor EU Reporting Administrator, references to the EU Reporting Administrator in this Section 8.14(f) shall be deemed to refer to the EU Transparency Designee; provided, however, that the Servicer shall furnish the then-current notice addresses for the Sub-Servicers (as set forth in the related Sub-Servicing Agreements or as later received by the Servicer) within three (3) Business Days following request therefor by the EU Transparency Designee and the EU Transparency Designee shall be entitled to rely on such notice addresses so furnished to it for the purpose of such notice by the EU Transparency Designee to each Sub-Servicer under this clause (v).

Notwithstanding anything to the contrary in this Agreement, none of the Servicer, the Special Servicer or the Certificate Administrator (nor any Sub-Servicer) shall have any reporting or other similar obligations in connection with the EU Transparency Designee’s compliance with the EU Transparency Requirements except for the obligations expressly set forth above in this Section 8.14(f).

9.                  Certain Matters Relating to the Directing Certificateholder

9.1.            Selection and Removal of the Directing Certificateholder. The Majority Controlling Class Certificateholders may elect the Directing Certificateholder.

(a)               The Directing Certificateholder shall be selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time. Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Directing Certificateholder. Notwithstanding anything to the contrary herein, the (x) Directing Certificateholder cannot be any Borrower Affiliate or the Manager or any of their servicers or respective agents or Affiliates and (y) for purposes of determining the Majority Controlling Class Certificateholders and/or appointing the Directing Certificateholder, any Borrower Affiliate, any Restricted Holder, the Manager or any of their servicers or respective agents or Affiliates shall be deemed not to be a Certificateholder and shall not be entitled to exercise such right. Notwithstanding anything to the contrary herein, each of the Trustee and the Certificate Administrator may conclusively rely on any Investor/Interest Owner Certification provided to it in connection with the foregoing and may require that Investor/Interest Owner Certifications are resubmitted from time to time in accordance with its policies and procedures.

(b)               The initial Directing Certificateholder is set forth in the definition of “Directing Certificateholder”. The Majority Controlling Class Certificateholders shall give written notice of the appointment of any subsequent Directing Certificateholder along with new contact information (in order to receive notices hereunder) to the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the 17g-5 Information Provider, who shall post a copy of the same on the 17g-5 Information Provider’s Website. Any Controlling Class Certificateholder that owns, and is identified (with contact information) to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator as owning, the largest aggregate Certificate Balance of Certificates of the Controlling Class, shall give written notice to the Trustee, the Certificate Administrator, the Servicer and the Special Servicer of the appointment of a Directing Certificateholder (if any) (in order to receive notices hereunder) by such Controlling Class Certificateholder for so long as such Controlling Class Certificateholder owns the largest aggregate Certificate Balance of the Controlling Class and shall also state that such Directing Certificateholder is not a Borrower or a Borrower Affiliate.

(c)               The Directing Certificateholder may be removed at any time by the written vote of the Majority Controlling Class Certificateholders, and a copy of the results of such vote shall be delivered to the Certificate Administrator, the Trustee, the Servicer and the Special Servicer.

(d)               Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate

Administrator and the Trustee and to notify the Certificate Administrator and all the parties hereto of the selection of a Directing Certificateholder or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Certificate Administrator, the Trustee, the Special Servicer and the Servicer of the identity of the Directing Certificateholder and any resignation or removal thereof when such Certificateholder or its designee is appointed Directing Certificateholder and when it is removed or resigns. In addition, upon the request of the Servicer or the Special Servicer, as applicable, the Certificate Administrator shall provide the name of the then-current Directing Certificateholder and a list of the Certificateholders (or Beneficial Owners, if applicable, at the expense of the requesting party) of the Controlling Class to such requesting party. In addition, (i) any Holder owning more than 50% of the applicable Controlling Class (by Certificate Balance) is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee and the Certificate Administrator when it no longer holds the majority of the Controlling Class Certificates (by Certificate Balance), and (ii) each of the Holders of the Controlling Class Certificates who collectively own more than 50% of the applicable Controlling Class (by Certificate Balance) is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee and the Certificate Administrator when it transfers its Controlling Class Certificate (or its beneficial interest in the Controlling Class Certificates) and, as a result of such transfer, such Holders who collectively appointed the Directing Certificateholder no longer collectively own more than the applicable percentage of the Controlling Class Certificates (by Certificate Balance) set forth above, provided in no event with respect to either clause (i) or (ii) shall any Controlling Class Certificateholder have any liability to any Person for the failure to provide any such notices.

(e)               Once a Directing Certificateholder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder.

(f)                Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class, the Directing Certificateholder and each Risk Retention Consultation Party.

(g)               The Directing Certificateholder shall be responsible for its own expenses.

(h)               Notwithstanding any other provision to this Agreement, in the event that no Directing Certificateholder or no Risk Retention Consultation Party has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party as the case may be until such time as a Directing

Certificateholder or Risk Retention Consultation Party meeting the definition thereof is so appointed or identified. Upon request, the Certificate Administrator shall provide such information as is then in its possession to identify the Directing Certificateholder or Risk Retention Consultation Party to the Servicer and the Special Servicer.

9.2.            Limitation on Liability of Directing Certificateholder; Acknowledgements of the Certificateholders.

Neither the Controlling Class nor the Directing Certificateholder shall have any liability to the Trust, the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

By its acceptance of a Certificate, each Certificateholder acknowledges and agrees and each RR Interest Owner acknowledges and agrees that the Directing Certificateholder and/or the Controlling Class Certificateholders: (i) may have special relationships and interests that conflict with those of one or more Certificateholders, including owning securities backed by the Companion Loan or any interest in the Companion Loan, or all or any portion of a mezzanine loan or any interest in a mezzanine loan, (ii) may act solely in the interests of the Holders of the Controlling Class, including the Directing Certificateholder, (iii) does not have any duties or liability to the other Certificateholders or the RR Interest Owner, (iv) may take actions that favor the interests of one or more Certificateholders, including the Holders of the Controlling Class or the RR Interest Owner, over the interests of other Certificateholders or any RR Interest Owner, and (v) shall have no liability whatsoever to the Trust, any other party to this Agreement, any Certificateholder, any RR Interest Owner or any other Person (including any Borrower Affiliate) for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Certificateholder, the Controlling Class Certificateholders or any director, officer, employee, partner, member, shareholder, agent or principal of the Directing Certificateholder or the Controlling Class Certificateholders, as applicable, as a result of the Directing Certificateholder or the Controlling Class Certificateholders having so acted.

9.3.            Rights and Powers of the Directing Certificateholder.

(a)               Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.24(d), Section 9.3(b), Section 9.3(c) and the second (2nd) and third (3rd) paragraphs of this Section 9.3(a), (i) the Servicer shall not be permitted to take any of the actions constituting a Major Decision unless it has obtained the consent of the Special Servicer which consent shall be deemed given if the Special Servicer does not object within 15 Business Days (after delivery of a written recommendation and analysis to the Special Servicer and information reasonably requested by the Special Servicer) unless such actions are part of an Asset Status Report approved by the Directing Certificateholder under Section 3.10(i) and (ii) prior to the occurrence and continuance of a Control Event, the Special Servicer shall not be permitted to (A) consent to the Servicer’s taking of any of the actions constituting a Major Decision, or (B) itself take any of the actions constituting a Major Decision but subject to Section 3.10(i) if, in either case, the Directing Certificateholder has objected to the action in writing within 10 Business Days after receipt of a written report by the Special Servicer describing in reasonable detail (I) the background and circumstances requiring action of the

Servicer or Special Servicer, as applicable, (II) the proposed course of action recommended, and (III) any direct or indirect conflict of interest in the action (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Directing Certificateholder shall be deemed to have approved such action). In the event that the Special Servicer or Servicer, as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event under this Agreement (or consultation with the Directing Certificateholder after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event), is necessary to protect the interests of the Certificateholders, the Companion Loan Holders and the RR Interest Owner as a collective whole as if they constituted one lender, the Special Servicer or Servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without such consultation) so long as the Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Directing Certificateholder to inform it of such need. If any such action is taken, the Special Servicer will be required to notify (which may be via email) the Directing Certificateholder that such action was taken. Neither the Servicer nor the Special Servicer is required to obtain the consent of the Directing Certificateholder for any Major Decision upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, neither the Servicer nor the Special Servicer shall be required to obtain the consent of the Directing Certificateholder but shall consult with the Directing Certificateholder in connection with any Major Decision (and such other matters that are subject to consent, approval, direction or consultation rights of the Directing Certificateholder hereunder) and to consider alternative actions recommended by the Directing Certificateholder in respect of such matters. With respect to any action requiring the Directing Certificateholder’s consent, if the Directing Certificateholder does not respond to a request for its consent within 10 Business Days (or such other length of time as specified in this Agreement with respect to any particular action requiring consent), such consent shall be deemed to have been given. In the event that no Directing Certificateholder has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be. The Servicer or Special Servicer may request the Certificate Administrator to identify the current Directing Certificateholder, if any.

For the avoidance of doubt, other than in connection with any Major Decision, any consent or approval required or permitted by the Mortgage Loan Agreement or in any Whole Loan Document to be given by the Lender which is an Administrative Agent Decision or an Additional Administrative Agent Decision may be given or waived with the written consent of the Servicer and without the consultation, consent or approval of the Special Servicer (unless the Whole Loan is a Specially Serviced Whole Loan).

In addition, for so long as no Control Event has occurred and is continuing, subject to Section 9.3(b), Section 9.3(c), the immediately following paragraph and the limitations set forth elsewhere in this Agreement, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Specially Serviced Whole Loan as the Directing Certificateholder may reasonably deem advisable.

If the Special Servicer or Servicer, as applicable, determines with respect to a decision for which it is responsible for processing that a refusal to consent by the Directing Certificateholder or any objection, consultation or direction or advice from the Directing Certificateholder, the Controlling Class Certificateholders, a Risk Retention Consultation Party or any other Person would (A) otherwise require or cause the Special Servicer or Servicer, as applicable, to violate the terms of the Whole Loan Documents, the Co-Lender Agreement, any intercreditor agreement, applicable law (including the provisions of the Code resulting in an Adverse REMIC Event or this Agreement (including without limitation, actions inconsistent with Accepted Servicing Practices)), (B) expose any Certificateholder, any RR Interest Owner, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust or their respective Affiliates, officers, directors or agent to any claim, suit or liability, (C) result in an Adverse REMIC Event or (D) materially expand the scope of the Special Servicer’s, the Servicer’s, the Trustee’s or the Certificate Administrator’s responsibilities (or materially reduce such parties’ rights) hereunder, then the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent, direction or advice and notify the Directing Certificateholder, Risk Retention Consultation Parties, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder or any Risk Retention Consultation Party that does not violate the Whole Loan Documents, the Co-Lender Agreement, an intercreditor agreement, this Agreement, any applicable law (including the provisions of the Code resulting in an Adverse REMIC Event) or Accepted Servicing Practices or any other provisions of this Agreement, shall not result in any liability on the part of the Servicer or the Special Servicer.

(b)               Notwithstanding anything to the contrary contained herein, but subject to the third paragraph of Section 9.3(a) (i) after the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall have no right to consent to or direct any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Event but so long as no Consultation Termination Event is continuing, the Directing Certificateholder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Servicer, Special Servicer and any other applicable party shall consult with the Directing Certificateholder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) during the continuance of a Consultation Termination Event, the Directing Certificateholder shall have no direction, consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder, and the Controlling Class will not be entitled to appoint a Directing Certificateholder; provided that the Directing Certificateholder (if and to the extent that it is a Certificateholder) and any holder of a Controlling Class Certificate will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement. No Borrower Affiliate, Manager or any of their respective agents and affiliates may be appointed as or act as the Directing Certificateholder.

If a Control Event no longer exists, then the Directing Certificateholder shall regain all the consent and direction rights of the Directing Certificateholder set forth in this Agreement and the Controlling Class shall regain the right to appoint a Directing Certificateholder as set forth in this Agreement.

In connection with the Directing Certificateholder’s right to consent or consult with respect to a Major Decision, if the Servicer or Special Servicer determines that action is necessary to protect the Properties or the interests of the Certificateholders, the Companion Loan Holders or the RR Interest Owners from potential harm if such action is not taken, or if a failure to take any such action at such time would be inconsistent with Accepted Servicing Practices, the Servicer or Special Servicer may take actions with respect to the Properties before the expiration of the applicable period for the Directing Certificateholder to respond as described in this section, if the Servicer or Special Servicer reasonably determines in accordance with Accepted Servicing Practices that failure to take such actions before the expiration of such period would materially adversely affect the interest of the Certificateholders or the RR Interest Owners as a collective whole as if they constituted one lender, and the Special Servicer has made a reasonable effort to contact the Directing Certificateholder. If any such action is taken, the Special Servicer will be required to notify (which may be via email) the Directing Certificateholder that such action was taken.

After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder shall have no consultation or consent rights hereunder and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder.

(c)               For purposes of determining the Directing Certificateholder, exercising any rights of the Controlling Class or receiving Asset Status Reports or any other information under this Agreement other than Distribution Date Statements, any holder of any interest in a Controlling Class Certificate who is a Borrower Affiliate, the Manager or an agent or Affiliate of the foregoing shall not be deemed to be a Holder or Beneficial Owner of the related Controlling Class and shall not be entitled to exercise such rights or receive such information. If, as a result of the preceding sentence, no Holder or Beneficial Owner of Controlling Class Certificates would be eligible to exercise such rights, there shall be no Controlling Class.

(d)               The Certificate Administrator shall, within five (5) Business Days after its determination that a Control Event or a Consultation Termination Event has occurred or ceased to exist, post a “special notice” of such occurrence or cessation of a Control Event or a Consultation Termination Event on the Certificate Administrator’s Website. The Certificate Administrator shall notify the Servicer and the Special Servicer within 10 Business Days of the existence or cessation of any Control Event or Consultation Termination Event. Any party hereto may at any time request from the Certificate Administrator written confirmation of whether there existed a Control Event or a Consultation Termination Event during the preceding calendar year and the Certificate Administrator shall deliver such confirmation to such party within ten (10) days of such request.

(e)               For so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer shall provide notice to the Directing Certificateholder of any annual meeting with the Borrowers and the Manager pursuant to the Whole Loan Documents, consult with the Directing Certificateholder regarding an agenda for such meeting, and invite the Directing Certificateholder to attend such meeting (which invitation the Directing Certificateholder may accept or decline in its discretion). The Special Servicer shall provide advance notice to the Borrowers and the Manager that the Directing Certificateholder has no authority to act on behalf of the holder of the Whole Loan.

(f)                For so long as no Consultation Termination Event has occurred, the Special Servicer shall provide notice to the Directing Certificateholder of any material notices that the Special Servicer has received under or related to any ground lease, PILOT Lease, franchise agreement, management agreement, comfort letter, subordination, non-disturbance and attornment agreement, recognition agreement or similar agreement and the Special Servicer is required to consult with the Directing Certificateholder with respect to the contents of such notices.

9.4.            Directing Certificateholder Contact with Servicer and Special Servicer.

Upon reasonable request, each of the Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Directing Certificateholder (prior to the occurrence and continuance of a Control Event) regarding the performance and servicing of the Whole Loan (or, the Special Servicer’s operational activities on a platform level basis related to the servicing of the Whole Loan after a Special Servicing Loan Event and the servicing of the Foreclosed Property) for which the Servicer or the Special Servicer, as applicable, is responsible.

Notwithstanding any provision of this Agreement to the contrary, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its reasonable and good faith judgment and consistent with Accepted Servicing Practices, that such disclosure would constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

9.5.            The Risk Retention Consultation Parties.

(a)               The Special Servicer shall consult, solely on a non-binding basis (and consider alternative actions recommended by such party) with each Risk Retention Consultation Party with respect to any Major Decision relating to a Specially Serviced Whole Loan in the same manner as set forth in Section 9.3 with respect to the consultation rights of the Directing Certificateholder after the occurrence and during the continuance of a Control Event and prior to the occurrence and continuance of a Consultation Termination Event. In the event the Special

Servicer receives no response from the Risk Retention Consultation Party within ten (10) days following the later of (i) the Special Servicer’s written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party related to the subject matter of such consultation, the Special Servicer shall not be obligated to consult with such Risk Retention Consultation Party solely with respect to the specific matter. In the event that the Special Servicer determines that immediate action with respect to a Major Decision or any other matter requiring consultation with the Risk Retention Consultation Party is necessary to protect the interests of the Certificateholders, the Companion Loan Holders and the RR Interest Owner, as a collective whole as if they constituted one lender, the Special Servicer may take any such action without such consultation so long as the Special Servicer has made a reasonable effort to contact the Risk Retention Consultation Party to inform it of such need.

(b)               If the Risk Retention Consultation Party is a Borrower Affiliate, then the Special Servicer shall have no obligation to consult with such Risk Retention Consultation Party and such Risk Retention Consultation Party shall have none of the consultation rights as set forth above in clause (a).

(c)               JPMCB, CREFI, GSMC, DBNY and SGFC shall be the initial Risk Retention Consultation Parties and shall remain so until a successor is appointed pursuant to the terms of this Agreement. Upon the resignation or removal of any Risk Retention Consultation Party, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit Y-5 to this Agreement prior to being recognized as a new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that a Risk Retention Consultation Party has not changed absent such notice. A Risk Retention Consultation Party may not be a Borrower Affiliate.

(d)               Once a Risk Retention Consultation Party has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator and each Certificateholder (or Beneficial Owner, if applicable) and each other RR ABS Interest Owner shall be entitled to rely on such selection unless such Risk Retention Consultation Party itself or the RR ABS Interest Owner that appointed it shall have notified the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and each other RR ABS Interest Owner, in writing, of the selection of such new Risk Retention Consultation Party.

(e)               In the event that no Risk Retention Consultation Party has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then until such time as the related new Risk Retention Consultation Party is identified, the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party as the case may be.

(f)                No Risk Retention Consultation Party will have any liability to the Trust, the Certificateholders or any RR Interest Owner (other than the RR Interest Owner that appointed it) other than for having acted in accordance with or as permitted by this Agreement.

Each Certificateholder and the RR Interest Owner acknowledges and agrees, by its acceptance of its Certificates or the RR Interest, that each Risk Retention Consultation Party: (i) may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates or RR Interest Owner other than the applicable RR ABS Interest Owner; (ii) may act solely in the interests of a related RR ABS Interest Owner; (iii) does not have any liability or duties to the Holders of any Class of Certificates or any RR Interest Owner other than the applicable RR ABS Interest Owner; (iv) may take actions that favor the interests of the Holders of one or more Classes of Certificates or the applicable RR ABS Interest Owner over the interests of the Holders of one or more other Classes of Certificates or other RR ABS Interest Owner; and (v) shall have no liability whatsoever (other than to the applicable RR ABS Interest Owner) for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder or other RR ABS Interest Owner may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of such Risk Retention Consultation Party for having so acted.

(g) Notwithstanding anything herein to the contrary, the Servicer or the Special Servicer shall have no obligation to consult with the Risk Retention Consultation Parties (and the Risk Retention Consultation Parties shall not have any right to consult with the Servicer or the Special Servicer) prior to or after the Servicer or the Special Servicer taking any action or making any determination with respect to the Whole Loan or any Property, if such consultation with the Risk Retention Consultation Parties would: (A) require or cause the Servicer or the Special Servicer to violate applicable law, the terms of the Whole Loan Documents, any intercreditor agreement or this Agreement, including the Servicer’s or Special Servicer’s obligation to act in accordance with Accepted Servicing Practices, (B) result in an Adverse REMIC Event, (C) expose the Trust, the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability or (D) materially expand the scope of the Servicer’s, Special Servicer’s, Certificate Administrator’s or Trustee’s responsibilities under this Agreement.

10.              TERMINATION

10.1.        Termination. (a)  The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created hereby (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders, the RR Interest Owners and the Companion Loan Holders after the final Distribution Date to the extent set forth in this Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties hereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to this Article 10 following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or this Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Whole Loan, provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date hereof. Upon termination of the Trust pursuant to clause (i) of the immediately preceding sentence, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 11.4 of this Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession, and the Trustee shall execute and deliver all assignments, endorsements and other instruments furnished to it by the Servicer or Special Servicer, as applicable, as shall be necessary to effectuate the transfer of the Whole Loan, any Foreclosed Property and any other collateral for the Whole Loan, as applicable.

(b)               On the final Distribution Date, all amounts on deposit in the Collection Account and not otherwise payable to a Person other than the Certificateholders or the RR Interest Owners, shall be applied generally as described in Section 4.1.

(c)               Notice of any termination, specifying the final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders of any Class may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed as soon as practicable specifying (A) the final Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

10.2.        Additional Termination Requirements. In connection with any termination pursuant to Section 10.1 other than final payment on the Trust Loan, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Certificate Administrator has obtained at the expense of the Trust, an Opinion of Counsel that any other manner of terminating either the Lower-Tier REMIC or the Upper-Tier REMIC will not subject the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to federal income tax:

(i)                                 Within eighty-nine (89) days prior to the final Distribution Date, the Certificate Administrator shall designate the first day of the 90-day liquidation period of the Lower-Tier REMIC and the Upper-Tier REMIC which shall be specified in a notice from the Certificate Administrator to the Certificateholders and the RR Interest Owners as soon as practicable prior to such final Distribution Date, and shall specify such date in the final tax return of each such Trust REMIC;

(ii)                              At or after the time of adoption of such plan of complete liquidation and at or prior to the final scheduled Distribution Date, the Servicer shall sell any remaining assets (other than cash) of the Trust Fund and credit the proceeds thereof to the Trust Fund; and

(iii)                           At or after such time as the proceeds from the disposition of the remaining assets of the Trust Fund shall have been credited to the Trust Fund, the Certificate

Administrator shall cause all remaining amounts held (A) as part of the Lower-Tier REMIC to be distributed to the Certificate Administrator as holder of the Uncertificated Lower-Tier Interests and to the Holders of the Class R Certificates (in respect of the Class LT-R Interest) in accordance with Section 4.1(b) and (B) as part of the Upper-Tier REMIC to be distributed to the Holders of the Regular Certificates, the RR Interest and the Class R Certificates (in respect of the Class UT-R Interest) in accordance with Section (a) and Section 4.1(g).

10.3.        Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

11.              MISCELLANEOUS PROVISIONS

11.1.        Amendment. (a)  This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders, the RR Interest Owner or the Companion Loan Holders:

(i)                                 to correct any inconsistency, defect or ambiguity in this Agreement or to correct any manifest error in any provision of this Agreement;

(ii)                              to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the RR Interest, the Trust or this Agreement or to correct or supplement any of the provisions of this Agreement which may be inconsistent with any other provisions in this Agreement or to correct any error; provided that such amendment or supplement would not adversely affect in any material respect the interests of the Companion Loan Holders not consenting thereto, as evidenced by (x) an Opinion of Counsel or (y) if any securities backed by any Companion Loan is then rated, receipt of a Rating Agency Confirmation;

(iii)                           to change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the Foreclosed Property Account, provided that (A) the Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Class RR Certificates) or the RR Interest Owner or the Companion Loan Holders not consenting thereto, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust if the requesting party is the Trustee or the Certificate Administrator) or (2) if the related Class of Certificates or Companion Loan Securities is rated by a Rating Agency or a Companion Loan Rating Agency, as applicable, Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, is obtained;

(iv)                           to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate or RR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC or the

Upper-Tier REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting the amendment or if the requesting party is the Certificate Administrator or the Trustee, at the expense of the Trust), to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Class RR Certificates) or the RR Interest Owner or the Companion Loan Holders or (B) to the extent necessary for the Trust or any Other Securitization Trust to comply with the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(v)                              to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee; provided, further, that the Depositor may conclusively rely upon an Opinion of Counsel to such effect;

(vi)                           to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Class RR Certificates), the RR Interest Owner or the Companion Loan Holders not consenting thereto, as evidenced by an Opinion of Counsel or a Rating Agency Confirmation; provided, further, prior to the occurrence of a Consultation Termination Event, any amendment pursuant to this clause (vi) that would adversely affect the rights of the Controlling Class Certificateholder or the Directing Certificateholder or RR Interest Owner shall be subject to the consent of such affected party or parties;

(vii)                        to amend or supplement any provision of this Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by Rating Agency Confirmation; provided, that any amendment or supplement pursuant to this clause (vii) would not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owners or Companion Loan Holders not consenting thereto, as evidenced by Rating Agency Confirmation from each Rating Agency or Companion Loan Rating Agency;

(viii)                    to modify the provisions of this Agreement with respect to reimbursement of Nonrecoverable Advances if (A) the Depositor, the Servicer, the Certificate Administrator and the Trustee, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) such modification does not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, as evidenced by an Opinion of Counsel and (C) Rating Agency Confirmation is obtained; provided, that prior to the occurrence of a Consultation Termination Event, any amendment pursuant to this clause (viii) that would adversely affect the rights of the Controlling Class Certificateholder or the Directing Certificateholder will be subject to the consent of such affected party or parties;

(ix)                            to modify the procedures of this Agreement relating to compliance with Rule 17g-5 or Rule 15Ga-1 of the Exchange Act; provided that such amendment does not materially increase the responsibilities of any of the Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider or the Trustee, unless such party consents thereto; provided, further that such amendment shall not adversely affect in any material respects the interests of any Certificateholders or the Companion Loan Holders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate or Companion Loan Securities is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates or the Companion Loan Rating Agency rating such Companion Loan Securities;

(x)                               to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules or the EU SR Rules or to modify, eliminate or add any corresponding provisions in the event that any or all of the Credit Risk Retention Rules or the EU SR Rules are withdrawn, repealed or modified to be less restrictive; and

(xi)                            to modify, eliminate or add to any of the provisions of this Agreement to such extent as will be necessary for any Other Securitization Trust to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

No other amendment to the Trust and Servicing Agreement may be made without the consent of the Companion Loan Holders if such amendment materially adversely affects the rights of the Companion Loan Holders under this Agreement.

Notwithstanding the foregoing, no such amendment may (i) change in any manner any defined term used in any Trust Loan Purchase Agreement or the obligations of a Trust Loan Seller under the Trust Loan Purchase Agreement or otherwise or change any rights of a Trust Loan Seller as a third party beneficiary hereunder, without the consent of such Trust Loan Seller or (ii) constitute an EU Transparency Amendment without the written consent of the EU Transparency Designee.

(b)               Subject to the rights of the Companion Loan Holders to consent to certain amendments to this Agreement under Section 11.1(a), this Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates or the RR Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Trust Loan which are required to be distributed on any Certificate,

(ii) alter in any manner the liens on any Collateral securing payments on the Trust Loan; (iii) alter the obligations of the Servicer, or the Trustee to make an Advance or alter Accepted Servicing Practices set forth herein, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders that are required to consent to any action or inaction under this Agreement; (v) change in any manner any defined term used in the Trust Loan Purchase Agreement or the obligations of the Trust Loan Sellers under the Trust Loan Purchase Agreement or otherwise or change any rights of the Trust Loan Sellers as third party beneficiaries hereunder, without the consent of the Trust Loan Sellers; (vi) amend this Section 11.1; provided, further, that any amendment that materially and adversely affects the RR Interest shall not be effective without the consent of the RR Interest Owner or (vii) constitute an EU Transparency Amendment without the consent of the EU Transparency Designee.

Notwithstanding any contrary provision contained in this Agreement, no amendment to this Agreement may be made that changes in any manner (i) the rights and/or obligations of the Trust Loan Sellers under this Agreement or under the Trust Loan Purchase Agreement without the consent of the Trust Loan Sellers, (ii) the rights of the Initial Purchasers hereunder without the written consent of the Initial Purchasers or (iii) any rights or obligations of the RR Interest Owner, or that materially and adversely affects the RR Interest Owner, as a third-party beneficiary or otherwise hereunder, without the written consent of the RR Interest Owner, and each of the Trustee, Servicer, Special Servicer or Certificate Administrator may, but will not be obligated to, enter into any amendment to this Agreement that it determines affects its rights, duties or immunities or creates any additional liability for the Trustee, Servicer, Special Servicer or Certificate Administrator under this Agreement.

It shall not be necessary for the consent of Certificateholders or the RR Interest Owners under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and the RR Interest Owners shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

Notwithstanding any contrary provisions of this Agreement, (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to this Agreement unless it shall have first been furnished with (A) an Opinion of Counsel to the effect that such amendment is authorized or permitted hereunder and (B) an officer’s certificate from the requesting party to the effect that all conditions precedent to such amendment set forth herein have been satisfied, and (ii) no amendment shall be made to this Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code.

Notwithstanding any contrary provision contained in this Agreement, no amendment to this Agreement may be made that would constitute an EU Transparency Amendment without the written consent of the EU Transparency Designee, that changes in any manner the rights and/or obligations of a Trust Loan Seller under this Agreement or under the Trust Loan Purchase Agreement without the consent of such Trust Loan Seller, or the rights of an Initial Purchaser hereunder without the written consent of such Initial Purchaser, or constitute an EU Transparency Amendment without the consent of the EU Transparency Designee, and each of the Servicer, Special Servicer, Trustee or Certificate Administrator may, but will not be obligated to, enter into any amendment to this Agreement that it determines affects its respective rights, duties or immunities or creates any additional liability for the Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable, under this Agreement.

(c)               Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b) and deliver a copy of the same to CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE – Post per Section 8.14(e) of TSA” and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, each RR Interest Owner the Trustee, the Depositor, the Servicer, the Special Servicer, the Borrowers, the Initial Purchasers and the Rating Agency.

(d)               In the event that neither the Depositor nor any successor thereto is in existence, any amendment under this Section 11.1 shall be effected with the consent of the Trustee, the Certificate Administrator and the Servicer or Special Servicer, as applicable, and, to the extent required by this Section 11.1, the required Certificateholders, RR Interest Owners, Companion Loan Holders, Trust Loan Seller and/or Initial Purchasers, as applicable.

(e)               The costs and expenses associated with any such amendment, including without limitation, Opinions of Counsel and Rating Agency Confirmations, shall be borne by (i) other than with respect to amendments made in accordance with Section 4.6(c), the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator), then at the expense of the Depositor and, if neither the Depositor nor any successor thereto is in existence, the Trust Fund) and (ii) with respect to amendments made in accordance with Section 4.6(c), the Trust Fund.

11.2.        Recordation of Agreement; Counterparts. (a)  This Agreement or an abstract hereof, if acceptable by the applicable recording office, is subject to recordation in all appropriate public offices for real property records in the county in which any Property subject to the Mortgage is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee or the Certificate Administrator at the expense of the Trust upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the RR Interest Owners of the Trust.

(b)               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

11.3.        Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. THIS AGREEMENT AND Any claim, controversy or dispute arising under or related to this AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

11.4.        Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of any Class of Certificates held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

If to the Trustee, to:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BX 2025-LIFE

with a copy to: trustadministrationgroup@computershare.com and
CCTCMBSBondAdmin@computershare.com

If to the Certificate Administrator, to:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: CMBS Corporate Trust Services – BX 2025-LIFE

with a copy to:

Email: trustadministrationgroup@computershare.com and
CCTCMBSBondAdmin@computershare.com

or in the case of surrender, transfer or exchange for all Certificates other than the Class RR Certificates:

Computershare Trust Company, National Association
Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attn: Certificate Transfer Services (CMBS) – BX 2025-LIFE

or in the case of a request for release of the Class RR Certificates and any transfer of the Class RR Certificates during the Risk Retention Period to:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Risk Retention Custody (CMBS) — BX 2025-LIFE

with a copy to:

CCTRiskRetentionCustody@computershare.com

and

CCTCMBSBondAdmin@computershare.com

If to the Custodian, to:

Computershare Trust Company, National Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group (CMBS) – BX 2025-LIFE

with a copy to:

E-mail: cmbscustody@computershare.com

If to the Depositor, to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York  10179
Attention:  Kunal K. Singh
E-mail:  US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor
New York, New York  10179
Attention:  SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

If to the Servicer, to:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael A. Tilden

Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli

900 W. 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@polsinelli.com

If to the Special Servicer, to:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Mike Jenkins

Email: keybank_notices@keybank.com

with a copy to:

Polsinelli

900 W. 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@polsinelli.com

If to JPMS, as an Initial Purchaser, to:

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention:  SPG Syndicate
E-mail:  ABS_Synd@jpmorgan.com

with a copy to:

J.P. Morgan Securities LLC

383 Madison Avenue, 8th Floor
New York, New York 10179
Attention:  SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

If to CGMI, as an Initial Purchaser, to:

Citigroup Global Markets Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with copies to:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

and

Citigroup Global Markets Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies emailed to:

Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at
ryan.m.oconnor@citi.com

If to GS&Co., as an Initial Purchaser, to:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Scott Epperson

E-mail: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Structured Finance Legal (REFG)

gs-refglegal@gs.com

If to DBSI, as an Initial Purchaser, to:

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Lainie Kaye

with copies via email to cmbs.requests@db.com

If to SG Americas, as an Initial Purchaser, to:

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

Email: jim.barnard@sgcib.com

with a copy to:

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attention: General Counsel

Email: US-glba-Abp-Cmbs-Notices@sgcib.com

If to BBVA, as an Initial Purchaser, to:

BBVA Securities Inc.

Two Manhattan West
375 Ninth Avenue, 9th Floor
New York, NY 10001

E-mail: ny.dcmoriginationus.group@bbva.com

If to Desjardins, as an Initial Purchaser, to:

Desjardins Securities Inc.

25 York Street, 10th Floor

Toronto, Ontario M5V 2V5 CANADA

Attention: Mike Walker

Email: mike.walker@desjardins.com and dcmsyn@desjardins.com

If to Scotiabank, as an Initial Purchaser, to:

Scotia Capital (USA) Inc.
Global Banking and Markets

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Gig Morris

Email: cmbsnotices@scotiabank.com

with copies to:

ABS Legal Team

250 Vesey Street, 24th Floor

New York, New York 10281

abslegal@scotiabank.com

If to U.S. Bancorp, as an Initial Purchaser, to:

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

Attention: Jason Schubert

Email: jason.schubert@usbank.com

If to JPMCB as a Trust Loan Seller and Risk Retention Consultation Party, to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention:  Kunal K. Singh
E-mail:  US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention:  SPG Legal
E-mail: US_CMBS_Notice@jpmorgan.com

If to CREFI as a Trust Loan Seller and Risk Retention Consultation Party, to:

Citi Real Estate Funding

388 Greenwich Street

New York, New York 10013

Attention: Richard Simpson

with copies to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

and

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

and with electronic copies emailed to:

Richard Simpson at richard.simpson@citi.com, Raul Orozco at
raul.d.orozco@citi.com and Ryan M. O’Connor at
ryan.m.oconnor@citi.com

If to GSMC as a Trust Loan Seller and Risk Retention Consultation Party, to:

Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Scott Epperson
E-mail: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

E-mail: gs-refglegal@gs.com

If to DBNY as a Trust Loan Seller and Risk Retention Consultation Party, to:

Deutsche Bank AG, New York Branch

1 Columbus Circle

New York, New York 10019

Attention: Lainie Kaye

with a copy via e-mail to:

Email: cmbs.requests@db.com

If to SGFC as a Trust Loan Seller and Risk Retention Consultation Party, to:

Societe Generale Financial Corporation

245 Park Avenue, 11th Floor

New York, New York 10167

Attention: Jim Barnard

Email: US-glba-Abp-Cmbs-Notices@sgcib.com

If to any Certificateholder: at the address set forth in the Certificate Register

If to the initial Directing Certificateholder, to:

Brookfield Asset Management Credit and Insurance Solutions Advisor LLC

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: James Sharkey

Email: james.sharkey@brookfield.com

with a copy to:

Seyfarth Shaw LLP

300 S. Tryon Street, Suite 400

Charlotte, North Carolina 28202

Attention: Katie Schwarting

Email: kschwarting@seyfarth.com

If to the Borrowers: at the address set forth in the Mortgage Loan Agreement

In the case of any Companion Loan Holder:

The address set forth in the related Co-Lender Agreement

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

11.5.        Notices to each Rating Agency. Any notices or documents required to be delivered to each Rating Agency under this Agreement and any other information regarding the

Trust Fund as may be reasonably requested by each Rating Agency from any party hereto to the extent such party has or can obtain such information without unreasonable effort or expense shall be delivered to each Rating Agency at the addresses set forth below; provided, however, that such other information shall be provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 8.14(b); provided, further, that responses, information, reports and communications with respect to any Rating Agency Inquiry conducted or submitted on the Rating Agency Q&A Forum and Document Request Tool shall not be required to be delivered to the 17g-5 Information Provider. The 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event or Special Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by each Rating Agency required hereunder shall be in writing.

Any notices to each Rating Agency shall be sent to the following addresses:

Moody’s Investors Service, Inc.
7 World Trade Center

250 Greenwich Street

New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
Email: Email: CMBSSurveillance@moodys.com

DBRS, Inc.
22 West Washington Street
Chicago, Illinois 60602
Attention: CMBS Surveillance
Email: CMBS.surveillance@morningstar.com

11.6.        Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

11.7.        Limitation on Rights of Certificateholders and the RR Interest Owners. The death or incapacity of any Certificateholder or RR Interest Owner shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s or RR Interest Owner’s legal representative or heirs to claim an accounting or to take any action or to commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder, solely by virtue of its status as a Certificateholder and no RR Interest Owner, shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders or the RR Interest Owners from time to time as partners or members of an association; nor shall any Certificateholder or RR Interest Owner be under any liability to any third party by reason of any action by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder or RR Interest Owner, solely by virtue of its status as a Certificateholder or RR Interest Owner, shall have any right by virtue or by availing itself of any provisions of this Agreement, the Certificates or the RR Interest to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, the Certificates or the RR Interest, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and of the continuance thereof, as herein before provided, and unless the RR Interest Owner and Holders of Certificates aggregating not less than 50% of the Voting Rights of the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder and RR Interest Owner with every other Certificateholder, RR Interest Owner and the Trustee, that no one or more Holders of Certificates or the RR Interest Owner shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement, the Certificates or the RR Interest to affect, disturb or prejudice the rights of the Holders of any other of the Certificates or the RR Interest Owner or to obtain or seek to obtain priority over or preference to any other such Holder or RR Interest Owner except as provided herein or therein with respect to entitlement to payments or to enforce any right under this Agreement, the Certificates or the RR Interest, except in the manner herein provided and for the common benefit of all Certificateholders and the RR Interest Owner. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, every RR Interest Owner and the Trustee shall be entitled to such relief as can be given either at law or in equity. By virtue of its purchase of a Certificate or acquisition of the RR Interest, as the case may be, each Certificateholder and RR Interest Owner, as applicable, shall be deemed to have acknowledged that it shall make its own decisions regarding its rights and protections relevant to the Trust and shall not be relying on the Trustee or any other deal party.

11.8.        Certificates Nonassessable and Fully Paid. The Certificateholders and the RR Interest Owner shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates and the RR Interest shall be nonassessable for any reason whatsoever, and the Certificates, upon due authentication thereof by the Certificate Administrator pursuant to this Agreement, are and shall be deemed fully paid.

11.9.        Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.10.    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

11.11.    Actions of Certificateholders and the RR Interest Owners. (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the RR Interest Owner may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or RR Interest Owner in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, where required, to the Depositor, the Trustee, the Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator, the Trustee, the Depositor, the Servicer and the Special Servicer if made in the manner provided in this Section.

(b)               The fact and date of the execution of any Certificateholder or RR Interest Owner of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)               Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Servicer or the Special Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)               The Certificate Administrator may require additional proof of any matter referred to in this Section as it shall deem reasonably necessary.

11.12.    Successors and Assigns. The rights and obligations of any party hereto shall not be assigned (except pursuant to Sections 6.2, 6.4, 8.2(a)(vi), 8.7, 8.9 or 8.10 hereof) by such party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee and their respective permitted successors and assigns. No Person other than a party to this Agreement, the Initial Purchasers, any Certificateholder and any RR Interest Owner shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Notwithstanding the foregoing, the parties to this Agreement specifically agree that (i) the Trust Loan Sellers shall be a third-party beneficiary of this Agreement with respect to any provisions relating to the Trust Loan Sellers, (ii) unless it is a Borrower Affiliate, each Companion Loan Holder shall be a third-party beneficiary of this Agreement with respect to the rights afforded it under this Agreement, (iii) unless it is a Borrower Affiliate, each RR Interest Owner shall be a third-party beneficiary of this Agreement with respect to any provisions relating to the RR Interest, (iv) each Other Depositor and Other Exchange Act Reporting Party shall be third-party beneficiary of this Agreement with respect to its rights under Article 13, (v) none of the Borrower Affiliates, the Manager or other party to the Whole Loan is an intended third-party beneficiary of this Agreement (provided that the Borrowers shall be entitled to notices to the extent expressly provided herein), and (vi) the EU Transparency Designee is a third party beneficiary of this Agreement with respect to its right to the EU Reporting Administrator Fee, each provision relating to compliance with EU Transparency Requirements (including, without limitation, provisions of Section 8.14(e) and (f)) and each provision hereof whose amendment would constitute an EU Transparency Amendment.

11.13.    Acceptance by Authenticating Agent, Certificate Registrar. The Certificate Administrator hereby accepts its appointment as Authenticating Agent and Certificate Registrar and agrees to perform the obligations required to be performed by it in each such capacity pursuant to the terms of this Agreement.

11.14.    Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In a case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

11.15.    Assumption by Trust of Duties and Obligations of the Trust Loan Sellers Under the Whole Loan Documents. The Trustee and the Certificate Administrator on behalf of the Trust as assignee of the Trust Loan and the Servicer and Special Servicer hereby acknowledge that the Trust assumes all of the rights and obligations of the Trust Loan Sellers as lenders under the Whole Loan Documents and agrees to be bound thereby, and in accordance with the terms thereof.

11.16.    Grant of a Security Interest.

The Depositor intends that the conveyance of the Conveyed Property shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the Conveyed Property and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.16 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

11.17.    Cooperation with the Trust Loan Sellers with Respect to Rights Under the Mortgage Loan Agreement. It is expressly agreed and understood that, notwithstanding the assignment of the Whole Loan Documents the rights of the Lender under the Securitization Cooperation Provisions shall be retained by the Trust Loan Sellers and shall not be part of the Trust Fund. Therefore, the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee hereby agree to cooperate with the Trust Loan Sellers and the Depositor with respect to the benefits of the Securitization Cooperation Provisions, but no other portion of the Whole Loan Documents, to permit the Trust Loan Sellers, the Depositor and their affiliates to enforce the Securitization Cooperation Provisions for their respective benefits.

12.              REMIC ADMINISTRATION

12.1.        REMIC Administration. (a)  The parties intend that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a REMIC, and the provisions hereof shall be interpreted consistently with this intention.

(b)               The Certificate Administrator shall make or cause to be made an election on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to treat the segregated pool of assets constituting such Trust REMIC as a REMIC under the Code. Each such election shall be made on IRS Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued and the RR Interest is created.

(c)               The Closing Date is hereby designated as the “Startup Day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Regular Certificates, the RR Interest and the Uncertificated Lower-Tier Interests for the purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

(d)               The Certificate Administrator shall prepare or cause to be prepared and timely produced to the Trustee to sign (and the Trustee shall timely sign) and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such Trust REMIC on IRS Form SS-4 or obtain such number by other permissible means. Within thirty days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Persons that Holders of the Certificates and the RR Interest may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten (10) Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Certificate Administrator and necessary to make such filing). The Certificate Administrator shall be responsible for the preparation of the related IRS Form W-9, if such form is requested. The Trustee shall be entitled to rely on the information contained therein, and is hereby directed to execute such IRS Form W-9; provided, however, the Certificate Administrator shall also be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by Treasury regulations.

(e)               The Certificate Administrator shall pay without any right of reimbursement the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its business, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax-related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits or any administrative or judicial proceedings with respect to the Lower-Tier REMIC or the Upper-Tier REMIC that involve the IRS or state tax authorities, shall be reimbursable from the Trust Fund.

(f)                The Certificate Administrator shall prepare, or cause to be prepared, timely furnish or cause to be furnished to the Trustee to sign (and the Trustee shall timely sign), and the Certificate Administrator shall file or cause to be filed all federal, state and local income or franchise or other tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC as the direct representative for such Trust REMIC. Except as provided in Section 12.1(e), the expenses of preparing and filing such returns shall be borne by the Certificate Administrator. The Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession, and is reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection, and the Certificate Administrator shall be entitled to rely on such information in the performance of its obligations hereunder.

(g)               The Certificate Administrator shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of such Trust REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the IRS or any state or local taxing authority. Among its other duties, the Certificate Administrator shall provide (i) to the IRS or other Persons (including, but not limited to, the transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders and the RR Interest Owners such information or reports as are required by the Code or REMIC Provisions. The Depositor shall provide on a timely basis (and in no event later than 30 days after the Certificate Administrator’s request) to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and is reasonably requested in writing by the Certificate Administrator to enable it to perform its obligations under this subsection.

(h)               The Certificate Administrator shall be the “partnership representative” within the meaning of Section 6223 of the Code of the Upper-Tier REMIC and the Lower-Tier REMIC. The Holders of the Class R Certificates, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor Holders of such Class R Certificates, to the irrevocable appointment of the Certificate Administrator as the “partnership representative” for the Upper-Tier REMIC and the Lower-Tier REMIC.

(i)                 The Certificate Administrator, the Holders of the Class R Certificates, the Servicer and the Special Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

(j)                 The Certificate Administrator, any Holder of the Class R Certificates, the Servicer and the Special Servicer shall not take any action or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could reasonably be expected to (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) unless permitted under Section 12.2(a), result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) (any such result in clause (i) or (ii), an “Adverse REMIC Event”) unless (A) the Certificate Administrator and the Servicer have received a Nondisqualification Opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders and the RR Interest Owners) with respect to such action or (B) the Certificate Administrator and the Servicer have received an opinion (at the expense of the party seeking to take such action or of the Trust Fund if taken for the benefit of the Certificateholders and the RR Interest Owners) to the effect that such action will not cause an Adverse REMIC Event.

(k)               Any and all federal, state and local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or its assets or transactions, including, without limitation, “prohibited transaction” taxes as defined in Section 860F of the Code, and any tax on contributions imposed by Section 860G(d) of the Code, shall be paid from the Collection Account; provided that the Servicer, upon two (2) days prior written notice, shall remit from the Collection Account to the Certificate Administrator the amount of any such tax that the Certificate Administrator notifies the Servicer is due; provided, further, if such taxes shall have been imposed on account of the willful misconduct, bad faith or negligence of any party hereto, or in connection with the breach of any representation or warranty made by any party hereto in this Agreement, then such taxes shall be paid by such party.

(l)                 The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein or in the Whole Loan Documents (but subject to Section 1.3), all amounts collected on the Whole Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Whole Loan (including interest on overdue interest) other than Default Interest. The books and records must be sufficient concerning the nature and amount of the investments of the Lower-Tier REMIC and the Upper-Tier REMIC to show that such Trust REMIC has complied with the REMIC Provisions.

(m)             None of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services.

(n)               In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten (10) days after the Closing Date, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates and the RR Interest, including, without limitation, the yield, issue prices, pricing prepayment assumption (which shall be 0% CPY (as defined in the Offering Circular)) and projected cash flows of the Regular Certificates, the RR Interest and the Class R Certificates, as applicable, and the projected cash flows on the Trust Loan. Thereafter, the Depositor, the Trustee, the Servicer and the Special Servicer shall provide to the Certificate Administrator, promptly upon request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Certificate Administrator is hereby directed to use any and all such information or data provided by the Trustee, the Depositor, the Servicer and the Special Servicer in the preparation of all federal, state or local income, franchise or other tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC to Certificateholders and the RR Interest Owners as required herein. The Depositor hereby indemnifies the Certificate Administrator for any losses, liabilities, damages, claims or expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section 12.1 that result from any failure of the Depositor to provide or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnifications shall survive the termination of this Agreement and the termination of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it shall be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

(o)               The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Code Section 6221 (or successor provisions) to either the Lower-Tier REMIC or the Upper-Tier REMIC and (ii) to avoid payment by either the Lower-Tier REMIC or the Upper-Tier REMIC under Code Section 6225 (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of a Class R Certificate, past or present. A Holder of any Class R Certificate agrees, by acquiring such Certificate, to any such elections.

12.2.        Foreclosed Property. (a)  The parties hereto acknowledge and understand that if the Trust Fund were to acquire the Property as Foreclosed Property and were to own and operate the Property in a manner consistent with the manner in which the Property is currently owned and operated by the Borrowers, through a Successor Manager, some portion or all of the income derived in the Lower-Tier REMIC from such Foreclosed Property may be considered “net income from foreclosure property” for purposes of Section 860G(c) of the Code and subject to tax at normal corporate income tax rates.

In determining whether to acquire and hold any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee hereunder, shall take these circumstances into account and shall only acquire such Foreclosed Property if it determines, in its reasonable judgment (after, consultation with counsel, at the expense of the Trust Fund), that either (i) there is a commercially feasible alternative method of administering such Foreclosed Property that would not result in such tax, e.g., a net lease that results in Rents from Real Property or (ii) the likely recovery with respect to operating the Foreclosed Property on behalf of the Trust Fund, after taking into account any such taxes that might be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, will exceed the likely recovery to the Trust Fund if the Trust Fund were to net lease the Foreclosed Property or were not to acquire and hold the Foreclosed Property. If the Trust Fund acquires any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee, if the Manager would not be considered an Independent Contractor, shall either renegotiate the applicable Management Agreement or replace the Manager with a Successor Manager (as appropriate and to the extent permitted under such Management Agreement) so that the Foreclosed Property would be considered to be operated by an Independent Contractor. If, after making the foregoing reasonable efforts, the Special Servicer determines that it is in the best interests of Certificateholders and the RR Interest Owners on a net after-tax basis to operate the Foreclosed Property in a manner such that the Lower-Tier REMIC or Upper-Tier REMIC shall receive, based upon an Opinion of Counsel, “net income from foreclosure property” under the REMIC Provisions, the Special Servicer shall maintain or cause to be maintained such records of income and expense as to enable such amounts to be computed accurately, and shall pay or retain or cause to be paid or retained from Foreclosure Proceeds such amounts as are necessary to pay such tax or, to the extent such amounts are insufficient, from the Collection Account pursuant to Section 3.4(c)(ix).

Without limiting the generality of the foregoing, the Special Servicer shall not, to the extent within its power:

(i)                                 permit the Trust Fund to enter into, renew or extend any New Lease with respect to the Foreclosed Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)                              permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)                           authorize or permit any construction on the Foreclosed Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvements was completed before default on the Whole Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)                          Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the Foreclosed Property on any date more than ninety (90) days after its acquisition date.

(b)               The Special Servicer, acting on behalf of the Trustee for the benefit of the Certificateholders and the RR Interest Owners, shall make reasonable efforts to sell the Foreclosed Property for its fair market value in accordance with Section 3.15. In any event, however, the Special Servicer, acting on behalf of the Trustee for the benefit of the Certificateholders and the RR Interest Owners, shall dispose of any Foreclosed Property as soon as is practicable but in no event later than the close of the third calendar year following the year in which the Acquisition Date occurs unless the Special Servicer, on behalf of the Trustee, has received (or has not been denied) an extension of time (an “Extension”) by the IRS to sell such Foreclosed Property or an opinion of counsel to the effect that the holding by the Trust of the Foreclosed Property for an additional specified period will neither result in the imposition of taxes on “prohibited transactions” of the Trust Fund as defined in Section 860F of the Code, nor cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates or the RR Interest are outstanding, in which event such period shall be extended by such additional specified period, with the expenses of obtaining any such extension of time being an expense of the Trust Fund. If the Special Servicer, on behalf of the Trustee, has received (or has not been denied) such Extension, then the Special Servicer, acting on behalf of the Trustee hereunder, shall continue to attempt to sell the Foreclosed Property for its fair market value for such longer period as such Extension permits (the “Extended Period”). If the Special Servicer, acting on behalf of the Trustee, has not received such an Extension and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property, within the foregoing period or if the Special Servicer, acting on behalf of the Trustee hereunder, has received such an Extension, and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property within the Extended Period, the Special Servicer shall, before the end of the above-referenced period or the Extended Period, as the case may be, auction the Foreclosed Property to the highest bidder (which may be the Special Servicer) in accordance with Accepted Servicing Practices.

(c)               Within thirty (30) days of the sale of a Foreclosed Property, the Special Servicer shall provide to each of the Certificate Administrator and the Trustee a statement of accounting for the Foreclosed Property, including, without limitation, (i) the date the Property was acquired in foreclosure or by deed in lieu of foreclosure, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest calculated from the date of acquisition to the disposition date, and (v) such other information as the Certificate Administrator and/or Trustee may reasonably request.

12.3.        Prohibited Transactions and Activities. The Special Servicer, on behalf of the Trust Fund, shall not permit the sale or disposition of the Trust Loan at a time when the Trust Loan is not the subject of a breach of a representation or is not in default or default with respect thereto is not reasonably foreseeable (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Lower-Tier REMIC or (ii) the termination of the Lower-Tier REMIC in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code), nor acquire any assets for either the Lower-Tier REMIC or the Upper-Tier REMIC (other than Foreclosed Property), nor sell or dispose of any investments in the Collection Account or Distribution

Account for gain, nor receive any amount representing a fee or other compensation for services, nor accept any contributions to either the Lower-Tier REMIC or the Upper-Tier REMIC (other than a cash contribution during the three-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting it to take such action) to the effect that such disposition, acquisition, substitution or acceptance will not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or of the Certificates or the RR Interest as representing regular interests therein, (b) affect the distribution of interest or principal on the Certificates or the RR Interest, (c) result in the encumbrance of the assets transferred or assigned to either the Lower-Tier REMIC or the Upper-Tier REMIC (except pursuant to the provisions of this Agreement), or (d) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” or “prohibited contributions” pursuant to the REMIC Provisions.

12.4.        Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a)               If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance by the Certificate Administrator of its duties and obligations specifically set forth herein, or by reason of the Certificate Administrator’s negligent disregard of its obligations and duties thereunder, the Certificate Administrator shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting therefrom; provided, however, the Certificate Administrator shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Special Servicer, the Depositor, or the Holders of the Class R Certificates nor for any such Losses resulting from misinformation provided by the Holders of the Class R Certificates, the Servicer, the Special Servicer, or the Depositor, on which the Certificate Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificates at law or in equity.

(b)               If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misconduct, bad faith or negligent performance of the Servicer or the Special Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer’s or Special Servicer’s negligent disregard of its obligations and duties thereunder, the Servicer or the Special Servicer, as the case may be, shall indemnify the Trust Fund against any and all losses resulting therefrom; provided, however, the Servicer or the Special Servicer, as the case may be, shall not be liable for any such losses attributable to the action or inaction of the Certificate Administrator, the Depositor, the Holders of the Class R Certificates nor for any such losses resulting from misinformation provided by the Certificate Administrator, the Depositor or the Holders of the Class R Certificates on which the Servicer or the Special Servicer, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificates at law or in equity.

13.              EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

13.1.        Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article 13 of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 13.7, 13.8 and 13.9, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Whole Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, in good faith to be necessary in order to effect such compliance.

13.2.        Succession; Sub-Servicers; Subcontractors. (a)  For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 13.7 of this Agreement), in connection with the succession to the Servicer, the Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” meeting the criteria contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Servicer, the Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer, the Special Servicer or any such Sub-Servicer, the Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.1 or 7.2, in which case the successor Servicer or successor Special Servicer, as applicable, shall provide), as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such succession pursuant to this Agreement, to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor Servicer or successor Special Servicer appointed under Section 7.1 or 7.2), and otherwise no later than one (1) Business Day after such effective date of succession,

(x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor Servicer, successor Special Servicer or successor sub-servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)               For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, any Sub-Servicer, the Trustee and the Certificate Administrator (each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 13.2(b) and Section 13.2(c), a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 13.8 and Section 13.9 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 13.8 and Section 13.9 of this Agreement, in each case, as and when required to be delivered.

(c)               For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Sub-Servicer and Subservicing Agreement. No Subservicing Agreement (other than such agreements set forth on Exhibit V hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor, the Certificate Administrator and each such Other Depositor. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of

Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)               For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 13.6 of this Agreement) and shall furnish pursuant to Section 13.6 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

13.3.        Other Securitization Trust’s Filing Obligations. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of each Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization Trust’s reporting requirements under the Exchange Act.

13.4.        Form 10-D Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) the parties as set forth on Exhibit R to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit R to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit U to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

13.5.        Form 10-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2026, (i) the parties listed on Exhibit S to this Agreement shall be required to provide (and with respect to any Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit S to this Agreement applicable to such party, and (ii) the parties listed on Exhibit S to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit U to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

13.6.        Form 8-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than the close of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit T to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit T to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit T to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit U. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

13.7.        Annual Compliance Statements. On or before March 1 of each year, commencing in 2026, each of the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Whole Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit V with which it has entered into a servicing relationship with respect to the Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Servicer, Special Servicer and the Certificate Administrator, a “Certifying Servicer”) to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate substantially in the form of Exhibit W stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which the Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Trust Loan or the Companion Loan in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Trust Loan or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s

Certificates delivered pursuant to this Section 13.7 shall be made available to any Privileged Person by the Certificate Administrator by posting such compliance report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

13.8.        Annual Reports on Assessment of Compliance with Servicing Criteria. (a)  On or before March 1 of each year, commencing in 2026, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Whole Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit V with which it has entered into a servicing relationship with respect to the Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria substantially in the form of Exhibit X or such other form provided by such Reporting Servicer that complies in all material respects with the requirements of Item 1122 of Regulation AB that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 13.8 shall be provided to any Certificateholder, upon the written request therefor and submission of an Investor/Interest Owner Certification in the form of Exhibit K-1, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Applicable Servicing Criteria.

(b)               On the Closing Date, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator each acknowledge and agree that Exhibit L to this Agreement sets forth the Applicable Servicing Criteria for such party.

(c)               No later than 30 days after the end of each fiscal year for the Trust, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the Certificate Administrator submit their assessments pursuant to Section 13.8(a) of this Agreement, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 13.9) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)               In the event the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 13.8, coupled with an attestation as required in Section 13.9 in respect of the period of time that the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the Certificate Administrator was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

13.9.        Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2026, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit V with which it has entered into a servicing relationship with respect to the Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American

Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Depositor, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 13.9 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator as to the nature of any defaults by the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Loan or any Companion Loan, as the case may be, in the fulfillment of any of the Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trustee’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

13.10.    Significant Obligor. With respect to any Property that secures a Companion Loan that the applicable Other Depositor has notified the Servicer and Special Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization Trust that includes such Companion Loan, to the extent that the Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the Borrowers or Special Servicer, beginning with the first calendar quarter following receipt of such notice from the Other Depositor, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Servicer shall deliver to the Other Depositor and the Other Exchange Act Reporting Party of such Other Securitization Trust, on or prior to the day that occurs two

(2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the Borrowers in such financial statements.

If the Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the Whole Loan Documents, the Servicer shall notify the Other Depositor with respect to such Other Securitization Trust that includes the related Companion Loan (and shall cause each applicable sub-servicing agreement to require any related Sub-Servicer to notify such Other Depositor) that it has not received such financial information. The Servicer shall use efforts consistent with Accepted Servicing Practices (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the Borrowers under the Whole Loan Documents.

The Servicer shall (and shall cause each applicable sub-servicing agreement entered into after receipt of written notice from the Other Depositor that such Companion Loan is a significant obligor to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrowers related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date on which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization Trust, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

13.11.    Sarbanes-Oxley Backup Certification. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization Trust (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization Trust relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Y-1, Exhibit Y-2, Exhibit Y-3 and Exhibit Y-4, as

applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 13.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

13.12.    Indemnification. For so long as the any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall indemnify and hold harmless the Depositor, each Other Depositor and any employee, director, officer or Affiliate of the Depositor or any Other Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) an actual breach by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, of its obligations under this Article 13, (ii) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations or (iii) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit V (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless the Depositor, each Other Depositor and any employee, director, officer or Affiliate of the Depositor or any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing agreement, (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations, (iii) any failure by a Servicing Party (as defined in Section 13.2(b)) to identify a Servicing Function Participant pursuant to Section 13.2(b) or (iv) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

If the indemnification provided for in, or contemplated by, either of the prior two paragraphs is unavailable or insufficient to hold harmless the Depositor, any Other Depositor or any employee, director, officer or Affiliate of the Depositor or any Other Depositor, then the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article 13 (or breach of its obligations under the applicable sub-servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.

The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit V (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit V, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 13.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee.

13.13.    Amendments. This Article 13 may be amended by the parties hereto pursuant to Section 11.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

13.14.    Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article 13; provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

13.15.    Termination of Sub-Servicing Agreements. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor or any Other Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to any deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13 and (ii) promptly notify the Depositor and any Other Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article 13. The Depositor and any Other Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor and any Other Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right the Servicer, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement.

13.16.    Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan. (a)  Any other provision of this Article 13 to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article 13, in connection with the requirements contained in this Article 13 that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party (i) until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once and each party shall be entitled to rely on such notice), setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Servicer, Special Servicer, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article 13 to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article 13 in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article 13 with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation shall be required in connection with any delivery of the items contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)               Each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 13.16(a) above, and subject to a right of the Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit the Companion Loan Holders to use such party’s description contained in the Offering Circular (updated as appropriate by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, at the reasonable cost of the Other Depositor or the holder of such Companion Loan) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)               The Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of

Section 13.16(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 13.16(b) with respect to such party, substantially identical to those, if any, delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be, and sufficient to comply with Regulation AB). None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

14.              CURRENT REPORTS

14.1.        Current Reports. (a)  The Servicer, the Special Servicer and the Certificate Administrator are each authorized to execute and deliver, in their respective sole discretion, one or more agreements with the EU Transparency Designee with respect to the reporting or provision of information in connection with the performance by the EU Transparency Designee of its obligations under the EU Transparency Requirements or the EU Risk Retention Agreement. None of the Servicer, the Special Servicer or the Certificate Administrator shall have any duty or liability hereunder (whether to the Certificateholders, the RR Interest Owners or Beneficial Owners, the other parties hereto or otherwise) with respect to or related to any such agreement. In no event shall the Servicer, the Special Servicer or the Certificate Administrator have any duty for any purpose to evaluate or otherwise make determinations regarding the sufficiency, adequacy, completeness or suitability of any reports or other information (including reports using a data reporting template) prepared by or on behalf of the EU Transparency Designee in connection with its obligations under the EU Transparency Requirements or the EU Risk Retention Agreement.

(b)               Within four (4) Business Days after the occurrence of a Specified Event (as defined below), to the extent that it receives the Current Report Disclosure Information (as defined below) by means of a completed version of the form attached hereto as Exhibit BB-3 as described in the next succeeding paragraph, the Certificate Administrator shall, subject to the review and approval procedures set forth below, prepare and post to the “EU Risk Retention” tab on the Certificate Administrator’s Website a report thereof (a “Current Report”) substantially in the form attached hereto as Exhibit BB-1, with such completed Exhibit BB-3 attached thereto, and setting forth the information regarding such Specified Event that would be required by Form 8-K under the Exchange Act. “Specified Event” means any event identified in Exhibit BB-2, which will have substantially the same meaning as the related item in Form 8-K under the Exchange Act. “Current Report Disclosure Information” means, with respect to each Specified Event, any disclosure or information regarding such Specified Event that would be required by Form 8-K under the Exchange Act.

(c)               The parties listed on Exhibit BB-2 shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge, use their commercially reasonable efforts to provide via e-mail to the EU Transparency Designee and to the Certificate Administrator (at CCTEURRCompliance@computershare.com under the subject line “EURR: BX 2025-LIFE - Current Report Disclosure for Review”) within one (1) Business Day after the occurrence of a relevant Specified Event, and in no event later than 5:30 p.m. (New York City Time) on the second Business Day after the occurrence of such Specified Event, the form and substance of the Current Report Disclosure Information described on Exhibit BB-2 as applicable to such party, which shall be set forth by such party in a notification in the form attached hereto as Exhibit BB-3 (a “Current Report Disclosure Notification”) in electronic format sufficient for posting to the Certificate Administrator’s website. If the Certificate Administrator does not receive a response from the EU Transparency Designee by 12:00 p.m. (New York City Time) on the fourth Business Day after the Specified Event, the EU Transparency Designee will be deemed to have consented to such Current Report Disclosure Information. The Certificate Administrator shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit BB-2 of their duties under this Section 14.1 or proactively solicit or procure from such parties any Current Report Disclosure Information; provided, however, that (i) to the extent the Certificate Administrator is notified of such Specified Event via its e-mail address set forth in this Section 14.1 and does not receive the necessary Current Report Disclosure Information, the Certificate Administrator shall notify the EU Transparency Designee that it has not received such information; and (ii) the limitation on liability set forth in this sentence shall not be applicable if the Specified Event relates to the Certificate Administrator or any Person that the Certificate Administrator has engaged to perform its obligations under this Agreement.

(d)               After preparing each Current Report, the Certificate Administrator shall, no later than the later of (x) the close of the Business Day (New York City Time) on the third Business Day after the Specified Event or (y) 24 hours after having received the Current Report Disclosure Notification in the form attached hereto as Exhibit BB-3 pursuant to the immediately preceding paragraph, forward electronically a copy of such Current Report to the EU Transparency Designee for review and approval. If the Certificate Administrator does not receive a response from the EU Transparency Designee by 12:00 p.m. (New York City Time) on the 4th Business Day after the Specified Event, the EU Transparency Designee shall be deemed to have consented to such Current Report (including the Current Report Disclosure Information therein)..

(e)               The performance by the Certificate Administrator of its duties under this Section 14.1 related to the timely preparation and posting of Current Reports is contingent upon such parties observing all applicable deadlines in the performance of their duties set forth or described under this Section 14.1. The Certificate Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely post any Current Report if and to the extent that such failure results from the Certificate Administrator’s inability or failure to receive approved Current Report Disclosure Information from the applicable party within the applicable timeframes set forth in this Section 14.1 and does not result from the Certificate Administrator’s own negligence, bad faith or willful misconduct; provided, however, that (i) to the extent that the Certificate Administrator is notified of such Specified Event via its e-mail address set forth in this Section 14.1 and does not receive the necessary Current Report Disclosure Information, the Certificate Administrator shall notify the EU Transparency Designee that it has not received such information; and (ii) the limitation on liability set forth in this sentence shall not be applicable if the Specified Event relates to the Certificate Administrator or any Person that the Certificate Administrator has engaged to perform its obligations under this Agreement.

14.2.        No Submission to European Jurisdiction.

No provision of this Article 14 or any other provision of this Agreement, shall be construed as a consent or submission by any party hereto to the jurisdiction of, or to the service of notice or process within any geographical area subject in whole or in part to the jurisdiction of, the European Union, any member state of the European Union, the United Kingdom, any non-EU member state of the European Economic Area or any authority, commission, council or other body (including, without limitation, the European Commission and the supervisory, banking, securities, insurance and other financial authorities of the European Union) established or otherwise composed pursuant to the Union Treaty or any exercise of sovereign power by or any treaty, constitution, act of parliament, law, rule or regulation of any member state of the European Union, the United Kingdom or any non-EU member state of the European Economic Area.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL
MORTGAGE SECURITIES CORP.
(Depositor)

By:	/s/ Randy Goldstein
	Name:	Randy Goldstein
	Title:	Vice President

BX 2025-LIFE – Trust and Servicing Agreement

STATE OF New York	)
) ss:
COUNTY OF New York	)

On this  27  day of   May   2025, before me, the undersigned, a Notary Public in and for the State of    New York   , duly commissioned and sworn, personally appeared Randy Goldstein, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at    383 Madison Ave NY, NY 10017   ; that s/he is the    Vice President   of J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, that entity described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ JAMES WILLIAM CONSIDINE
NOTARY PUBLIC in and for the
State of New York

[SEAL]
My Commission expires: 4 | 22 | 2027	JAMES WILLIAM CONSIDINE Notary Public - State of New York NO. 01CO6390913 Qualified in Westchester County My Commission Expires Apr 22, 2027

BX 2025-LIFE – Trust and Servicing Agreement

KEYBANK NATIONAL ASSOCIATION
(Servicer)

By:	/s/ Gina Sullivan
	Name:	Gina Sullivan
	Title:	Senior Vice President

BX 2025-LIFE – Trust and Servicing Agreement

STATE OF KANSAS	)
) ss:
COUNTY OF JOHNSON	)

On this  27  day of May 2025, before me, the undersigned, a Notary Public in and for the State of Kansas, duly commissioned and sworn, personally appeared Gina Sullivan to me known who, by me duly sworn, did depose and acknowledge before me and say that she resides at Overland Park, Kansas that she is the Senior Vice President of KeyBank National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that she signed her name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

STATE OF NOTARY PUBLIC KANSAS	NICHOLAS REMINGTON DOLL My Appointment Expires October 12, 2025	/s/ NICHOLAS REMINGTON DOLL
NOTARY PUBLIC in and for the
State of KANSAS

[SEAL]

My Commission expires:

10 / 12 / 25

BX 2025-LIFE – Trust and Servicing Agreement

KEYBANK NATIONAL ASSOCIATION
(Special Servicer)

By:	/s/ Gina Sullivan
	Name:	Gina Sullivan
	Title:	Senior Vice President

BX 2025-LIFE – Trust and Servicing Agreement

STATE OF KANSAS	)
) ss:
COUNTY OF JOHNSON	)

On this  27  day of May 2025, before me, the undersigned, a Notary Public in and for the State of Kansas, duly commissioned and sworn, personally appeared Gina Sullivan to me known who, by me duly sworn, did depose and acknowledge before me and say that she resides at Overland Park, Kansas that she is the Senior Vice President of KeyBank National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that she signed her name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

STATE OF NOTARY PUBLIC KANSAS	NICHOLAS REMINGTON DOLL My Appointment Expires October 12, 2025	/s/ NICHOLAS REMINGTON DOLL
NOTARY PUBLIC in and for the
State of KANSAS

[SEAL]

My Commission expires:

10 / 12 / 25

BX 2025-LIFE – Trust and Servicing Agreement

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION
(Certificate Administrator)

By:	/s/ Kelsey Snider
	Name:	Kelsey Snider
	Title:	Vice President

BX 2025-LIFE – Trust and Servicing Agreement

STATE OF Minnesota	)
) ss:
COUNTY OF Hennepin	)

On this 27th day of May 2025, before me, the undersigned, a Notary Public in and for the State of Minnesota, duly commissioned and sworn, personally appeared Kelsey Snider, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is located at 1015 10th Avenue SE, Minneapolis MN 55414; that he is the Vice President of Computershare Trust Company, National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Deborah Kay Price-Hinrichs
NOTARY PUBLIC in and for the
State of Minnesota

[SEAL]
Deborah Kay Price-Hinrichs Notary Public - MINNESOTA My Commission Expires 01/31/2027
My Commission expires:

01 / 31 / 2027

BX 2025-LIFE – Trust and Servicing Agreement

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION
(Trustee)

By:	/s/ Kelsey Snider
	Name:	Kelsey Snider
	Title:	Vice President

BX 2025-LIFE – Trust and Servicing Agreement

STATE OF Minnesota	)
) ss:
COUNTY OF Hennepin	)

On this 27th day of May 2025, before me, the undersigned, a Notary Public in and for the State of Minnesota, duly commissioned and sworn, personally appeared Kelsey Snider, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is located at 1015 10th Avenue SE, Minneapolis MN 55414; that he is the Vice President of Computershare Trust Company, National Association, a national banking association, the entity described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Deborah Kay Price-Hinrichs
NOTARY PUBLIC in and for the
State of Minnesota

[SEAL]
Deborah Kay Price-Hinrichs Notary Public - MINNESOTA My Commission Expires 01/31/2027
My Commission expires:

01 / 31 / 2027

BX 2025-LIFE – Trust and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

CLASS A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-3-1

ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS

Exhibit A-1-2

CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-1-3

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS A

Pass-Through Rate: 5.88360%
First Distribution Date: July 15, 2025
Aggregate Initial Certificate Balance of the Class A Certificates: $415,150,000	Rated Final Distribution Date: June 2047
CUSIP: 05616HAA5 ISIN: US05616HAA59[4]	Initial Certificate Balance of this Certificate: $[_____]
CUSIP: U1226HAA3 ISIN: USU1226HAA33[5] CUSIP: 05616HAB3 ISIN: US05616HAB33[6] No.: A-[_]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class A Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class B, Class C, Class D, Class RR and Class R Certificates (collectively with the Class A Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined

[4]	For Certificate sold in reliance on Rule 144A only.
[5]	For Regulation S Global Certificate only.
[6]	For IAI Certificates.
Exhibit A-1-4

herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after the Determination Date of each calendar month, commencing in July 2025 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, as such term is defined in the Trust and Servicing Agreement, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, if any, allocable to the Class A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any

Exhibit A-1-5

agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of Certificates Holders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the

Exhibit A-1-6

Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-1-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class A Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-1-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-1-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-1-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-1-11

EXHIBIT A-2

FORM OF CLASS B CERTIFICATES

CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-2-1

ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS

Exhibit A-2-2

CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CLASS B CERTIFICATE IS SUBORDINATED TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-2-3

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS B

Pass-Through Rate: 6.33390%
First Distribution Date: July 15, 2025
Aggregate Initial Certificate Balance of the Class B Certificates: $181,830,000	Rated Final Distribution Date: June 2047
CUSIP: 05616HAC1 ISIN: US05616HAC16[4]	Initial Certificate Balance of this Certificate: $[______]
CUSIP: U1226HAB1 ISIN: USU1226HAB16[5] CUSIP: 05616HAD9 ISIN: US05616HAD98[6] No.: B-[_]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class B Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class C, Class D, Class RR and Class R Certificates (collectively with the Class B Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined

[4]	For Certificate sold in reliance on Rule 144A only.
[5]	For Regulation S Global Certificate only.
[6]	For IAI Certificates.
Exhibit A-2-4

herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after the Determination Date of each calendar month, commencing in July 2025 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, as such term is defined in the Trust and Servicing Agreement, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any

Exhibit A-2-5

agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of Certificates Holders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the

Exhibit A-2-6

Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-2-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class B Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-2-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-2-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-2-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:
Exhibit A-2-11

EXHIBIT A-3

FORM OF CLASS C CERTIFICATES

CLASS C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-3-1

ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS

Exhibit A-3-2

CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CLASS C CERTIFICATE IS SUBORDINATED TO THE CLASS A AND CLASS B CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-3-3

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS C

Pass-Through Rate: 6.96070%
First Distribution Date: July 15, 2025
Aggregate Initial Certificate Balance of the Class C Certificates: $182,685,000	Rated Final Distribution Date: June 2047
CUSIP: 05616HAE7 ISIN: US05616HAE71[4]	Initial Certificate Balance of this Certificate: $[______]
CUSIP: U1226HAC9 ISIN: USU1226HAC98[5] CUSIP: 05616HAF4 ISIN: US05616HAF47[6] No.: C-[_]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class C Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class D, Class RR and Class R Certificates (collectively with the Class C Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined

[4]	For Certificate sold in reliance on Rule 144A only.
[5]	For Regulation S Global Certificate only.
[6]	For IAI Certificates.
Exhibit A-3-4

herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after the Determination Date of each calendar month, commencing in July 2025 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, as such term is defined in the Trust and Servicing Agreement, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any

Exhibit A-3-5

agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of Certificates Holders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the

Exhibit A-3-6

Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-3-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class C Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-3-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-3-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-3-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:
Exhibit A-3-11

EXHIBIT A-4

FORM OF CLASS D CERTIFICATES

CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-4-1

ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS

Exhibit A-4-2

CERTIFICATE, UNLESS (A) SUCH PERSON IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1) OF REGULATION D OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CERTIFICATES BY SUCH PERSON WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR A NON-EXEMPT VIOLATION OF SIMILAR LAW).

THIS CLASS D CERTIFICATE IS SUBORDINATED TO THE CLASS A, CLASS B AND CLASS C CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-4-3

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS D

Pass-Through Rate: 7.92210%
First Distribution Date: July 15, 2025
Aggregate Initial Certificate Balance of the Class D Certificates: $89,585,000	Rated Final Distribution Date: June 2047
CUSIP: 05616HAG2 ISIN: US05616HAG20[4]	Initial Certificate Balance of this Certificate: $[______]
CUSIP: U1226HAD7 ISIN: USU1226HAD71[5] CUSIP: 05616HAH0 ISIN: US05616HAH03[6] No.: D-[_]

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class D Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class RR and Class R Certificates (collectively with the Class D Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined

[4]	For Certificate sold in reliance on Rule 144A only.
[5]	For Regulation S Global Certificate only.
[6]	For IAI Certificates.
Exhibit A-4-4

herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after the Determination Date of each calendar month, commencing in July 2025 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, as such term is defined in the Trust and Servicing Agreement, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any

Exhibit A-4-5

agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of Certificates Holders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the

Exhibit A-4-6

Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-4-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class D Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-4-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-4-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-4-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:
Exhibit A-4-11

EXHIBIT A-5

FORM OF CLASS RR CERTIFICATES

CLASS RR

THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, HEDGING AND PLEDGING PURSUANT TO THE U.S. CREDIT RISK RETENTION RULES. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH THE TRANSFER REQUIREMENTS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. THE CERTIFICATE REGISTRAR SHALL REFUSE TO REGISTER THE TRANSFER OF THIS CERTIFICATE UNLESS SUCH TRANSFER IS IN ACCORDANCE WITH SECTION 5.3(p) OF THE TRUST AND SERVICING AGREEMENT.

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[FOR BOOK-ENTRY CERTIFICATES AND SOLELY FOLLOWING THE TERMINATION OF THE RISK RETENTION PERIOD (US): UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

[1]	Temporary Regulation S Global Certificate legend.
Exhibit A-5-1

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.
[3]	Global Certificate legend.
Exhibit A-5-2

RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-5-3

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS RR

Pass-Through Rate: weighted average of the Net Trust Note Rates of all of the Trust Notes[4]
First Distribution Date: July 15, 2025
Aggregate Initial Certificate Balance of the Class RR Certificates: $18,300,000	Initial Certificate Balance of this Certificate: $[____]
CUSIP: 05616HAN7 ISIN: US05616HAN70[5] CUSIP: U1226HAG0 ISIN: USU1226HAG03[6] CUSIP: 05616HAP2 ISIN: US05616HAP29[7]
No.: RR-[_]

This certifies that [_____] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class RR Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D and Class R Certificates (collectively with the Class RR Certificates, the “Certificates”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company,

[4]	Subject to change in accordance with the Trust and Servicing Agreement.
[5]	For Certificates sold in reliance on Rule 144A only.
[6]	For Regulation S Global Certificate only.
[7]	For IAI Certificates.
Exhibit A-5-4

National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after the Determination Date of each calendar month, commencing in July 2025 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable and any other amounts, if any, allocable to the Class RR Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any

Exhibit A-5-5

agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the

Exhibit A-5-6

Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-5-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class RR Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-5-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] [Definitive Certificate] have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-5-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-5-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:
Exhibit A-5-11

EXHIBIT A-6

FORM OF CLASS R CERTIFICATES

CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE BORROWER SPONSOR, THE BORROWERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN, ANY RISK RETENTION CONSULTATION PARTY, ANY COMPANION LOAN HOLDER, THE 17G-5 INFORMATION PROVIDER, THE INITIAL PURCHASERS, THE TRUST LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THIS CERTIFICATE, THE TRUST LOAN OR WHOLE LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), WITHIN THE MEANING OF RULE 144A, OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO AN INSTITUTION THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) UPON INITIAL ISSUANCE ONLY, TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-6-1

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, DISQUALIFIED NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.3 OF THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS MULTIPLE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

Exhibit A-6-2

BX TRUST 2025-LIFE
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-LIFE, CLASS R

Pass-Through Rate: N/A
First Distribution Date: N/A
Percentage Interest of the Class R Certificates: 100%	Rated Final Distribution Date: N/A
CUSIP: 05616HAJ6 ISIN: US05616HAJ68[1] CUSIP: U1226HAE5 ISIN: USU1226HAE54[2] CUSIP: 05616HAK3 ISIN: US05616HAK32[3] No.: R-[_]

This certifies that [_____] is the registered owner of the percentage interest evidenced by this Certificate in the distributions to be made from the Trust Fund with respect to the Class R Certificates. The Trust Fund consists primarily of five senior promissory notes and fifteen junior promissory notes secured by certain Collateral held in trust by the Trustee evidencing a fixed rate loan (the “Trust Loan”). The Trust Fund was created, and the Trust Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B, Class C, Class D and Class RR Certificates (collectively with the Class R Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”). The Trust will also create an uncertificated RR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined

[1]	For Certificate sold in reliance on Rule 144A only.
[2]	Regulation S Global Certificate only.
[3]	For IAI Certificates.
Exhibit A-6-3

herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Certificate Administrator in an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Trust and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date, as such term is defined in the Trust and Servicing Agreement.

All distributions will be made to the Persons entitled thereto by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Certificate Administrator with a written request for payment by wire transfer, together with wire instructions, at least five Business Days prior to the related Distribution Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Trust Loan, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator. In the case of any conflict between this Certificate and the Trust and Servicing Agreement, the Trust and Servicing Agreement shall control.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer and other procedures set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Certificate Registrar, nor any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar shall be affected by any notice to the contrary.

Exhibit A-6-4

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the RR Interest Owners, in certain circumstances specified in the Trust and Servicing Agreement, subject to certain exceptions set forth in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Certificate Administrator, the Servicer, the Special Servicer and the Trustee with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates (including, for the avoidance of doubt, any holder of the Class RR Certificates) adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of Certificates Holders or RR Interest Owners. In addition, no amendment may be made under the Trust and Servicing Agreement without the Trustee and Certificate Administrator first receiving in writing an Opinion of Counsel, at the expense of the party requesting the amendment, that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee created with respect to the Certificates (other than the obligation of the Certificate Administrator to make certain payments to Certificateholders and the RR Interest Owners after the final Distribution Date to the extent set forth in the Trust and Servicing Agreement and other than the obligation of the Certificate Administrator to file final tax returns for the Upper-Tier REMIC and the Lower-Tier REMIC, to maintain books and records of the Trust Fund for such period of time as it maintains its own books and records, and the indemnification rights and obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement following the later of (i) the final payment on the Certificates, the RR Interest and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, the sale of the Trust Loan pursuant to any intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Properties and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late United States Ambassador to the Court of St. James’s, living on the date of the Trust and Servicing Agreement. Upon termination of the Trust pursuant to foregoing, the Custodian shall release or cause to be released to the Servicer, at the address provided in Section 12.4 of Trust and Servicing Agreement or to such other address designated by the Servicer in writing, any Mortgage Files remaining in its possession. In connection with a termination of the Trust under Article 11 of the Trust and Servicing Agreement, the obligations and responsibilities of the Custodian under the Trust and Servicing Agreement shall terminate upon its delivery of the Mortgage Files to the Servicer as required by Section 11.1 of the Trust and Servicing Agreement, except for the obligation of the Custodian to execute assignments, endorsements and other instruments as required by Section 11.1 of the Trust and Servicing Agreement.

Exhibit A-6-5

Unless the certificate of authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Trust Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

The Certificate Administrator shall be the “partnership representative” (within the meaning of Code Section 6223) of the Upper-Tier REMIC and Lower-Tier REMIC. The Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to the irrevocable appointment of the Certificate Administrator as the “partnership representative” for the Upper-Tier REMIC and the Lower-Tier REMIC.

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)                       Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify in writing the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)                    No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the transfer, and such proposed transfer shall not be effective, without such consent with respect thereto. In connection with any proposed transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit J-1 to the Trust and Servicing Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows

Exhibit A-6-6

generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (6) it is a QIB purchasing for its own account, or a person purchasing for the account of another QIB, and (7) the proposed transferee expressly agrees to be bound by and to abide by the provisions of Section 5.3(n) of the Trust and Servicing Agreement and (y) other than in connection with the initial issuance of a Class R Certificate, receipt by the Certificate Registrar of a statement from the proposed transferor substantially in the form attached as Exhibit J-2 to the Trust and Servicing Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)                 Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer to such proposed transferee shall be effected and such proposed transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer, to the extent such information is in its possession. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)                The Class R Certificates may only be issued as Definitive Certificates and transferred to and owned by QIBs and the Certificate Administrator shall act in accordance with such requirement.

Exhibit A-6-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class R Certificates referred to in the Trust and Servicing Agreement.

Dated: June 6, 2025

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer
Exhibit A-6-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this Rule 144A Definitive Certificate have been made:

Date of Exchange or Payment of Principal		Certificate Balance Prior to Exchange or Payment		Certificate Balance Exchanged or Principal Payment Made		Type of Certificate Exchanged for		Remaining Certificate Balance Following Such Exchange or Payment		Notation Made by
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-
__________	-	__________	-	__________	-	__________	-	_________	-	_________	-

Exhibit A-6-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date:

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number:
Exhibit A-6-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _______________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:
Exhibit A-6-11

EXHIBIT B

FORM OF REQUEST FOR RELEASE
(for Custodian)

Loan Information
Name of Mortgagor:
[Servicer][Special
Servicer] Loan No.:
Custodian
Name:	Computershare Trust Company, National Association
Address:	Computershare Trust Company, National Association 1055 10th Avenue SE Minneapolis, MN 55414 Attention: Document Custody Group – Document Custody Group - BX 2025-LIFE
Custodian/Certificate Administrator Mortgage File No.:
Depositor
Name:	J.P. Morgan Chase Commercial Mortgage Securities Corp.
Address:	383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: Kunal K. Singh
Certificates:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

The undersigned [Servicer] [Special Servicer] hereby requests delivery from Computershare Trust Company, National Association, as certificate administrator (the “Certificate Administrator”), for the Holders of BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE and the RR Interest Owners, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement dated as of June 6, 2025, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and

Exhibit B-1

Computershare Trust Company, National Association, as Certificate Administrator and as Trustee (the “Trust and Servicing Agreement”).

( )	Note(s) dated June 6, 2025, in the original principal sum of $______, made by _______, payable to, or endorsed to the order of, the Trustee.
( )	Mortgage(s) recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.
( )	Deed of Trust(s) recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.
( )	Deed to Secure Debt recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.
( )	Other documents, including any amendments, assignments or other assumptions of the Note or Mortgages.
( )

( )

( )

( )

The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)       The [Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Trust and Servicing Agreement.

(2)       The [Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Trust and Servicing Agreement.

(3)       The [Servicer] [Special Servicer] shall return the Documents to the Certificate Administrator when the need therefor no longer exists, unless the Whole Loan has been liquidated or the Whole Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Trust and Servicing Agreement.

Exhibit B-2

(4)       The Documents, coming into the possession or control of the [Servicer] [Special Servicer] shall at all times be held for the account of the Trustee, and the [Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Servicer’s] [Special Servicer’s] possession, custody or control.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and agreed:

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION

By:
Name:
Title:

Date:
Exhibit B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(c) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance][Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)               the offer of the Certificates was not made to a person in the United States;

*      Select appropriate depository.

Exhibit C-1

[(2)                        at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)                         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)               no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.

**   Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(d) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance][Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)               the offer of the Certificates was not made to a person in the United States,

Exhibit D-1

[(2)                         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)                         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)               no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.

*       Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**     Select (i) or (ii), as applicable.

Exhibit D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.3(e) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

*      Select appropriate depository.

Exhibit E-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.
Exhibit E-2

EXHIBIT F

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.3(f) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Trust and Servicing Agreement certifies that it is an institution and is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we

*      Select, as applicable.

Exhibit F-1

irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchasers.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.
Exhibit F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance][Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code No. [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)               the offer of the Certificates was not made to a person in the United States;

*      Select appropriate depository.

Exhibit G-1

[(2)                         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)                         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)               no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.

**     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance][Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)               the offer of the Certificates was not made to a person in the United States,

Exhibit H-1

[(2)                         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)                         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)               no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.

*       Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**     Select (i) or (ii), as applicable.

Exhibit H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__]

Reference is hereby made to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance][Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are

Exhibit I-1

commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: J.P. Morgan Chase Commercial Mortgage Securities Corp.
Exhibit I-2

EXHIBIT J-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee
STATE OF	)
) ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.                  I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.                 The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC” or “Trust REMIC”) designated as the (i) “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC,” respectively, relating to the Certificates for which an election is to be made under Section 860E of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                  The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are

Exhibit J-1-1

subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

4.                 The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.                 The Purchaser is a “United States person” as defined in Section 7701(a)(30) of the Code and the regulations promulgated thereunder (the Purchaser’s U.S. taxpayer identification number is [______]). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

6.                  No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.                  The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

8.                  The Purchaser is a Permitted Transferee.

9.                  Check the applicable paragraph:

☐                                   The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)                                  the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)                               the present value of the expected future distributions on such Class R Certificate; and

(iii)                            the present value of the anticipated tax savings associated with holding such Class R Certificate as the related Trust REMIC generates losses.

Exhibit J-1-2

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐                                   The transfer of the Class R Certificate complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)                                  the Purchaser is an “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)                               at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)                            the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)                            the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐                                   None of the above.

10.              The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

11.               The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

12.               The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

13.              The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

Exhibit J-1-3

14.              The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

15.              The Purchaser is a QIB purchasing for its own account, or a Person purchasing for the account of another QIB.

16.              The Purchaser has reviewed the provisions of Section 5.3 of the Trust and Servicing Agreement, a description of which provisions may be set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

17.              The Purchaser consents to the designation of the Certificate Administrator as the “partnership representative” of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 6223 of the Code, in each case pursuant to Section 12.1 of the Trust and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:
Exhibit J-1-4

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of

[SEAL]

My Commission expires:

Exhibit J-1-5

EXHIBIT J-2

FORM OF TRANSFEROR LETTER

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”)

To the above-mentioned addressee:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)               No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)               The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Trust and Servicing Agreement as Exhibit J-1. The Transferor does not know or believe that any representation contained therein is false.

(3)               The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable

Exhibit J-2-1

for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:
Exhibit J-2-2

EXHIBIT J-3

FORM OF ERISA REPRESENTATION LETTER

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

Computershare Trust Company, National Association,

as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BX 2025-LIFE

[Transferor]
[______]
[______]
Attention: [______]

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

To the above-mentioned addressees:

The undersigned (the “Purchaser”) proposes to purchase [$[____] Initial Certificate Balance] [[__]% Percentage Interest] in the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, Class [__] Certificates (the “Certificate”) issued pursuant to that certain trust and servicing agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Certificate, the Purchaser is not and will not become an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or

Exhibit J-3-1

any person acting on behalf of any such Plan or using the assets of a Plan to purchase such Certificate.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:
Exhibit J-3-2

EXHIBIT J-4

Form of Transferee CERTIFICATE FOR TRANSFERS
OF CLASS RR CERTIFICATES

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE,

BX Trust 2025-LIFE

[OR OTHER CERTIFICATE REGISTRAR]

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

email: US_CMBS_Notice@jpmorgan.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) issued pursuant to the Trust and Servicing Agreement (the “Trust and Servicing Agreement”), dated as of June 6, 2025, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

[_________] (the “Purchaser”) hereby certifies, represents and warrants to you, as Certificate Registrar, and to the “retaining sponsor” as such term is defined in the Credit Risk Retention Rules, that:

1.	The Purchaser is acquiring $[_____] Certificate Balance of the Class RR Certificates from [_____] (the “Transferor”).
Exhibit J-4-1

2.	The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class RR Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.
3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Class RR Certificates, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Class RR Certificates and (b) the acquisition of the Class RR Certificates will be effected through J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, BBVA Securities Inc., Desjardins Securities Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. or an affiliate thereof.
4.	Check one of the following:

☐         The transfer will occur during the Risk Retention Period (US), and the Purchaser certifies, represents and warrants to you, as Certificate Registrar, that:

A.	It is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).
B.	It is not acquiring the Class RR Certificates as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Class RR Certificates, it will remain a MajorityOwned Affiliate.
C.	It hereby makes each representation set forth in Section 4(b) of the Credit Risk Retention Compliance Agreement.
D.	It consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Class RR Certificates will satisfy the risk retention requirements of the Transferor, in its capacity as [sponsor][originator] under the Credit Risk Retention Rules.

☐       The transfer will occur after the termination of the Risk Retention Period (US).

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

Exhibit J-4-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

By:
Name:
Title:

Acknowledged and agreed:

[RETAINING SPONSOR]

By:
Name:
Title:
Exhibit J-4-3

EXHIBIT J-5

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
OF CLASS RR CERTIFICATES

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE,

BX Trust 2025-LIFE

[OR OTHER CERTIFICATE REGISTRAR]

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

email: US_CMBS_Notice@jpmorgan.com

[EACH OTHER HOLDER OF A CLASS RR CERTIFICATE]

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”)

To the above-mentioned addressees:

This is delivered to you in connection with the transfer by [____] (the “Transferor”) to [____] (the “Transferee”) of Class RR Certificates evidencing $[____] Certificate Balance in such Class. The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not

Exhibit J-5-1

otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you that:

1.	The transfer is in compliance with the Trust and Servicing Agreement.
2.	If the Transferee is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Class RR Certificates, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Class RR Certificates and (b) the acquisition of the Class RR Certificates will be effected through J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, BBVA Securities Inc., Desjardins Securities Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. or an affiliate thereof.
3.	Check one of the following:

A.                      ☐                      [The transfer will occur during the Risk Retention Period (US), and the Transferor certifies, represents and warrants to you that the Transferee is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor.

B.                      ☐                      The transfer will occur after the termination of the Risk Retention Period (US).

4.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit J-4. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:
Exhibit J-5-2

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[RETAINING SPONSOR]

By:
Name:
Title:
Exhibit J-5-3

EXHIBIT J-6

FORM OF REQUEST OF RETAINING SPONSOR CONSENT FOR RELEASE OF THE
CLASS RR CERTIFICATES

TO BE SENT BY ELECTRONIC MAIL TO THE CERTIFICATE ADMINISTRATOR AND THE APPLICABLE RETAINING SPONSOR BY THE HOLDER OF THE CLASS RR CERTIFICATES

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 20145

Attention: Risk Retention Custody (CMBS) – BX 2025-LIFE

Email: CCTRiskRetentionCustody@computershare.com;
CCTCMBSBondAdmin@computershare.com
[OR OTHER CERTIFICATE REGISTRAR]

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

email: US_CMBS_Notice@jpmorgan.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

To the above-mentioned addressees:

This is delivered to you in connection with the release (the “Release”) of $[____] aggregate Certificate Balance of the Class RR Certificates from the Class RR Certificates Safekeeping Account.

The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan

Exhibit J-6-1

Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement.

The Holder of the Class RR Certificates hereby requests your written consent to the Release.

Sincerely,

[HOLDER OF THE CLASS RR
CERTIFICATES]

By:
Name:
Title:

CONSENT TO RELEASE:

[RETAINING SPONSOR]

By:
Name:
Title:
J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., as Depositor

By:
Name:
Title:
Exhibit J-6-2

EXHIBIT J-7

Form of Transferee CERTIFICATE FOR TRANSFER
OF THE RR INTEREST

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 20145-1951

Attention: Risk Retention Custody (CMBS) – BX 2025-LIFE

Email: CCTRiskRetentionCustody@computershare.com;
CCTCMBSBondAdmin@computershare.com

[OR OTHER CERTIFICATE REGISTRAR]

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) issued pursuant to the Trust and Servicing Agreement (the “Trust and Servicing Agreement”), dated as of June 6, 2025, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Exhibit J-7-1

[_____] (the “Purchaser”) hereby certifies, represents and warrants to you, as Certificate Registrar, as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) or as Depositor that:

5.	The Purchaser is acquiring $[_____] RR Interest Balance of the RR Interest from [_____] (the “Transferor”).
6.	The Purchaser is aware that the Certificate Registrar will not register any transfer of the RR Interest by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.
7.	The Purchaser is not and will not become (i) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (ii) any person acting on behalf of any such Plan or using the assets of a Plan to purchase the RR Interest.
8.	The Purchaser certifies, represents and warrants to you, as Certificate Registrar, that:
A.	It is a “majority-owned affiliate”, as such term is defined in Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).
B.	It is not acquiring the RR Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the RR Interest, it will remain a Majority-Owned Affiliate.
C.	It consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the RR Interest will satisfy the risk retention requirements of the Transferor, in its capacity as sponsor under Credit Risk Retention Rules.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

Exhibit J-7-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this [__] day of [____], 20[__].

[PURCHASER]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[RETAINING SPONSOR], as
Retaining Sponsor

By:
Name:
Title:
Exhibit J-7-3

EXHIBIT J-8

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER
OF THE RR INTEREST

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 20145-1951

Attention: Risk Retention Custody (CMBS) – BX 2025-LIFE

Email: CCTRiskRetentionCustody@computershare.com;
CCTCMBSBondAdmin@computershare.com

[OR OTHER CERTIFICATE REGISTRAR]

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) issued pursuant to the Trust and Servicing Agreement (the “Trust and Servicing Agreement”), dated as of June 6, 2025, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Exhibit K-1-1

To the above-mentioned addressees:

This is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of the RR Interest evidencing $[____] RR Interest Balance. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you that:

(1)       The transfer is in compliance with the Trust and Servicing Agreement.

(2)       The Transferee is a “majority-owned affiliate”, as such term is defined in Credit Risk Retention Rules, of the Transferor.

(3)       The Transferee is not and will not become (i) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (ii) any person acting on behalf of any such Plan or using the assets of a Plan to purchase the RR Interest Balance.

(4)       The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit J-8. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this [__] day of [____], 20[__].

[TRANSFEROR]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[RETAINING SPONSOR], as
Retaining Sponsor

By:
Name:
Title:
Exhibit K-1-2

EXHIBIT K-1

FORM OF INVESTOR/INTEREST OWNER CERTIFICATION FOR

NON-BORROWER AFFILIATES AND/OR RISK RETENTION CONSULTATION PARTY

[Date]

Computershare Trust Company, National Association,
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: CMBS Corporate Trust Services – BX 2025-LIFE

Re: J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attn: CMBS
Attention:          BX Trust 2025-LIFE,
Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with the requirements for obtaining certain information under, or the exercise of Voting Rights pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator (in such capacity, the “Certificate Administrator”) and as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

The undersigned is [[a Certificateholder][a Beneficial Owner][a prospective purchaser of the Class ___ Certificates][the Directing Certificateholder][a Companion Loan Holder][a Trust Loan Seller that has repurchased a portion of the Trust Loan][an RR Interest Owner][a Risk Retention Consultation Party]].

2.       [FOR PARTIES OTHER THAN THE RISK RETENTION CONSULTATION PARTY: The undersigned is not a Borrower Affiliate, the Manager, or an agent or an Affiliate of any of the foregoing.]

[3.             The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related

Exhibit K-1-1

[Certificates][RR Interest], from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such information confidential shall expire one year following the date that the undersigned is no longer [a Certificateholder or a Beneficial Owner of a Class of Certificates][the RR Interest Owner] or is not a purchaser of Certificates in the case of a prospective purchaser.

The undersigned agrees that it will use the Information solely for purposes of analyzing its investment in the Certificates and will not use the Information for any other purposes. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.]

4.       The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Certificateholder][Beneficial Owner][Prospective Purchaser][Directing Certificateholder][a Companion Loan Holder][a Trust Loan Seller that has repurchased a portion of the Whole Loan][RR Interest Owner][a Risk Retention Consultation Party]

[Certificateholder][Beneficial Owner][Prospective Purchaser][Directing Certificateholder][Companion Loan Holder][a Trust Loan Seller that has repurchased a portion of the Trust Loan][an RR Interest Owner][a Risk Retention Consultation Party]

Exhibit K-1-2

By:

Name:

Title:

Company:

Phone:
Exhibit K-1-3

EXHIBIT K-2

FORM OF INVESTOR/INTEREST OWNER CERTIFICATION FOR

BORROWER AFFILIATES

[Date]

Computershare Trust Company, National Association,
as Certificate Administrator
9062 Old Annapolis Road
Columbia, MD 21045
Attn: CMBS Corporate Trust Services – BX 2025-LIFE

Attention:        BX Trust 2025-LIFE,
Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with the requirements for obtaining certain information under, or the exercise of Voting Rights pursuant to, the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator (in such capacity, the “Certificate Administrator”) and as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.            The undersigned is a [Certificateholder][Beneficial Owner][a prospective purchaser of the Class ___ Certificates][a Companion Loan Holder][a Trust Loan Seller that repurchases an interest in the Trust Loan][an RR Interest Owner][a Risk Retention Consultation Party][the Directing Certificateholder].

2.            [FOR PARTIES OTHER THAN THE RISK RETENTION CONSULTATION PARTIES: The undersigned is a Borrower Affiliate, a Manager, or an agent or Affiliate of the foregoing.]

3.            The undersigned is requesting access to the Distribution Date Statement information in accordance with the Agreement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related [Certificates][RR Interest] from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned agrees that it will use the Information solely for purposes of analyzing its investment in the Certificates and will not use the Information for any other

Exhibit K-2-1

purposes. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.            The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.            Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Certificateholder][Beneficial Owner][Prospective Purchaser][Directing Certificateholder][Companion Loan Holder][a Trust Loan Seller that has repurchased a portion of the Trust Loan][an RR Interest Owner][a Risk Retention Consultation Party]

By:

Name:

Title:

Company:

Phone:
Exhibit K-2-2

EXHIBIT L

APPLICABLE SERVICING CRITERIA

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit L, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any Sub-Servicer engaged by a Servicer or Special Servicer.

	APPLICABLE Servicing Criteria	applicable PARTY
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Certificate Administrator Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Certificate Administrator Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer Custodian (as applicable)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Certificate Administrator Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Certificate Administrator Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Trustee (as applicable)[1] Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Certificate Administrator Servicer Special Servicer

1 Only to the extent that the Trustee was required to make an Advance pursuant to the Trust and Servicing Agreement during the applicable calendar year.

Exhibit L-1

	APPLICABLE Servicing Criteria	applicable PARTY
Reference	Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Certificate Administrator Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Certificate Administrator Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Certificate Administrator Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Certificate Administrator Servicer Special Servicer
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset	Servicer Special Servicer
Exhibit L-2

	APPLICABLE Servicing Criteria	applicable PARTY
Reference	Criteria
documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Certificate Administrator and the Trustee are the same entity, the Trustee and Certificate Administrator may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

At all times that the Servicer and Special Servicer are the same entity, the Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Exhibit L-3

EXHIBIT M

FORM OF NRSRO CERTIFICATION

[Date]

Computershare Trust Company, National Association,
as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CMBS Corporate Trust Services – BX 2025-LIFE

Attention:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with the requirements for obtaining certain information pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	(a) The undersigned is a Rating Agency; or

(b) The undersigned is a nationally recognized statistical rating organization as defined under Section 3(a)(62) of the Exchange Act and has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), has access to the Depositor’s 17g-5 website, is requesting access pursuant to the Agreement to certain information (the “Information”) on the 17g-5 Information Provider’s Website pursuant to the provisions of the Agreement, and agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A, which shall be applicable to the undersigned with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date.

2.	The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit M-1

       BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Nationally Recognized Statistical Rating Organization

Name:

Title:

Company:

Phone:

Email:
Exhibit M-2

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with J.P. Morgan Securities LLC (together with its affiliates, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) pursuant to the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Computershare Trust Company, N.A., as 17g-5 Information Provider under the Trust and Servicing Agreement, including the section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Trust and Servicing Agreement). Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y)  any of the terms, conditions or other facts with respect to the transactions contemplated by the Trust and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

●	was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;
●	was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or
●	is independently developed by the NRSRO without reference to any Confidential Information.
Exhibit M-3

Information to Be Held in Confidence.

You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

●	disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;
●	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and
●	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and

Exhibit M-4

provided that you been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

Violations of this Confidentiality Agreement.

The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to

Exhibit M-5

which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179

Exhibit M-6

EXHIBIT N-1

[Reserved]

Exhibit N-1-1

EXHIBIT N-2

[Reserved]

Exhibit N-2-1

EXHIBIT O

FORM OF ONLINE MARKET DATA PROVIDER CERTIFICATE

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a Market Data Provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@computershare.com.

In connection with the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., LSEG, Moody’s Analytics, Markit Group Limited, MBS Data, LLC, DealX, KBRA Analytics, LLC, RealINSIGHT, Cred IQ LLC or redIQ LLC, a market data provider that has been given access to the Distribution Date Statements, CREFC Reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.
2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.
3.	The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from CTSLink.
4.	The undersigned shall be fully liable for any breach of this agreement by itself or any of its representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its representatives.
5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

Exhibit O-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:
Exhibit O-2

EXHIBIT P

FORM OF INVESTMENT REPRESENTATION LETTER

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

To the above-mentioned addressees:

This letter is delivered pursuant to Section 5.2 of the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, on behalf of the holders of the BX 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE (the “Certificates”) and the RR Interest Owners in connection with the transfer by ________ (the “Seller”) to the undersigned (the “Purchaser”) of [$ ________ aggregate Certificate Balance][_____% initial Percentage Interest] of Class ___ Certificates (the “Certificate”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

[For Institutional Accredited Investors only] 1. The Purchaser is not purchasing a Class R Certificate and the Purchaser is an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) or an entity all of the equity owners of which are such institutions, and has such knowledge and experience in financial and business

Exhibit P-1

matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

[For Qualified Institutional Buyers only] 1. The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.       The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to a Class R Certificate) to non-U.S. Securities Persons in “offshore transactions” as defined in Rule 902(h) of Regulation S promulgated under the Securities Act, subject in each case to the delivery of a Transfer Certificate in the form of Exhibit G, Exhibit H or Exhibit I, as applicable, to the Trust and Servicing Agreement. The Purchaser understands that the Certificate (and any subsequent Certificate issued in transfer or exchange therefor) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.       The Purchaser has reviewed the preliminary Offering Circular and the final Offering Circular relating to the Certificates (collectively, the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

4.       The Purchaser acknowledges that the Certificate (and any Certificate issued in transfer or exchange therefor) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5.       The Purchaser hereby undertakes to be bound by the terms and conditions of the Trust and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

Exhibit P-2

6.       The Purchaser will not sell or otherwise transfer all or any portion of the Certificates, except in compliance with Section 5.3 of the Trust and Servicing Agreement.

7.       Check one of the following:**

☐	The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).
☐	The Purchaser is not a U.S. Tax Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) IRS Form W-8IMY (with all appropriate attachments) (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business or (iv) a duly executed copy of IRS Form W-8EXP. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or]*** IRS Form W-8EXP, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Tax Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Tax Persons).

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R Certificates.

Exhibit P-3

8.       Please make all payments due on the Certificates: ****

☐	(a)	by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Bank:
ABA #:
Account #:
Attention:
☐	(b)	by mailing a check or draft to the following address:

9.       If the Purchaser is purchasing a Class R Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a Non-U.S. Tax Person.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Date

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance of at least U.S. $5,000,000.

Exhibit P-4

EXHIBIT Q

CREFC® PAYMENT INFORMATION

Payments shall be made to “CRE Finance Council” and sent to:
Commercial Real Estate Finance Council, Inc.
900 7th Street, NW, Suite 820
Washington, DC 20001
Attn: President

or by wire transfer to:

Account Name: Commercial Real Estate Finance Council (CREFC)
Bank Name: Chase
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

Exhibit Q-1

EXHIBIT R

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.4 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or the Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Whole Loan for which the Servicer or the Special Servicer is not the Servicer or the Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information: ● Item 1121(a)(13) of Regulation AB	● Certificate Administrator
Item 1B: Distribution and Pool Performance Information:	● Certificate Administrator

Exhibit R-1

Item on Form 10-D	Party Responsible
● Item 1121(a)(14) of Regulation AB	● Depositor
Item 2: Legal Proceedings: ● Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●    Servicer (as to itself)

●    Special Servicer (as to itself)

●    Certificate Administrator (as to itself)

●    Trustee (as to itself)

●    Depositor (as to itself)

●    Any other Reporting Servicer (as to itself)

●    Trustee/Certificate Administrator/Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●    The Trust Loan Seller as sponsor (as defined in Regulation AB)

●    Originators under Item 1110 of Regulation AB

●    Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator
Item 6: Significant Obligors of Pool Assets: ● Item 1112(b) of Regulation AB provided, however, that all of the	● Servicer (excluding information for which the Special Servicer is the “Party Responsible”)

Exhibit R-2

Item on Form 10-D	Party Responsible

     following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of this Trust and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

● Special Servicer (as to REO Property)
Item 7: Significant Enhancement Provider Information: ● Item 1114(b)(2) and Item 1115(b) of Regulation AB	● Depositor
Item 8: Other Information, but only to the	● Certificate Administrator, Trustee, Servicer

Exhibit R-3

Item on Form 10-D	Party Responsible
extent of any information that meets all the following conditions: (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit T, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.

       and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit T.

●    Certificate Administrator (including the balances of the Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account as of the related Distribution Date and the preceding Distribution Date)

●    Servicer (with respect to the balances of each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in Section 13.4 of the Trust and Servicing Agreement) and the Collection Account as of the related Distribution Date and the preceding Distribution Date)

●    Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

●    Any other party responsible for disclosure items on Form 8-K (including each applicable Seller with respect to Item 1100(e) of Regulation AB to the extent material to Certificateholders)

Item 9: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 9: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● Certificate Administrator ● Depositor provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement

Exhibit R-4

Item on Form 10-D	Party Responsible
provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.
Item 9: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Whole Loans or REO Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 9: Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible” with respect to Item 5 above elects to publish a report containing the information required by such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.

● The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.

Item 9: Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

● Depositor

Exhibit R-5

Item on Form 10-D	Party Responsible

Item 9: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 9: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 9: Exhibits (no. 100) BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.
Item 9: Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit T, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

●    Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit T (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit T with respect to any exhibits to a Form 10-K); provided, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party for this Item 9.

Exhibit R-6

EXHIBIT S

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.5 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or the Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Whole Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor
Item 9B: Other Information, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Additional	● Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit T.

Exhibit S-1

Item on Form 10-K	Party Responsible

Form 8-K Disclosure” pursuant to Exhibit T,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K Disclosure” or as “Additional Form 10-D Disclosure”

Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:

●    Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the prospectus relating to the Companion Loan Securities, (ii) such information was not so set forth and (iii) the applicable Servicer has not previously reported such information as “Additional Form 10-D Information”.

● The Trust Loan Seller.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:

●    Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the prospectus relating to the Companion Loan Securities and (ii) the applicable Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

● The Depositor

Exhibit S-2

Item on Form 10-K	Party Responsible

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:

●    Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the prospectus relating to the Companion Loan Securities;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.18 of this Trust and Servicing Agreement; provided, however, that for a significant obligor described under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

● Servicer (excluding information for which the Special Servicer is the “Party Responsible”) ● Special Servicer (as to REO Property)
Instruction J(2)(c) (Significant Enhancement Provider Information): ● Items 1114(b)(2) and 1115(b) of Regulation AB	● Depositor

Exhibit S-3

Item on Form 10-K	Party Responsible

Instruction J(2)(d) (Legal Proceedings):

●    Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●    Servicer (as to itself)

●    Special Servicer (as to itself)

●    Certificate Administrator (as to itself)

●    Trustee (as to itself)

●    Depositor (as to itself)

●    Trustee/Certificate Administrator /Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●    The Trust Loan Seller as sponsor (as defined in Regulation AB)

●    Originators under Item 1110 of Regulation AB

●    Party under Item 1100(d)(1) of Regulation AB

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts:

1119(a) of Regulation AB,

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) the Trust Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional

●    Servicer (as to itself) (only as to affiliations under Item 1119(a) with the Trustee, Certificate Administrator, each Special Servicer or a sub-servicer retained by it meeting any of the descriptions in Item 1108(a)(3)).

●    Special Servicer

●    Certificate Administrator

●    Trustee

●    Each party (other than the Trust Loan Seller), if any, that is identified in the prospectus relating to the Companion Loan Securities as an “originator” of one or more Whole Loans, if the prospectus relating to the Companion

Exhibit S-4

Item on Form 10-K	Party Responsible

Form 10-K Disclosure”.

and

●    1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 2025-LIFE transaction) between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) the Trust Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2025-LIFE transaction or the Whole Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the

      Loan Securities specifically states that the applicable Whole Loans were 10% or more of the assets of the Trust at the date of the prospectus relating to the Companion Loan Securities (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).

●    Each party (other than the Trust Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

●    Each party (if any) that is identified in the prospectus relating to the Companion Loan Securities as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes a material party for purposes of Regulation AB.

●    Each party (if any) that that is specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a written notice delivered by the Depositor to the parties to this Trust and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

Exhibit S-5

Item on Form 10-K	Party Responsible
following, on the other: (1) the Depositor, (2) the Trust Loan Seller, and (3) the Trust; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained

● The Depositor ● The Trust Loan Seller

Exhibit S-6

Item on Form 10-K	Party Responsible

in an arm’s length transaction with an unrelated third party (apart from the Series 2025-LIFE transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●    1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2025-LIFE transaction or the Whole Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the prospectus relating to the Companion Loan Securities or if it was previously reported as “Additional Form 10-K Disclosure”.

Exhibit S-7

Item on Form 10-K	Party Responsible

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

●    Trustee

●    Certificate Administrator

●    Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Whole Loans or REO Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 15: Exhibits (no. 11):	● Not Applicable

Exhibit S-8

Item on Form 10-K	Party Responsible
Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)
Item 15: Exhibits (no. 12): Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	● Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	● Not applicable.

Exhibit S-9

Item on Form 10-K	Party Responsible

Item 15: Exhibits (no. 23) – Part 1 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where (a) the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm in connection with an attestation delivered pursuant to Section 13.9 of this Trust and Servicing Agreement.

● Depositor

Item 15: Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 13.9 of this Trust and Servicing Agreement.

●    Servicer

●    Special Servicer

●    Depositor

●    Any other Servicing Function Participant

provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	● Not Applicable
Item 15: Exhibits (no. 31(ii))	● Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is

Exhibit S-10

Item on Form 10-K	Party Responsible
Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	governed by Section 13.11) of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 33 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual compliance assessment) is governed by Section 13.8) of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 13.9 of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual servicer compliance statements) is governed by Section 13.7 (and Section 13.8) of this Trust and Servicing Agreement.
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100)x BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit T, (b) such document is required to be reported as

●    Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit T (it being acknowledged that none of the Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit T with respect to

Exhibit S-11

Item on Form 10-K	Party Responsible
“Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.	any exhibits to a Form 10-K).
Exhibit S-12

EXHIBIT T

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column are obligated pursuant to Section 13.6 of the Trust and Servicing Agreement to report to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific notice to the contrary from the Depositor, Other Depositor or the Trust Loan Seller. Each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the prospectus relating to the Other Securitization and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Servicer or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Whole Loan for which the Servicer or the Special Servicer is not the applicable Servicer or Special Servicer, as the case may be. For this Agreement and any Other Securitization Trust, each of the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, each Other Exchange Act Reporting Party and the Other Depositor (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization Trust.

Exhibit T-1

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement

●    Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement that satisfies all the following conditions: (a) such amendment or definitive agreement relates to the Trust or one or more Whole Loans or REO Loans, and (b) such amendment or definitive agreement is an amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Exhibit T-2

Item on Form 8-K	Party Responsible
Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts

●    Certificate Administrator, Trustee, Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Whole Loans or REO Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Trust and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	● Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	● Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	● Depositor ● Certificate Administrator
Item 3.03: Material Modification to Rights of Security Holders	● Certificate Administrator
Item 5.03: Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	● Depositor
Item 6.01: ABS Informational and Computational Material	● Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	● Trustee ● Depositor
Exhibit T-3

Item on Form 8-K	Party Responsible
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Servicer or Special Servicer	● Certificate Administrator ● Servicer or Special Servicer, as the case may be (in each case, as to itself)
Item 6.02 (Part 3 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a servicer (other than a party to the Trust and Servicing Agreement) appointed by the particular “Party Responsible”.	● Servicer ● Special Servicer ● Certificate Administrator ● Depositor
Item 6.03: Change in Credit Enhancement or External Support	● Depositor ● Certificate Administrator
Item 6.04: Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05: Securities Act Updating Disclosure	● Depositor
Item 7.01: Regulation FD Disclosure	● Depositor
Item 8.01: Other Events	● Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	● Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor

Exhibit T-4

Item on Form 8-K	Party Responsible
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● Certificate Administrator provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Trust and Servicing Agreement

Item 9.01(d): Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)

● Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	● Not Applicable

Exhibit T-5

Item on Form 8-K	Party Responsible

Item 9.01(d): Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

● Depositor

Item 9.01(d): Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100) BRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Exhibit T-6

EXHIBIT U

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [______] AND VIA EMAIL TO [_____] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Computershare Trust Company, National Association, as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attn: Corporate Trust Services (CMBS) – BX 2025-LIFE—SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [13.4] [13.5] [13.6] of the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor (the “Depositor”), KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number: [                       ]; email address: [                       ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

cc:	Depositor

Exhibit U-1

EXHIBIT V

INITIAL SUB-SERVICERS

None.

Exhibit V-1

EXHIBIT W

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

BX Trust 2025-LIFE,
Commercial Mortgage Pass-Through Certificates
Series 2025-LIFE (the “Trust”)

I, [identifying the certifying individual], on behalf of [KeyBank National Association, as Servicer] [KeyBank National Association, as Special Servicer] [Computershare Trust Company, National Association, as Certificate Administrator] [Computershare Trust Company, National Association, as Trustee] (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.                  I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities [during the preceding calendar year] [between [__] and [__]] and the Certifying Servicer’s performance under the Trust and Servicing Agreement; and

2.                  To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Trust and Servicing Agreement in all material respects [throughout such year] [between [__] and [__]]. [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Trust and Servicing Agreement: [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].

Date:

[KEYBANK NATIONAL ASSOCIATION, as
[servicer][special servicer]]
[COMPUTERSHARE TRUST COMPANY, NATIONAL
ASSOCIATION, as [certificate administrator][trustee]]

By:
Name:
Title:

Exhibit W-1

EXHIBIT X

FORM OF REPORT ON ASSESSMENT OF
COMPLIANCE with SERVICING CRITERIA

[Name of Reporting Servicer] (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit AA to the Trust and Servicing Agreement. The transactions covered by this report include asset-backed securities transactions for which the Reporting Servicer acted as [a servicer, special servicer, trustee, certificate administrator] involving commercial mortgage loans [other than __________________2] (the “Platform”);

The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto]; and

2 Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e. transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset backed securities that were not required to be issued), if applicable.

Exhibit X-1

[____], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]

[Name of Reporting Servicer]

By:
Name:
Title:
Exhibit X-2

EXHIBIT Y-1

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SERVICER

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, issued pursuant to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

I, [identity of certifying individual], hereby certify with the knowledge and intent that this Certification will be relied upon by the applicable Certification Parties (as defined in the Trust and Servicing Agreement) (i) in connection with the certification concerning the Trust, as applicable, to be signed by an officer of the Depositor and/or (ii) in connection with the certification concerning the trust related to an Other Securitization, to be signed by an officer of the Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”) (such information provided by the Servicer, collectively, the “Servicer Periodic Information”);

2.       Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the relevant period, the Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the relevant period, all of servicing and other information required to be provided by the Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Servicer Periodic Information;

4.       I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Servicer

Exhibit Y-1-1

compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Servicer Periodic Information, the Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

5.       The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Servicer or any Servicing Function Participant retained by the Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Servicer responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement.

Dated:

Name:
Title:
Exhibit Y-1-2

EXHIBIT Y-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SPECIAL
SERVICER

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10017
Attention: Kunal K. Singh

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, issued pursuant to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Special Servicer in accordance with the Trust and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K (collectively with the Form 10-K, the “Reports”) (such information provided by the Special Servicer, collectively, the “Special Servicer Periodic Information”);

2.       Based on my knowledge, the Special Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all servicing and other information required to be provided by the Special Servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Special Servicer Periodic Information;

Exhibit Y-2-1

4.       I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Special Servicer’s compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Information, the Special Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects;

5.       The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Special Servicer or any Servicing Function Participant retained by the Special Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement.

Dated:

Name:
Title:
Exhibit Y-2-2

EXHIBIT Y-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY CERTIFICATE
ADMINISTRATOR

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, issued pursuant to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or an officer under my supervision) have reviewed the annual report on Form 10-K for the period ended December 31, 20[__] (the “Form 10-K”) and all reports on Form 10-D and Form 8-K filed in respect of the period covered by the Form 10-K (collectively, with the Form 10-K, the “Reports”);

2.       Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all of the distribution and other information required to be provided by the Certificate Administrator under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports and all of the distribution, servicing and other information provided to the Certificate Administrator by the trustee, the servicer and the special servicer under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports;

4.       I (or an officer under my supervision) am responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Certificate Administrator compliance statement required to be delivered under Article 13 of the Trust and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Certificate Administrator has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

Exhibit Y-3-1

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required to be included in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in the Form 10-K and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Certificate Administrator responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement.

Dated:

Name:
Title:
Exhibit Y-3-2

EXHIBIT Y-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY TRUSTEE

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10017
Attention: Kunal K. Singh

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, issued pursuant to the Trust and Servicing Agreement dated as of June 6, 2025 (the “Trust and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

I, [identity of certifying individual], hereby certify to the Depositor and each Other Depositor and their respective officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust or trust related to an Other Securitization, as applicable, to be signed by an officer of the Depositor or Other Depositor, as applicable, and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.       I (or officers under my supervision) have reviewed the information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Trustee in accordance with the Trust and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Trustee, collectively, the “Trustee Periodic Information”);

2.       Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.       Based on my knowledge, all information required to be provided by the Trustee under the Trust and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Trustee Periodic Information;

4.       I (or officers under my supervision) am responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement, and based on my

Exhibit Y-4-1

knowledge and the compliance review conducted in preparing the Trustee’s compliance statement to be delivered under Article 13 of the Trust and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Trust and Servicing Agreement in all material respects; and

5.       All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee or any Servicing Function Participant retained by the Trustee (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Trust and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Trust and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement.

Dated:

Name:
Title:
Exhibit Y-4-2

EXHIBIT Y-5

FORM OF CERTIFICATION OF A RISK RETENTION CONSULTATION PARTY

[Date]

J.P. Morgan Chase Commercial Mortgage Securities
Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

KeyBank National Association

as Servicer

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael A. Tilden

Email: michael_a_tilden@keybank.com

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

KeyBank National Association

as Special Servicer

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Mike Jenkins

Email: keybank_notices@keybank.com

Computershare Trust Company, National
Association,

as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BX 2025-LIFE
Email: trustadministrationgroup@computershare.com
and

CCTCMBSBondAdmin@computershare.com

Computershare Trust Company, National
Association,

as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CMBS Corporate Trust Services –
BX 2025-LIFE

Email: trustadministrationgroup@computershare.com
and
CCTCMBSBondAdmin@computershare.com

Computershare Trust Company, National Association, as Certificate Registrar 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Certificate Transfer Services (CMBS) – BX 2025-LIFE
Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with Section 9.5(c) of the Trust and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

(1)       The undersigned has been appointed to act as a Risk Retention Consultation Party.

(2)       [For use with any Risk Retention Consultation Party other than the initial Risk Retention Consultation Party] The undersigned hereby certifies that an executed copy of

Exhibit Y-5-1

this certification in paper form has been delivered in accordance with the notice provisions of the Trust and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

(3)       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[RISK RETENTION CONSULTATION PARTY]

By:
Name:
Title:

Dated:

	cc:	J.P. Morgan Chase Commercial Mortgage
Securities Corp.
Exhibit Y-5-2

EXHIBIT Z

FORM OF NOTICE OF MEZZANINE EQUITY COLLATERAL FORECLOSURE

Computershare Trust Company, National Association,

as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CMBS Corporate Trust Services – BX 2025-LIFE

Re:	Attention: BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates, the undersigned hereby notifies you that a related mezzanine loan has been accelerated or foreclosure or enforcement proceedings have been commenced against the related collateral, as described below:

[_____________]

Pursuant to Section 3.21(c) of the Agreement, upon receipt of this notice, you are required to cause each Restricted Holder to re-submit any Investor Certification previously delivered by such Restricted Holder, prior to allowing it access to the information on your Internet website.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

[SPECIAL SERVICER]

Name:
Title:

Exhibit Z-1

EXHIBIT AA

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT OF CLASS RR
CERTIFICATES

[Date]

J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: Kunal K. Singh	Citi Real Estate Funding , Inc. 388 Greenwich Street New York, New York 10013 Attention: Richard Simpson Email: richard.simpson@citi.com
JPMorgan Chase Bank, N.A. 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: SPG Legal Email: US_CMBS_Notice@jpmorgan.com	Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Email: raul.d.orozco@citi.com
Deutsche Bank AG, New York Branch 1 Columbus Circle New York, New York 10019 Attention: Lainie Kaye Email: cmbs.requests@db.com	Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Email: ryan.m.oconnor@citi.com

Re:	BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE

In accordance with Section 5.1(d) of the Trust and Servicing Agreement, dated as of June 6, 2025 (the “Trust and Servicing Agreement”), the Certificate Administrator hereby acknowledges receipt and possession of and further agrees that it will hereafter hold in the Class RR Certificates Safekeeping Account (i) $9,150,000 of Class RR Certificates in the form of a Definitive Certificate, for the benefit of Citi Real Estate Funding Inc., the initial Holder of such Class RR Certificates, as the registered holder thereof and (ii) $9,150,000 of Class RR Certificates in the form of a Definitive Certificate, for the benefit of Deutsche Bank AG, New York Branch, the initial Holder of such Class RR Certificates, as the registered holder thereof. A copy of the Class RR Certificate, registered in the name of Citi Real Estate Funding Inc., is attached hereto as Exhibit 1-A and a copy of the Class RR Certificate, registered in the name of Deutsche Bank AG, New York Branch, is attached hereto as Exhibit 1-B. Payments on the Class RR Certificates will be made to the registered holder(s) thereof in accordance with the Trust and Servicing Agreement.

Exhibit AA-1

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement.

[SIGNATURE PAGE TO FOLLOW]

Computershare Trust Company, National Association, as Certificate Administrator for the Holders of the BX Trust 2025-LIFE, Commercial Mortgage Pass-Through Certificates, Series 2025-LIFE, and the RR Interest Owners

By:
Name:
Title:

Exhibit AA-2

Exhibit 1-A

COPY OF One of the CLASS RR CERTIFICATEs

[see attached]

Exhibit AA-3

Exhibit 1-B

COPY OF One of the CLASS RR CERTIFICATEs

[see attached]

Exhibit AA-4

EXHIBIT BB-1

FORM OF CURRENT REPORT

BX Trust 2025-LIFE

Commercial Mortgage Pass-Through Certificates

CURRENT REPORT

OF

SPECIFIED EVENT

Date of Specified Event: _________, 20__

Exhibit BB-1-1

EXHIBIT BB-2

CURRENT REPORT DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated, pursuant to Section 14.1 of the Trust and Servicing Agreement, to report to each EU Transparency Designee and the Certificate Administrator the occurrence of any event described in the corresponding item described in the “Item Number” column to the extent such party has actual knowledge of such information (except that such qualification to knowledge shall not apply to information as to itself). Each of the Certificate Administrator, the Trustee, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Offering Circular (other than information with respect to itself that is set forth in or omitted from the Offering Circular), in the absence of specific written notice to the contrary from one or more of the EU Transparency Designees, the Depositor and the Trust Loan Sellers.

Item Number (as referenced in Definition of “Specified Event”)	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the Offering Circular	● Trustee/Certificate Administrator/ Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.	● Trustee/Certificate Administrator/ Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)

Exhibit BB-2-1

Item Number (as referenced in Definition of “Specified Event”)	Party Responsible
Item 1.03- Bankruptcy or Receivership	● Depositor ● Each Trust Loan Seller
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust and Servicing Agreement.	● Certificate Administrator
Item 6.02- Change of Servicer or Trustee Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other material servicers or trustee.

●     Servicer (as to itself or a servicer retained by it)

●     Special Servicer (as to itself or a servicer retained by it)

●     Certificate Administrator (as to itself or an entity retained by it)

●     Trustee

●     Depositor

Reg AB disclosure (Item 1108 of Reg AB) about any new servicer or master servicer is also required.	● Servicer or Special Servicer, as applicable
Reg AB disclosure (Item 1109 of Reg AB) about any new Trustee is also required.	● Trustee
Reg AB disclosure (Item 1109 of Reg AB) about any new Certificate Administrator is also required.	● Certificate Administrator
Item 6.04- Failure to Make a Required Distribution	● Certificate Administrator
Item 8.01 – Other Events (Optional)	● Depositor

Exhibit BB-2-2

EXHIBIT BB-3

CURRENT REPORT DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO CCTEURRCompliance@computershare.com
AND VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Corporate Trust Services – BX 2025-LIFE

with copies to:

CCTEURRCompliance@computershare.com

Deutsche Bank AG, New York Branch
as EU Transparency Designee
1 Columbus Circle
New York, New York 10019
Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

**Current Report Disclosure Required **

Ladies and Gentlemen:

In accordance with Section 14.1 of the Trust and Servicing Agreement, dated as of June 6, 2025 between J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Servicer and as Special Servicer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, the undersigned, as                          , hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on a Current Report.

Description of Current Report Disclosure:

W-3-1

List of any Attachments hereto to be included in the Current Report Disclosure:

Any inquiries related to this notification should be directed to                          , phone number:                          ; email address:                          .

[NAME OF PARTY], as [role]

By:
Name:
Title:

Exhibit BB-3-1